Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
RCS CAPITAL CORPORATION, et al.,	)	Case No. 16–10223 (MFW)
)
	)	(Jointly Administered)
Debtors.[1]	)
	)	Ref. Docket Nos. 361, 381, 385, 386,
	)	423, 518, 544, 603, 745, 746, 749 and 750

(I) ORDER APPROVING THE CETERA DEBTORS’ SOLICITATION AND

DISCLOSURE STATEMENT AND (II) FINDINGS OF FACT, CONCLUSIONS OF

LAW, AND ORDER CONFIRMING THE (A) FOURTH AMENDED JOINT PLAN OF

REORGANIZATION FOR RCS CAPITAL CORPORATION AND ITS AFFILIATED

DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AND (B) DEBTORS’

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

The Bankruptcy Court having considered for the RCS Debtors:

I. the Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code, dated May 10, 2016 [Docket No. 745], a copy of which is attached hereto as Exhibit A (the “RCS Plan”);

[1]	The “RCS Debtors” in these Chapter 11 Cases, along with the last four digits of their respective federal tax identification numbers, are: RCS Capital Corporation (4716); American National Stock Transfer, LLC (3206); Braves Acquisition, LLC (6437); DirectVest, LLC (9461); J.P. Turner & Company Capital Management, LLC (7535); RCS Advisory Services, LLC (4319); RCS Capital Holdings, LLC (9238); Realty Capital Securities, LLC (0821); SBSI Insurance Agency of Texas, Inc. (9203); SK Research, LLC (4613); Trupoly, LLC (5836); and We R Crowdfunding, LLC (9785).

The “Cetera Debtors” in these Chapter 11 Cases, along with the last four digits of their respective federal tax identification numbers, are: Cetera Advisor Networks Insurance Services LLC (2417); Cetera Advisors Insurance Services LLC (5434); Cetera Financial Group, Inc. (8666); Cetera Financial Holdings, Inc. (8663); Cetera Financial Specialists Services LLC (7737); Cetera Insurance Agency LLC (0645); Chargers Acquisition, LLC (6470); FAS Holdings, Inc. (7417); First Allied Holdings Inc. (7319); ICC Insurance Agency, Inc. (9587); Investors Capital Holdings, LLC (3131); Legend Group Holdings, LLC (8262); SBS Financial Advisors, Inc. (None Assigned); SBS Insurance Agency of Florida, Inc. (5829); SBS of California Insurance Agency, Inc. (5203); Summit Capital Group, Inc. (3015); Summit Financial Services Group, Inc. (7932); Summit Holding Group, Inc. (3448); and VSR Group, LLC (0470).

The RCS Debtors’ corporate headquarters and mailing address is located at 245 Park Avenue, 39th Floor, New York, NY 10167. Correspondence directed to the Cetera Debtors in relation to these Chapter 11 Cases may be sent to this same address. As used herein, the term “Debtors” refers to the RCS Debtors and Cetera Debtors.

II. the Disclosure Statement with Respect to Second Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code [Docket No. 381-1] (the “RCS Disclosure Statement”);

III. the Supplement to Disclosure Statement With Respect to Revised Second Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code [Docket No. 521] (the “RCS Disclosure Statement Supplement”);

IV. that certain Order (I) Approving the Disclosure Statement; (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan, Including (A) Approving Form and Manner of Solicitation Procedures, (B) Approving Form and Notice of the Confirmation Hearing, (C) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (D) Approving Forms of Ballot, (E) Establishing Deadline for Receipt of Ballots, and (F) Approving Procedures for Vote Tabulations; (III) Establishing Deadline and Procedures for Filing Objections to (A) Confirmation of the Plan and (B) The Debtors’ Proposed Cure Amounts for Unexpired Leases and Executory Contracts Assumed Pursuant to the Plan; and (IV) Granting Related Relief [Docket No. 361] (the “March 21 Disclosure Statement Order”);

V. that certain Order Amending that Certain Order (I) Approving the Disclosure Statement; (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Plan, Including (A) Approving Form and Manner of Solicitation Procedures, (B) Approving Form and Notice of the Confirmation Hearing, (C) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (D) Approving Forms of Ballot, (E) Establishing Deadline for Receipt of Ballots, and

(F) Approving Procedures for Vote Tabulations; (III) Establishing Deadline and Procedures for Filing Objections to (A) Confirmation of the Plan and (B) The Debtors’ Proposed Cure Amounts for Unexpired Leases and Executory Contracts Assumed Pursuant to the Plan; and (IV) Granting Related Relief [Docket No. 381] (the “March 24 Disclosure Statement Order”);

VI. that certain Order (I) Approving the Disclosure Statement Supplement, (II) Approving the Revised Class 5(A) Ballots, and (III) Authorizing Service of Supplemental Solicitation Materials in Connection with Confirmation of the Revised Second Amended RCS Plan of Reorganization [Docket No. 518] (the “Supplemental Disclosure Statement Order,” and together with the March 21 Disclosure Statement Order and the March 24 Disclosure Statement Order, the “RCS Disclosure Statement Orders”);

VII. the Affidavit of Service of Solicitation Materials [Docket No. 426] (the “First RCS Solicitation Affidavit of Service”);

VIII. the Affidavit of Service of Supplemental Solicitation Materials [Docket No. 606] (together with the First RCS Solicitation Affidavit of Service, the “RCS Solicitation Affidavits of Service”);

IX. the Supplemental Executed Declaration of James Daloia of Prime Clerk LLC Regarding the Tabulation of Ballots Cast on the Revised Second Amended Joint Plan of Reorganization for RCS Capital Corporation and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code (the “RCS Tabulation Declaration”);

X. Notice of (I) Possible Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases Under the Plan, (II) Fixing of Cure Claims Related Thereto and (III) Deadline to Objection Thereto [Docket No. 524] (the “Initial Cure Notice”);

XI. Supplemental Notice of (I) Possible Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases Under the Plan, (II) Fixing of Cure Clams Related Thereto and (III) Deadline to Object Thereto [Docket No. 632] (the “Supplemental Cure Notice” and together with the Initial Cure Notice, the “Cure Notices”); and

XII. the Notice of Filing by the RCS Debtors of the Fourth Amended Joint Plan of Reorganization Eliminating the Holdings Claim Election and Deadline to Object to Confirmation of the Fourth Amended RCS Plan [Docket No. 749] and the Disclosure With Respect to Revised Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code [Docket No. 750] (together, the “Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS”).

The Bankruptcy Court having considered for the Cetera Debtors:

I. the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated May 10, 2016 [Docket No. 746], a copy of which is attached hereto as Exhibit B (the “Cetera Prepackaged Plan” and together with RCS Plan, the “Plans”)2;

II. the Solicitation and Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Cetera Financial Holdings, Inc., et. al. [Docket No. 386] (the “Cetera Disclosure Statement”);

III. the Affidavit of Service of Solicitation Materials [Docket No. 527] (the “First Cetera Solicitation Affidavit of Service”);

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plans.

IV. the Supplemental Affidavit of Service [Docket No. 563] (together with the First Cetera Solicitation Affidavit of Service, the “Cetera Solicitation Affidavits of Service,” and together with the RCS Solicitation Affidavits of Service, the “Solicitation Affidavits of Service”);

V. that certain Order (I) Scheduling an Objection Deadline and Combined Hearing on the Cetera Debtors’ Disclosure Statement and Plan Confirmation; (II) Approving Form and Notice of Confirmation Hearing; (III) Establishing Procedures for Objections to the Disclosure Statement and the Plan; (IV) Approving Solicitation Procedures; (V) Waving the Requirement for Meetings of Creditors or Equity Holders; (VI) Extending the Time, and, Upon Plan Confirmation, Waiving the Requirement, to File Schedules and Statements; and (VII) Granting Related Relief [Docket No. 423] (the “Cetera Interim Solicitation Order”);

VI. that certain Order Approving on a Final Basis Paragraphs 12 and 14 of That Certain Order: (I) Scheduling an Objection Deadline and Combined Hearing on the Cetera Debtors’ Disclosure Statement and Plan Confirmation; (II) Approving Form and Notice of Confirmation Hearing; (III) Establishing Procedures for Objections to the Disclosure Statement and the Plan; (IV) Approving Solicitation Procedures; (V) Waving the Requirement for Meetings of Creditors or Equity Holders; (VI) Extending the Time, and, Upon Plan Confirmation, Waiving the Requirement, to File Schedules and Statements; and (VII) Granting Related Relief [Docket No. 544] (together with the Cetera Interim Solicitation Order, the “Cetera Solicitation Orders”); and

VII. the Declaration of James Daloia of Prime Clerk LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 387] (the “Cetera Tabulation Declaration,” and together with the RCS Tabulation Declaration, the “Tabulation Declarations”).

The Bankruptcy Court having considered for the Debtors:

I. the Amended Plan Supplement for Third Amended Joint Plan of Reorganization for RCS Capital Corporation and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code, dated May 2, 2016 [Docket No. 703] (the “Plan Supplement”);

II. the Order Amending Certain Confirmation and Solicitation-Related Deadlines for the RCS Debtors and the Cetera Debtors [Docket No. 603] (the “Order Amending Deadlines”);

III. the Affidavit of Service for the Order Amending Deadlines [Docket No. 614];

IV. the Declaration of David Orlofsky, In Support of Confirmation of the (I) Third Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code and (II) Debtors’ Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 692] (the “Orlofsky Declaration”);

V. the Declaration of Christian Tempke, In Support of Confirmation of the (I) Third Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code and (II) Debtors’ Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 693] (the “Tempke Declaration”);

VI. Declaration of Shmuel Vasser In Support of Confirmation of the (I) Third Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code; and (II) Debtors’ Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 694] (the “Vasser Declaration”);

VII. all other affidavits, declarations, and witness proffers and testimony admitted into evidence at the hearing to consider confirmation of the Plans (the “Confirmation Hearing”);

VIII. all objections filed with respect to confirmation of the Plans, including any reservations of right contained therein or filed separately with respect to confirmation of the Plans (collectively, the “Objections”);

IX. The Debtors’ Joint Memorandum of Law (I) In Support of an Order (A) Confirming the Third Amended Joint Plan of Reorganization for RCS Capital Corporation and its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code, and (B) Approving the Disclosure Statement For, and Confirming, the Debtors’ Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, and (II) In Response to Objections Thereto [Docket No. 701] (the “Confirmation Brief”); and

X. any other pleadings filed in connection with the confirmation of the Plans; and upon the Bankruptcy Court having taken judicial notice of the docket of the Debtors’ Chapter 11 Cases maintained by the Clerk of the Bankruptcy Court and/or its duly appointed agent, and all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during the pendency of these Chapter 11 Cases; and the Cetera Debtors having distributed, on or about March 11, 2016 the Cetera Prepackaged Plan and the Cetera Disclosure Statement; and the Bankruptcy Court that having found that due and proper notice of the opportunity for any party in interest to object to approval of the Cetera Disclosure Statement has been adequate and appropriate as to all parties affected or to be affected by the Cetera Prepackaged Plan and the transactions contemplated thereby; and the Bankruptcy Court having found that due and proper notice has been given with respect to the Confirmation Hearing and the deadlines and procedures for filing objections to the Plans or any aspects thereof; and the Bankruptcy Court having found that the deadline for voting on the Plans has been provided to holders of Claims against and Interests in the Debtors and other parties in interest, as established by the Solicitation Affidavits of Service in accordance with the RCS Disclosure Statement Orders, the Cetera Solicitation Orders, the Bankruptcy Code, and the Bankruptcy Rules; and the legal and factual bases set forth in the documents filed in support of approval of the Cetera Disclosure Statement, confirmation of the Plans and other evidence presented at the Confirmation Hearing establish just cause for the relief granted herein; and the appearance of all interest parties having been duly noted on the record of the Confirmation Hearing; and upon the record of the Confirmation Hearing and these Chapter 11 Cases; and after due deliberation thereon, and sufficient cause appearing therefor; it is hereby DETERMINED AND FOUND:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. Findings of Fact and Conclusions of Law. The findings set forth herein and on the record of the Confirmation Hearing constitute the Bankruptcy Court’s findings of fact pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Judicial Notice. The Bankruptcy Court takes judicial notice of the documents filed on the docket of the Chapter 11 Cases which were specifically itemized on the record of the Confirmation Hearing.

C. Exclusive Jurisdiction; Core Proceeding; Venue. The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to sections 157(b)(2)(A) & (L) and 1334 of title 28 of the United States Code (the “Judicial Code”) and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Bankruptcy Court has exclusive jurisdiction to determine whether the Cetera Disclosure Statement and the Plans comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. This is a core proceeding pursuant to section 157(b)(2) of the Judicial Code. The Bankruptcy Court has jurisdiction to enter a final order with respect to approval of the Cetera Disclosure Statement and the confirmation of the Plans, and all matters related thereto, and the Bankruptcy Court’s exercise of such jurisdiction is proper in all respects. Venue for these Chapter 11 Cases is proper before the Bankruptcy Court pursuant to sections 1408 and 1409 of the Judicial Code. The Debtors are proper debtors under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plans under section 1121(a) of the Bankruptcy Code.

D. Commencement and Administration of the Chapter 11 Cases. On January 31, 2016 (the “RCS Petition Date”), each of the RCS Debtors commenced a voluntary case under Chapter 11 of the Bankruptcy Code. On March 26, 2016 (the “Cetera Petition Date,” and together with the RCS Petition Date, the “Petition Dates”), each of the Cetera Debtors commenced a voluntary case under Chapter 11 of the Bankruptcy Code. By orders of the Bankruptcy Court, the Chapter 11 Cases are being jointly administered pursuant to Bankruptcy

Rule 1015(b). The Debtors have operated, and continue to operate, their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Chapter 11 Cases.

E. Official Committee of Unsecured Creditors. Pursuant to section 1102(a)(1) of the Bankruptcy Code, on February 11, 2016, the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an official committee of unsecured creditors in the RCS Debtors’ Chapter 11 cases (the “Committee”).

F. RCS Debtors: Solicitation and Notice. On March 21, 2016, March 24, 2016 and April 11, 2016, the Bankruptcy Court entered the Disclosure Statement Orders, which, among other things, approved the RCS Disclosure Statement and RCS Disclosure Statement Supplement, finding that the RCS Disclosure Statement and the RCS Disclosure Statement Supplement contained “adequate information” within the meaning of section 1125 of the Bankruptcy Code, and established procedures for the RCS Debtors’ solicitation of votes with respect to the RCS Plan. As described in the RCS Solicitation Affidavits of Service, packages containing (i) the RCS Disclosure Statement, (ii) the RCS Disclosure Statement Supplement, (iii) the RCS Plan, (iv) the Disclosure Statement Orders, (v) ballots for voting on the RCS Plan and (vi) notice of the Confirmation Hearing ((i) – (vi), the “RCS Solicitation Packages”) were served in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Orders. Additionally, the RCS Debtors published the notice of the Confirmation Hearing in The New York Times (National Edition) on March 30, 2016, in compliance with the Disclosure Statement Orders and Bankruptcy Rule 2002(l), as evidenced by the affidavit of publication [Docket No. 481] (the “Publication Notice”). The service of the RCS Solicitation Packages, as set forth in the RCS Solicitation Affidavits of Service, and publishing of the

Publication Notice were adequate and sufficient under the circumstances of these Chapter 11 Cases, and provided due, adequate, and sufficient notice of the Confirmation Hearing, the deadline to submit the ballots, and the deadline for objecting to the RCS Plan. Moreover, such service was in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Orders, and provided due process to all parties in interest in these Chapter 11 Cases. The filing of the RCS Plan and the notice of the Confirmation Hearing constitute adequate notice in accordance with Bankruptcy Rule 3020.

G. Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS. On May 10, 2016, the Bankruptcy Court so ordered on the record the approval of the Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS. Consistent with the Bankruptcy Court’s May 10, 2016 order, the RCS Debtors served the Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS via overnight mail to any party that made the Holdings Claim Election (as such term is defined in the Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS). The service of the Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS was adequate and sufficient under the circumstances of these Chapter 11 Cases, and provided due, adequate, and sufficient notice of the deadline for creditors that made the Holdings Claim Election to object to confirmation of the RCS Plan. Moreover, under the circumstances, such service provided due process to all parties in interest in these Chapter 11 Cases. The filing and service of the Notice and Disclosure With Respect to Revised Fourth Amended Joint Plan of RCS in the manner identified herein constitutes adequate notice in accordance with Bankruptcy Rule 3020.

H. Cetera Debtors: Solicitation and Notice. As evidenced by the Cetera Solicitation Affidavits of Service, due, adequate and sufficient notice of the Cetera Disclosure Statement, the Cetera Prepackaged Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Cetera Prepackaged Plan as well as objecting to the Cetera Disclosure Statement and the Cetera Prepackaged Plan has been provided to all parties required by the Cetera Solicitation Orders. As described in the Cetera Solicitation Affidavits of Service, prior to the Cetera Petition Date, packages containing (i) the Cetera Disclosure Statement, (ii) the Cetera Prepackaged Plan, and (iii) customized ballots for voting on the Cetera Prepackaged Plan ((i) – (iii), the “Cetera Solicitation Packages”) were served in compliance with the Bankruptcy Code and the Bankruptcy Rules. Additionally, the Cetera Debtors served the notice of the Confirmation Hearing on March 30, 2016 [Docket No. 464] and published the notice of the Confirmation Hearing in The New York Times (National Edition) on April 1, 2016, in compliance with the Cetera Solicitation Orders and Bankruptcy Rule 2002(l), as evidenced by the Publication Notice. The service of the Cetera Solicitation Packages, as set forth in the Cetera Solicitation Affidavits of Service, and publishing of the Publication Notice were adequate and sufficient under the circumstances of these Chapter 11 Cases, and provided due, adequate, and sufficient notice of the Confirmation Hearing, the deadline to submit the ballots, and the deadline for objecting to the Cetera Prepackaged Plan. Moreover, such service was in compliance with the Bankruptcy Code, the Bankruptcy Rules and the Cetera Solicitation Orders, and provided due process to all parties in interest in these Chapter 11 Cases. The filing of the Cetera Prepackaged Plan and the notice of the Confirmation Hearing constitute adequate notice in accordance with Bankruptcy Rule 3020. The period during which the Cetera Debtors solicited acceptances or rejections to the Cetera Prepackaged Plan was a reasonable and sufficient period of time for holders in the voting classes to make an informed decision to accept or reject the Cetera Prepackaged Plan.

I. The Cetera Disclosure Statement. The Cetera Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Cetera Debtors, the Cetera Prepackaged Plan, and the transactions contemplated therein. The filing of the Cetera Disclosure Statement with the clerk of the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

J. Voting on the RCS Plan.

(a) As evidenced by the RCS Tabulation Declaration, votes to accept or reject the RCS Plan have been solicited and tabulated fairly, in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), the Disclosure Statement Orders, and all applicable non-bankruptcy laws, rules or regulations.

(b) According to the RCS Tabulation Declaration, (i) 100% in amount and 100% in number of holders of Allowed Claims in Class 2 that cast ballots voted to accept the RCS Plan, (ii) 100% in amount and 100% in number of holders of Allowed Claims in Class 3 that cast ballots voted to accept the RCS Plan and (iii) the number and amount of holders of Allowed Claims in the various subclasses in Class 5 that cast ballots overwhelmingly voted to accept the RCS Plan. All procedures used to tabulate the ballots were fair, reasonable and complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations.

(c) The RCS Debtors solicited acceptances of the RCS Plan in good faith and in compliance with the Disclosure Statement Orders and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

(d) The RCS Debtors, the Committee and the Professionals have complied with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes for the RCS Plan and, therefore, shall not, on account of such solicitation, be liable at any time for the violation of any applicable law, rule or regulation governing solicitation of acceptances or rejections of the RCS Plan or distributions to be made pursuant to the RCS Plan.

K. Voting on the Cetera Prepackaged Plan.

(a) As evidenced by the Cetera Tabulation Declaration, votes to accept or reject the Cetera Prepackaged Plan have been solicited and tabulated fairly, in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all applicable non-bankruptcy laws, rules or regulations.

(b) According to the Cetera Tabulation Declaration, (i) 100% in amount and 100% in number of holders of Allowed Claims in Class 2 that cast ballots voted to accept the Cetera Prepackaged Plan, and (ii) 100% in amount and 100% in number of holders of Allowed Claims in Class 3 that cast ballots voted to accept the Cetera Prepackaged Plan. All procedures used to tabulate the ballots were fair, reasonable and complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and all other applicable rules, laws and regulations.

(c) The Cetera Debtors solicited acceptances of the Cetera Prepackaged Plan in good faith and in compliance with the Cetera Solicitation Statement Orders and applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

(d) The Cetera Debtors and the Professionals have complied with the applicable provisions of the Bankruptcy Code with regard to the solicitation of votes for the Cetera Prepackaged Plan and, therefore, shall not, on account of such solicitation or distribution, be liable at any time for the violation of any applicable law, rule or regulation governing solicitation of acceptances or rejections of the Cetera Prepackaged Plan or distributions to be made pursuant to the Cetera Prepackaged Plan.

L. Plan Supplement.

(a) On April 19, 2016, the Debtors filed the Plan Supplement, which included the following documents and disclosures: (i) list identifying the Reorganized Debtors’ directors and officers, (ii) the Schedule of Rejected Executory Contracts and Unexpired Leases under the RCS Plan, (iii) the New Corporate Governance Documents, (iv) the Exit Credit Agreement, (v) the New Second Lien Credit Agreement, (vi) the Shareholders’ Agreement, (vii) the New Warrant Agreement; (viii) the Creditor Trust Agreement, (ix) the terms of the Retention Program, (x) the list of Excluded Parties, (xi) the Indemnification Agreement, (xii) the Litigation Assets description, and (xiii) the identity of the Creditor Trust Administrator and the members of the Creditor Trust Board. All such materials comply with, and are necessary to the implementation of, the terms of the Plans, the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and the Disclosure Statement Orders, and no other or further notice is or shall be required.

(b) All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plans. Subject to the terms of the Plans and the RSA, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date. The parties receiving the Plan Supplement were provided due, adequate, and sufficient notice of the Plan Supplement.

M. Modifications to the Plan.

(a) Subsequent to April 12, 2016 (the “RCS Solicitation Date”), the RCS Debtors made certain non-material modifications to the RCS Plan. The RCS Plan and this Confirmation Order contains modifications to the RCS Plan that were made to address Objections and informal comments received from various parties in interest. All modifications to the RCS Plan since the entry of the Disclosure Statement Orders are consistent with all of the provisions of the Bankruptcy Code, including, but not limited to, sections 1122, 1123, 1125 and 1127 of the Bankruptcy Code, including any modifications disclosed on the record at the Confirmation Hearing. All of the modifications made since the commencement of solicitation constitute non-material changes and do not materially adversely affect the treatment of any Claim or Interest under the RCS Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019(a), none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code.

(b) Subsequent to March 11, 2016 (the “Cetera Solicitation Date”), the Cetera Debtors made certain non-material modifications to the Cetera Prepackaged Plan. The Cetera Prepackaged Plan and this Confirmation Order contains modifications to the Cetera Prepackaged Plan that were made to address Objections and informal comments received from various parties in interest. All modifications to the Cetera Prepackaged Plan are consistent with all of the provisions of the Bankruptcy Code, including, but not limited to, sections 1122, 1123, 1125 and 1127 of the Bankruptcy Code, including any modifications disclosed on the record at the Confirmation Hearing. All of the modifications made since the commencement of solicitation constitute non-material changes and do not materially adversely affect the treatment of any Claim or Interest under the Cetera Prepackaged Plan. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019(a), none of the modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code.

(c) The disclosure of the RCS Plan and Cetera Prepackaged Plan modifications on the record at or prior to the Confirmation Hearing constitutes due and sufficient notice of any and all of such modifications.

(d) In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the RCS Plan or who are conclusively presumed to have accepted the RCS Plan are deemed to have accepted the RCS Plan as modified by the RCS Plan modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the RCS Plan modifications, unless otherwise agreed to by the holder of the Claim and the RCS Debtors. All modifications to the RCS Plan made after the RCS Solicitation Date are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The RCS Plan as modified shall constitute the RCS Plan submitted for Confirmation.

(e) In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Cetera Prepackaged Plan or who are conclusively presumed to have accepted the Cetera Prepackaged Plan are deemed to have accepted the Cetera Prepackaged Plan as modified by the Cetera Prepackaged Plan modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Cetera Prepackaged Plan modifications, unless otherwise agreed to by the holder of the Claim and the Cetera Debtors. All modifications to the Cetera Prepackaged Plan made after the Cetera Solicitation Date are hereby approved, pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. The Cetera Prepackaged Plan as modified shall constitute the Cetera Prepackaged Plan submitted for Confirmation.

Compliance with Section 1129 of the Bankruptcy Code

N. Burden of Proof. The Debtors have met their burden of proving the elements of sections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation.

O. Bankruptcy Rule 3016(a). The Plans are dated and identify the Debtors as the proponents of the Plans, thereby satisfying the requirements of Bankruptcy Rule 3016(a).

P. Plans Compliance with Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plans comply fully with the requirements of sections 1122 and 1123 as well as with all other applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(a) Proper Classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)).

(i) The RCS Plan. As required by section 1123(a)(1) of the Bankruptcy Code, in addition to General Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims, which need not be classified, Section 3 of the RCS Plan designates eight (8) Classes of Claims and two (2) Classes of Interests. The designated Classes are as follows: Class 1 (Other Priority Claims), Class 2 (First Lien Claims), Class 3 (Second Lien Claims), Class 4 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Convenience Class Claims), Class 7 (Subordinated Claims), Class 8 (Intercompany Claims), Class 9 (Intercompany Interests) and Class 10 (Holdings Equity Interests and Purchase-Related Claims). As required by section 1122(a) of the Bankruptcy Code, each of the Claims or Interests, as the case may be, in each particular Class is substantially similar to the other Claims or Interests in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Claims and Interests created under the RCS Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests or prejudice the rights of holders of such Claims and Interests. The classification of Claims and Interests in the RCS Plan is reasonable and necessary to implement the RCS Plan. The RCS Plan adequately and properly classifies all Claims and Interests and therefore satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii) The Cetera Prepackaged Plan. As required by section 1123(a)(1) of the Bankruptcy Code, in addition to General Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims, which need not be classified, Section 3 of the Cetera Prepackaged Plan designates six (6) Classes of Claims and one (1) Class of Interests. The designated Classes are as follows: Class 1 (Other Priority Claims), Class 2 (First Lien Claims), Class 3 (Second Lien Claims), Class 4 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims), and Class 7 (Intercompany Interests). As required by section 1122(a) of the Bankruptcy Code, each of the Claims or Interests, as the case may be, in each particular Class is substantially similar to the other Claims or Interests in such Class. Valid business, factual, and legal reasons exist for separately classifying the various Claims and

Interests created under the Cetera Prepackaged Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests or prejudice the rights of holders of such Claims and Interests. The classification of Claims and Interests in the Cetera Prepackaged Plan is reasonable and necessary to implement the Cetera Prepackaged Plan. The Cetera Prepackaged Plan adequately and properly classifies all Claims and Interests and therefore satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(b) Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)).

(i) The RCS Plan. Sections 4.1, 4.4, 4.6, 4.8 and 4.9 of the RCS Plan specify that Class 1 (Priority Claims), Class 4 (Other Secured Claims), Class 6 (Convenience Class Claims), Class 8 (Intercompany Claims) and Class 9 (Intercompany Interests) are Unimpaired by the RCS Plan, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

(ii) The Cetera Prepackaged Plan. Sections 4.1, 4.4, 4.5, 4.6 and 4.7 of the Cetera Prepackaged Plan specify that Class 1 (Priority Claims), Class 4 (Other Secured Claims), Class 5 (General Unsecured Claims), Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests) are Unimpaired by the Cetera Prepackaged Plan, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code.

(c) Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).

(i) The RCS Plan. Section 4 of the RCS Plan designates Class 2 (First Lien Claims), Class 3 (Second Lien Claims), Class 5 (General Unsecured Claims), Class 7 (Subordinated Claims) and Class 10 (Holdings Equity Interests and Purchase-Related Claims) as Impaired, and Sections 4.2, 4.3, 4.5, 4.7 and 4.10 of the RCS Plan, respectively, specify the treatment of such Claims and Interests in such Classes, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

(ii) The Cetera Prepackaged Plan. Section 4 of the Cetera Prepackaged Plan designates Class 2 (First Lien Claims) and Class 3 (Second Lien Claims) as Impaired, and Sections 4.2 and 4.3 of the Cetera Prepackaged Plan, respectively, specify the treatment of such Claims and Interests in such Classes, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code.

(d) Equal Treatment Within Classes (11 U.S.C. § 1123(a)(4)). The Plans and Plan Supplement provide for the same treatment for each Claim against or Interest in each Debtor in each respective Class unless the holder of a particular Claim or Interest has agreed to less favorable treatment on account of such Claim or Interest, thereby satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

(e) Implementation of the Plans (11 U.S.C. § 1123(a)(5)). The Plans, including Section 5 thereof, provide adequate and proper means for its implementation, thereby satisfying the requirements of section 1123(a)(5) of the Bankruptcy Code. All documents necessary to implement the Plans, including, without limitation, those contained in the Plan Supplement and all other relevant and necessary documents, have been developed and negotiated in good faith and at arm’s-length and, subject to and upon the occurrence of the Effective Date, are valid, binding and enforceable agreements and are not in conflict with any federal or state law.

(f) Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plans satisfy section 1123(a)(6) of the Bankruptcy Code’s prohibition on the issuance of nonvoting equity securities. Section 5.5(b) of the RCS Plan and Section 5.3(b) of the Cetera Prepackaged Plan

require that each Reorganized Debtor’s organizational documents shall include a prohibition against the issuance of non-voting securities. Therefore, the applicable postconfirmation organizational documents will comply with the requirements of section 1123(a)(6) of the Bankruptcy Code.

(g) Selection of Directors (11 U.S.C. § 1123(a)(7)). As set forth in Section 5.9 of the RCS Plan and Section 5.7 of the Cetera Prepackaged Plan, the Debtors properly and adequately disclosed or otherwise identified the members of the boards of directors of the Reorganized Debtors in the Plan Supplement. The provisions of the Plans for the selection of the members of the boards of directors of the Reorganized Debtors are consistent with the interests of creditors and equity holders and with public policy. Thus, the requirements of section 1123(a)(7) of the Bankruptcy Code are satisfied.

Q. Additional Provisions (11 U.S.C. § 1123(b)). The Plans’ additional provisions are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b) of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(a) Impairment/Unimpairment of Classes of Claims and Interests (11 U.S.C. § 1123(b)(1)). Sections 3 and 4 of the RCS Plan list Classes 1, 4, 6, 8 and 9 as Unimpaired and Classes 2, 3, 5, 7 and 10 as Impaired, and are therefore consistent with section 1123(b)(1) of the Bankruptcy Code. Sections 3 and 4 of the Cetera Prepackaged Plan list Classes 1, 4, 5, 6 and 7 as Unimpaired and Classes 2 and 3 as Impaired, and are therefore consistent with section 1123(b)(1) of the Bankruptcy Code.

(b) Assumption of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)).

(i) The RCS Plan. In accordance with section 1123(b)(2) of the Bankruptcy Code, Section 8.1 of the RCS Plan provides that all Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date, other than any Executory Contract or Unexpired Lease that: (i) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date and for which the motion was filed prior to the Confirmation Date; (ii) as to which a motion for approval of the assumption or rejection of such Executory Contract or Unexpired Lease has been filed and served prior to the Confirmation Date and remains pending before the Bankruptcy Court on such date; or (iii) that is specifically designated as an Executory Contract or Unexpired Lease to be rejected on the Schedule of Rejected Executory Contracts and Unexpired Leases. Accordingly, the RCS Plan satisfies the requirements of section 1123(b)(2) of the Bankruptcy Code. Moreover, the RCS Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption and rejection of Executory Contracts and Unexpired Leases pursuant to the RCS Plan.

(ii) The Cetera Prepackaged Plan. In accordance with section 1123(b)(2) of the Bankruptcy Code, Section 8.1 of the Cetera Prepackaged Plan provides that except as otherwise provided in the Cetera Prepackaged Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Cetera Prepackaged Plan, a motion pending before the Bankruptcy Court seeking authority to reject an Executory Contract or Unexpired Lease or in a Final Order of the Bankruptcy Court, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Cetera Debtors will be deemed to assume each Executory Contract or Unexpired Lease. Accordingly, the Cetera Prepackaged Plan satisfies the requirements of section 1123(b)(2) of the Bankruptcy Code. Moreover, the Cetera Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption and rejection of Executory Contracts and Unexpired Leases pursuant to the Cetera Prepackaged Plan.

(c) Settlement or Retention of Claims or Interests (11 U.S.C. § 1123(b)(3)).

(i) Retention of Claims or Interests. Section 7.5 of the RCS Plan and Section 7.3 of the Cetera Prepackaged Plan, subject to the limitations set forth therein, including, without limitation, the Claims released by Section 10.6(a) of the Plans, provide that except with respect to the Company Released Causes of Action, all applicable Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Dates) shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing), and the Creditor Trust (with respect to the Litigation Assets) shall be vested with and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that they each may respectively hold against any Person without the approval of the Bankruptcy Court; provided, however, that notwithstanding Section 7.5(a) or (b) of the RCS Plan, Section 7.3(a) or (b) of the Cetera Prepackaged Plan, or this paragraph P(c)(i), the Reorganized Debtors shall be prohibited from commencing or prosecuting any Retained Cause of Action (other than the RCAP Holdings Setoff Cause of Action) against any Retained Cause of Action Party other than for setoff or defensive purposes in any suit or action commenced against any Reorganized Debtor by any Retained Cause of Action Party. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plans, except as stated otherwise in the Plans, the provisions of the Plans constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The compromise and settlement of such Claims and Interests embodied in the Plans and reinstatement and unimpairment of other Classes identified in the Plans are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, and are fair, equitable, and reasonable.

(ii) RCS Plan’s 9019 Settlements. The RCS Plan embodies various settlements and agreements among the RCS Debtors, the Required Consenting Lenders, the Committee and Luxor (the “Settling Parties”) that are integral to the RCS Plan (the “9019 Settlements”). The 9019 Settlements are an integrated series of settlements reached by the Settling Parties of all RCS Plan-related issues. Each component of the 9019 Settlements is an integral, integrated, and inextricably linked part of the RCS Plan that is not severable from the entirety of the 9019 Settlements and the RCS Plan. In consideration for the distributions and other benefits provided for under the RCS Plan, including the release and exculpation provisions, the 9019 Settlements, as set forth in the RCS Plan, shall constitute a good faith compromise and settlement of, among other things, the value to be provided to holders of Allowed General Unsecured Claims under the RCS Plan and the allocation of that value among creditors of the various Debtors. The 9019 Settlements represent significant concessions from each of the Settling Parties, are fair and equitable, and will avoid the cost and expense of litigation over these issues absent a settlement, and fall well above the lowest point in the range of reasonableness. The 9019 Settlements, as incorporated in the RCS Plan (i) are a permitted means of implementing the RCS Plan pursuant to section 1123(b)(3) of the Bankruptcy Code;

(ii) are an integral element of the transactions incorporated into the RCS Plan; (iii) does not constitute substantive consolidation; (iv) confers material benefits on, and is in the best interests of, the RCS Debtors, the RCS Debtors’ Estates, and their creditors; (iv) are fair and equitable and well within the range of reasonableness; and (v) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.

(d) Other Provisions Not Inconsistent With Provisions of the Bankruptcy Code (11 U.S.C. § 1123(b)(6)). Section 12.1 of the Plans provide for the Bankruptcy Court’s jurisdiction over, without limitation, the enumerated matters therein consistent with applicable law.

(e) Cure of Defaults (11 U.S.C. § 1123(d)). Section 8.2 of the Plans provide that except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any Executory Contract or Unexpired Lease to be assumed pursuant to Section 8.1 of the Cetera Prepackaged Plan, or assumed or assumed and assigned pursuant to Section 8.1 of the RCS Plan, the Reorganized Debtors, are responsible for paying any cure amounts (the “Cure Amounts”) due under section 365 of the Bankruptcy Code. The RCS Debtors timely filed the Cure Notices and provided the counterparties to the Executory Contracts or Unexpired Leases to be assumed or assumed and assigned the Initial Cure Notice on April 11, 2016 and the Supplemental Cure Notice on April 25, 2016. The Reorganized Debtors will pay all Cure Amounts pursuant to the terms of the Plans and the RCS Disclosure Statement Orders.

R. Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically:

(a) The Debtors are proper debtors under section 109 of the Bankruptcy Code.

(b) The Debtors have complied with all applicable provisions of the Bankruptcy Code, including, but not limited to, the provisions of sections 1125 and 1126, regarding disclosure and plan solicitation.

(c) The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Orders and the Cetera Solicitation Orders in transmitting the Plans, the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, the Cetera Disclosure Statement, the ballots, and related documents and notices, and in soliciting and tabulating votes to accept or reject the Plans.

S. Plans Proposed in Good Faith and Not by Any Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtors have proposed and negotiated the Plans (and all other documents necessary to effectuate the Plans, including those comprising the Plan Supplement) in good faith and not by any means forbidden by law, thereby complying with section 1129(a)(3) of the Bankruptcy Code. In determining that the Plans have been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the Plans and the formulation of the Plans. Based on the evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plans have been proposed with the legitimate and honest purpose of accomplishing successful reorganizations and maximizing the recoveries available to creditors. The Plans are the result of extensive, arm’s-length negotiations between and among the Debtors and their principal stakeholders, including the First Lien Agent, certain First Lien Lenders, the Second Lien Agent, certain Second Lien Lenders, Luxor and the

Committee. The terms of the Plans are fair, just, and reasonable under the circumstances. Consistent with the overriding purpose of Chapter 11 of the Bankruptcy Code, the Plans are designed to allow the Debtors to satisfy their obligations to the greatest extent possible. Moreover, the sufficiency of disclosure and the arm’s-length negotiations among the Debtors, the First Lien Agent, certain First Lien Lenders, the Second Lien Agent, certain Second Lien Lenders, Luxor and the Committee, leading to the formulation of the Plans and the Plan Supplement, all provide independent evidence of the Debtors’ good faith in proposing the Plans in compliance with section 1129(a)(3) of the Bankruptcy Code. The Plans provide for a distribution of the value of the Debtors’ Estates to their creditors in accordance with the priorities and provisions of the Bankruptcy Code. Further, the Plans’ classification of Claims and Interests, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s-length and are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and each is necessary to the Debtors’ successful emergence from Chapter 11. As evidenced by the overwhelming acceptance of the Plans, the Plans achieve the goal of consensual reorganization embodied by the Bankruptcy Code. The Debtors and each of their respective officers, directors, employees, advisors and professionals (i) acted in good faith in negotiating, formulating, and proposing, where applicable, the Plans and the agreements, compromises, settlements, transactions, and transfers contemplated thereby, and (ii) will be acting in good faith in proceeding to (a) consummate the Plans and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plans, including, but not limited to, the other matters set forth in the Plan Supplement, and (b) take any actions authorized, directed or contemplated by this Confirmation Order. Accordingly, the Plans have been filed in good faith and the Debtors have satisfied their obligations under section 1129(a)(3) of the Bankruptcy Code.

T. Payments Made by the Debtors for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). All payments made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plans, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plans and incident to the Chapter 11 Cases, have been approved by, or are subject to the approval of, the Bankruptcy Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

U. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code. The identities and principal affiliations of the persons proposed to serve after the Effective Date of the Plans as the initial directors of the Reorganized Debtors have been adequately disclosed. The initial officers of the Debtors will be the same officers who acted as such on the Petition Dates with no change in compensation, subject to certain of those officers being replaced by the board of directors of Reorganized Holdings, as disclosed in the Plan Supplement. The compensation payable to the new unaffiliated directors has been negotiated with the parties entitled to select them, i.e. the Required Consenting First Lien Lenders, and the Required Consenting Second Lien Lenders, and is believed to be consistent with market rates. Those individuals’ appointments to such offices are consistent with the interests of holders of Claims against and Interests in the Debtors and with public policy. Therefore, the requirements of section 1129(a)(5) of the Bankruptcy Code have been satisfied.

V. The Plans Do Not Contain Rate Changes (11 U.S.C. § 1129(a)(6)). Section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Debtors, whose rates are not subject to the jurisdiction of any governmental regulatory agency.

W. The Plans are in the Best Interests of Creditors and Interest Holders (11 U.S.C. § 1129(a)(7)). The Plans satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analyses attached as Exhibit 2 to the RCS Disclosure Statement and as Exhibit 3 to the Cetera Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing (i) are reasonable, persuasive, credible and accurate, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other credible evidence or challenged in any objection, and (iv) conclusively establish that holders of Claims and Interests in Impaired Classes have accepted the Plans or will receive or retain under the Plans, on account of such Claim, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date. No election has been made under 11 U.S.C § 1111(b), and therefore 11 U.S.C. § 1129(a)(7)(B) is inapplicable in the Chapter 11 Cases. Accordingly, the Plans are in the best interests of the Debtors’ creditors and satisfy the requirements of section 1129(a)(7) of the Bankruptcy Code.

X. The Plans Have Been Accepted by the Requisite Impaired Classes (11 U.S.C. § 1129(a)(8)).

(a) The RCS Plan.

(i) Classes 1, 4, 6, 8 and 9 are Unimpaired by the RCS Plan and, accordingly, holders of Claims in these Classes are conclusively presumed to have accepted the RCS Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, as to Classes 1, 4, 6, 8 and 9 section 1129(a)(8) of the Bankruptcy Code has been satisfied.

(ii) Classes 2, 3 and 5 are Impaired and were entitled to vote on the RCS Plan (the “RCS Voting Classes”). The RCS Tabulation Declaration establishes that the RCS Voting Classes listed in the chart below (the “RCS Accepting Classes”) have accepted the RCS Plan in accordance with section 1126(c) of the Bankruptcy Code:

Class	Acceptance	Rejection
Class 2 (First Lien Claims)	100.00% ($463,396,923.98) in amount 100.00% (176) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 3 (Second Lien Claims)	100.00% ($102,365,860.00) in amount 100.00% (46) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5A (Holdings General Unsecured Claims)	96.98% ($204,405,840.13) in amount 87.50% (42) in number	3.02% ($6,375,638.10) in amount 12.5% (6) in number

Class 5B (American National Stock Transfer, LLC General Unsecured Claims)	98.56% ($46,243,071.80) in amount 60.00% (9) in number	1.44% ($674,333.13) in amount 40.00% (6) in number

Class 5C (Braves Acquisition, LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5D (DirectVest LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class	Acceptance	Rejection
Class 5E (J.P Turner & Company Capital Management, LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5F (RCS Advisory Services LLC General Unsecured Claims)	92.48% ($46,227,945.21) in amount 75.00% (6) in number	7.52% ($3,761,005.50) in amount 25.00% (2) in number

Class 5G (RCS Capital Holdings, LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5H (Realty Capital Securities, LLC General Unsecured Claims)	96.35% ($49,580,257.29) in amount 72.41% (21) in number	3.65% ($1,879,343.49) in amount 27.59% (8) in number

Class 5I (SBSI Insurance Agency of Texas Inc. General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5J (SK Research LLC General Unsecured Claims)	98.22% ($46,230,115.19) in amount 77.78% (7) in number	1.78% ($837,550.00) in amount 22.22% (2) in number

Class 5K (Trupoly, LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 5L (We R Crowdfunding, LLC General Unsecured Claims)	100.00% ($46,227,945.21) in amount 100.00% (6) in number	0.00% ($0.00) in amount 0.00% (0) in number

As to the RCS Accepting Classes, section 1129(a)(8) of the Bankruptcy Code has been satisfied.

(iii) Classes 7 and 10 are Impaired by the RCS Plan and are not entitled to receive or retain any property under the RCS Plan on account of their Claims or Interests. Thus Classes 7 and 10 are deemed to have rejected the RCS Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the foregoing, the RCS Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

(b) The Cetera Prepackaged Plan.

(i) Classes 1, 4, 5, 6 and 7 are Unimpaired by the Cetera Prepackaged Plan and, accordingly, holders of Claims in these Classes are conclusively presumed to have accepted the Cetera Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Thus, as to Classes 1, 4, 5, 6 and 7, section 1129(a)(8) of the Bankruptcy Code has been satisfied.

(ii) Classes 2 and 3 are Impaired and were entitled to vote on the Cetera Prepackaged Plan (the “Cetera Voting Classes”). The Cetera Tabulation Declaration establishes that the Cetera Voting Classes listed in the chart below (the “Cetera Accepting Classes,” and together with the RCS Accepting Classes, the “Accepting Classes”) have accepted the Cetera Prepackaged Plan in accordance with section 1126(c) of the Bankruptcy Code:

Class	Acceptance	Rejection
Class 2 (First Lien Claims)	100.00% ($473,285,761.29) in amount 100.00% (185) in number	0.00% ($0.00) in amount 0.00% (0) in number

Class 3 (Second Lien Claims)	100.00% ($146,350,000.00]) in amount 100.00% (65) in number	0.00% ($0.00) in amount 0.00% (0) in number

As to the Cetera Accepting Classes, section 1129(a)(8) of the Bankruptcy Code has been satisfied.

Y. Treatment of General Administrative Claims, Professional Fee Claims, Priority Tax Claims and DIP Claims (11 U.S.C. § 1129(a)(9)). The treatment of General Administrative Claims, Professional Fee Claims, Priority Tax Claims, and DIP Claims set forth in Sections 2.3 through 2.6 of the Plans satisfy the requirements of sections 1129(a)(9)(A), (B), (C), and (D) of the Bankruptcy Code.

Z. At Least One Impaired Class of Claims Has Accepted Each Plan (11 U.S.C. § 1129(a)(10)). The Accepting Classes, each of which is Impaired pursuant to the Plans and entitled to vote, voted to accept the Plans by the requisite majorities, determined without including any acceptance of the Plans by any insider, in accordance with section 1126 of the Bankruptcy Code, thereby satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

AA. The Plans are Feasible (11 U.S.C. § 1129(a)(11)). The RCS Disclosure Statement, the Cetera Disclosure Statement, the projections set forth in Exhibit 5 of the RCS Disclosure Statement and Exhibit 6 to the Cetera Disclosure Statement, the Orlofsky Declaration, the Tempke Declaration and other evidence proffered or adduced by the Debtors at the Confirmation Hearing or in support of confirmation of the Plans with respect to feasibility (i) are reasonable, persuasive, credible and accurate, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other credible evidence or challenged in any objection, and (iv) establish that confirmation of the Plans is not likely to be followed by the need for further financial reorganization of the Reorganized Debtors, and is not likely to be followed by a liquidation other than as specifically contemplated by the Plans. Thus, the Plans are feasible and satisfy the requirements of section 1129(a)(11) of the Bankruptcy Code.

BB. The Plans Provide for Payment of Fees (11 U.S.C. § 1129(a)(12)). Section 2.2 of the Plans provides that on the Effective Date, and thereafter as may be required, the Reorganized Debtors shall pay all U.S. Trustee Fees arising under 28 U.S.C. § 1930(a)(6) and accrued interest thereon arising under 31 U.S.C. § 3717. Any U.S. Trustee Fees due thereafter shall be paid by the Reorganized Debtors in the ordinary course until the earlier of the entry of a final decree closing the applicable Chapter 11 Case, or a Bankruptcy Court order converting or dismissing the applicable Chapter 11 Case. Therefore, the requirements of section 1129(a)(12) of the Bankruptcy Code are satisfied.

CC. The Plans Adequately and Properly Treat Retiree Benefits (11 U.S.C. § 1129(a)(13)). Notwithstanding anything herein to the contrary, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law. Accordingly, the Debtors submit that they have satisfied the requirements of section 1129(a)(13) of the Bankruptcy Code.

DD. No Domestic Support Obligations (11 U.S.C. § 1129(a)(14)). The Debtors are not required by a judicial or administrative order, or by statute, to pay any domestic support obligations. Accordingly, section 1129(a)(14) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

EE. Debtors Are Not Individuals (11 U.S.C. § 1129(a)(15)). The Debtors are not individuals and, accordingly, section 1129(a)(15) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

FF. No Applicable Nonbankruptcy Law Regarding Transfers (11 U.S.C. § 1129(a)(16)). The Debtors are moneyed, business, or commercial corporations or trusts, as the case may be and, accordingly, section 1129(a)(16) of the Bankruptcy Code is inapplicable in these Chapter 11 Cases.

GG. Confirmation of the RCS Plan Over Nonacceptance of Impaired Classes (11 U.S.C. § 1129(b)). Section 1129(b) of the Bankruptcy Code is inapplicable to confirmation of the Cetera Prepackaged Plan given that the Cetera Debtors have met all of the requirements of section 1129(a) of the Bankruptcy Code. The RCS Debtors have requested that the Bankruptcy Court confirm the RCS Plan notwithstanding the fact that the holders of Claims and Interests in Classes 7 and 10 were deemed to reject the RCS Plan (collectively, the “RCS Rejecting Classes”). The RCS Debtors have satisfied the requirements of sections 1129(b)(1) and (b)(2) of the Bankruptcy Code with respect to the RCS Rejecting Classes as the RCS Plan does not discriminate unfairly and is fair and equitable with respect to the RCS Rejecting Classes. The RCS Plan does not discriminate unfairly with respect to holders of Claims in the RCS Rejecting Classes because such holders are receiving the same treatment as holders of similarly situated Claims against the applicable Debtor. The RCS Plan is fair and equitable with respect to each RCS Rejecting Class because (i) it does not provide a recovery on account of any Claim or Interest that is junior to any Class of unsecured claims, and (ii) no holder of a Claim or an Interest in any Class will receive or retain property under the RCS Plan that has a value greater than 100% of such holder’s Allowed Claim or Interest. Intercompany Interests are not being cancelled and are reinstated under the RCS Plan; however, this treatment of Intercompany Interests is to maintain the existing corporate structure of the RCS Debtors and the administrative convenience associated therewith. Based on the evidence adduced and admitted at the

Confirmation Hearing, including the Orlofsky Declaration, the Tempke Declaration, the Vasser Declaration and for the reasons set forth in the Confirmation Brief, the RCS Plan does not discriminate unfairly and is fair and equitable with respect to the RCS Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code. Thus, the RCS Plan may be confirmed notwithstanding the rejection of the RCS Plan by the RCS Rejecting Classes. Upon confirmation and the occurrence of the Effective Date, the RCS Plan shall be binding upon the members of the Rejecting Classes.

HH. Only One Plan for each Debtor (11 U.S.C. § 1129(c)). Other than the RCS Plan (including previous versions thereof), which RCS Plan constitutes a separate Chapter 11 plan for each of the twelve RCS Debtors, no other plan has been filed in the Chapter 11 Cases for the RCS Debtors. Other than the Cetera Prepackaged Plan (including previous versions thereof), which Cetera Prepackaged Plan constitutes a separate Chapter 11 plan for each of the nineteen Cetera Debtors, no other plan has been filed in the Chapter 11 Cases for the Cetera Debtors. As a result thereof, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

II. Principal Purpose of the Plans (11 U.S.C. § 1129(d)). The principal purpose of the Plans are not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, thereby satisfying the requirements of section 1129(d) of the Bankruptcy Code.

JJ. Not Small Business Cases (11 U.S.C. § 1129(e)). None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

KK. Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the record before the Bankruptcy Court in these Chapter 11 Cases, the Tabulation Declarations, and the Solicitation

Affidavits of Service, the Debtors have solicited acceptances of the Plans in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation, sections 1125(a) and (e) of the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Orders, the Cetera Solicitation Orders and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation.

LL. Resolution of Objections. All parties have had a full and fair opportunity to litigate all issues raised by Objections, or which might have been raised, and the Objections have been fully and fairly litigated. As presented at the Confirmation Hearing and as provided herein, the consensual resolutions of certain Objections, responses, statements, and comments in opposition to the Plans satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interests of the Debtors, and are hereby approved.

MM. Satisfaction of Confirmation Requirements. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plans satisfy the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

Implementation and Consummation of the Plans

NN. Implementation. All documents necessary to implement the Plans and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length and shall, upon execution of the documents and upon the occurrence of the Effective Date, constitute legal, valid, binding, enforceable, and authorized obligations of the respective parties thereto and will be enforceable in accordance with their terms. Without limiting the generality of the foregoing, the Exit Credit Agreement and New Second Lien Credit Agreement and all collateral security and other loan documents relating thereto (including, without limitation, any and all terms, conditions and covenants thereof) have been negotiated in good faith and at arm’s-length among the borrowers and guarantors under the Exit Credit Agreement and New Second Lien Credit Agreement and the lenders, agents and other secured parties thereunder, and any credit extended or loans made to the borrowers under the Exit Credit Agreement and the New Second Lien Agreement has been extended, issued and made in good faith and for legitimate business purposes and the lenders, agents and other secured parties thereunder have acted in good faith in negotiating, formulating, and proposing the transactions contemplated by the Plans. Pursuant to section 1142(a) of the Bankruptcy Code, the Plans and the Plan Documents (as defined below) will apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. The Debtors or Reorganized Debtors, as applicable, are authorized, without any further notice to, or action, order or approval of the Bankruptcy Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating to the Plans and to perform their obligations under such agreements, documents, instruments, and certificates.

OO. Good Faith. The Debtors and each of their respective officers, directors, employees, attorneys, advisors, insurers, investment bankers, consultants, managers, members, partners, agents, accountants, and other professionals, and their predecessors, successors, and assigns, in each case, in their respective capacities as such, as applicable, (i) have acted in good faith in negotiating, formulating, and proposing, where applicable, the Plans, the documents comprising the Plan Supplement, and all agreements, compromises, settlements, transactions, and transfers contemplated thereby and (ii) will be acting in good faith in proceeding to (a) consummate the Plans and the agreements, compromises, settlements, transactions, transfers, and documentation contemplated by the Plans, and (b) take any actions authorized or contemplated by this Confirmation Order.

PP. Securities Exempt from Registration. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, (i) the issuance under the Plans of the Reorganized Holdings Equity Interests to the First Lien Lenders and Second Lien Lenders, (ii) the issuance of the Class A Units to the holders of General Unsecured Claims under the RCS Plan, (iii) the issuance of the Class B Units to the holders of Second Lien Deficiency Claims under the RCS Plan, (iv) the issuance of the New Warrants to the Creditor Trust and the subsequent distribution of the New Warrants from the Creditor Trust to the holders of Series A-1 Units in accordance with the Creditor Trust Agreement, and (v) any subsequent sales, resales, transfers or other Distributions of such Reorganized Holdings Equity Interests, Class A Units, Class B Units or New Warrants (including Reorganized Holdings Equity Interests issuable upon exercise of any New Warrants) shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities, and such issuance is authorized without the need for any further corporate action and without any further action. The issuance of Reorganized Holdings Equity Interests, Class A Units, Class B Units and New Warrants is or was in exchange for First Lien Claims, Second Lien Claims and General Unsecured Claims. Pursuant to section 1145(c) of the Bankruptcy Code, any subsequent sales, resales, transfers, or other distributions of such Reorganized Holdings Equity Interests, Class A Units, Class B Units and New Warrants shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities, except for any restrictions set forth in section 1145(b) of the Bankruptcy Code and any restriction contained in the Shareholders’ Agreement, Creditor Trust Agreement or New Warrant Agreement.

QQ. Releases, Exculpation, Discharge and Permanent Injunction.

(a) The Bankruptcy Court has jurisdiction under sections 1334(a) and (b) of the Judicial Code and sections 105, 524, and 1141 of the Bankruptcy Code to approve the provisions with respect to the releases by the Debtors, releases by creditors, injunction, limitation of liability, exculpation, and discharge and injunctions set forth in Section 10 of the Plans.

(b) The releases by the Debtors set forth in Section 10.6(a) of the Plans (the “Debtor Releases”) represent a valid exercise of the Debtors’ business judgment and accordingly are appropriate under section 1123(b)(3)(A) of the Bankruptcy Code. With respect to the Debtor Releases – (i) there is an identity of interest between the Debtors and the Debtor Released Parties, (ii) the Debtor Released Parties have made substantial contributions, (iii) the Debtor Releases are necessary to the reorganization, and (iv) the Plans have been overwhelmingly accepted by the RCS Voting Classes and Cetera Voting Classes. The Debtor Released Parties provided substantial contributions to the Chapter 11 Cases and the Plans, and provided good and valuable consideration in exchange for the Debtor Releases, including services and funding throughout these Chapter 11 Cases, as the case may be, and otherwise facilitating the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plans. The Debtor Releases are critically important to the success of the Plans, which embody the terms of the RSA and, therefore, the settlement of significant claims with the Debtors’ primary stakeholders. The RSA, and in turn, the Plans, reflect and implement the concessions and significant compromises made by the Settling Parties. Each of the Debtor Released Parties afforded value to the Debtors and aided in the reorganization process. The

Debtor Released Parties played an integral role in the formulation and implementation of the Plans. The Plans reflect the settlement and resolution of several complex issues, and the Debtor Releases are an integral part of the consideration to be provided in exchange for the compromises and resolutions embodied in the Plans. In approving the Debtor Releases based on the record and the facts and circumstances of the Chapter 11 Cases, the Court hereby determines that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Debtor Released Parties; (ii) a good faith settlement and compromise of the claims released by the Debtor Releases; (iii) in the best interests of the Debtors and all holders of Claims and Interests; (iv) a fair and valid exercise of the Debtors’ business judgment; (v) fair, equitable, and reasonable; (vi) given and made after notice and opportunity for hearing; and (vii) a bar to any of the Debtors, the Reorganized Debtors, the Estates or any other person or entity seeking to exercise the rights of the Debtors’ Estates to assert any claim released by the Debtor Releases against any of the Debtor Released Parties.

(c) The parties providing releases pursuant to Section 10.6(b) of the Plans include, each holder of a Claim (solely in its capacity as such) that (i) has voted to accept the Plans, or (ii) has voted to reject the Plans but has not checked the box on the applicable ballot indicating that such holder opts not to grant the releases provided in the Plans (collectively, the “Releasing Parties”). Those holders of Claims who submitted ballots by the deadline to vote on the Plans and checked the applicable box indicating that they opt not to grant the releases provided in the Plans are not Releasing Parties. The holders of Classes 2, 3 and 5 Claims with respect to the RCS Plan and the holders of Classes 2 and 3 Claims with respect to the Cetera Prepackaged Plan have received adequate notice and the opportunity to opt out of the releases under Section 10.6(b) of the Plans. The third party release provisions in Section 10.6(b) are italicized in the Plans, the RCS Disclosure Statement, and the Cetera Disclosure Statement, and the Supplemental Disclosure Statement and ballots set forth in bold text the effect of consenting to the Plans, abstaining, or voting against the Plans without opting out of the release. For all of the foregoing reasons, the Bankruptcy Court finds that the releases granted to third parties by the Releasing Parties are consensual.

(d) Based on the record of the Chapter 11 Cases and the evidence proffered, adduced and/or presented at the Confirmation Hearing, the Bankruptcy Court finds that the non-Debtor releases set forth in Section 10.6(b) of the Plans are consistent with the Bankruptcy Code and applicable law. Each of the Released Parties shares an identity of interest with the Debtors, was instrumental to the successful prosecution of these Chapter 11 Cases and/or provided essential consideration that would not otherwise be available but for the agreement of such Released Parties. Such releases are, individually and collectively, integral to, and necessary for the successful implementation of, the Plans, essential to the Debtors’ reorganization and supported by reasonable consideration. Such releases are binding upon the Releasing Parties and were appropriately disclosed in the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, the Cetera Disclosure Statement, the ballots, and under the Plans.

(e) The exculpation provision set forth in Section 10.7 of the Plans is appropriately tailored to protect the exculpated parties from inappropriate litigation and does not relieve any party of liability for gross negligence, willful misconduct, or fraud. The exculpated parties pursuant to Section 10.7 of the Plans have contributed substantial value to the Debtors and the formulation of the Plans. Such exculpated parties’ efforts in negotiating and ultimately formulating the Plans enabled the Debtors to file and proceed to confirmation of the Plans. The discharge and injunctions set forth in Sections 10.3, 10.5 and 10.8 of the Plans comply with section 524(e) of the Bankruptcy Code and are important to the overall objectives of the Plans to finally resolve all claims against the Debtors in the Chapter 11 Cases. Based upon the record of these Chapter 11 Cases and the evidence admitted at or prior to the Confirmation Hearing, the Bankruptcy Court finds that the releases, exculpations, discharge and injunctions set forth in Section 10 of the Plans are consistent with the Bankruptcy Code and applicable law.

RR. Conditions Precedent to Confirmation and Consummation of the Plans. The conditions precedent to confirmation of the Plans as set forth in Section 9.1 of the Plans have been satisfied or duly waived in accordance with the Section 9.4 of the Plans.

SS. Likelihood of Satisfaction of Conditions Precedent to the Effective Date. Each of the conditions precedent to the Effective Date, as set forth in Section 9.2 of the Plans, has been or is reasonably likely to be satisfied or waived in accordance with Section 9.4 of the Plans.

TT. Retention of Jurisdiction. The Bankruptcy Court may properly and shall retain jurisdiction over the matters set forth in Section 12.1 of the Plans, as modified pursuant to the terms of this Confirmation Order.

UU. Separate Plan for Each Debtor. The Plans are a separate plan of reorganization for each Debtor. (I) No evidence has been presented to warrant either (i) a substantive consolidation of the RCS Debtors’ Estates or (ii) the piercing of the corporate veil of any Debtor under applicable non-bankruptcy law and (II) the Plans do not provide for substantive consolidation, except the substantive consolidation of the Cetera Debtors with respect to Classes 2 and 3 solely for the limited purposes of voting on the Cetera Prepackaged Plan and Distributions provided for under the Cetera Prepackaged Plan as provided therein. Classes 2 and 3 have consented to such treatment by accepting the Cetera Prepackaged Plan.

VV. Waiver of Stay. Given the facts and circumstances of the Chapter 11 Cases, it is appropriate that the 14-day stay imposed by Bankruptcy Rules 3020(e) and 7062(a) be waived.

ORDER

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1. Record Closed. The record of the Confirmation Hearing is hereby closed.

2. Cetera Disclosure Statement. The Cetera Disclosure Statement is approved in all respects.

3. Ballot. The ballots for the Cetera Voting Classes are approved in all respects.

4. Solicitation of the Plans. The solicitation of votes on the Plans complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, and was appropriate and satisfactory and is approved in all respects.

5. Notice of the Confirmation Hearing. Notice of the Confirmation Hearing was appropriate and satisfactory and is approved in all respects.

6. Confirmation. All requirements for confirmation of the Plans have been satisfied. The Plans are CONFIRMED in their entirety pursuant to section 1129 of the Bankruptcy Code. The terms of the Plans, the Plan Supplement, and any other documents filed in connection with the Plans and/or executed or to be executed in connection with the transactions contemplated by the Plans, and all amendments and modifications thereof made in accordance with the Plans and this Confirmation Order, are hereby approved by this Confirmation Order. A copy of the RCS Plan (without the Plan Supplement) in the form confirmed is attached hereto as Exhibit A. A copy of the Cetera Prepackaged Plan (without the Plan Supplement) in the form confirmed is attached hereto as Exhibit B.

7. Objections. All Objections that have not been withdrawn or resolved prior to the entry of this Confirmation Order are overruled in all respects for the reasons set forth in the record of the Confirmation Hearing, which record is incorporated herein by reference. All withdrawn objections, if any, are deemed withdrawn with prejudice.

8. Omission of Reference to Particular Plans Provisions. The failure to specifically describe or include any particular provision of the Plans or the Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plans and the Plan Supplement.

9. Deemed Acceptance of Plans as Modified. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all holders of Claims who voted to accept the Plans or who are conclusively presumed to have accepted the Plans are deemed to have accepted the Plans as modified by the Plans modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Plans modifications.

10. 9019 Settlements. The 9019 Settlements, incorporated into the RCS Plan, are approved in all respects as fair and equitable and in the best interests of the Debtors, the Debtors’ Estates and creditors.

11. Implementation; Plan Documents.

(a) The Debtors, the Reorganized Debtors, the First Lien Agent, the Required Consenting First Lien Lenders, the Second Lien Agent, the Required Consenting Second Lien Lenders, Luxor, the Committee and all other parties bound by the Plans are authorized to take all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, leases, agreements, or other documents created or executed in connection with the Plans, including, but not limited to, all actions necessary, appropriate, or desirable to enter into, implement, and consummate the contracts, instruments, releases, leases, agreements, or other documents created or executed in connection with the Plans, including but not limited to the Exit Credit Agreement and all collateral security and other loan documents related thereto, the New Second Lien Credit Agreement and all collateral security and other loan documents related thereto, the Shareholders’ Agreement, the RIA Release, the New Warrant Agreement, the Creditor Trust Agreement, the Indemnification Agreement, and the New Corporate Governance Documents, the documents necessary or appropriate to implement transactions contemplated or permitted under Section 5.1 of the Plans, and any amendments, modifications and supplements thereto, and any other agreements or documents related to or entered into in connection with same, including all Definitive Documents (collectively, the “Plan Documents”). In accordance with section 1142 of the Bankruptcy Code and applicable nonbankruptcy law, such actions may be taken without further action being required under applicable law, regulation, order or rule (including, without limitation, any action by the board of directors, stockholders, partners, members or managers of any Debtor).

(b) Upon the Effective Date, all Plan Documents shall become, and shall remain, effective and binding in accordance with their respective terms and conditions, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

(c) Following the execution and delivery of the Plan Documents, the appropriate officers of the Reorganized Debtors, any one of whom may act without the joinder of any of the others, are hereby authorized and empowered, in the name and on behalf of the Reorganized Debtors, to consummate the transactions contemplated by, and to perform and fulfill the Reorganized Debtors’ agreements, undertakings and obligations contained in, the Plan Documents.

(d) Execution versions of the Plan Documents shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and shall create, as of the Effective Date, all liens and security interests created thereby without the necessity of further filings, recordings, approvals or consents.

(e) The Debtors shall make Distributions to holders of Allowed Claims in accordance with and subject to the terms of the Plans. As set forth in the RCS Disclosure Statement and Cetera Disclosure Statement, the Plans estimate that the value of the consideration to be distributed is less than the principal amount of the First Lien Claims. As such, no portion of any distribution on account of First Lien Claims shall constitute a payment on prepetition interest or fees.

12. Modifications or Alterations to Plans and Plan Documents. Subject to the prior written consent of the Required Consenting Lenders, the First Lien Agent and the Second Lien Agent, and Luxor, each to the extent provided for in the RSA, and, solely with respect to the RCS Plan, to the extent affecting Distributions to holders of General Unsecured Claims against the RCS Debtors, the Committee, the Plans may be amended, modified or supplemented at any time after the Confirmation Date and before substantial consummation, provided that the Plans, as amended, modified or supplemented, satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and hearing confirms the Plans as modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such amendment, modification or supplement. Any holder of a Claim that has accepted the Plans prior to any amendment, modification or supplement will be deemed to have accepted the Plans, as amended, modified or supplemented, if the proposed amendment, modification or supplement does not materially and adversely change the treatment of such holder’s Claim. Notwithstanding the foregoing, prior to the Effective Date, the Debtors, with the consent of the Required Consenting Lenders, and, to the extent provided in the RSA, the First Lien Agent, Second Lien Agent and Luxor, solely with respect to the RCS Plan and to the extent affecting Distributions to holders of General Unsecured Claims against the RCS Debtors, the Committee, which consent shall not be unreasonably withheld, may make appropriate technical adjustment and modifications to the Plans without further order or approval of the Bankruptcy Court; provided, however, that the Debtors shall File with the Bankruptcy Court a notice of any such modification to the Plans. After the Effective Date, the Debtors, and the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plans or this Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plans.

13. DIP Order and DIP Facility. On the Effective Date, the Debtors are authorized to satisfy their outstanding obligations under the DIP Order and the DIP Facility, if any, in full in Cash, and upon such payment, all of the Debtors’ respective outstanding obligations, liabilities and indebtedness in respect of the DIP Order and the DIP Facility and all liens and security interests securing the same shall be satisfied, discharged, and terminated in full and the Debtors shall have no further obligations, liabilities or indebtedness under the DIP Order, the DIP Facility or any documents relating thereto, other than any obligations that may survive termination of the DIP Order and DIP Facility in accordance with its terms, including, without limitation, any indemnification and expense reimbursement obligations. For the avoidance of doubt, and to the extent set forth in the DIP Order, nothing in the Plans or in this Confirmation Order shall discharge any claims arising under the DIP Facility or the DIP Order, all of which shall remain in full force and effect until satisfied in full in Cash.

14. Restructuring Transactions. The Debtors are authorized to enter into and perform under the Restructuring Transactions. In addition to, or instead of the Restructuring Transactions, the Debtors or the Reorganized Debtors, subject to the prior written consent of the Required Consenting Lenders and, solely with respect to the RCS Plan to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and to the extent set forth in the RSA, Luxor, may cause any of the Debtors or the Reorganized Debtors to engage in additional corporate restructuring transactions necessary or appropriate for the purposes of implementing the Plans, including, without limitation, converting corporate entities into limited liability companies, forming new entities within the corporate organizational structure of the Debtors or Reorganized Debtors, cancelling the existing equity at another of the Debtor entities and issuing new equity therefrom, consolidating, reorganizing, restructuring, merging, dissolving, liquidating or transferring assets between or among the Debtors and the Reorganized Debtors, including Reorganized Holdings. The actions to effect these transactions may include (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation, or dissolution containing terms that are consistent with the terms of the Plans and such other terms to which the applicable Persons may agree; (b) on terms consistent with the terms of the Plans and having such other terms to which the applicable Persons may agree, the execution and delivery of appropriate instruments of transfer, conversion, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation; (c) pursuant to applicable state law, the filing of appropriate certificates or articles of merger, consolidation, conversion, dissolution, or change in corporate form; and (d) the taking of all other actions that the applicable Persons determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions and (ii) any appropriate positions on one or more tax returns. On the Effective Date, the transactions contemplated by Section 5 of the Plans shall be consummated in the following order: (i) first, the RIA Release, and (ii) second, following the satisfaction of all other conditions to the occurrence of the Effective Date and consummation of the Plans, and only after the RIA Release, simultaneous consummation of the other restructuring transactions contemplated by each Plan.

15. Transfer of Assets Under the RCS Plan and Dissolution of Dissolving RCS Debtors. Except as otherwise provided in the RCS Plan, all assets, (other than Creditor Trust Assets which shall be transferred to and vested in the Creditor Trust free and clear of all Liens, Claims, mortgages, options, rights, encumbrances and interests of any kind or nature whatsoever), of each of the Dissolving Debtors shall be transferred to Reorganized Holdings free and clear of all Liens, Claims, mortgages, options, rights, encumbrances and interests of any kind or nature whatsoever other than Other Secured Claims and Unimpaired Claims and shall vest in Reorganized Holdings as of the Effective Date, or such later date as determined by the board of directors of Reorganized Holdings. Subject to the Restructuring Transactions, as soon as practicable after the transfer of assets pursuant to the immediately preceding sentence, each of the Dissolving Debtors shall be dissolved upon the filing of appropriate certificates of dissolution, or other appropriate documents as necessary, with the appropriate governmental authorities under applicable law and all agreements, instruments, and other documents evidencing any equity Interest in any of the Dissolving Debtors, and any right of any holder of such equity Interest in respect thereof, including any Claim related thereto, shall be deemed cancelled, discharged and of no force or effect.

16. New Second Lien Facility and Exit Facility.

(a) Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any holders of Claims or Interests or the directors of the Reorganized Debtors), the Reorganized Debtors shall, and are hereby authorized to, enter into and perform under the New Second Lien Credit Agreement and each “Loan Document” (as defined in the New Second Lien Credit Agreement) and the Exit Credit Agreement and each “Loan Document” (as defined in the Exit Credit Agreement), (the “New Financing Agreements”), including, without limitation, payment of the Exit Backstop Discount and the Exit Base Discount and all other fees thereunder, the incurrence of any subsidiary guarantees and the provision of any indemnities thereunder, to execute and deliver the New Financing Agreements and related documentation, including but not limited to any documents necessary to grant the requisite liens, guarantees and security interests, in each case consistent with the terms of the Plans and the New Financing Agreements, and any indemnification or expense reimbursement provision. For the avoidance of doubt, and to the extent set forth in the DIP Order, nothing in the Plans or in the Confirmation Order shall discharge any claims arising under the DIP Facility or the DIP Order, all of which shall remain in full force and effect until satisfied in full in cash. This Confirmation Order shall constitute (a) the approval by this Bankruptcy Court of the New Financing Agreements, together with any related guarantees, security and other ancillary documents (collectively, the “Financing Documents”), and all transactions contemplated thereby, including, without limitation, any supplemental or additional syndication or subscription for the Exit Facility and the New Second Lien Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including, without limitation, incurrence of any guaranties, the payment of all fees, indemnities, and expenses and the granting of any liens and security interests provided for in the Financing Documents, and (b) authorization by this Bankruptcy Court for the Reorganized Debtors to enter into and execute the New Financing Agreements, the other Financing Documents and such other documents as may be required to effectuate the New Financing Agreements, provide guarantees and grant the security interests pursuant to the New Financing Agreements and other Financing Documents.

(b) Executed versions of the New Financing Agreements and other Financing Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The New Financing Agreements and the other Financing Documents, as well any liens granted or guaranties incurred, shall be deemed to have been entered in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances or fraudulent transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. On the Effective Date, all of the liens and security interests to be granted in accordance with the New Financing Agreements and the other Financing Documents shall be legal, binding and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Financing Agreements and the other Financing Documents, shall be deemed properly perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the

New Financing Agreements and shall not be subject to re-characterization or equitable subordination and shall not constitute preferential transfers or fraudulent conveyances or fraudulent transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. Executed versions of the New Financing Agreements and other Financing Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The New Financing Agreements and the other Financing Documents, as well any liens granted or guaranties incurred, shall be deemed to have been entered in good faith, for legitimate business purposes, are reasonable, shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances or fraudulent transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. On the Effective Date, all of the liens and security interests to be granted in accordance with the New Financing Agreements and the other Financing Documents shall be legal, binding and enforceable liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Financing Agreements and the other Financing Documents, shall be deemed properly perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the New Financing Agreements and shall not be subject to re-characterization or equitable subordination and shall not constitute preferential transfers or fraudulent conveyances or fraudulent transfers under the Bankruptcy Code or any other applicable nonbankruptcy law. The Reorganized Debtors and the Persons granted such liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plans and this Confirmation Order (it being understood that perfection shall occur automatically as of the Effective Date by virtue of this Confirmation Order, and any such filings, recordings, approvals and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties.

17. Reorganized Holdings Equity Interests.

(a) Upon the effectiveness of its amended certificate of incorporation or equivalent corporate governance document, on the Effective Date, Reorganized Holdings is hereby authorized to issue and deliver shares of Reorganized Holdings Equity Interests as provided in the Plans. The Reorganized Holdings Equity Interests when issued by Reorganized Holdings shall be deemed duly authorized, validly issued, fully paid and non-assessable.

(b) The appropriate officers and directors of Reorganized Holdings, any one of whom may act without the joinder of any of the others, are hereby authorized and empowered, in the name and on behalf of Reorganized Holdings, to do and perform all acts and deliver all instruments deemed by such officers or directors to be necessary or appropriate for the proper issuance of the Reorganized Holdings Equity Interests and to deliver the shares of the Reorganized Holdings Equity Interests pursuant to the Plans.

18. Shareholders’ Agreement. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any holders of Claims or Interests or the directors of the Reorganized Debtors), the Shareholders’ Agreement is hereby approved and shall be valid and binding on Reorganized Holdings and all holders of Reorganized

Holdings Equity Interests, and all Reorganized Holdings Equity Interests issued pursuant to the Plans shall be subject to the terms of the Shareholders’ Agreement. Each holder of Reorganized Holdings Equity Interests shall be deemed to be bound to the terms of the Shareholders’ Agreement from and after the Effective Date even if not a signatory thereto. Without limiting the foregoing, each holder of the Reorganized Holdings Equity Interests shall be required to sign the Shareholders’ Agreement as a condition to the issuance to such holder of the Reorganized Holdings Equity Interests.

19. New Warrant Agreement. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any holders of Claims or Interests or the directors of the Reorganized Debtors), the New Warrant Agreement is hereby approved and shall be valid and binding on Reorganized Holdings and all holders of the New Warrants, and all New Warrants issued pursuant to the RCS Plan shall be subject to the terms in the New Warrant Agreement. Each party entitled to a Distribution of New Warrants under the Plan shall take any and all actions necessary to be bound by the New Warrant Agreement.

20. Creditor Trust. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of the Bankruptcy Court, or further act or action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of any Person (including any holders of Claims or Interests or the directors of the Reorganized Debtors), the Creditor Trust Agreement is hereby approved and shall be valid and binding on the Debtors or the Reorganized Debtors as the case may be, and the Creditor Trust shall be subject to the terms in the Creditor Trust Agreement and the RCS Plan.

On or before the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall execute the Creditor Trust Agreement and take all other necessary steps to establish the Creditor Trust and allow the Creditor Trust to issue the applicable Series of Class A Units to holders of Allowed General Unsecured Claims against the applicable RCS Debtor, and Class B Units to holders of Allowed Second Lien Deficiency Claims. As of the Effective Date, Holdings or Reorganized Holdings, as the case may be, shall assign and transfer to, and shall vest in, the Creditor Trust all of its rights, title and interest in and to the Creditor Assets for the benefit of holders of Allowed Holdings General Unsecured Claims under the Creditor Trust Agreement and the RCS Plan (whether allowed on or after the Effective Date). The Debtors or the Reorganized Debtors, and the Registered Investment Advisors shall assign and transfer to, and shall vest in, the Creditor Trust all of their rights, title and interest in and to the Litigation Assets, as applicable, for the benefit of the holders of the applicable Allowed General Unsecured Claims under the Creditor Trust Agreement and the RCS Plan (whether Allowed on or after the Effective Date) and the holders of Allowed Second Lien Deficiency Claims under the Creditor Trust Agreement and the RCS Plan. Each such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Debtors, shall have any interest, legal, beneficial, or otherwise, in the Creditor Trust or the Creditor Trust Assets upon their assignment and transfer to the Creditor Trust (other than as provided herein or in the Creditor Trust Agreement). Subject to the terms of the Creditor Trust Agreement, to the extent that any Creditor Trust Assets cannot be transferred to the Creditor Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the

Bankruptcy Code, such Creditor Trust Assets shall be deemed to have been retained by the Reorganized Debtors on behalf of the Creditor Trust and the Creditor Trust shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Creditor Trust Assets on behalf of the Reorganized Debtors for the benefit of the beneficiaries of the Creditor Trust, until such transfer restrictions are removed or the Reorganized Debtors receive, or become entitled to receive, net proceeds of such Creditor Trust Assets that can be so distributed. Anything in this Confirmation Order to the contrary notwithstanding, all net proceeds of such Creditor Trust Assets shall be transferred to the Creditor Trust to be distributed in accordance with the RCS Plan and the Creditor Trust Agreement. In accordance with the terms of the RCS Plan and the Creditor Trust Agreement, the Reorganized Debtors shall (i) cooperate with the Creditor Trust with respect to the transfer to the Creditor Trust of the Litigation Assets and the channeling to the Creditor Trust of all General Unsecured Claims, including by providing copies of all books and records of the Reorganized Debtors in connection therewith, and (ii) shall reasonably cooperate with the Creditor Trust as reasonably requested regarding the Litigation Assets, including by providing documentation, access to employees for interviews and testimony and/or other evidence. Such cooperation will be without charge to the Creditor Trust, except that the Creditor Trust shall reimburse the Reorganized Debtors for their reasonable out-of-pocket expenses.

21. Management Incentive Plan. On the Effective Date, 5.0% of the Reorganized Holdings Equity Interests shall be reserved for distribution to members of management of Reorganized Holdings in accordance with the Management Incentive Plan, the terms of which shall be developed by the Board of Reorganized Holdings. Any Reorganized Holdings Equity Interests provided to management in excess of the reserved 5.0% shall dilute all holders of Reorganized Holdings Equity Interests pro rata.

22. Retention Program. On the Effective Date, the Reorganized Debtors are authorized to adopt the Retention Program.

23. Indemnification Agreement. The Indemnification Agreement is hereby approved and each of Reorganized Holdings and each of the guarantors under the DIP Facility are authorized to execute and deliver the Indemnification Agreement and perform any and all obligations thereunder. The Indemnification Agreement (and any obligations thereunder) shall not be subject to avoidance as a fraudulent transfer or fraudulent conveyance under the Bankruptcy Code or otherwise. The indemnity set forth in the Indemnification Agreement (including, without limitation, any rights and Claims thereunder) (i) is in addition to, and not in lieu of, all other rights of the Indemnified Parties under the First Lien Credit Agreement, the Second Lien Credit Agreement, each Loan Document (as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable), the Restructuring Support Agreement, the RSA Assumption Order, the DIP Facility, DIP Order, the Plans, and this Confirmation Order, including all rights to assert a General Administrative Claim in the Chapter 11 Cases and (ii) shall not be released, discharged or dischargeable by either of the Plans or by this Confirmation Order.

24. Retiree Benefits. Notwithstanding anything herein to the contrary, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

25. Plans Classification Controlling. The classifications of Claims and Interests for purposes of the distributions to be made pursuant to the Plans shall be governed solely by the terms of the Plans. The classifications set forth on the ballots: (i) were set forth on the ballots solely for purposes of voting to accept or reject the Plans, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims and Interests under the Plans for distribution purposes, and (iii) shall not be binding on the Debtors, the Reorganized Debtors, and holders of Claims or Interests for purposes other than voting on the Plans (although, for the avoidance of doubt, any releases granted by holders of Class 2, 3 and 5 Claims against the RCS Debtors and Class 2 and 3 Claims against the Cetera Debtors by not opting out of the applicable release provisions shall be binding on such holders). All rights of the Debtors and the Reorganized Debtors to seek to reclassify Claims are expressly reserved.

26. Substantive Consolidation for Limited Purposes Under the Cetera Prepackaged Plan. Entry of this Confirmation Order shall constitute the approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Cetera Debtors with respect to Classes 2 and 3 solely for the limited purposes of voting on the Cetera Prepackaged Plan and Distributions provided for under the Cetera Prepackaged Plan as provided therein. The Cetera Debtors shall not be substantively consolidated for any other purpose. With respect to Classes 1 and 4 through 7, the classifications of Claims and Interests set forth in the Cetera Prepackaged Plan shall be deemed to apply separately with respect to each Cetera Debtor, as applicable. Limited substantive consolidation pursuant to Section 5.10 of the Cetera Prepackaged Plan shall not affect: (i) the legal and corporate structures of the Cetera Debtors; (ii) pre- and post-Effective Date guarantees, liens and security interests that are required to be maintained (a) in connection with contracts or leases that were entered into during the Chapter 11 Cases or Executory Contracts and Unexpired Leases that have been or will be assumed by the Cetera Debtors or (b) pursuant to the Cetera Prepackaged Plan; (iii) Intercompany Interests; (iv) distributions from any insurance policies or proceeds of such policies; or (v) the revesting of assets in the separate Reorganized Debtors. In addition, such consolidation shall not constitute a waiver of the mutuality requirement for setoff under section 553 of the Bankruptcy Code.

27. General Administrative Claims Bar Date. Unless previously Filed, requests for payment of General Administrative Claims (other than Professional Fee Claims and Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed with the Bankruptcy Court and served on the (x) Debtors or the Reorganized Debtors, as applicable, (y) First Lien Agent and (z) the Second Lien Agent, proof of such Administrative Claim within thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”). Absent further order of the Bankruptcy Court, holders of General Administrative Claims that are required to, but do not, File and serve a request for payment of such General Administrative Claims by such date shall not be entitled to distributions on such General Administrative Claim. Objections to requests for payment of General Administrative Claims, if any, must be Filed and served on the Reorganized Debtors and the requesting party no later than one-hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, after notice and a hearing, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 and parties who have submitted a General Administrative Claim that remains unpaid and subject to an unfiled dispute. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be Filed (i) with respect to a General Administrative Claim previously Allowed by Final Order, (ii) with respect to any Cure Claim related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms, (iii) by any other trade creditor or customer of the Debtors whose Claim is on account of ordinary course of business goods or services provided to the Debtors during the course of these Chapter 11 Cases, (iv) by any party holding any Claims Allowed under the Plans, (v) with respect to any General Administrative Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or legal fees in connection with such indemnification or contribution claims pursuant to (A) any Debtor’s operating agreement, certificate of incorporation, by-laws, or similar organizational document or (B) any indemnification or contribution agreement approved by the Bankruptcy Court, (vi) with respect to any General Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after their respective Petition Dates, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses, or (vii) with respect to 503(b)(9) Claims against the RCS Debtors (which shall be subject to the applicable Claims Bar Date). For the avoidance of doubt, General Administrative Claims related to breach of contract, tort or any other Claim not related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms held by any party, including parties to any Executory Contract or Unexpired Lease that is not rejected by the Debtors, or any trade creditor or customer, must be filed by the Administrative Claims Bar Date set forth in Section 5.13 of the RCS Plan and Section 5.11 of the Cetera Prepackaged Plan. For the further avoidance of doubt and notwithstanding the foregoing, no holder of a DIP Claim or General Administrative Claim arising under the DIP Order shall be required to File a request for payment of its Administrative Claim.

28. Distributions. All distributions pursuant to the Plans shall be made in accordance with Section 6 of the Plans and such methods of distribution are approved. Notwithstanding anything to the contrary in the Plans, all distributions of Trust Units to holders of Allowed Second Lien Claims and Allowed General Unsecured Claims shall occur as soon as practicable on or after the Effective Date.

29. Treatment Is in Full Satisfaction. All distributions under the Plans made to Persons holding Allowed Claims in any Class are intended to be and shall be in full and final satisfaction of the Debtors’ obligations to such Class under the Plans.

30. Resolution of Claims. The provisions of Section 7 of the Plans, including, without limitation, the provisions governing procedures for resolving Disputed Claims, are fair and reasonable and are approved.

31. Preservation of Rights to Pursue and Settle Claims. Except with respect to the Company Released Causes of Action, the applicable Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after their respective Petition Dates) and the Creditor Trust (with respect to the Litigation Assets), in accordance with section 1123(b) of the Bankruptcy Code, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that they each may respectively hold against any Person without the approval of the Bankruptcy Court and the Reorganized Debtors’ and the Creditor Trust’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, subject to the terms of Section

7.2 of the Plans, this Confirmation Order and any contract, instrument, release, Convertible Notes Indenture, or other agreement entered into in connection with the Plans. Except as otherwise provided in the Plans, including, without limitation, with respect to any Company Released Causes of Action, nothing contained in the Plans or in this Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to their respective Petition Dates, against or with respect to any Claim left Unimpaired by the Plans. On and after the Effective Date, the Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after their respective Petition Dates) and the Creditor Trust (with respect to the Litigation Assets) shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to their Petition Dates fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by the Plans may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced. Nothing in the Cetera Prepackaged Plan or this Confirmation Order shall alter or impair any rights of any third party to the extent such third party would have any defenses, rights of setoff or rights of recoupment under applicable non-bankruptcy law against any holder of an Unimpaired Claim against the Cetera Debtors with respect to any such Unimpaired Claim against the Cetera Debtors. No Person may rely on the absence of a specific reference in the Plans, the Plan Supplement, the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, or the Cetera Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Reorganized Debtors, or the Creditor Trust Administrator, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person on or before the Effective Date (including the Company Released Causes of Action and otherwise), the Debtors, the Reorganized Debtors, and the Creditor Trust, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in the Plans. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plans or a Bankruptcy Court order, the Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after their respective Petition Dates) and the Creditor Trust (with respect to the Litigation Assets) expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation, or effectiveness of the Plans. Notwithstanding anything contained in Section 7.5(a) or (b) of the RCS Plan or Section 7.3(a) or (b) of the Cetera Prepackaged Plan, the Reorganized Debtors shall be prohibited from commencing or prosecuting any Retained Cause of Action (other than the RCAP Holdings Setoff Cause of Action) against any Retained Cause of Action Party other than for setoff or defensive purposes in any suit or action commenced against any Reorganized Debtor by any Retained Cause of Action Party.

32. Cancellation of Agreements and Securities. Except (i) with respect to Unimpaired Claims; (ii) for purposes of evidencing a right to a Distribution under the Plans, (iii) with respect to Executory Contracts or Unexpired Leases assumed by the Debtors, or (iv) as otherwise provided in the Plans, all the agreements, instruments and other documents evidencing the

Claims, Interests or rights of any holder of an Impaired Claim or prepetition Interest under the Plans shall be cancelled on the Effective Date, solely with respect to the Debtors and the Reorganized Debtors. Notwithstanding Confirmation or the occurrence of the Effective Date, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Intercreditor Agreement and the Convertible Notes Indenture shall continue in effect solely for the purposes of (a) with respect to the First Lien Credit Agreement and the Second Lien Credit Agreement, any obligations thereunder (i) governing the relationship between (x) the First Lien Agent and the First Lien Lenders and (y) the Second Lien Agent and the Second Lien Lenders (including, but not limited to those provisions relating to the rights of the First Lien Agent or Second Lien Agent to expense reimbursement, indemnification and similar amounts) or (ii) that may survive termination or maturity of the First Lien Facility or Second Lien Facility in accordance with the terms thereof, (b) with respect to the Convertible Notes Indenture, any obligations (i) governing the relationship between the Convertible Notes Indenture Trustee and the holders of Convertible Note Claims (including but not limited to those provisions relating to the Convertible Notes Indenture Trustee’s rights to expense reimbursement, indemnification and similar amounts) or (ii) that may survive termination or maturity of the Convertible Notes Indenture, and (c) with respect to all of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, (i) allowing holders of First Lien Claims, Second Lien Claims, and Convertible Note Claims, respectively, to receive Distributions under the Plans, (ii) allowing the First Lien Agent, the Second Lien Agent, and the Convertible Notes Indenture Trustee, respectively to make Distributions under the Plans to the extent provided under the Plans, and (iii) allowing the First Lien Agent, the Second Lien Agent, and Convertible Notes Indenture Trustee to seek compensation and/or reimbursement of reasonable fees and expenses in accordance with the terms of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, respectively, and the Plans, including, without limitation, through the exercise of any charging lien. For the avoidance of doubt, the exercise of its charging lien by the First Lien Agent, the Second Lien Agent or the Convertible Notes Indenture Trustee shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, this Confirmation Order or the Plans, or result in any expense or liability to the Debtors, except to the extent set forth in or provided for under the Plans. On and after the Effective Date, all duties and responsibilities of the First Lien Agent, the Second Lien Agent, and the Convertible Notes Indenture Trustee with respect to the Debtors under the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, respectively, shall be discharged except to the extent required in order to effectuate the Plans. Notwithstanding the forgoing, the Plans shall not impair or alter the rights of the DIP Secured Parties, the First Lien Secured Parties or the Second Lien Secured Parties with respect to any liens or security interests they hold in property of Non-Debtor Guarantors.

33. Assumption and Rejection of Executory Contracts and Unexpired Leases. Entry of this Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the authorization and approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Executory Contracts and Unexpired Leases (including any related guarantees) assumed pursuant to Section 8.1 of the Plans and (ii) the authorization and approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the Executory Contracts and Unexpired Leases of the Debtors rejected pursuant to Section 8.1 of the Plans. Until the Effective Date, the Debtors, at the direction of or subject to the prior written consent of, as applicable, the Required Consenting Lenders, shall retain the right to reject any of the Executory Contracts or Unexpired Leases, including such contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults.

34. Cure Notice and Cure Amounts. Any Person receiving an Initial Cure Notice that failed to object to the assumption of an Executory Contract or an Unexpired Lease, or that failed to object to the Cure Amount specified in the Initial Cure Notice, prior to April 25, 2016 at 4:00 p.m. (prevailing Eastern Time), unless otherwise extended, shall be forever barred from (i) objecting to the Initial Cure Notice and to the assumption of the Executory Contract or Unexpired Lease designated in the Initial Cure Notice, (ii) asserting any other, additional or different amount on account of such obligation against the Debtors, the Reorganized Debtors, or the Estate assets, and (iii) sharing in any other, additional or different distribution under the Plans on account of such obligation, and the Debtors and the Reorganized Debtors shall be deemed to have satisfied each element required for assumption under sections 365 and 1123(b)(2) of the Bankruptcy Code. Except as may otherwise be agreed to by the parties, the Cure Amounts listed on the Initial Cure Notice shall be satisfied by the Debtors by making a Cash payment in the manner provided in Section 2.3 of the Plans or as otherwise permitted by section 365(b)(1)(B) of the Bankruptcy Code, equal to the amount specified in the Initial Cure Notice. Any Person receiving a Supplemental Cure Notice that failed to object to the assumption of an Executory Contract or an Unexpired Lease, or that failed to object to the Cure Amount specified in the Supplemental Cure Notice, prior to May 2, 2016 at 4:00 p.m. (prevailing Eastern Time), unless otherwise extended, shall be forever barred from (i) objecting to the Supplemental Cure Notice and to the assumption of the Executory Contract or Unexpired Lease designated in the Supplemental Cure Notice, (ii) asserting any other, additional or different amount on account of such obligation against the Debtors, the Reorganized Debtors, or the Estate assets, and (iii) sharing in any other, additional or different distribution under the Plans on account of such obligation, and the Debtors and the Reorganized Debtors shall be deemed to have satisfied each element required for assumption under sections 365 and 1123(b)(2) of the Bankruptcy Code. Except as may otherwise be agreed to by the parties, the Cure Amounts listed on the Supplemental Cure Notice shall be satisfied by the Debtors by making a Cash payment in the manner provided in Section 2.3 of the Plans or as otherwise permitted by section 365(b)(1)(B) of the Bankruptcy Code, equal to the amount specified in the Supplemental Cure Notice.

35. Docupace Order. Notwithstanding anything in the Plans or the Bankruptcy Code to the contrary, (x) nothing herein, the Plans or the Bankruptcy Code shall amend, modify, or alter (i) that certain Order (A) Approving Settlement of Claims With MPAP Holdings, LLC, Regarding Docupace Technologies, LLC Pursuant to Federal Rule of Bankruptcy Procedure 9019, (B) Approving the Sale of Certain of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances, and Other Interests Pursuant to Bankruptcy Code Sections 105, 363(b), (f) and (m), (C) Approving the Assumption and Assignment of Related Executory Contract Pursuant to Bankruptcy Code Section 365 and (D) Granting Related Relief [Docket No. 589] (the “Docupace Order”) or (ii) any of the parties’ rights or remedies under the Purchase Agreement or with respect to the Interests (each as defined in the Docupace Order), (y) pursuant to the Docupace Order, the Debtors will assume and assign the Interests to the Purchaser (as defined in the Docupace Order) pursuant to the terms of the Purchase Agreement and the Docupace Order and (z) the Bankruptcy Court shall retain jurisdiction over the Interests as set forth in the Docupace Order and the Debtors shall retain their rights under the Bankruptcy Code, including Bankruptcy Code section 365, with respect to the Interests should any party terminate the Purchase Agreement in accordance with its terms.

36. Lazard Engagement. The Reorganized Debtors shall be bound by and deemed parties to that certain Engagement Letter between the Debtors and Lazard Freres & Co. LLC (“Lazard”), dated as of November 15, 2015, as approved and modified by those certain orders approving Lazard’s retention by the Debtors dated February 23, 2016 [Docket No. 191] and April 18, 2016 [Docket No. 594] (the “Lazard Retention Orders”), including, without limitation, with respect to any Minority Asset Sale (as defined in the Lazard Retention Orders) that may be consummated after the Effective Date.

37. Assumption of Certain Employment Agreements. To the extent that the Debtors assume, or assume and assign, in accordance with the Plans and this Confirmation Order any agreement between the Debtors and an employee (each, an “Assumed Employment Agreement”) and such Assumed Employment Agreement awards or grants any Equity Interests in the Debtors, such Equity Interests shall be cancelled by the Plans. For the avoidance of doubt (a) upon the Effective Date, such Equity Interests awarded or granted pursuant to any Assumed Employment Agreement and the applicable employee’s rights thereto shall be extinguished, and (b) such extinguishment shall not constitute a default or other violation of the Assumed Employment Agreement.

38. Bar Date for Rejection Claims of RCS; Turnover of Excess Security.

(a) Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the RCS Plan must be filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than thirty (30) days after the effective date of such rejection (which, (a) for Executory Contracts and Unexpired Leases listed on the Schedule of Rejected

Executory Contracts and Unexpired Leases, shall be the Effective Date, and (b) for all other Executory Contracts and Unexpired Leases rejected pursuant to Section 8 of the RCS Plan, shall be (i) the date on which the Debtors reject the applicable Executory Contract or Unexpired Lease as provided in Section 8.1 or Section 8.2(c) of the RCS Plan, or (ii) pursuant to an order of the Bankruptcy Court).

(b) All Claims arising from the rejection by any RCS Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code may be objected to in accordance with the provisions of Section 7.2 of the RCS Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Unless otherwise ordered by the Bankruptcy Court, all such Claims not filed within such time shall not be entitled to a Distribution.

(c) The RCS Debtors reserve all rights to seek accounting and return of any security for any of the RCS Debtors’ obligations under rejected Executory Contracts or Unexpired Leases.

39. Contracts and Leases Entered Into After the Cetera Petition Date Under the Cetera Prepackaged Plan. Contracts and leases entered into after the Cetera Petition Date by a Cetera Debtor will be performed by such Cetera Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases will survive and remain unaffected by entry of this Confirmation Order.

40. Restrictions on Assignment Void. Any Executory Contract or Unexpired Lease assumed or assumed and assigned shall remain in full force and effect to the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in sections 365(b)(2) and 541(c)(1)of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment, including based on any change of control provision. Any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease, terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition thereof on any such transfer or assignment (including on account of any change of control provision), constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

41. Workers’ Compensation Programs. All applicable workers’ compensation laws in states in which the Reorganized Debtors operate and the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation and workers’ compensation insurance are treated as Executory Contracts under the Plans and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero dollars.

42. Return of Adequate Assurance Deposit. Upon the Effective Date, the Cetera Debtors may release all funds in the adequate assurance deposit account established by the Cetera Debtors pursuant to the Final Order, Pursuant to Sections 105(a) and 366 of the Bankruptcy Code, (I) Prohibiting Utility Companies from Altering, Refusing or Discontinuing Utility Services, (II) Deeming Utility Companies Adequately Assured of Future Payment and (III) Establishing Procedures for Determining Additional Adequate Assurance of Payment [Docket No. 584] (the “Utilities Order”) into any other account(s) of the Cetera Debtors, to be used, applied or invested in the ordinary course of business. Any funds held by a third party as an adequate assurance deposits pursuant to the Utilities Order shall be returned to the Cetera Debtors on or prior to the Effective Date.

43. Vesting of Assets.

a. The RCS Plan. Except as otherwise provided in the RCS Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, (i) all property of the RCS Debtors’ Estates (including, all Retained Causes of Action which may be asserted by or on behalf of the RCS Debtors but excluding the Creditor Trust Assets to be transferred to the Creditor Trust and any right to proceeds thereof with respect to any Creditor Trust Asset subject to transfer restrictions) shall be vested in the Reorganized Debtors and (ii) all Creditor Trust Assets (other than any Creditor Trust Asset subject to a transfer restriction described in paragraph 20, in which event (x) the right to the transfer thereof if and when such transfer restrictions are removed and (y) the right to the proceeds thereof) shall be vested in the Creditor Trust, in each case free and clear of all Claims, liens, encumbrances, charges, and other interests, other than Unimpaired and Other Secured Claims with respect to property vested in the Reorganized Debtors pursuant to this paragraph. After the Effective Date, the Reorganized Debtors and the Creditor Trust shall not have any liability to holders of Claims or Interests other than as expressly provided for in the RCS Plan. As of the Effective Date, each of the Reorganized Debtors shall be deemed to have incurred the Exit Facility Obligations and the New Second Lien Facility Obligations pursuant to the Exit Credit Agreement and the New Second Lien Credit Agreement, respectively. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the RCS Plan.

b. The Cetera Prepackaged Plan. Except as otherwise provided in the Cetera Prepackaged Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, (i) all property of the Debtors’ Estates (including, all Retained Causes of Action which may be asserted by or on behalf of the Cetera Debtors but excluding the Litigation Assets contributed to the Creditor Trust pursuant to Section 5.1(a)(1) of the Cetera Prepackaged Plan) shall be vested in the Reorganized Debtors and (ii) all Litigation Assets transferred by the Cetera Debtors pursuant to Section 5.1(a)(1) of the Cetera Prepackaged Plan shall be vested in the Creditor Trust, in each case free and clear of all Claims, liens, encumbrances, charges, and other interests other than Unimpaired and Other Secured Claims with respect to property vested in the Reorganized Debtors pursuant to this paragraph. As of the Effective Date, (a) 100% of the Interests in Reorganized Chargers Acquisition, LLC, Reorganized First Allied Holdings Inc., and Reorganized VSR Group, LLC shall vest in Reorganized RCS Capital Holdings, LLC and (b) 100% of the Interests in Reorganized Summit Financial Services Group, Inc., Reorganized Investors Capital Holdings, LLC and Reorganized Cetera Financial Holdings shall vest in Reorganized Holdings and the Reorganized Holdings Equity Interests shall be distributed to First Lien Lenders, Second Lien Lenders, Exit Facility Lenders and Backstop Parties in accordance with the RCS Plan. After the Effective Date, the Reorganized Debtors shall not have any liability to holders of Claims or Interests other than as expressly provided for in the Cetera Prepackaged Plan. As of the Effective Date, each of the Reorganized Debtors shall be deemed to have incurred the Exit Facility Obligations and the New Second Lien Facility Obligations pursuant to the Exit Credit Agreement and the New Second Lien Credit Agreement, respectively.

As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided in the Cetera Prepackaged Plan.

44. Settlement of Certain Intercreditor Issues. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plans, the provisions of the Plans shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved pursuant to the Plans, including, without limitation, all Claims arising prior to the Petition Dates, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against any Released Party, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors, subject to Section 10.6 of the Plans. The entry of this Confirmation Order constitutes the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plans, and the compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plans, including, without limitation, each of the Plans’ release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

45. Discharge of Claims Against the Debtors and Termination of Interests.

(a) Except as otherwise provided in the Plans or this Confirmation Order, upon the Effective Date and in consideration of the rights afforded herein and the payments and Distributions to be made hereunder, each holder (as well as any trustees and agents on behalf of each holder) of a Claim against the Debtors (a “Discharged Claim”) or an Interest in the

Debtors (a “Discharged Interest”) shall be deemed to have such Discharged Claim or Discharged Interest forever discharged. On the Effective Date, all holders of Discharged Claims and Discharged Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board, or any of their assets or properties based on any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest.

(b) Notwithstanding anything contained herein or in the Plans, the Debtors are not entitled to a discharge of claims subject to 1141(d)(6) (the “Non-Discharged Claims”). Nothing in this Confirmation Order, the Plans or the Definitive Documents shall discharge, release, enjoin or affect the Non-Discharged Claims.

(c) Except as otherwise provided in the Plans or in this Confirmation Order, all Persons who have held, now hold or may hold Discharged Claims against any of the Debtors or Discharged Interests in any of the Debtors, and any other parties that may purport to assert such Discharged Claims or Discharged Interests by, through, for or because of such Persons, along with their respective present and former Representatives, are permanently enjoined, from and after the Effective Date, from: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board; (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or

the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest; or (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board, or against the property or interests in property of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest; provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct. Such injunction shall extend to any successors of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board and their respective properties and interest in properties.

46. Term of Injunctions or Stays. Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the date hereof, shall remain in full force and effect with respect to the Debtors, until the Effective Date.

47. Injunction against Interference with the Plans. Upon the entry of this Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plans.

48. Releases.

(a) Except as otherwise provided in the Plans or this Confirmation Order, and without limiting any other applicable provisions of, or releases contained in, the Plans, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, including the Distributions to be made hereunder, the Debtors and the Reorganized Debtors, on behalf of themselves and the Estates, and any and all entities acting on behalf of the Debtors, the Reorganized Debtors or the Estates shall forever release, waive and discharge all Causes of Action that they have, or had against any Debtor Released Party (the “Company Released Causes of Action”) except with respect to any obligations arising under the Plans, the Definitive Documents that by their terms survive the Effective Date, and any applicable orders of the Bankruptcy Court or other court of competent jurisdiction in the Chapter 11 Cases; provided, however, that the foregoing provisions shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct.

(b) Except as otherwise provided in the Plans or this Confirmation Order, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plans and the Cash, contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plans, each holder of a Claim (solely in its capacity as such) (i) that has voted to accept the Plans, or (ii) that has voted to reject the Plans but has not checked the box on the applicable ballot indicating that they opt not to grant the releases provided in the Plans, (provided that the each of the parties to the RSA are and shall be deemed to elect to grant the releases provided in the Plans if the RSA has not terminated in accordance with its terms), will be deemed to forever release, waive and discharge all Causes of Action in any way relating to a Debtor, the Chapter 11 Cases, the Estates, the Plans, the exhibits to the Plans, the Plan Supplement, the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, the Cetera Disclosure Statement, the RSA and the Term Sheets, the First Lien Facility, the Second Lien Facility or the Convertible Notes Indenture that such Person has, had or may have against any Released Party or their representatives or any employees, agents or partners of the Debtors (which release will be in addition to the discharge of Claims provided in the Plans and under this Confirmation Order and the Bankruptcy Code), except with respect to any obligations arising under the Plans, the Exit Credit Documents, the New Second Lien Credit Documents, or any of the Definitive Documents that by their terms survive the Effective Date, or any act, event, injury, omission, transaction, or agreement arising after the Effective Date (other than Causes of Action relating to such act, event, injury, omission, transaction or agreement first arising or occurring prior to the Effective Date); provided, however, that the foregoing provisions will have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct. For the avoidance of doubt, with respect to the RCS Plan, the foregoing release shall not release or enjoin the claims and causes of action asserted, or that could be asserted, against any non-Debtor in the Securities Litigation.

(c) Entry of this Confirmation Order constitutes the Bankruptcy Court’s approval, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, of the releases in Sections 10.6(a) and (b) of the Plans, which includes, by reference, each of the related provisions and definitions contained in the Plans and, further, constitutes the Bankruptcy Court’s finding that such releases are (i) in exchange for the good and valuable consideration provided by the Debtors and the other applicable Released Parties, representing a good faith settlement and compromise of the Claims released in the Plans, (ii) in the best interests of the Debtors and all holders of Claims, (iii) fair, equitable, and reasonable, (iv) approved after due notice and opportunity for hearing, and (v) a bar to any of the releasing parties asserting any Claim released by the releasing parties against any of the Debtors or the other applicable Released Parties or their respective property.

(d) Each Person to which Sections 10.6(a) and/or (b) of the Plans apply shall be deemed to have granted the releases set forth in those Sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of the release.

(e) Without limiting the foregoing, all releases set forth in the Plans are approved in their entirety, and such releases shall be effective on the Effective Date.

49. Exculpation. From and after the Effective Date, the Exculpated Parties will neither have nor incur any liability to any entity, and no holder of a Claim or Interest, no other party in interest and none of their respective Representatives, shall have any right of action against any Exculpated Party, for any act taken or omitted to be taken in connection with, related to or arising out of the Chapter 11 Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of the Plans, the exhibits to the Plans, the Plan Supplement, the RCS Disclosure Statement, the RCS Disclosure Statement

Supplement, the Cetera Disclosure Statement, any transaction proposed in connection with the Chapter 11 Cases or any contract, instrument, release, or other agreement or document created or entered into or any other act taken or omitted to be taken, in connection therewith; provided, however, that the foregoing provisions will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plans or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plans or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.

50. Injunction Related to Releases and Exculpation.

a. Except as otherwise expressly provided in the Plans or this Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Discharged Claims or Discharged Interests are, with respect to any such Discharged Claims or Discharged Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plans to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plans; provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct provided further, however, that nothing contained in the Plans shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plans. For the avoidance of doubt and except as otherwise set forth in the Plans, this Confirmation Order permanently enjoins the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities discharged pursuant to Section 10.3, released pursuant to Section 10.6, or exculpated pursuant to Section 10.7 of the Plans.

b. Limitation on Injunction Related to Releases and Exculpation Specific to the RCS Plan. Nothing in the RCS Plan, this Confirmation Order or in any Plan Document shall (a) enjoin or otherwise impact the continued prosecution of the claims and causes of action asserted or that could be asserted against any non-Debtor in the Securities Litigation, including but not limited to entering into or enforcing any settlement or judgment obtained in connection with or relating to the Securities Litigation involving any relevant insurance policy or coverage or any proceeds thereof; (b) preclude the plaintiffs or lead plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents; or (c) preclude the plaintiffs, lead plaintiffs, and/or the putative classes in the Securities Litigation from prosecuting their Securities Litigation Claims through settlement or final judgment in the courts where such Securities Litigation is pending (including any appeals therefrom) and seeking and/or obtaining recovery from the Debtors (including pursuant to any insurance coverage available to the Debtors) on account thereof, solely to the extent of available insurance coverage and any proceeds thereof, it being understood that the plan discharge and injunction provisions set forth in any confirmed Chapter 11 plan for the RCS Debtors shall not apply to the prosecution or settlement of such Securities Litigation Claims as set forth in the RCS Plan. Nothing in the RCS Plan shall alter the Bankruptcy Court’s reservation of jurisdiction pursuant to Section 12.1 of the RCS Plan. For the avoidance of doubt, any recoveries on account of such Securities Litigation Claims against the RCS Debtors shall be limited to, and any payments or settlements shall only be provided by available insurance coverage, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or properties of the RCS Debtors or the Reorganized Debtors.

51. Setoff.

a. The RCS Plan. Except as otherwise provided for in the RCS Plan or this Confirmation Order, in no event shall any holder of a Claim be entitled to setoff any Claim against any claim, right, or Cause of Action of the Debtors, the Reorganized Debtors, or the Creditor Trust, as applicable, unless such holder obtains an order from the Bankruptcy Court authorizing such setoff notwithstanding any indication in any proof of claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

b. The Cetera Prepackaged Plan. Notwithstanding anything in the Cetera Prepackaged Plan, nothing in the Cetera Prepackaged Plan, the Definitive Documents, or this Confirmation Order shall affect creditors’ setoff and recoupment rights under applicable nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

52. Exemption from Certain Transfer Taxes. Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange (or deemed issuance, transfer or exchange) of a security, including the issuance of the Reorganized Holdings Equity Interests and the New Warrants (under the RCS Plan), (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest, including pursuant to the Exit Facility or the New Second Lien Facility, (c) the making or assignment of any lease or sublease, (d) the assignment and transfer of the Creditor Trust Asset to the Creditor Trust as provided in the Plans, (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plans (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, dissolution, deeds, bills of sale and transfers of tangible property), including the restructuring transactions contemplated by the Plans, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, or other similar taxes, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments (including, without limitation, any transfers or assignments for collateral purposes) of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of or in connection with the Plans.

53. Transfers by Debtors. Any and all transfers of property of the Debtors’ estates pursuant to the Plans shall be free and clear of all liens, charges, Claims, encumbrances, and interests, other than Unimpaired Claims and Other Secured Claims with respect to property vested in the Reorganized Debtors pursuant to paragraph 43 herein, except as expressly provided in the Plans, the Definitive Documents, and/or this Confirmation Order.

54. Creditor Trust Investigation of Purchaser Causes of Action. Notwithstanding anything to the contrary in the RCS Plan or this Confirmation Order, the Creditor Trust shall retain the right, in its sole discretion, to: (a) investigate the Causes of Action with the reasonable cooperation of the Reorganized Debtors, in accordance with Section 5.17(l) of the RCS Plan

(including, without limitation, any Avoidance Actions) against or that may be brought against each of the purchasers (collectively, the “Purchasers”) of (i) StratCap Holdings, LLC and its direct and indirect subsidiaries, (ii) SK Research LLC’s assets, and (iii) Hatteras Funds, LLC (collectively, the “Purchaser Causes of Action”); and (b) file a notice on the docket of the Bankruptcy Court requesting that some or all of the Purchaser Causes of Action (which, under the RCS Plan, are Retained Causes of Action that will vest in the Reorganized Debtors subject to the terms and conditions of this paragraph 55 be deemed Litigation Assets and transferred to the Creditor Trust to be pursued solely (if at all) by the Creditor Trust (such notice, the “Purchaser Election Notice”). The Creditor Trust shall file any Purchaser Election Notice no later than the date that is ninety (90) days after the Effective Date, or such other later date as may be agreed to by the Creditor Trust and the Reorganized Debtors or established pursuant to an order of the Bankruptcy Court (such date, the “Election Deadline”). If a Purchaser Election Notice is filed with the Bankruptcy Court on or before the Election Deadline, the Reorganized Debtors shall have ten (10) Business Days to object to such Purchaser Election Notice (an “Election Objection”). If the Debtors or Reorganized Debtors do not file a timely Election Objection, the Reorganized Debtors shall be deemed to consent to any and all relief requested in such Purchaser Election Notice and the Purchaser Causes of Action described in the Purchaser Election Notice shall automatically vest in the Creditor Trust without further order of the Bankruptcy Court. The Bankruptcy Court shall retain jurisdiction to adjudicate any Election Objection or other dispute concerning a Purchaser Election Notice or failure of the Reorganized Debtors to reasonably cooperate with the Creditor Trust’s investigation of the Purchaser Causes of Action in accordance with Section 5.17(l) of the RCS Plan. Notwithstanding the foregoing, the Reorganized Debtors shall be deemed to have transferred the applicable Purchaser Causes of

Action against a Purchaser to the Creditor Trust and such Purchaser Causes of Action shall be deemed Litigation Assets without further order of the Bankruptcy Court if, prior to the Election Deadline, such Purchaser fails to fully execute and return to the Creditor Trust an agreement providing that such Purchaser shall reasonably cooperate with the Creditor Trust as reasonably requested regarding the Litigation Assets, including by providing information, documentation, access to employees for interviews and testimony and/or other evidence. Such cooperation will be without charge to the Creditor Trust, except that the Creditor Trust shall reimburse the Purchaser for its reasonable and documented out-of-pocket expenses. Any Purchaser Causes of Action transferred to the Creditor Trust in accordance with this paragraph 54 shall not be subject to any claim, defense, restriction or limitation arising from or related to such Purchaser Causes of Action having previously constituted a Retained Cause of Action vested in the Reorganized Debtors, including, without limitation, the limitation imposed on the Reorganized Debtors pursuant to Section 7.5(c) of the RCS Plan.

55. Issuance of New Securities under the RCS Plan. The issuance under the RCS Plan of (i) the Reorganized Holdings Equity Interests to the holders of Allowed First Lien Claims, Allowed Second Lien Claims, the Backstop Parties, and the parties entitled to receive the Exit Base Discount and Exit Backstop Discount and (ii) the New Warrants to the Creditor Trust and the subsequent distribution of the New Warrants from the Creditor Trust to the holders of Series A-1 Units, if the Creditor Trust Administrator at the direction of the Creditor Trust Board determines to make such distribution, and any subsequent sales, resales, transfers or other Distributions of such Reorganized Holdings Equity Interests or New Warrants (including Reorganized Holdings Equity Interests issuable upon exercise of any New Warrants) shall be exempt from any federal or state securities law registration requirements (and all rules and regulations promulgated thereunder) to the fullest extent permitted by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law.

56. Plan-Related Documents. Upon the Effective Date, all documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of the Plans, and any other agreements or documents related to or entered into in connection with same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

57. Other Exemptions Under the RCS Plan. The issuance under the RCS Plan of (i) the Reorganized Holdings Equity Interests to the holders of Allowed First Lien Claims, Allowed Second Lien Claims, the Backstop Parties, and the parties entitled to receive the Exit Base Discount and (ii) the New Warrants shall be exempt from the requirements of section 16(b) of the Securities and Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

58. SEC Enforcement Under the Plans. Notwithstanding anything to the contrary contained in the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, the Cetera Disclosure Statement, the Plans or this Confirmation Order, no provision shall preclude the U.S. Securities and Exchange Commission from enforcing its police or regulatory powers; and provided further, notwithstanding any language to the contrary contained in the RCS Disclosure Statement, RCS Disclosure Statement Supplement, the RCS Plan or this

Confirmation Order, no provision shall release any non-Debtor from liability in connection with any legal action or claim brought by the U.S. Securities and Exchange Commission or enjoin the U.S. Securities and Exchange Commission from bringing any action against a non-Debtor.

59. Internal Revenue Service. Notwithstanding any provision to the contrary in the Plans, this Confirmation Order, and any implementing Plan Documents, nothing shall: (1) affect the ability of the Internal Revenue Service (“IRS”) to pursue any non-debtors to the extent allowed by non-bankruptcy law for any liabilities that may be related to any federal tax liabilities owed by the Debtors or the Debtors’ Estates; (2) affect the rights of the United States to assert setoff and recoupment and such rights are expressly preserved; (3) discharge any claim of the IRS described in section 1141(d)(6) of the Bankruptcy Code; (4) be deemed to disallow any IRS non-pecuniary loss penalty claim, such penalty claim shall be paid as a general unsecured claim to the extent it is an allowed claim, and nothing shall compromise the ability of the IRS to assess or collect such penalties from the Reorganized Debtors or their respective property to the extent otherwise allowed by applicable bankruptcy and non-bankruptcy law; (5) expand the scope of section 505 of the Bankruptcy Code; (6) require the IRS to file an administrative claim in order to receive payment for any liability described in sections 503(b)(1)(B) and (C) of the Bankruptcy Code; or (7) preclude the IRS from amending, in accordance with applicable bankruptcy law, any pre-petition or post-petition claim even if the IRS has not obtained prior Bankruptcy Court approval or the authorization of the Creditor Trust Administrator for such amendment. To the extent the IRS Priority Tax Claims (including any penalties, interest or additions to tax entitled to priority under the Bankruptcy Code), if any, are not paid in full in cash on the Effective Date, the IRS Priority Tax Claims shall accrue interest commencing on the Effective Date at the rate and method set forth in 26 U.S.C. Sections 6621 and 6622. IRS administrative expense claims allowed pursuant to the Plan or section 503 of the Bankruptcy Code shall accrue interest and penalties as provided by non-bankruptcy law until paid in full. Moreover, nothing in this Confirmation Order or the Plan Documents shall: (a) be construed as a compromise or settlement of any IRS claim or interest; (b) effect a release, discharge or otherwise preclude any claim whatsoever against any Debtor by or on behalf of the IRS for any liability arising out of pre-petition or post-petition tax periods for which a required return has not been filed or as a result of any pending audit or audit that may be performed with respect to any pre-petition or post-petition tax return; and (c) nothing shall enjoin the IRS from amending, in accordance with applicable bankruptcy law, any claim against any Debtor with respect to any tax liability arising out of pre-petition or post-petition tax periods for which a required tax return has not been filed or from a pending audit or audit that may be performed with respect to any pre-petition or post-petition tax return. Further, any liability arising out of pre-petition or post-petition tax periods for which a required return has not been filed or as a result of a pending audit or audit that may be performed with respect to any pre-petition tax or post-petition tax return shall be paid in accordance with the Plans.

60. Access to Insurance Coverage.

(a) Except as otherwise provided by applicable nonbankruptcy law , no Distributions under the Plans shall be made on account of an Impaired Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Impaired Claim has exhausted all remedies with respect to such insurance policy.

(b) Notwithstanding anything to the contrary in the Plans: (x) any recoveries against any of the Debtors on account of Securities Litigation Claims shall be limited solely to the proceeds of the RCS Debtors’ insurance policies, except as provided in Section 5.17(s) of the

RCS Plan; and (y) subject to paragraph 60(a) herein, any parties claiming an entitlement to proceeds of, or coverage under the RCS Debtors’ insurance policies are authorized to liquidate and enforce any rights, judgments or settlements in connection with any such available insurance coverage.

(c) The Order Allowing for the Advancement and Payment of Defense Costs Under Insurance Policies [Docket No. 517] and the Order Allowing for the Advancement and Payment of Defense Costs Under Insurance Policies [Docket No. 699], shall remain in full force and effect and shall not be subject to the injunction contained in Section 10.8 of the RCS Plan.

61. Spinello Action. Notwithstanding any provisions to the contrary, and for the avoidance of doubt, nothing in the Cetera Prepackaged Plan or this Confirmation Order, or any amendments thereto, shall: (i) discharge, release, exculpate or enjoin any claims which could have been asserted, are currently asserted or which may hereafter be asserted by Mark Spinello (“Spinello”) against any Cetera Debtor or Cetera Reorganized Debtor including, but not limited to, Legend Group Holdings, LLC and First Allied Holdings Inc. and any of such Cetera Debtors or Reorganized Debtors, and any of their respective current or former officers, directors, or employees including, but not limited to, Enrique Vasquez, or Adam Antoniades (collectively, the “Spinello Defendants”) in that certain action, including any appeals thereof, filed by Spinello in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida (the “Spinello Action”); (ii) alter or impair the settlement or the enforcement of any judgment in the Spinello Action with or against any of the Spinello Defendants with respect to any applicable insurance coverage and proceeds thereof or with or from any of the Spinello Defendants; (iii) alter any legal or equitable rights or defenses of Spinello, the Spinello Defendants or the Cetera Debtors with respect to the Spinello Action, or be construed as an admission as to the existence of any fact or the validity of any rights or claims with respect to the Spinello Action; or (iv) alter any otherwise applicable obligation by the Spinello Defendants to maintain or produce records or documents in connection with the Spinello Action. Any stay or injunction imposed by the commencement of the Cetera Debtors’ Chapter 11 Cases, the Cetera Prepackaged Plan or this Confirmation Order is vacated as of the Effective Date, and Spinello may proceed to prosecute and litigate the Spinello Action.

62. 655 WB Operating LLC. Notwithstanding any provisions to the contrary in the Cetera Prepackaged Plan or this Confirmation Order, or any amendments to either of the foregoing: (i) the applicable Cetera Debtors’ lease agreement with 655 WB Operating LLC (“655 WB”) concerning the premises located at 655 West Broadway, San Diego, California (as amended, modified or supplemented from time to time, the “655 WB Lease”) shall be treated as an Unexpired Lease under the Cetera Prepackaged Plan and this Confirmation Order, and any amendments to either of the foregoing, and on the Effective Date of the Cetera Prepackaged Plan, 655 WB Lease shall be assumed by the applicable Cetera Debtors pursuant to section 365(a) of the Bankruptcy Code and this Confirmation Order, with any Cure Claim to be paid by the applicable Reorganized Cetera Debtors in the ordinary course of business, and all rights of 655 WB, the Cetera Debtors, the Reorganized Cetera Debtors and other parties in interest with respect to any such Cure Claim are reserved; (ii) nothing in the Cetera Prepackaged Plan or this Confirmation Order, or any amendments to either of the foregoing, shall discharge, release, exculpate or enjoin any rights, claims or causes of 655 WB related to the 655 WB Lease or that certain Irrevocable Letter of Credit issued by Barclays dated October 2, 2015 (the “655 WB LOC”); (iii) the 655 WB Lease and the 655 WB LOC shall not be deemed to be modified, amended or in any way impaired by the Cetera Prepackaged Plan or this Confirmation Order, or any amendments to either of the foregoing; and (iv) neither the Cetera Prepackaged Plan, nor this Confirmation Order, nor any amendments to either of the foregoing, shall impair, modify, prejudice, waive or otherwise affect any rights, defenses or obligations of 655 WB, the Cetera Debtors, the Reorganized Cetera Debtors, Barclays or any other party in interest with respect to the 655 WB Lease and the 655 WB LOC.

63. Brian Nygaard. Unless otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, and Brian Nygaard (“Nygaard”), notwithstanding anything to the contrary in the Cetera Prepackaged Plan or this Confirmation Order, (i) without waiver of any parties’ jurisdictional arguments, the treatment of the agreements (the “Nygaard Agreements”) between Cetera Financial Group, Inc. and Nygaard identified in that certain Notice of Filing of Rejection Schedule for Cetera Debtors’ Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 629] under the Bankruptcy Code, the Cetera Prepackaged Plan and this Confirmation Order shall remain subject to further order of the Bankruptcy Court or other applicable forum, and (ii) all rights, claims and interests of the Debtors, the Reorganized Debtors, Nygaard and other parties in interest (to the extent they have any rights, claims or interests) with respect to all matters arising from or related to the Nygaard Agreements shall be reserved, and nothing in the Cetera Prepackaged Plan or this Confirmation Order shall impair, modify, prejudice, waive or otherwise affect any such rights, claims or interests.

64. Severability. Each term and provision of the Plans, as it may have been altered or interpreted in accordance with Section 11.4 of the Plans, is (i) valid and enforceable pursuant to its terms; (ii) integral to the Plans and may not be deleted or modified without the reasonable consent of the Debtors, the First Lien Agent, the Second Lien Agent the Required Consenting Lenders, and Luxor, each as provided in the RSA, and, solely with respect to the RCS Plan, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee; and (3) nonseverable and mutually dependent.

65. Retention of Jurisdiction. On and after the Effective Date, to the extent permissible under applicable law, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising in, arising under, and related to the Chapter 11 Cases and the Plans for the purposes set forth in Section 12.1 of the Plans. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, then Section 12.1 of the Plans shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

66. Immediate Binding Effect of Plans. Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plans, the Plan Supplement and this Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected the Plans), all entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plans, and any and all non-Debtor parties to the Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plans regardless of whether any holder of a Claim or debt has voted on the Plans.

67. Dissolution of Committee; Termination of Professionals. On the Effective Date, with respect to the RCS Plan, the Committee shall dissolve and all members, employees, or agents thereof, shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases and, with respect to the Plans, the engagement of each Professional retained by the Debtors and the Committee under the RCS Plan shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, (a) each Professional shall be entitled to prosecute its respective Professional Fee Claims and represent its respective constituents with respect to applications for payment of such Professional Fee Claims, and (b) nothing in the Plans shall prevent the Reorganized Debtors or the Creditor Trust from retaining any such professional on or after the Effective Date, which retention shall not require Bankruptcy Court approval.

68. No Change in Ownership or Control. Consummation of the Plans is not intended to and shall not constitute a change in ownership or change in control, as defined in any employment or other agreement or plan in effect on the Effective Date to which a Debtor is a party.

69. Unenforceable Contracts. Notwithstanding anything to the contrary in the Plans, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust as a result of the Plans.

70. Injunction Regarding Worthless Stock Deductions. The injunctions set forth in Section 13.5 of the RCS Plan are approved and are deemed incorporated herein by reference.

71. Preservation of Documents Under the Plans. Notwithstanding anything to the contrary in the Plans or in this Confirmation Order, the Debtors, the Reorganized Debtors, and/or

any transferee of their books and records (including books, records, documents, files, electronic data in whatever format (including native format), and tangible objects) relevant or potentially relevant to the Securities Litigation (collectively, “Books and Records”) shall preserve and maintain such Books and Records in a manner consistent with the applicable provisions of the Private Securities Litigation Reform Act, 15 U.S.C. § 78u(b)(3)(C), and Federal Rules of Civil Procedure 26 and 34 as if the Debtors or the Reorganized Debtors, as applicable, were parties to the Securities Litigation and subject to a continuing request for the production of documents with respect thereto, until the earlier to occur of (a) entry of a final and nonappealable order of judgment or settlement with respect to all defendants in the Securities Litigation and (b) entry of an order of the Bankruptcy Court or the court in which the Securities Litigation is pending authorizing the destruction of certain Books and Records. Any motion seeking the order referenced in subparagraph 13.6(b) of the RCS Plan shall be on reasonable notice to counsel of record for all plaintiffs and defendants in the Securities Litigation with an opportunity to be heard. Notwithstanding anything to the contrary in the Plans or in this Confirmation Order, nothing in the Plans or this Confirmation Order shall affect the obligations of the Debtors, the Reorganized Debtors, and/or any transferee or custodian to maintain all books and records that are subject to any governmental subpoena, document preservation letter or other investigative request.

72. Governing Law. Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit to the Plans or the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plans shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. To the extent a rule of law or procedure is supplied by federal bankruptcy law, the Bankruptcy Code, the Bankruptcy Rules, and the decisions and standards of the United States Supreme Court, the United States Court of Appeals for the Third Circuit, the United States District Court for the District of Delaware, and the Bankruptcy Court, as applicable, shall govern and control.

73. Time. In computing any period of time prescribed or allowed by the Plans, unless otherwise set forth in the Plans or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

74. Binding Effect. The Plans shall be binding on and inure to the benefit of the Debtors, the holders of Claims and Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors or the Creditor Trust, and all other parties in interest in the Chapter 11 Cases. The rights, benefits, and obligations of any entity named or referred to in the Plans or this Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each entity.

75. Reservation of Rights. Except as expressly set forth in the Plans, the Plans shall have no force or effect until the Bankruptcy Court has entered this Confirmation Order and the Effective Date has occurred. Neither the Plans, any statement or provision contained in the Plans, nor any action taken or not taken by any Debtor with respect to the Plans, the RCS Disclosure Statement, the RCS Disclosure Statement Supplement, the Cetera Disclosure Statement, this Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, the First Lien Agent, the Second Lien Agent, Luxor, the Committee (under the RCS Plan), or the Required Consenting Lenders with respect to the holders of Claims or Interests prior to the Effective Date.

76. Confirmation Order and Plans Control. To the extent this Confirmation Order is inconsistent with the Plans or any Definitive Document, this Confirmation Order shall control over the Plans and any such Definitive Document for all purposes. To the extent the RCS Plan is inconsistent with the RCS Disclosure Statement or the RCS Disclosure Statement Supplement, the RCS Plan shall control over the RCS Disclosure Statement or the RCS Disclosure Statement Supplement for all purposes. To the extent the Cetera Prepackaged Plan is inconsistent with the Cetera Disclosure Statement, the Cetera Prepackaged Plan shall control over the Cetera Disclosure Statement for all purposes. To the extent the Plans are inconsistent with any other Definitive Document other than the Plans, the RCS Disclosure Statement, the RCS Disclosure Statement Supplement and the Cetera Disclosure Statement (the “Other Definitive Documents”), the Plans shall control for all purposes; it being understood that to the extent there is additional language in the Other Definitive Documents that is not in the Plans, such additional language does not create an inconsistency.

77. Plan Supplement. Each document that comprises the Plan Supplement is part of the Plans and is hereby approved. On or prior to the Effective Date, but subject to the occurrence of the Effective Date, the Debtors are hereby authorized to execute and deliver each of the documents that comprises the Plan Supplement, in substantially the respective forms included in the Plan Supplement, including such changes thereto as are consistent with the Plans and the approval standards set forth therein, without the need for any further corporate or shareholder action. Each of the documents that comprises the Plan Supplement, once executed, shall constitute a legal, valid binding and authorized obligation of the respective parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by any bankruptcy or insolvency proceeding filed by any party thereto subsequent to the date of the execution of such document).

78. Authorizations. Any action under the Plans or this Confirmation Order to be taken by, or required of, the Debtors or the Reorganized Debtors, including, without limitation, the adoption or amendment of certificates of incorporation, by-laws, limited liability company agreements or limited partnership agreements, the issuance of securities and instruments, or the selection of officers or directors, shall be authorized and approved in all respects, without any requirement of further action by any of the Debtors’ or Reorganized Debtors’ boards of directors or managers, as applicable, or security holders.

79. Payment of U.S. Trustee Fees. On the Effective Date, and thereafter as may be required, the Reorganized Debtors shall pay all U.S. Trustee Fees in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court. Any U.S. Trustee Fees due thereafter shall be paid by the Reorganized Debtors in the ordinary course, in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court, until the earlier of the entry of a final decree closing the applicable Chapter 11 Case, or a Bankruptcy Court order converting or dismissing the applicable Chapter 11 Case. Any deadline for filing Administrative Claims or Professional Fee Claims shall not apply to claims for U.S. Trustee Fees.

80. Professional Fee Claims. The holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred from and after the respective Petition Dates through the Effective Date by no later than the date that is forty-five (45) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid in full in Cash by the Reorganized Debtors either (a) within five (5) Business Days of the date such Professional Fee Claim is approved by a Final Order issued by the Bankruptcy Court, or (b) upon such other terms as may be mutually agreed upon by such holder of an Allowed Professional Fee Claim and the Reorganized Debtors. Professionals shall not be required to seek Bankruptcy Court approval of any fees and expenses incurred after the Effective Date in connection with the Debtors, Reorganized Debtors or the Chapter 11 Cases. Failure to file a final fee application by the deadline set forth above shall result in the relevant Professional Fee Claim being forever barred and disallowed. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the requesting party no later than sixty-five (65) days after the Effective Date or such other date as established by the Bankruptcy Court. For the avoidance of doubt, the fees and expenses incurred by the professionals and advisors to the DIP Agent, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and Luxor shall be paid pursuant to the terms of the DIP Order and/or RSA, and such parties shall not be required to file an application for allowance of such fees and expenses.

81. Payment of Certain Fees and Expenses. Notwithstanding any provision in the Plans to the contrary, on the Effective Date or as soon thereafter as agreed to by the Debtors and the Required Consenting Lenders, the Debtors or the Reorganized Debtors, as applicable, shall promptly pay in full in Cash (i) the reasonable fees and out-of-pocket expenses incurred by the First Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Shearman & Sterling LLP and Richards, Layton & Finger, P.A., (ii) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting First Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Jones Day, Houlihan Lokey, Inc. and Morris, Nichols, Arsht & Tunnell LLP, (iii) the reasonable fees and out-of-pocket expenses incurred by the Second Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Covington & Burling LLP and Fox Rothschild LLP, (iv) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting Second Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Davis Polk & Wardwell LLP, GLC Advisors & Co., LLC and Landis Rath & Cobb LLP, (v) the reasonable fees and out-of-pocket expenses incurred by Luxor, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Kramer Levin Naftalis & Frankel LLP and Ashby & Gedes, P.A., (vi) the reasonable fees and out-of-pocket expenses incurred by the Convertible Notes Indenture Trustee, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Pryor Cashman LLP and Sullivan Hazeltine Allinson LLC, (vii) the reasonable fees and out-of-pocket expenses incurred by each of the foregoing parties’ respective Affiliates, and (viii) to the extent allowable by law, the accrued, unpaid fees and out-of-pocket expenses of counsel for each Committee member not otherwise provided for herein, in each case, (i) in connection with the preparation, negotiation, and documentation evidencing and relating to the restructuring of the Debtors pursuant to the Plans, and (ii) without the need of such parties to file fee applications with the Bankruptcy Court; provided that each party and its counsel shall provide the Debtors’ counsel with summary invoices (redacted for any potentially privileged material) (or such other documentation as the Debtors may reasonably request) for which it seeks payment on a monthly basis and provided that the Debtors have no objection to such fees, such fees shall be paid within five (5) Business Days of receipt of such invoices. To the extent that the Debtors object to any of the fees and expenses of the parties listed in (i)-(viii) above, the Debtors shall not be required to pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by the Debtors and such party, balance paid or an order of the Bankruptcy Court upon a motion by such party.

82. Conditions to Effective Date. The Plans shall not become effective unless and until the conditions set forth in Section 9.2 of the Plans are satisfied or waived pursuant to Section 9.4 of each Plan.

83. Substantial Consummation. On the Effective Date, the Plans shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

84. Notice of Confirmation of the Plans and the Occurrence of the Effective Date. The Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form annexed hereto as Exhibit C, which is hereby approved (the “Effective Date Notice”), on all parties that they have served with notice of the Confirmation Hearing no later than ten (10) days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Effective Date Notice only on the record holders of Claims or Interests as of the Distribution Record Date. As soon as practicable after the entry of this Confirmation Order, the Debtors shall make copies of this Confirmation Order available on their reorganization website http://cases.primeclerk.com/RCSCapital. Service of the Effective Date Notice as provided herein shall constitute good and sufficient notice pursuant to Bankruptcy Rules 2002 and 3020(e) of the entry of this Confirmation Order and the occurrence of the Effective Date and no other or further notice need be given.

85. Headings. The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

86. Final Order. The 14-day stay of this Confirmation Order, as set forth in Bankruptcy Rule 3020(e), is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Bankruptcy Court.

Dated: May 19, 2016

Wilmington, Delaware

/s/ Mary F. Walrath
Mary F. Walrath
United States Bankruptcy Judge

EXHIBIT A

The Confirmed RCS Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
RCS CAPITAL CORPORATION, et. al.[1]	)	Case No. 16-10223 (MFW)
)
Debtors.	)	Jointly Administered
)
)

FOURTH AMENDED JOINT PLAN OF REORGANIZATION

FOR RCS CAPITAL CORPORATION AND ITS AFFILIATED DEBTORS

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

DECHERT LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael J. Sage	Robert S. Brady (No. 2847)
Shmuel Vasser	Edmon L. Morton (No. 3856)
Stephen M. Wolpert	Robert F. Poppiti, Jr. (No. 5052)
Janet Bollinger Doherty	Ian J. Bambrick (No. 5455)
Andrew C. Harmeyer	Rodney Square
1095 Avenue of the Americas	1000 North King Street
New York, NY 10036	Wilmington, Delaware 19801
Telephone: (212) 698-3500	Telephone: (302) 571-6600
Facsimile: (212) 698-3599	Facsimile: (302) 571-1253

Dated: May 10, 2016

[1]	The Debtors under this Plan, along with the last four digits of their respective federal tax identification numbers, are: RCS Capital Corporation (4716); American National Stock Transfer, LLC (3206); Braves Acquisition, LLC (6437); DirectVest, LLC (9461); J.P. Turner & Company Capital Management, LLC (7535); RCS Advisory Services, LLC (4319); RCS Capital Holdings, LLC (9238); Realty Capital Securities, LLC (0821); SBSI Insurance Agency of Texas Inc. (9203); SK Research LLC (4613); Trupoly, LLC (5836); and We R Crowdfunding, LLC (9785). The Debtors’ corporate headquarters and mailing address is located at 245 Park Avenue, 39th Floor, New York, NY 10167.

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INTRODUCTION

RCS Capital Corporation and its affiliated Debtors propose this joint chapter 11 plan of reorganization pursuant to section 1121 of the Bankruptcy Code for the resolution of the outstanding claims against, and interests in, the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

The Debtors have requested that the Chapter 11 Cases be jointly administered for procedural purposes only. This Plan constitutes a separate chapter 11 plan for each Debtor and, unless otherwise explained herein, the classifications and treatment of Claims and Interests apply to each individual Debtor.

ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

A discussion of the Debtors’ history and businesses, background, financial information, and a summary and analysis of this Plan and certain related matters can be found in the Debtors’ Disclosure Statement accompanying this Plan. In addition to the Disclosure Statement, the Plan also references other agreements and documents, which are or shall be filed with the Bankruptcy Court in the Plan Supplement.

Subject to certain restrictions and requirements set forth herein and section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation (as such term is defined in section 1101 of the Bankruptcy Code).

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION

A. DEFINITIONS.

Except as expressly provided otherwise or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in this Section 1. Any term that is used and not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein.

1.1. “503(b)(9) Claim” means an Administrative Claim against a Debtor or its Estate pursuant to section 503(b)(9) of the Bankruptcy Code.

1.2. “Administrative Claim” means a Claim against a Debtor or its Estate arising prior to the Effective Date for a cost or expense of administration of the Chapter 11 Cases of a kind specified under or entitled to priority or superpriority pursuant to sections 364(c)(1), 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code.

1.3. “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code. With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

1.4. “Allowed” means, with reference to a Claim, (i) a Claim against a Debtor that has been listed by such Debtor in the Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of Claim has been timely filed, (ii) a Claim with respect to which a proof of Claim that has been timely filed by the applicable Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code or Final Order of the Bankruptcy Court a proof of claim is or shall not be required to be filed), which proof of claim has not been withdrawn and as to which proof of claim no objection to allowance, request for estimation, or motion or other effort to subordinate or reclassify has been interposed prior to the expiration of the time for filing any such objection, or (iii) any Claim expressly allowed by a Final Order or allowed under the Plan, provided that any Claim that is allowed for the limited purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” for the purpose of Distributions hereunder; and, provided, further, that an “Allowed” Claim shall not include, for purposes of calculating Distributions under the Plan, interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code, any applicable Final Order, or as otherwise expressly set forth in this Plan.

1.5. “ARCP Securities Litigation” means that certain consolidated putative federal securities laws class action pending in the United States District Court for the Southern District of New York, currently styled as In re: American Realty Capital Properties, Inc. Litigation (15-mc-0040-AKH), and as may be amended, and all cases consolidated thereunder, and including any appeals in connection therewith.

1.6. “Arizona Securities Litigation” means the securities litigation action currently pending in the United States District Court for the District of Arizona, styled Vanguard Specialized Funds, et al. v. VEREIT, Inc., et al. (15-CV-02157-PHX-ROS), and as may be amended, and including any appeals in connection therewith.

1.7. “Avoidance Action” means any and all actual or potential Claims and Causes of Action under section 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and/or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

1.8. “Backstop Parties” means each of the parties to the commitment letter relating to the Exit Facility on or before the Petition Date, including each Person that has agreed separately to purchase commitments or loans under the credit or loan agreement pursuant to which the Exit Facility will be made available to Reorganized Holdings.

1.9. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended, as applicable to the Chapter 11 Cases.

1.10. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware, or any other court with jurisdiction over the Chapter 11 Cases.

1.11. “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any Local Rules of the Bankruptcy Court.

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1.12. “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

1.13. “Cash” means legal tender of the United States of America and equivalents thereof.

1.14. “Cause(s) of Action” means any and all Claims, causes of action, controversies, obligations, suits, judgments, damages, demands, debts, rights, preference actions, fraudulent conveyance actions and other claims or causes of action under sections 510, 544, 545, 546, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other similar state law claims and causes of action, Liens, indemnities, guaranties, suits, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, arising in law, equity or pursuant to any other theory of law. For the avoidance of doubt, Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

1.15. “Cetera” means the retail broker-dealer subsidiaries of the Debtors and their affiliates collectively operating under the marketing brand of “Cetera Financial Group”, including Braves Acquisition, LLC, Cetera Financial Holdings, Inc., Chargers Acquisition, LLC, First Allied Holdings Inc., Investors Capital Holdings, LLC, Summit Financial Services Group, Inc. and VSR Group, LLC and, in each case, their direct and indirect subsidiaries.

1.16. “Chapter 11 Cases” means the above-captioned, jointly administered cases under chapter 11 of the Bankruptcy Code.

1.17. “Claim” means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, including an Administrative Claim.

1.18. “Claims Bar Date” means, as applicable, (a) the date by which proofs of claim or interests must be Filed as fixed by the Bankruptcy Court in its Order Pursuant to Sections 501 and 502(b) of the Bankruptcy Code and Bankruptcy Rules 2002 and 3003(c)(3) Establishing Bar Dates for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [ECF No. 239] or (b) such other period of limitation as may be specifically fixed by an order of the Bankruptcy Court for the filing of certain Claims.

1.19. “Class” means a group of Claims or Interests classified as set forth in Section 3 of this Plan, pursuant to section 1122(a)(1) of the Bankruptcy Code.

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1.20. “Class A Units” means the class of beneficial interests in the Creditor Trust consisting of twelve (12) Series distributed to holders of Allowed General Unsecured Claims against the Debtors entitling the holders thereof to receive payment from the Creditor Trust Assets of the applicable Debtor against which such holders have Allowed Claims in accordance with Sections 4.5 and 6.11 of this Plan, which shall be deemed to be distributed on the Effective Date. Each Series of Class A Units entitles the beneficial holder thereof to a right to Distribution from the Creditor Trust Assets transferred to the Creditor Trust by the particular Debtor associated with that Series of Class A Units (as set forth below in this definition), only holders of Allowed General Unsecured Claims against that particular Debtor will receive Class A Units of the Series associated with that Debtor. For the avoidance of doubt, only Series A-1 of Class A Units will be entitled to receive any payment from the Creditor Assets. The Series of Class A Units will be issued as follows:

Series	Debtor
Series A-1	Holdings
Series A-2	American National Stock Transfer, LLC
Series A-3	Braves Acquisition, LLC
Series A-4	DirectVest, LLC
Series A-5	J.P. Turner & Company Capital Management, LLC
Series A-6	RCS Advisory Services, LLC
Series A-7	RCS Capital Holdings, LLC
Series A-8	Realty Capital Securities, LLC
Series A-9	SBSI Insurance Agency of Texas Inc.
Series A-10	SK Research LLC
Series A-11	Trupoly, LLC
Series A-12	We R Crowdfunding, LLC

1.21. “Class B Units” means a class of beneficial interests in the Creditor Trust distributed to holders of Allowed Second Lien Deficiency Claims entitling the holders thereof to receive payment from the Creditor Trust Assets in accordance with Section 4.3 of this Plan, which shall be deemed to be distributed on the Effective Date.

1.22. “Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases.

1.23. “Company Released Causes of Action” has the meaning set forth in Section 10.6 hereof.

1.24. “Confirmation” means the occurrence of the Confirmation Date.

1.25. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

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1.26. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be continued from time to time.

1.27. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.28. “Convenience Class Claim” means a Claim that would otherwise be classified as a General Unsecured Claim but, with respect to each Claim, either (i) the aggregate amount of such Claim is less than $2,000, or (ii) the aggregate amount of such Claim is reduced to $2,000 by agreement of the holder of such Claim.

1.29. “Convertible Note Claims” means the General Unsecured Claims arising under, related to, or derived from, the Convertible Notes Indenture, which shall be deemed Allowed in the amount of $90,904,512 against Holdings, in full and final satisfaction of all Claims against any Debtor in respect of the Convertible Notes.

1.30. “Convertible Note(s)” means the 5.00% Convertible Senior Notes due 2021 issued under the Convertible Notes Indenture.

1.31. “Convertible Notes Indenture” means that certain Convertible Notes Indenture, dated as of April 29, 2014, among Holdings and the Convertible Notes Indenture Trustee (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time).

1.32. “Convertible Notes Indenture Trustee” means (i) Wilmington Savings Fund Society, FSB, in its capacity as successor trustee under the Convertible Notes Indenture, or any successor trustee under, and in accordance with, the Convertible Notes Indenture and (ii) for purposes of Sections 1.147 and 5.7 of the Plan, Wilmington Trust, National Association, as former trustee under the Convertible Notes Indenture.

1.33. “Creditor Assets” means (i) $15 million in Cash and (ii) the New Warrants.

1.34. “Creditor Trust” means the trust to be established on the Effective Date by the Debtors or the Reorganized Debtors, as applicable, pursuant to this Plan for the benefit of holders of Allowed General Unsecured Claims and Allowed Second Lien Deficiency Claims, as described in more detail in Sections 4.3, 4.5, 5.17, and 6.11 of this Plan.

1.35. “Creditor Trust Administrator” means the administrator identified in the Plan Supplement to administer the Creditor Trust in accordance with the terms hereof and the Creditor Trust Agreement, which administrator shall be mutually acceptable to the Debtors, the Committee, and Luxor.

1.36. “Creditor Trust Agreement” means the governing documentation for the Creditor Trust, substantially in the form contained in the Plan Supplement, which shall be in form and substance acceptable to the Debtors, the Committee, and Luxor and reasonably acceptable to the Required Consenting First Lien Lenders, and the Required Consenting Second Lien Lenders.

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1.37. “Creditor Trust Assets” means (i) all Creditor Assets, (ii) all proceeds of Creditor Assets, including interest thereon accruing from and after the Effective Date, (iii) all Litigation Assets, and (iv) all Litigation Asset Proceeds, including interest thereon accruing from and after the Effective Date.

1.38. “Creditor Trust Board” has the meaning set forth in Section 5.17(j) of this Plan.

1.39. “Creditor Trust Costs” means any and all costs and expenses incurred in the administration of the Creditor Trust, including reasonable professionals’ fees (including any contingent portions thereof), including, without limitation, costs and expenses incurred in prosecuting the Litigation Assets, enforcing any judgment on the Litigation Assets, recovering proceeds on account of the Litigation Assets, administering Claims pursuant to the Creditor Trust Agreement and Section 7.1 hereof, and making distributions in accordance with the Creditor Trust Agreement and Section 6.11 hereof.

1.40. “Creditor Trust Distribution Schedule” means the distribution of the Distributable Assets by the Creditor Trust Administrator to holders of Series A-1 Class A Units and Class B Units in the following manner and order:

(a) 100% of the Distributable Creditor Assets, Pro Rata to holders of Series A-1 Class A Units (subject to the provisions of Section 6.11 herein);

(b) the first $30 million in Distributable Litigation Asset Proceeds constituting proceeds of the RCS Litigation Assets, Pro Rata to holders of Series A-1 Class A Units;

(c) any Distributable Litigation Asset Proceeds constituting proceeds of the RCS Litigation Assets in excess of $30 million, pro rata on a per unit basis to holders of Series A-1 Class A Units and Class B Units, without priority or preference of Series A-1 Class A Units over Class B Units or Class B Units over Series A-1 Class A Units; and

(d) any Distributable Litigation Asset Proceeds constituting excess proceeds of RCS Debtor Subsidiary Litigation Assets being distributed pursuant to Section 6.11(d) of this Plan, pro rata on a per unit basis to holders of Series A-1 Class A Units and Class B Units, without priority or preference of Series A-1 Class A Units over Class B Units or Class B Units over Series A-1 Class A Units.

1.41. “Creditor Trust Expense Reserve” means one or more cash reserves in an amount determined from time to time by the Creditor Trust Administrator as necessary or advisable to fund the reasonably foreseeable Creditor Trust Costs and Creditor Trust Liabilities, which cash reserves may be funded from the $15 million in Cash that constitutes Creditor Assets or as otherwise provided in the Creditor Trust Agreement.

1.42. “Creditor Trust Liabilities” means any liabilities incurred or assumed by the Creditor Trust or to which the Creditor Trust Assets are otherwise subject, including any liabilities or obligations (i) to pay Creditor Trust Costs and other reasonable administrative expenses (including any taxes imposed on the Creditor Trust or in respect of the assets of the Creditor Trust), or (ii) to satisfy other liabilities incurred or assumed by the Creditor Trust (or to which the Creditor Trust Assets are otherwise subject) in accordance with the Plan or the Creditor Trust Agreement.

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1.43. “Creditor Trust Term Sheet” means the term sheet, attached as Exhibit F to the Plan Term Sheet, setting forth the material terms of the Creditor Trust.

1.44. “CT Disputed Claims Reserve” means a disputed ownership fund within the meaning of Treas. Reg. § 1.468B-9 which shall contain assets of the Creditor Trust and the Class A Units allocable to, or retained on account of, Disputed General Unsecured Claims, as determined from time to time, which assets shall (to the extent possible) be held separately from other assets of the Creditor Trust, but shall be subject to an allocable share of all expenses and obligations of the Creditor Trust.

1.45. “Cure Claim” means a Claim based upon a Debtor’s default on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtor pursuant to section 365 of the Bankruptcy Code.

1.46. “Debtor Released Parties” means, collectively and individually, (a)(i) Barclays Bank PLC, as the First Lien Agent, and (ii) the First Lien Lenders; (b)(i) Bank of America, N.A., as former Second Lien Agent, (ii) Wilmington Trust, National Association as successor Second Lien Agent, and (iii) the Second Lien Lenders; (c) with respect to the period from November 8, 2015 through the Effective Date, Luxor; (d) the Convertible Notes Indenture Trustee; (e) the DIP Agent and DIP Secured Parties; (f) direct and indirect subsidiaries of each of the parties listed in (a), (b), and (e); (g) officers, directors, employees, and/or agents, in each case in such capacity, of the parties listed in (a) through (f), provided, however, that this subsection (g) shall not include any officer, director, employee, and/or agent of Luxor in their capacity as officers and/or directors of the Debtors (to the extent employed as officers or directors as of the Petition Date); and/or (h) the investment bankers, financial advisors, accountants, attorneys, and/or other professionals that are listed on Exhibit 1 hereto for work relating to the Debtors and/or any of their subsidiaries (whether prior to or during the Chapter 11 Cases), in each case in their respective capacities as such; provided, however, that the Debtor Released Parties shall not include Excluded Parties.

1.47. “Debtors” means Holdings, American National Stock Transfer, LLC, Braves Acquisition, LLC, DirectVest, LLC, J.P. Turner & Company Capital Management, LLC, RCS Advisory Services, LLC, RCS Capital Holdings, LLC, Realty Capital Securities, LLC, SBSI Insurance Agency of Texas Inc., SK Research LLC, Trupoly, LLC and We R Crowdfunding, LLC.

1.48. “Definitive Documents” means the Disclosure Statement, this Plan, the New Corporate Governance Documents, the Exit Credit Documents, the New Second Lien Credit Documents, the New Warrant Agreement, the Shareholders’ Agreement, any other documents comprising the Plan Supplement, the Confirmation Order and all related implementing documents, agreements, exhibits, annexes and schedules (as such documents may be amended, modified or supplemented from time to time in accordance with the terms hereof and the RSA), reflecting the transactions embodied herein and otherwise which, unless a different approval

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standard is specified herein, shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders, and, to the extent set forth in the RSA, Luxor, and with respect to the New Warrant Agreement, the Creditor Trust Agreement, the list of Excluded Parties, and the Litigation Assets Description, the Committee.

1.49. “DIP Agent” means Barclays Bank PLC as administrative agent and collateral agent under the DIP Facility.

1.50. “DIP Claim” means any Claim, including any Administrative Claim, derived from or based upon the DIP Obligations.

1.51. “DIP Credit Agreement” means that certain Superpriority Secured Debtor-In-Possession Term Loan, dated as of February 8, 2016 among the Debtors, the Non-RCS Affiliates, and the Non-Debtor Guarantors party thereto, the DIP Agent, and the DIP Lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

1.52. “DIP Facility” means the debtor in possession financing facility evidenced by the DIP Credit Agreement and approved by the Bankruptcy Court in the Chapter 11 Cases pursuant to the DIP Orders.

1.53. “DIP Facility Term Sheet” means the term sheet, attached as Exhibit A to the RSA, setting forth the material terms of the DIP Facility.

1.54. “DIP Lender” means any party that is or becomes a “Lender” under and as defined in, the DIP Credit Agreement.

1.55. “DIP Obligations” means the obligations of the Debtors, Non-RCS Affiliates, and Non-Debtor Guarantors to pay unpaid principal, interest, fees and expenses and all other charges to the DIP Secured Parties provided for under the DIP Credit Agreement and the DIP Order.

1.56. “DIP Order” means the Final Order of the Bankruptcy Court approving the DIP Facility.

1.57. “DIP Secured Parties” means, collectively, the “Secured Parties” as defined in the DIP Credit Agreement.

1.58. “Disbursing Agent” means any entity (including any applicable Debtor or Reorganized Debtor, if it acts in such capacity) in its capacity as a disbursing agent under Section 6.7 herein.

1.59. “Discharged Claim” has the meaning set forth in Section 10.3.

1.60. “Discharged Interest” has the meaning set forth in Section 10.3.

1.61. “Disclosure Statement” means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified, or supplemented from time to time.

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1.62. “Disputed” means, with reference to any Claim, any Claim that has not been Allowed. (i) All Claims held by any of the Excluded Parties (or any of their successors or assigns) and (ii) until any adversary proceeding or any other litigation is resolved, all Claims (other than First Lien Claims, Second Lien Claims, DIP Claims, Claims on account of adequate protection obligations pursuant to Paragraph 11 of the DIP Order or Claims on account of the obligations set forth in Section 5.7 hereof, in each case that are otherwise Allowed) held by any Person against which an adversary proceeding or any other litigation has been commenced by the Debtors, any party acting on behalf of the Debtors, the Reorganized Debtors, the Creditor Trust, or any party acting on behalf of the Creditor Trust (whether or not such adversary proceeding is related to such Claims) shall be deemed Disputed Claims.

1.63. “Dissolving Debtors” means American National Stock Transfer, LLC, DirectVest, LLC, Realty Capital Securities, LLC, SBSI Insurance Agency of Texas Inc., SK Research LLC, Trupoly, LLC, and We R Crowdfunding, LLC.

1.64. “Distributable Assets” means the Creditor Trust Assets, net of any amounts (i) in the CT Disputed Claims Reserve, (ii) in the Creditor Trust Expense Reserves, (iii) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Creditor Trust Assets during liquidation, and (iv) as otherwise provided in the Creditor Trust Agreement.

1.65. “Distributable Creditor Assets” means the Creditor Assets that are Distributable Assets.

1.66. “Distributable Litigation Asset Proceeds” means the Litigation Asset Proceeds that are Distributable Assets.

1.67. “Distribution” means a distribution provided for in this Plan by the Disbursing Agent or the Creditor Trust Administrator, as applicable, to holders of Allowed Claims in full or partial satisfaction of such Allowed Claims, and shall include distributions made by the Creditor Trust in respect of any Series of Class A Units and/or the Class B Units, as the context requires.

1.68. “Distribution Record Date” means, except with respect to holders of public securities that will receive Distributions through Depository Trust Company, 5:00 p.m. (New York City Time) on the date to be agreed among the Debtors and the Majority Consenting Lenders that is no later than two (2) Business Days before the Effective Date.

1.69. “Effective Date” means a day, as determined by the Debtors with the consent of the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and, to the extent set forth in the RSA and Term Sheets, Luxor, that is the first Business Day on or after all conditions to the Effective Date have been satisfied, or waived in accordance with Section 9.4 of this Plan.

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1.70. “Estate” means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

1.71. “Estimation Order” means any order of the Bankruptcy Court estimating for voting and/or Distribution purposes (under section 502(c) of the Bankruptcy Code) the Allowed amount of any Claim, including the Confirmation Order if the Confirmation Order grants the same relief that would have been granted in a separate Estimation Order.

1.72. “Excluded Parties” means the parties listed in the Plan Supplement, which list shall be in form and substance acceptable to the Committee, Luxor, the Required Consenting Lenders and the Debtors that may otherwise meet the definition of Released Parties or Debtor Released Parties, but shall not receive the benefit of any release, exculpation, or injunction under Section 10 of this Plan; provided, however, that Excluded Parties shall not include (a) the employees of the Debtors, the Non-RCS Affiliates, and/or Non-Debtor Affiliates (other than directors and officers) who are employed following the Petition Date and do not voluntarily relinquish their positions as of a date prior to the Effective Date without the consent of the Debtors, (b) the officers and directors of the Debtors, the Non-RCS Affiliates, and/or Non-Debtor Affiliates who are employed or serving in such capacity as of the Effective Date, (c) officers and directors of the Debtors, the Non-RCS Affiliates, and/or Non-Debtor Affiliates who are employed or serving in such capacity at any time following the Petition Date and terminated without cause prior to the Effective Date, and (d) the Professionals of the Debtors, the Non-RCS Affiliates and Non-Debtor Affiliates.

1.73. “Exculpated Parties” means the (a) Debtors, (b) the Committee and each of its members in their capacity as members of the Committee, (c) the Debtors’ officers and directors serving in such capacities during the period from the Petition Date up to and including the Effective Date; and (d) the professionals retained by the Debtors and the Committee in these Chapter 11 Cases, in each case including their successors and post-Effective Date assigns (whether by operation of law or otherwise), provided, however, that Exculpated Parties shall not include any of the Excluded Parties.

1.74. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.75. “Exit Backstop Discount” means 4% of the Reorganized Holdings Equity Interests, as discount to the principal amount of the Exit Facility funded by the Backstop Parties (without giving effect to any increase in the initial principal amount of the Exit Facility).

1.76. “Exit Base Discount” means 13.5% of the Reorganized Holdings Equity Interests as discount to the principal amount of the Exit Facility funded by the parties entitled to do so pursuant to the Exit Facility Subscription Procedures.

1.77. “Exit Credit Agreement” means that certain senior secured term loan credit agreement providing for the Exit Facility (a substantially final form of which shall be included in the Plan Supplement) to be entered into on the Effective Date by and among one or more Reorganized Debtors, as borrower(s), and certain of the post-Effective Date direct and

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indirect subsidiaries of Reorganized Holdings, collectively as guarantors, the Exit Facility Agent, as administrative and collateral agent, and the Exit Facility Lenders, which shall be in form and substance acceptable to the Exit Facility Agent and the Exit Facility Lenders, reasonably acceptable to the Debtors and their Affiliates parties thereto, and consistent with the Exit Facility Term Sheet.

1.78. “Exit Credit Documents” means the Exit Credit Agreement and all loan, guarantee, and security documents, intercreditor agreements, and all other agreements, instruments or documents relating to the Exit Facility, in form and substance acceptable to the Exit Facility Agent and the Exit Facility Lenders, reasonably acceptable to the Debtors, and consistent with the Exit Facility Term Sheet, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

1.79. “Exit Facility” means that certain senior secured term loan in an initial principal amount of $150 million (which may be increased to up to $170 million by Reorganized Holdings with the agreement of a majority in interest of the Exit Facility Lenders, provided, for the avoidance of doubt, that no Exit Facility Lender may be required to increase its own commitment under the Exit Facility without its consent) to be provided to Reorganized Holdings on the Effective Date, under the terms of the Exit Credit Documents, which shall be senior in priority to the New Second Lien Facility.

1.80. “Exit Facility Agent” means Barclays Bank PLC in its capacity as administrative agent and/or collateral agent under the Exit Facility, and any successor agent(s) appointed under, and in accordance with, the Exit Credit Agreement.

1.81. “Exit Facility Lenders” means Luxor and the holders of Allowed DIP Claims, Allowed First Lien Claims, and Allowed Second Lien Claims who become “Lenders” under, and as defined in, the Exit Credit Documents.

1.82. “Exit Facility Obligations” means all obligations to pay unpaid principal, interest, fees and expenses and all other charges owing at any time by the respective Reorganized Debtors and their Affiliates parties thereto to the “Secured Parties” as defined in the Exit Facility Credit Agreement.

1.83. “Exit Facility Subscription Procedures” means the procedures by which the First Lien Lenders and Second Lien Lenders, each as a group, will be offered the opportunity to participate in the funding of the Exit Facility (less any amount funded by Luxor, which shall not exceed $5 million) on the basis of the percentage that the First Lien Claims and the Second Lien Claims, respectively, constitute as a percentage of the aggregate First Lien Claims and the Second Lien Claims, which percentages of the Exit Facility shall then be allocated Pro Rata among First Lien Lenders and Second Lien Lenders, respectively, that are participating in the Exit Facility.

1.84. “Exit Facility Term Sheet” means the term sheet, attached as Exhibit B to the RSA, setting forth the material terms of the Exit Facility.

1.85. “Face Amount” means (a) when used in reference to a Disputed Claim, the full stated amount of the Claim asserted by the applicable holder of such Claim timely filed with the Bankruptcy Court (or such lesser estimated amount approved by order of the Bankruptcy Court), and (b) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

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1.86. “File,” “Filed,” or “Filing” means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.87. “Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing sought shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

1.88. “First Lien Agent” means Barclays Bank PLC, in its capacity as administrative agent and/or collateral agent under the First Lien Facility, and any successor agent(s) appointed under, and in accordance with, the First Lien Credit Agreement.

1.89. “First Lien Claim” means any Claim under, evidenced by, or derived from the First Lien Facility, including, without limitation, any Claim in respect of any “Obligations” as defined in the First Lien Credit Agreement.

1.90. “First Lien Credit Agreement” means that certain First Lien Credit Agreement, dated as of April 29, 2014, among Holdings, as Borrower, RCAP Holdings, LLC, RCS Capital Management, LLC, and the Subsidiary Guarantors (as defined therein), as Guarantors, the lenders and other parties from time to time party thereto, and the First Lien Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

1.91. “First Lien Facility” means collectively the First Lien Credit Agreement together with all other “Loan Documents” as defined in the First Lien Credit Agreement.

1.92. “First Lien Lenders” means, collectively, the “Lenders” as defined in the First Lien Credit Agreement.

1.93. “First Lien Secured Parties” means, collectively, the “Secured Parties” as defined in the First Lien Credit Agreement.

1.94. “General Administrative Claim” means any Administrative Claim (including Cure Claims and 503(b)(9) Claims), other than a Professional Fee Claim or a DIP Claim.

1.95. “General Administrative Claims Bar Date” has the meaning set forth in Section 5.13.

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1.96. “General Unsecured Claim” means any unsecured Claim that is not an Administrative Claim, Other Priority Claim, Priority Tax Claim, DIP Claim, Professional Fee Claim, First Lien Claim, Second Lien Claim, Other Secured Claim, a claim for U.S. Trustee Fees, Convenience Class Claim, Intercompany Claim, or Subordinated Claim.

1.97. “Group Tax Returns” has the meaning set forth in Section 13.7(a) hereof.

1.98. “Holdings” means RCS Capital Corporation.

1.99. “Holdings Equity Interests” means the prepetition Interests in Holdings, including the Holdings Preferred Equity Interests.

1.100. “Holdings General Unsecured Claims” means the General Unsecured Claims against Holdings.

1.101. “Holdings Preferred Equity Interests” means the Series B Preferred Stock of Holdings owned by Luxor Capital Partners, L.P. and other parties, the Series C Preferred Convertible Stock of Holdings owned by Luxor Capital Partners, L.P., the Series D-1 Preferred Convertible Stock of Holdings owned by AR Capital, LLC, and the Series D-2 Preferred Convertible Stock of Holdings owned by Luxor Capital Partners, L.P.

1.102. “Impaired” means, with reference to a Claim or Interest, that the treatment of such Claim or Interest under the Plan does not satisfy the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

1.103. “Indemnification Agreement” means the agreement to be filed as part of the Plan Supplement, which shall be in form and substance acceptable to the First Lien Agent, Second Lien Agent, the Debtors and the Required Consenting Lenders, pursuant to which Reorganized Holdings and its subsidiaries that are guarantors under the DIP Facility agree to indemnify the Indemnified Parties in connection with certain actions taken prior to the Effective Date in order to implement the restructuring of the Debtors, the Non-RCS Affiliates, and the Non-Debtor Guarantors and the other transactions contemplated by the Plan and the RSA.

1.104. “Indemnified Parties” means the First Lien Agent, the Second Lien Agent, and their respective Affiliates and Representatives.

1.105. “Intercompany Claim” means any Claim by any Debtor, any Non-RCS Affiliate, or any Non-Debtor Affiliate or against any Debtor.

1.106. “Intercompany Interest” means an Interest in a Debtor (other than Holdings) held by any Non-RCS Affiliates, any Non-Debtor Affiliate or another Debtor.

1.107. “Intercreditor Agreement” means that certain Intercreditor Agreement by and among the First Lien Agent, Second Lien Agent, and the Grantors (as defined therein), dated as of April 29, 2014, and amended pursuant to the Amended and Restated Intercreditor Agreement dated February 8, 2016 attached to the DIP Order, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

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1.108. “Interest” means any share of common stock, preferred stock membership interest, partnership interests or other instrument evidencing an ownership interest in a corporation, limited liability company or other entity, whether or not transferable, and any option, warrant or right, contractual or otherwise, to subscribe for or otherwise acquire any such interest in a Debtor or the right to demand the issuance of any such interest in any Debtor or stock in a Debtor (including redemption, conversion, exchange, voting, participation and dividend rights and liquidation preferences) that existed immediately before the Effective Date.

1.109. “IRS” means the Internal Revenue Service.

1.110. “Litigation Assets” means the RCS Litigation Assets and the RCS Debtor Subsidiary Litigation Assets. For the avoidance of doubt, “Litigation Assets” includes, without limitation, all Causes of Action of the Debtors, the Non-RCS Affiliates, and the Registered Investment Advisors in respect of matters arising prior to the Effective Date against, or that may be brought against the Excluded Parties (other than the RCAP Holdings Setoff Cause of Action), and all rights, interests, and defenses related thereto.

1.111. “Litigation Asset Proceeds” means the actual consideration, if any, received by the Creditor Trust as a result of any judgment, settlement, or compromise of any of the Litigation Assets.

1.112. “Litigation Assets Description” means a non-exhaustive list disclosing certain of the Claims and Causes of Action to be included in the Litigation Assets, which shall be included in the Plan Supplement.

1.113. “Luxor” means Luxor Capital Group L.P., together with its Affiliates or managed accounts as holders of the Convertible Notes, the Senior Unsecured Notes, the common Holdings Equity Interests, and the Holdings Preferred Equity Interests.

1.114. “Majority Consenting First Lien Lenders” means the holders of more than 50% of the aggregate First Lien Claims held by Required Consenting First Lien Lenders.

1.115. “Majority Consenting Lenders” means the Majority Consenting First Lien Lenders and the Majority Consenting Second Lien Lenders.

1.116. “Majority Consenting Second Lien Lenders” means the holders of more than 50% of the aggregate Second Lien Claims held by Required Consenting First Lien Lenders.

1.117. “Management Incentive Plan” means an incentive plan to be developed and approved by the Board of Reorganized Holdings after the Effective Date pursuant to which 5.0% of the Reorganized Holdings Equity Interests may be distributed to certain members of management of the Debtors, Non-RCS Affiliates and Non-Debtor Guarantors as set forth in Section 5.18 of this Plan.

1.118. “New Corporate Governance Documents” means an amended and restated certificate of incorporation and bylaws of each of the Reorganized Debtors or, if such entity is not a corporation, analogous organizational documents, which shall be included in the Plan Supplement, and shall be in form and substance acceptable to the Required Consenting Lenders and reasonably acceptable to the Debtors.

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1.119. “New Second Lien Credit Agreement” means that certain second-priority secured term loan credit agreement (a substantially final form of which shall be included in the Plan Supplement) to be entered into on the Effective Date by and among one or more Reorganized Debtors, as borrower(s), and certain of the post-Effective Date direct and indirect subsidiaries of Reorganized Holdings, including certain Non-RCS Affiliates and Non-Debtor Guarantors, collectively as guarantors, the New Second Lien Facility Agent, as administrative and collateral agent, and the New Second Lien Facility Lenders, which shall be in form and substance acceptable to the New Second Lien Facility Agent and the New Second Lien Facility Lenders, reasonably acceptable to the Debtors, and consistent with the New Second Lien Facility Term Sheet, and shall provide for the New Second Lien Facility.

1.120. “New Second Lien Credit Documents” means the New Second Lien Credit Agreement and all loan, guarantee, and security documents, intercreditor agreements, and all other agreements, instruments or documents relating to the New Second Lien Facility, which shall be in form and substance acceptable to the New Second Lien Facility Agent and the New Second Lien Facility Lenders, reasonably acceptable to the Debtors, and consistent with the New Second Lien Facility Term Sheet, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

1.121. “New Second Lien Facility” means that second-priority senior secured term loan in the principal amount of $500 million to be provided to the Reorganized Debtors on the Effective Date, under the terms of the New Second Lien Credit Documents, which shall be junior in lien priority to the Exit Facility.

1.122. “New Second Lien Facility Agent” means Barclays Bank PLC in its capacity as administrative agent and/or collateral agent under the New Second Lien Facility, and any successor agent(s) appointed under, and in accordance with, the New Second Lien Credit Agreement.

1.123. “New Second Lien Facility Lenders” means the holders of Allowed First Lien Claims who become “Lenders” under, and as defined in, the New Second Lien Credit Documents.

1.124. “New Second Lien Facility Obligations” means all obligations pay unpaid principal, interest, fees and expenses and all other charges owing at any time by the respective Reorganized Debtors, Non-RCS Affiliates, and Non-Debtor Guarantors to the “Secured Parties” as defined in the New Second Lien Credit Agreement.

1.125. “New Second Lien Facility Term Sheet” means the term sheet, attached as Exhibit C to the RSA, setting forth the material terms of the New Second Lien Facility.

1.126. “New Warrant Agreement” means the warrant agreement substantially in the form set forth in the Plan Supplement for the issuance of the New Warrants, which shall be consistent with the New Warrant Agreement Term Sheet and in form and substance acceptable to the Debtors, the Committee, Luxor and the Required Consenting Lenders.

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1.127. New Warrant Agreement Term Sheet” means the term sheet, attached as Exhibit E to the Plan Term Sheet, setting forth the material terms of the New Warrant Agreement.

1.128. “New Warrant Proceeds” means any proceeds received by the Creditor Trust upon the exchange or deemed exchange of the New Warrants.

1.129. “New Warrants” means the new five (5) year warrants to be issued in accordance with the terms of the New Warrant Agreement, entitling their holders to convert the New Warrants to 10% of the shares of Reorganized Holdings Equity Interests (calculated immediately after the Effective Date, but assuming all shares issuable under the New Warrants have been issued) to be calculated based on a $387.1 million aggregate equity value on the Effective Date.

1.130. “Non-Debtor Affiliates” means Girard Securities, Inc., VSR Financial Services, Inc., J.P. Turner & Company, LLC, Cetera Advisors LLC, Tower Square Investment Management, Cetera Advisor Networks LLC, Cetera Investment Services LLC, Cetera Financial Specialists LLC, Cetera Investment Advisers LLC, Summit Brokerage Services, Inc., Summit Financial Group, Inc., First Allied Asset Management Inc., First Allied Advisory Services, Inc., First Allied Securities, Inc., First Allied Wealth Management, Inc., First Allied Retirement Services, Inc., Associates in Excellence, FASI Insurance Services, Inc., FASI of TX, Inc., Legend Advisory Corporation, Legend Equities Corporation, LEC Insurance Agency, Inc., Advisory Services Corporation, The Legend Group, Inc., Investors Capital Corp., Advisor Direct, Inc., and Docupace Technologies, LLC.

1.131. “Non-Debtor Guarantors” means the Non-Debtor Affiliates of the Debtors that are guarantors under the First Lien Facility, Second Lien Facility, DIP Facility, Exit Facility and New Second Lien Facility, as applicable.

1.132. “Non-RCS Affiliates” means Cetera Financial Holdings, Inc.; Cetera Advisors Insurance Services LLC; Cetera Advisor Networks Insurance Services LLC; Cetera Financial Group, Inc.; Cetera Financial Specialists Services LLC; Cetera Insurance Agency LLC; Chargers Acquisition, LLC; FAS Holdings, Inc.; First Allied Holdings Inc.; ICC Insurance Agency, Inc.; Investors Capital Holdings, LLC; Legend Group Holdings, LLC; SBS Financial Advisors, Inc.; SBS Insurance Agency of Florida, Inc.; SBS of California Insurance Agency, Inc.; Summit Capital Group, Inc.; Summit Financial Services Group, Inc.; Summit Holdings Group, Inc.; VSR Group, LLC, which entities will be debtors under the Prepackaged Plan.

1.133. “Non-Released Affiliate Causes of Action” means all Causes of Action, including Avoidance Actions, owned by, asserted by or on behalf of, or that may be asserted by or on behalf of, the Non-RCS Affiliates or their Estates, other than Causes of Action that are released or otherwise waived, released, or compromised under this Plan or the Prepackaged Plan.

1.134. “Non-Released Causes of Action” means the Non-Released Company Causes of Action and the Non-Released Affiliate Causes of Action.

1.135. “Non-Released Company Causes of Action” means all Causes of Action, including Avoidance Actions, owned by, asserted by or on behalf of, or that may be asserted by or on behalf of, the Debtors or the Debtors’ Estates, other than the Company Released Causes of Action.

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1.136. “Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim, Professional Fee Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.137. “Other Secured Claim” means any Secured Claim other than the DIP Claims, the First Lien Claims, and the Second Lien Claims.

1.138. “Person” means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof or any other form of legal entity.

1.139. “Petition Date” means January 31, 2016.

1.140. “Plan” or “Plan of Reorganization” means this joint chapter 11 plan of reorganization, including the Plan Supplement and exhibits hereto, as the same may be amended or modified from time to time, in accordance with the Bankruptcy Code and the terms of this Plan.

1.141. “Plan Supplement” means one or more compilation(s) of documents, including any exhibits to the Plan not included herewith, that the Debtors may File with the Bankruptcy Court, including, without limitation, the following: (a) the identity of the members of the new board of directors of Reorganized Holdings and the nature and amount of compensation for any member of the new board who is an “insider” under section 101(31) of the Bankruptcy Code; (b) the Schedule of Rejected Contracts and Unexpired Leases; (c) the New Corporate Governance Documents; (d) the Exit Credit Agreement; (e) the New Second Lien Credit Agreement; (f) the Shareholders’ Agreement; (g) the New Warrant Agreement; (h) the Creditor Trust Agreement; (i) the terms of the Retention Program; (j) the list of Excluded Parties; (k) the Indemnification Agreement; (l) the Litigation Assets Description; and (m) the identity of the Creditor Trust Administrator and the members of the Creditor Trust Board. The documents contained in the Plan Supplement shall be subject to the approval standards set forth herein.

1.142. “Plan Term Sheet” means the term sheet setting forth the material terms of the Plan, attached as Exhibit E to the RSA.

1.143. “Prepackaged Plan” means a joint prepackaged chapter 11 plan for the Non-RCS Debtors having the material terms set forth on the Prepackaged Plan Term Sheet.

1.144. “Prepackaged Plan Term Sheet” means the term sheet, attached as Exhibit D to the RSA, setting forth the material terms of the Prepackaged Plan.

1.145. “Priority Tax Claim” means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code that is due and payable on or before the Effective Date. Any Claims asserted by a governmental unit on account of penalties not on account of an actual pecuniary loss shall not constitute Priority Tax Claims.

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1.146. “Professional” means any professional retained in the Chapter 11 Cases in accordance with an order of the Bankruptcy Court issued pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or any professional or other Person seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.147. “Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional for services rendered or expenses incurred in the Chapter 11 Cases, but specifically excluding the fees and expenses incurred by the professionals and advisors to (i) the DIP Agent, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and Luxor which fees and expenses incurred on or prior to the Effective Date shall be paid pursuant to the terms of the RSA and/or DIP Order, and (ii) the Convertible Notes Indenture Trustee.

1.148. “Pro Rata” means the proportion that (a) the Face Amount of a Claim in a particular Class or Classes (or portions thereof, as applicable) bears to (b) the aggregate Face Amount of all Claims (including Disputed Claims) in such Class or Classes (or portions thereof, as applicable), unless this Plan provides otherwise.

1.149. “RCAP Holdings Setoff Cause of Action” means any Cause of Action, including any Avoidance Action, against or that may be brought against RCAP Holdings LLC in connection with its attempted exercise of alleged setoff rights on or about January 8, 2016 under that certain Note Purchase and Class B Share Agreement, dated as of November 8, 2015.

1.150. “RCS Debtor Subsidiaries” means American National Stock Transfer, LLC, Braves Acquisition, LLC, DirectVest, LLC, J.P. Turner & Company Capital Management, LLC, RCS Advisory Services, LLC, RCS Capital Holdings, LLC, Realty Capital Securities, LLC, SBSI Insurance Agency of Texas Inc., SK Research LLC, Trupoly, LLC and We R Crowdfunding, LLC.

1.151. “RCS Debtor Subsidiary Litigation Assets” means all Non-Released Company Causes of Action held by the applicable RCS Debtor Subsidiary, other than (a) Retained Causes of Action and (b) Causes of Action retained by the Non-RCS Affiliates under the Prepackaged Plan, and all rights, interests, and defenses related thereto, in each case in respect of matters arising prior to the Effective Date. For the avoidance of doubt, “RCS Debtor Subsidiary Litigation Assets” includes, without limitation, all Causes of Action of the RCS Debtor Subsidiaries in respect of matters arising prior to the Effective Date against, or that may be brought against, the Excluded Parties (other than the RCAP Holdings Setoff Cause of Action), and all rights, interests, and defenses related thereto.

1.152. “RCS Litigation Assets” means all (i) RIA Causes of Action, (ii) Non-Released Company Causes of Action held by Holdings other than Retained Causes of Action, (iii) Non-Released Affiliate Causes of Action other than Causes of Action retained by the Non-RCS Affiliates under the Prepackaged Plan and, in the case of (i), (ii), and (iii) all rights, interests, and defenses related thereto, in each case in respect of matters arising prior to the Effective Date. For the avoidance of doubt, “RCS Litigation Assets” includes, without limitation, all Causes of Action of Holdings, the Non-RCS Affiliates, and the Registered Investment Advisors in respect of matters arising prior to the Effective Date against, or that may be brought against, the Excluded Parties (other than the RCAP Holdings Setoff Cause of Action), and all rights, interests, and defenses related thereto.

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1.153. “Reinstated” means rendering a Claim or Interest Unimpaired in the manner chosen by the Debtors.

1.154. “Registered Investment Advisors” means Cetera Investment Advisors LLC, First Allied Advisory Services, Inc., Legend Advisory Corporation, Summit Financial Group, Inc. and Tower Square Investment Management LLC, each of which is a “Registered Investment Advisor” within the meaning of The Investment Advisers Act of 1940.

1.155. “Released Parties” means, collectively and individually, (a) the Debtors and Reorganized Debtors, (b) the employees of the Debtors (other than directors and officers) who are employed as of the Petition Date and do not voluntarily relinquish their positions as of a date prior to the Effective Date without the consent of the Company (c) the officers and directors of the Debtors who are employed or serving in such capacity as of the Effective Date, (d) officers and directors of the Debtors who are employed or serving in such capacity at any time following the Petition Date and terminated without cause prior to the Effective Date, (e) (i) Barclays Bank PLC, as the First Lien Agent, and (ii) the First Lien Lenders, (f) (i) Bank of America, N.A., as former Second Lien Agent, (ii) Wilmington Trust, National Association as successor Second Lien Agent, and (iii) the Second Lien Lenders, (g) Luxor and its officers, directors, agents, and principals, including in their capacity as officers and/or directors of the Debtors (to the extent employed as officers or directors as of the Petition Date), (h) the Convertible Notes Indenture Trustee, (i) the DIP Agent and DIP Secured Parties, (j) the Committee and its members (solely in their capacities as such), and (k) Representatives of each of the parties listed in clauses (a) through (j); provided, however, that Released Parties shall not include Excluded Parties.

1.156. “Reorganized Debtors” means the Debtors other than the Dissolving Debtors on and after the Effective Date.

1.157. “Reorganized Holdings” means Holdings (which may change its name from RCS Capital Corporation to a name set forth in the Plan Supplement) or, if applicable, any successor or newly established corporation, partnership or limited liability company as set forth in the Plan Supplement, in either case from and after the Effective Date.

1.158. “Reorganized Holdings Equity Interests” means the common stock of Reorganized Holdings, par value $.01 per share (or, if Reorganized Holdings is not a corporation, the applicable Interests of Reorganized Holdings), issued on and after the Effective Date, which shall have an implied aggregate value on the Effective Date of $387.1 million.

1.159. “Representatives” means, with respect to any Person, such Person’s Affiliates, predecessors, successors, assigns, officers, directors, principals, employees, subsidiaries, members, partners, managers, agents, attorneys, advisors, investment bankers, financial advisors, accountants or other professional of such Person or Affiliate, in each case in such capacity.

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1.160. “Required Consenting First Lien Lenders” shall mean the First Lien Lenders party to the RSA who own or control at least two-thirds of the aggregate outstanding principal amount of loans under the First Lien Credit Agreement.

1.161. “Required Consenting Lenders” means the Required Consenting First Lien Lenders and the Required Consenting Second Lien Lenders.

1.162. “Required Consenting Second Lien Lenders” shall mean the Second Lien Lenders party to the RSA who own or control at least two-thirds of the aggregate outstanding principal amount of loans under the Second Lien Credit Agreement.

1.163. “Restructuring Transactions” means the transactions described in Section 5.1.

1.164. “Retained Cause of Action Party” means a party against whom, but for the prohibition in Section 7.5(c) of this Plan, any Retained Causes of Action may be commenced or prosecuted.

1.165. “Retained Causes of Action” means, (a) the RCAP Holdings Setoff Cause of Action and (b) except with respect to Excluded Parties, all Non-Released Company Causes of Action, including Avoidance Actions, against or that may be brought against (i) the purchasers (each, a “Purchaser”) of (x) StratCap Holdings, LLC and its direct and indirect subsidiaries and (y) SK Research LLC’s assets, and (z) Hatteras Funds, LLC, (ii) continuing ordinary course vendors, retail clients, or employees of the Reorganized Debtors, and (iii) financial advisors registered with broker-dealers or Registered Investment Advisors, in each case affiliated with the Debtors or Non-RCS Affiliates as of the Effective Date. Notwithstanding anything to the contrary contained herein, as a condition precedent to the causes of action against a Purchaser being included as a Retained Causes of Action, prior to the Voting Deadline (as defined in the Disclosure Statement) such Purchaser must fully execute and return to the Committee (for the benefit of the Committee and Creditor Trust) an agreement providing that such Purchaser shall reasonably cooperate with the Creditor Trust as reasonably requested regarding the Litigation Assets, including by providing documentation, access to employees for interviews and testimony and/or other evidence. Such cooperation will be without charge to the Creditor Trust, except that the Creditor Trust shall reimburse the Purchaser for its reasonable out-of-pocket expenses. If a Purchaser does not execute and return the cooperation agreement prior to the Voting Deadline, the Causes of Action against such Purchaser shall be deemed Litigation Assets and transferred to the Creditor Trust under the Plan. Notwithstanding anything to the contrary contained herein (and irrespective of the execution of a cooperation agreement by a Purchaser), the Committee shall investigate any potential Causes of Action with respect to the Purchasers with the reasonable cooperation of the Debtors, and if the Committee files an objection with the Bankruptcy Court no later than April 22, 2016 opposing the inclusion of any such Cause of Action in Retained Causes of Action under subclause (b)(i) above, upon notice to the Debtors and each Purchaser, such Cause of Action (A) shall remain within the definition of Retained Cause of Action or (B) (x) shall be deemed a Litigation Asset and transferred to the Creditor Trust under the Plan, and (y) shall be deemed not to be included in the definition of Retained Causes of Action, each as determined by the Bankruptcy Court.

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1.166. “Retention Program” means a retention program pursuant to which certain members of Cetera advisor groups and firms may receive forgivable loans consistent with industry standards and historic practices of the Debtors and the Non-RCS Affiliates, the terms of which shall be set forth in the Plan Supplement.

1.167. “RIA Release” means the release of guarantee obligations of the Registered Investment Advisors under each of the First Lien Facility and the Second Lien Facility.

1.168. “RIA Causes of Action” means all Causes of Action owned by, asserted by or on behalf of, or that may be asserted by or on behalf of any Registered Investment Advisor, provided, however, that, except with respect to Excluded Parties, the RIA Causes of Action shall not include (a) the RCAP Holdings Setoff Cause of Action, or (b) Causes of Action against or that may be brought against (i) the purchasers of (x) StratCap Holdings, LLC and its direct and indirect subsidiaries, (y) SK Research LLC’s assets, and (z) Hatteras Funds, LLC, (ii) continuing ordinary course vendors, retail clients, or employees of the Registered Investment Advisors, (iii) financial advisors registered with broker-dealers or Registered Investment Advisors, in each case affiliated with the Registered Investment Advisors as of the Effective Date, and (iv) Released Parties.

1.169. “RSA” or “Restructuring Support Agreement” means the Restructuring Support Agreement, dated as of January 29, 2016, among the Debtors, the Non-RCS Affiliates, certain Non-Debtor Affiliates, the First Lien Agent, the Required Consenting First Lien Lenders, the Second Lien Agent, the Required Consenting Second Lien Lenders and Luxor, as the same may be amended or otherwise modified in accordance with its terms, and the Term Sheets attached as exhibits thereto, attached as Exhibit B to the Declaration of David Orlofsky, Chief Restructuring Officer of RCS Capital Corporation, in Support of Chapter 11 Petitions and First Day Motions [ECF No. 17].

1.170. “RSA Assumption Order” means an order of the Bankruptcy Court authorizing the Debtors to assume the RSA.

1.171. “Schedule of Rejected Executory Contracts and Unexpired Leases” has the meaning set forth in Section 8.1 herein.

1.172. “Schedules” means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended from time to time.

1.173. “Second Lien Agent” means Wilmington Trust, National Association, in its capacity as successor administrative agent and/or collateral agent under the Second Lien Facility, and any successor agent(s) appointed under, and in accordance with, the Second Lien Credit Agreement.

1.174. “Second Lien Claim” means any Claim under, evidenced by, or derived from the Second Lien Facility, including, without limitation, any Claim in respect of any “Obligations” as defined in the Second Lien Credit Agreement.

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1.175. “Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of April 29, 2014, among Holdings, as Borrower, RCAP Holdings, LLC, RCS Capital Management, LLC, and the Subsidiary Guarantors (as defined therein), as Guarantors, the lenders and other parties from time to time party thereto, and the Second Lien Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).

1.176. “Second Lien Deficiency Claims” means the portion of the aggregate Second Lien Claims that are not Secured Claims.

1.177. “Second Lien Facility” means collectively the Second Lien Credit Agreement together with all other “Loan Documents” as defined in the Second Lien Credit Agreement.

1.178. “Second Lien Lenders” means, collectively, the “Lenders” as defined in the Second Lien Credit Agreement.

1.179. “Second Lien Secured Parties” means, collectively, the “Secured Parties” as defined in the Second Lien Credit Agreement.

1.180. “Secured Claim” means a Claim, (a) has been determined by a Final Order to be secured pursuant to section 506(a) and, if applicable, section 1111 of the Bankruptcy Code, or (b) in the absence of such Final Order, has been agreed by the Debtors to be secured with the prior written consent of the First Lien Agent, the Second Lien Agent, and the Required Consenting Lenders.

1.181. “Secured Second Lien Claims” means the portion of the aggregate Second Lien Claims that are Secured Claims.

1.182. “Securities Litigation” means the ARCP Securities Litigation, the Arizona Securities Litigation and the Weston Securities Litigation.

1.183. “Securities Litigation Claims” means all Claims against any of the Debtors asserted by the plaintiffs, lead plaintiffs or putative classes in the Securities Litigation, which Claims shall be classified in Class 7 or Class 10 as provided herein.

1.184. “Senior Unsecured Note Claims” means all General Unsecured Claims arising under, related to, or derived from the Senior Unsecured Promissory Notes issued by RCS Capital Corporation to Luxor Capital Partners, L.P., Luxor Wavefront, L.P., Luxor Capital Partners Offshore Master Fund, L.P. and Thebes Offshore Master Fund, LP, each dated November 9, 2015, which shall be deemed Allowed in the amount of $15,409,315.07 against Holdings, in full and final satisfaction of all Claims against any Debtor in respect of the Senior Unsecured Note Claims.

1.185. “Senior Unsecured Notes” means the Senior Unsecured Promissory Notes issued by RCS Capital Corporation to Luxor Capital Partners, L.P., Luxor Wavefront, L.P., Luxor Capital Partners Offshore Master Fund, L.P. and Thebes Offshore Master Fund, LP, each dated November 9, 2015.

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1.186. “Shareholders’ Agreement” means an agreement, including any limited liability company agreement, among holders of the Reorganized Holdings Equity Interests and New Warrants as of the Effective Date, which agreement shall contain or provide for such terms, rights and obligations (notwithstanding anything to the contrary contained herein) regarding, among other things, confidentiality obligations, restrictions against transfer to competitors, and restrictions against transfer that would result in Holdings becoming subject to the reporting requirements of section 12 or 15 of the Securities Exchange Act of 1934, as amended, which agreement shall be in form and substance (a) acceptable to (i) the Required Consenting Lenders and (ii) solely to the extent related to the New Warrants, Luxor and the Committee and (b) to the extent affecting the obligations of the Debtors, reasonably acceptable to the Debtors.

1.187. “Subordinated Claim” means a Claim that is subject to subordination under sections 510(b) or 510(c) of the Bankruptcy Code, including all Claims against the Debtors arising from rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

1.188. “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.189. “Term Sheets” means the DIP Facility Term Sheet, Exit Facility Term Sheet, New Second Lien Facility Term Sheet, New Warrant Agreement Term Sheet, Creditor Trust Term Sheet, Plan Term Sheet, and Prepackaged Plan Term Sheet.

1.190. “Trust Units” means all Series of the Class A Units and the Class B Units.

1.191. “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and accrued interest thereon, if any, arising under 31 U.S.C. § 3717.

1.192. “Unclaimed Property” means any (i) Cash or (ii) other consideration being provided pursuant to this Plan in satisfaction of Allowed Claims hereunder, in each case that is unclaimed or unissued on or after the Effective Date or a date on which a Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and other property mailed to a Claim holder’s address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby) not mailed or delivered because no Claim holder’s address to mail or deliver such property to was available.

1.193. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.194. “Unimpaired” means, with reference to a Claim or Interest, that the treatment of such Claim or Interest under the Plan satisfies the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

1.195. “Weston Securities Litigation” means the class action case styled as Weston v. RCS Capital Corp., et al., Case No. 1:14-CV-10136-GBD, pending in the United States District Court for the Southern District of New York, and as may be amended, and all cases consolidated thereunder, and including any appeals in connection therewith.

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B.	RULES OF INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

For purposes of this Plan, unless otherwise provided herein: (i) unless inappropriate based on the context in which a term is used, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan or Confirmation Order or the terms of such document; (iii) any reference to a Person includes that Person’s successors, assigns and Affiliates; (iv) all references in this Plan to Sections and exhibits are references to Sections and exhibits of or to this Plan; (v) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) captions and headings sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (vii) subject to the provisions of any contract, certificate of incorporation, by-laws, similar constituent document, instrument, release or other agreement or document entered into or delivered in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; (viii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any Distributions made on account of any Claim shall only be on account of Allowed Claims notwithstanding the use or not of the word “Allowed” before such Claim; and (xi) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

C.	APPENDICES AND PLAN DOCUMENTS.

The Plan Supplement and appendices to this Plan are incorporated into this Plan by reference and are a part of this Plan as if set forth in full herein. Holders of Claims and Interests may inspect a copy of such documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of such documents at the website of the Debtors’ claims and noticing agent, Prime Clerk LLC, at http://cases/primeclerk.com/rcscapital.

SECTION 2. ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS

2.1. No Classification of General Administrative Claims, DIP Claims, Professional Fee Claims and Priority Tax Claims.

General Administrative Claims, DIP Claims, Professional Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Section 3 of this Plan in accordance with section 1123(a)(l) of the Bankruptcy Code.

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2.2. U.S. Trustee Fees.

On or before the Effective Date, the Debtors shall pay all U.S. Trustee Fees in full in Cash in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court. Any U.S. Trustee Fees due after the Effective Date shall be paid by the Reorganized Debtors in the ordinary course, in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court, until the earlier of the entry of a final decree closing the applicable Chapter 11 Case, or a Bankruptcy Court order converting or dismissing the applicable Chapter 11 Case. Any deadline for filing Administrative Claims or Professional Fee Claims shall not apply to claims for U.S. Trustee Fees.

2.3. General Administrative Claims.

Except to the extent that a holder of an Allowed General Administrative Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable or equal, but different, treatment, each holder of an Allowed Administrative Claim shall be paid, in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed General Administrative Claim, Cash in an amount equal to the amount of such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the latest of (i) the Effective Date, (ii) the fifteenth (15th) Business Day after such General Administrative Claim becomes Allowed by a Final Order of the Bankruptcy Court or (iii) the date such General Administrative Claim becomes due and payable after such General Administrative Claim becomes Allowed by a Final Order of the Bankruptcy Court; provided, however, that Allowed General Administrative Claims incurred in the ordinary course of business may be paid in full in the ordinary course of business, at the option of the Reorganized Debtors, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.4. Professional Fee Claims.

The holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred from and after the Petition Date through the Effective Date by no later than the date that is forty-five (45) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid in full in Cash by the Reorganized Debtors either (a) within five (5) Business Days of the date such Professional Fee Claim is approved by a Final Order issued by the Bankruptcy Court, or (b) upon such other terms as may be mutually agreed upon by such holder of an Allowed Professional Fee Claim and the Reorganized Debtors. Professionals shall not be required to seek Bankruptcy Court approval of any fees and expenses incurred after the Effective Date in connection with the Debtors, Reorganized Debtors or the Chapter 11 Cases. Failure to file a final fee application by the deadline set forth above shall result in the relevant Professional Fee Claim being forever barred and disallowed. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the requesting party no later than sixty-five (65) days after the Effective Date or such other date as established by the Bankruptcy Court. For the avoidance of doubt, the fees and expenses incurred by the professionals and advisors to the DIP Agent, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and Luxor shall be paid pursuant to the terms of the DIP Order and/or RSA, and such parties shall not be required to file an application for allowance of such fees and expenses.

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2.5. DIP Claims.

All DIP Claims shall be Allowed in full in the amount of the DIP Obligations outstanding on the Effective Date. Except as otherwise agreed to by the Debtors, the DIP Agent, the “Required Lenders” under, and as defined in, the DIP Credit Agreement and the Required Consenting Lenders, on the Effective Date, each holder of an Allowed DIP Claim shall be paid in Cash in full from the proceeds of the Exit Facility in accordance with the terms of the DIP Credit Agreement and the Exit Credit Documents.

2.6. Priority Tax Claims.

(a) Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in exchange for and in full satisfaction, settlement, release, and discharge of its Allowed Priority Tax Claim, at the election of the Debtors with the consent of the Required Consenting Lenders, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the (a) Effective Date or (b) fifteenth (15th) Business Day after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, commencing on the later of the (a) Effective Date or (b) fifteenth (15th) Business Day after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim and ending no later than five (5) years after the Petition Date. The Reorganized Debtors shall have the right to prepay an Allowed Priority Tax Claim with the consent of the Required Consenting Lenders at any time under this option. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due in accordance with this Section 2.6(a).

(b) No holder of an Allowed Priority Tax Claim shall be entitled to receive any payment on account of any penalty not representing compensation of an actual pecuniary loss arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim or demand for any such penalty shall be deemed disallowed and expunged. The holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors, or their property.

SECTION 3. CLASSIFICATION OF CLAIMS AND INTERESTS

3.1. General Rules of Classification.

The following table designates the Classes of Claims against and Interests in the Debtors, for all purposes, including voting, confirmation and Distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The following table specifies which of those Classes are (i) Impaired or Unimpaired by this Plan, (ii) entitled to vote to accept or reject this Plan, and (iii) deemed to accept or reject this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the

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description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class; provided, however, that any Claim classified in Class 6 shall not be classified in any other Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

Class	Claim Designation	Treatment	Entitled to Vote

1.	Other Priority Claims	Unimpaired	No (deemed to accept)

2.	First Lien Claims	Impaired	Yes

3.	Second Lien Claims	Impaired	Yes

4.	Other Secured Claims	Unimpaired	No (deemed to accept)

5.	General Unsecured Claims	Impaired	Yes

6.	Convenience Class Claims	Unimpaired	No (deemed to accept)

7.	Subordinated Claims	Impaired	No (deemed to reject)

8.	Intercompany Claims	Unimpaired	No (deemed to accept)

9.	Intercompany Interests	Unimpaired	No (deemed to accept)

10.	Holdings Equity Interests and Purchase-Related Claims	Impaired	No (deemed to reject)

3.2. Separate Classification of Each Debtor’s Claims.

Claims against each individual Debtor have been classified together for purposes of describing treatment under this Plan. Each Class of Claims against or Interests in a Debtor shall be treated as being in a separate sub-Class for each Debtor for the purpose of voting on this Plan.

3.3. Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

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3.4. Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

The Debtors reserve the right, in consultation with the First Lien Agent, the Second Lien Agent, and the Required Consenting Lenders, to seek confirmation for the applicable Debtors pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.

3.5. Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective Distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(b) and (c) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors and the Creditor Trust reserve the right, subject to the terms of the RSA, to seek to re-classify any Disputed Claim (including any Subordinated Claim) in accordance with any contractual, legal, or equitable subordination relating thereto.

3.6. Voting Classes.

If a Class contains Claims eligible to vote and no holders of Claims eligible to vote in such Class vote to accept or reject this Plan, this Plan shall be deemed accepted by the holders of such Claims in such Class.

SECTION 4. TREATMENT OF CLAIMS AND INTERESTS

Except as otherwise specified in this Plan, all Distributions will be made on the Effective Date or as soon thereafter as reasonably practical.

4.1. Other Priority Claims (Class 1).

Class 1 comprises the Other Priority Claims against the Debtors. Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each holder of an Allowed Other Priority Claim shall receive, in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed Other Priority Claim, Cash in the full amount of such Allowed Other Priority Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date or the fifteenth (15th) Business Day after the date such Other Priority Claim becomes Allowed.

Class 1 is Unimpaired. Each holder of an Allowed Other Priority Claim in Class 1 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

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4.2. First Lien Claims (Class 2).

Class 2 comprises the First Lien Claims against the Debtors. The First Lien Claims shall be Allowed in the aggregate amount of $556.0 million.2 On the Effective Date, (i) in exchange for and in full satisfaction, settlement, release, and discharge of its Pro Rata share of $50 million of the aggregate amount of Allowed First Lien Claims, each holder of an Allowed First Lien Claim shall receive its Pro Rata Share of 38.75% of the Reorganized Holdings Equity Interests, and (ii) in exchange for and in full satisfaction, settlement, release, and discharge of its Pro Rata share of $500 million of the aggregate amount of Allowed First Lien Claims, each holder of an Allowed First Lien Claim shall receive its Pro Rata share of the New Second Lien Facility. Notwithstanding the foregoing, holders of Allowed First Lien Claims may receive a Distribution from the Creditor Trust pursuant to Section 5.17(s) hereof.

Class 2 is Impaired. Each holder of an Allowed First Lien Claim in Class 2 is entitled to vote to accept or reject this Plan.

4.3. Second Lien Claims (Class 3).

Class 3 comprises the Second Lien Claims against the Debtors. The Second Lien Claims shall be Allowed in the aggregate amount of $153.2 million, with $50 million of such Allowed Claims to be treated as Secured Second Lien Claims and $103.2 million to be treated as Second Lien Deficiency Claims. On the Effective Date:

(i)	in exchange for and in full satisfaction, settlement, release, and discharge of its Pro Rata share of the aggregate Allowed Secured Second Lien Claims, each holder of an Allowed Second Lien Claim shall receive its Pro Rata Share of 38.75% of the Reorganized Holdings Equity Interests, and

(ii)	in exchange for and in full satisfaction, settlement, release, and discharge of its Pro Rata share of the aggregate Allowed Second Lien Deficiency Claims, each holder of an Allowed Second Lien Claim shall receive its Pro Rata share of Class B Units entitling the holders thereof to receive a share of the distributions of the Litigation Asset Proceeds of the RCS Litigation Assets allocated to the holders of Class B Units pursuant to the Creditor Trust Distribution Schedule. For the avoidance of doubt, holders of Allowed Second Lien Claims, subject to Section 5.17(s) hereof, shall waive all rights to and shall not receive any distributions of Creditor Assets or the proceeds thereof from the Creditor Trust.

In addition, holders of Allowed Second Lien Claims may receive a Distribution from the Creditor Trust on account of their Secured Second Lien Claims pursuant to Section 5.17(s) hereof.

Class 3 is Impaired. Each holder of an Allowed Second Lien Claim in Class 3 is entitled to vote to accept or reject this Plan.

[2]	Notwithstanding the Allowed amount of the First Lien Claims, solely to the extent of their treatment under this Plan, the amount of the First Lien Claims will be deemed to be $550 million.

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4.4. Other Secured Claims (Class 4).

Class 4 comprises the Other Secured Claims against the Debtors. Unless a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Other Secured Claim, on the Effective Date, each Allowed Other Secured Claim shall be Reinstated, or, at the option of the Debtors or the Reorganized Debtors with the consent of the Required Consenting Lenders, each holder of an Allowed Other Secured Claim shall receive, either (i) Cash in the full amount of such Allowed Other Secured Claim, including any postpetition interest Allowed pursuant to section 506(b) of the Bankruptcy Code, (ii) the net proceeds of the sale or disposition of the collateral securing such Allowed Other Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (iii) the collateral securing such Allowed Other Secured Claim, or (iv) such other Distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code on account of such Allowed Other Secured Claim.

Class 4 is Unimpaired. Each holder of an Allowed Other Secured Claim in Class 4 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.5. General Unsecured Claims (Class 5).

Class 5 comprises the Allowed General Unsecured Claims against the Debtors.

On the Effective Date, each holder of an Allowed General Unsecured Claim, in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed General Unsecured Claim, shall receive its Pro Rata share of the applicable Series of Class A Units, entitling each holder thereof to receive its share of the Creditor Trust Assets transferred to the Creditor Trust by the applicable Debtor against which it holds Allowed Claims, in accordance with Section 6.11 of this Plan.

Each holder of a General Unsecured Claim shall be permitted to reduce its Claim to $2,000 and receive, in lieu of the Distribution provided to holders of Claims in Class 5, Distribution as if the Claim is a Class 6 Convenience Class Claim.

Class 5 is Impaired. Each holder of an Allowed General Unsecured Claim in Class 5 is entitled to vote to accept or reject this Plan.

4.6. Convenience Class (Class 6).

Class 6 comprises the Convenience Class Claims against the Debtors. Each holder of an Allowed Convenience Class Claim will receive in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed Convenience Class Claim, payment in full in Cash from the Reorganized Debtors on or as soon as reasonably practicable after the Effective Date in an amount not to exceed $2,000.

Class 6 is Unimpaired. Each holder of an Allowed Convenience Class Claim in Class 6 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

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4.7. Subordinated Claims (Class 7).

Class 7 comprises the Subordinated Claims against the Debtors, including the Claims against the Debtors in the ARCP Securities Litigation and the Arizona Securities Litigation. Except as provided in section 5.17(s) of this Plan, each holder of a Subordinated Claim shall receive no Distribution on account of such Subordinated Claim.

Class 7 is Impaired. Each holder of a Subordinated Claim in Class 7 is conclusively presumed to reject this Plan and is not entitled to vote to accept or reject this Plan.

4.8. Intercompany Claims (Class 8).

Class 8 comprises the prepetition Intercompany Claims. On the Effective Date, each Intercompany Claim shall be reinstated or extinguished in the discretion of the Debtors with the written consent of the Required Consenting Lenders.

As Debtors or Affiliates of the Debtors, each holder of an Intercompany Claim in Class 8 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.9. Intercompany Interests (Class 9).

Class 9 comprises the Intercompany Interests. On the Effective Date, each Intercompany Interest shall be Reinstated.

Class 9 is Unimpaired. Each holder of an Allowed Intercompany Interest in Class 9 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.10. Holdings Equity Interests and Purchase-Related Claims (Class 10).

Class 10 comprises all Holdings Equity Interests and the Claims against Holdings in the Weston Securities Litigation, which have the same priority as the common Interests in Holdings pursuant to section 510(b) of the Bankruptcy Code. Except as provided in section 5.17(s) of this Plan, each holder of a Holdings Equity Interest or Claim against Holdings in the Weston Securities Litigation shall receive no Distribution on account of such Interest or Claim. All Holdings Equity Interests shall be deemed cancelled as of the Effective Date.

Class 10 is Impaired. Each holder of a prepetition Holdings Equity Interest or Claim against Holdings in the Weston Securities Litigation in Class 10 is conclusively presumed to reject this Plan and is not entitled to vote to accept or reject this Plan.

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SECTION 5. MEANS FOR IMPLEMENTATION

5.1. Restructuring Transactions.

(a) On or as of the Effective Date, the Distributions provided for under this Plan shall be effectuated pursuant to the following transactions:

(1) the Debtors shall transfer the Creditor Trust Assets to the Creditor Trust pursuant to Sections 5.17(a) through (e) of this Plan free and clear of all liens, Claims, encumbrances and Interests, and the Creditor Trust Assets shall vest in the Creditor Trust as of the Effective Date;

(2) all Holdings Equity Interests shall be cancelled, discharged, and of no further force or effect and any right of any holder of Holdings Equity Interests in respect thereof, including any Claim related thereto, shall be deemed cancelled, discharged and of no force or effect,

(3) subject to Section 5.1(b) below, Reorganized Holdings shall issue (i) 38.75% of the Reorganized Holdings Equity Interests Pro Rata to the holders of Allowed First Lien Claims (ii) 38.75% of the Reorganized Holdings Equity Interests Pro Rata to the holders of Allowed Second Lien Claims, (iii) 13.5% of the Reorganized Holdings Equity Interests to the parties entitled to the Exit Base Discount pursuant to Section 5.14 of this Plan, (iv) 4.0% of the Reorganized Holdings Equity Interests to the parties entitled to the Backstop Exit Discount and (v) 5.0% of the Reorganized Holdings Equity Interest shall be held in reserve to be distributed in accordance with the Management Incentive Plan;

(4) Reorganized Holdings shall issue the New Warrants in accordance with the terms and conditions of the New Warrant Agreement;

(5) each certificate representing share(s) of Reorganized Holdings Equity Interests shall bear a legend indicating that the Reorganized Holdings Equity Interests are subject to the terms and conditions of the New Corporate Governance Documents and/or the Shareholders’ Agreement, as applicable;

(6) subject to Section 5.1(b) below, (i) the Reorganized Debtors shall continue to own, directly or indirectly, the Interests in their remaining subsidiaries other than the Dissolving Debtors, and (ii) except as otherwise provided herein (including, but not limited to, as provided in Section 5.2 of this Plan), the property of each Debtor’s Estate shall vest in the applicable Reorganized Debtor free and clear of all liens, Claims, encumbrances and Interests;

(7) the Reorganized Debtors shall incur the obligations under the Exit Credit Documents and the New Second Lien Credit Documents; and

(8) the releases, exculpations and injunctions provided for herein, which are an essential element of Debtors’ restructuring transactions, shall become effective.

(b) In addition to, or instead of the foregoing transactions, the Debtors or the Reorganized Debtors, subject to the prior written consent of the Required Consenting Lenders and, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and to the extent set forth in the RSA, Luxor, may cause any of the Debtors or the Reorganized Debtors to engage in additional corporate restructuring transactions necessary or appropriate for the purposes of implementing the Plan, including, without limitation, converting

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corporate entities into limited liability companies, forming new entities within the corporate organizational structure of the Debtors or Reorganized Debtors, cancelling the existing equity at another of the Debtor entities and issuing new equity therefrom, consolidating, reorganizing, restructuring, merging, dissolving, liquidating or transferring assets between or among the Debtors and the Reorganized Debtors, including Reorganized Holdings. The actions to effect these transactions may include (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Persons may agree; (b) on terms consistent with the terms of the Plan and having such other terms to which the applicable Persons may agree, the execution and delivery of appropriate instruments of transfer, conversion, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation; (c) pursuant to applicable state law, the filing of appropriate certificates or articles of merger, consolidation, conversion, dissolution, or change in corporate form; and (d) the taking of all other actions that the applicable Persons determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions and (ii) any appropriate positions on one or more tax returns.

(c) The Effective Date shall occur, and the transactions contemplated by this Section 5 shall be consummated, simultaneously with and subject to the occurrence of (i) the “Effective Date” and consummation of the restructuring transactions contemplated by the Prepackaged Plan and (ii) the RIA Release.

5.2. Transfer of Assets and Dissolution of Dissolving Debtors.

Except as otherwise provided in this Plan, all assets, other than Creditor Trust Assets, of each of the Dissolving Debtors shall be transferred to Reorganized Holdings free and clear of all Liens, Claims, mortgages, options, rights, encumbrances and interests of any kind or nature whatsoever and shall vest in Reorganized Holdings as of the Effective Date. Subject to the Restructuring Transactions, as soon as practicable after the transfer of assets pursuant to the immediately preceding sentence, each of the Dissolving Debtors shall be dissolved upon the filing of appropriate certificates of dissolution with the appropriate governmental authorities under applicable law and all agreements, instruments, and other documents evidencing any equity Interest in any of the Dissolving Debtors, and any right of any holder of such equity Interest in respect thereof, including any Claim related thereto, shall be deemed cancelled, discharged and of no force or effect.

5.3. Corporate Governance.

On the Effective Date, Reorganized Holdings shall adopt the New Corporate Governance Documents in form and substance acceptable to the Required Consenting Lenders. The certificates of incorporation and bylaws or other organizational documents of the subsidiaries of Reorganized Holdings, as of the Effective Date, shall be amended and restated or otherwise modified to be consistent in substance with the New Corporate Governance Documents and otherwise reasonably acceptable to the Required Consenting Lenders.

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5.4. Shareholders’ Agreement; New Warrant Agreements.

The Required Consenting Lenders, in their reasonable discretion, may determine to set forth certain rights and obligations concerning the Reorganized Holdings Equity Interests in the Shareholders’ Agreement (which, for the avoidance of doubt, might be a limited company liability agreement), in lieu of providing such rights and obligations in the New Corporate Governance Documents, in which case such Shareholders’ Agreement, if any, shall become effective as of the Effective Date and be binding on all holders of Reorganized Holdings Equity Interests; provided that each recipient of Reorganized Holdings Equity Interests must sign the Shareholders’ Agreement prior to receiving any Reorganized Holdings Equity Interests. The New Corporate Governance Documents and/or the Shareholders’ Agreement shall provide that the holders of Reorganized Holdings Equity Interests shall be subject to confidentiality obligations, restrictions against transfer to competitors, and restrictions against transfer that would result in Reorganized Holdings becoming subject to reporting requirements of section 12 or 15 of the Securities Exchange Act of 1934, as amended. Each holder of Reorganized Holdings Equity Interests shall be deemed to be bound to the terms of the Shareholders’ Agreement from and after the Effective Date even if not a signatory thereto. To the extent that within six (6) months of the Effective Date, any Reorganized Holdings Equity Interests are not distributed pursuant to this Plan as a result of such holder failing to sign the Shareholders’ Agreement, such Reorganized Holdings Equity Interests shall be treated as Unclaimed Property in accordance with Section 6.9 of this Plan.

As condition to the issuance of the New Warrants, each party entitled to a Distribution of New Warrants under this Plan shall take any and all actions necessary to be bound by New Warrant Agreement. The New Warrant Agreement shall provide that the holders of New Warrants shall be subject to confidentiality obligations, restrictions against transfer to competitors, and restrictions against transfer that would result in Reorganized Holdings becoming subject to reporting requirements of section 12 or 15 of the Securities Exchange Act of 1934, as amended.

5.5. Corporate Action.

(a) Upon the Effective Date, all matters provided herein that would otherwise require approval of the members, managers, stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) adoption or assumption, as applicable, of any Executory Contracts or Unexpired Leases, (ii) selection of the managers, directors and officers, as appropriate, for the Reorganized Debtors, (iii) the Distribution of the Reorganized Holdings Equity Interests and the New Warrants, and (iv) all other actions contemplated by this Plan (whether to occur before, on or after the Effective Date) shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation or other applicable law of the states in which the Debtors and the Reorganized Debtors are organized, including, without limitation, Section 303 of the Delaware General Corporation Law, without any requirement of further action by the members, managers, stockholders or directors of the Debtors or the Reorganized Debtors.

(b) On or (as applicable) prior to the Effective Date, the appropriate officers of each respective Debtor or Reorganized Debtor (including, any vice-president,

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president, chief executive officer, treasurer or chief financial officer of any of the foregoing), as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the applicable Debtor or Reorganized Debtor, including (i) the organizational documents of the applicable Reorganized Debtor, which shall include, to the extent required by section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, and (ii) any and all other agreements, documents, securities and instruments relating to the foregoing. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as applicable, shall be authorized to certify or attest to any of the foregoing actions. The authorizations and approvals contemplated by this Section shall be effective notwithstanding any requirements under nonbankruptcy law.

5.6. Continued Corporate Existence of Reorganized Debtors.

Except as provided for herein (including with respect to the Debtors’ right or obligation to cause any of the Debtors to engage in additional corporate restructuring transactions necessary or appropriate for the purposes of implementing this Plan pursuant to Section 5.1 hereof), each of the Reorganized Debtors shall continue to exist after the Effective Date with all powers of a corporation or other legal entity, as applicable, under the applicable state laws and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable law. The Reorganized Debtors, as applicable, may pay fees and expenses of their professionals incurred after the Effective Date in the ordinary course of business without the need for Bankruptcy Court approval.

Except as provided in Section 7.1 herein with respect to General Unsecured Claims, the Reorganized Debtors shall be responsible for all claims administration with respect to all Claims for which final Distributions are not made on the Effective Date. Except as otherwise set forth herein, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Other Secured Claims (if paid in Cash) against any Debtor shall be paid by the Reorganized Debtor that is the successor to the Debtor that is the obligor with respect to such Allowed Claim.

5.7. Payment of Certain Fees and Expenses.

Notwithstanding any provision in this Plan to the contrary, on the Effective Date or as soon thereafter as agreed to by the Debtors and the Required Consenting Lenders, the Debtors or the Reorganized Debtors, as applicable, shall promptly pay in full in Cash (i) the reasonable fees and out-of-pocket expenses incurred by the First Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Shearman & Sterling LLP and local Delaware counsel, (ii) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting First Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Jones Day, Houlihan Lokey, Inc. and Morris, Nichols, Arsht & Tunnell LLP, (iii) the reasonable fees and out-of-pocket expenses incurred by the Second Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Covington & Burling LLP and Fox Rothschild LLP, (iv) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting Second

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Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Davis Polk & Wardwell LLP, GLC Advisors & Co., LLC and Landis Rath & Cobb LLP, (v) the reasonable fees and out-of-pocket expenses incurred by Luxor, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Kramer Levin Naftalis & Frankel LLP and local Delaware counsel, (vi) the reasonable fees and out-of-pocket expenses incurred by the Convertible Notes Indenture Trustee, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Pryor Cashman LLP and Sullivan Hazeltine Allinson LLC, (vii) the reasonable fees and out-of-pocket expenses incurred by each of the foregoing parties’ respective Affiliates, and (viii) to the extent allowable by law, the accrued, unpaid fees and out-of-pocket expenses of counsel for each Committee member not otherwise provided for herein, in each case, (i) in connection with the preparation, negotiation, and documentation evidencing and relating to the restructuring of the Debtors pursuant to this Plan, and (ii) without the need of such parties to file fee applications with the Bankruptcy Court; provided that each party and its counsel shall provide the Debtors’ counsel with summary invoices (redacted for any potentially privileged material) (or such other documentation as the Debtors may reasonably request) for which it seeks payment on a monthly basis and provided that the Debtors have no objection to such fees, such fees shall be paid within five (5) Business Days of receipt of such invoices. To the extent that the Debtors object to any of the fees and expenses of the parties listed in (i)-(viii) above, the Debtors shall not be required to pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by the Debtors and such party, balance paid or an order of the Bankruptcy Court upon a motion by such party.

5.8. Cancellation of Agreements and Securities.

Except (i) for purposes of evidencing a right to a Distribution under this Plan, (ii) with respect to Executory Contracts or Unexpired Leases assumed by the Debtors, or (iii) as otherwise provided herein, all the agreements, instruments, and other documents evidencing the Claims, Interests or rights of any holder of an Impaired Claim or prepetition Interest under this Plan shall be cancelled on the Effective Date, solely with respect to the Debtors and Reorganized Debtors. Notwithstanding Confirmation or the occurrence of the Effective Date, the First Lien Credit Agreement, the Second Lien Credit Agreement, the Intercreditor Agreement and the Convertible Notes Indenture shall continue in effect solely for the purposes of (a) with respect to the First Lien Credit Agreement and the Second Lien Credit Agreement, any obligations thereunder (i) governing the relationship between (x) the First Lien Agent and the First Lien Lenders and (y) the Second Lien Agent and the Second Lien Lenders (including, but not limited to those provisions relating to the rights of the First Lien Agent or Second Lien Agent to expense reimbursement, indemnification and similar amounts) or (ii) that may survive termination or maturity of the First Lien Facility or Second Lien Facility in accordance with the terms thereof, (b) with respect to the Convertible Notes Indenture, any obligations (i) governing the relationship between the Convertible Notes Indenture Trustee and the holders of Convertible Note Claims (including but not limited to those provisions relating to the Convertible Notes Indenture Trustee’s rights to expense reimbursement, indemnification and similar amounts) or (ii) that may survive termination or maturity of the Convertible Notes Indenture, and (c) with respect to all of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, (i) allowing holders of First Lien Claims, Second Lien Claims, and Convertible Note Claims, respectively, to receive Distributions under this Plan, (ii) allowing the First Lien Agent,

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the Second Lien Agent, and the Convertible Notes Indenture Trustee, respectively to make Distributions under this Plan to the extent provided herein, and (iii) allowing the First Lien Agent, the Second Lien Agent, and Convertible Notes Indenture Trustee to seek compensation and/or reimbursement of reasonable fees and expenses in accordance with the terms of the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, respectively, and this Plan, including, without limitation, through the exercise of any charging lien. The immediately preceding sentence shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or this Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, except to the extent set forth in or provided for under this Plan. On and after the Effective Date, all duties and responsibilities of the First Lien Agent, the Second Lien Agent, and the Convertible Notes Indenture Trustee with respect to the Debtors under the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Convertible Notes Indenture, respectively, shall be discharged except to the extent required in order to effectuate this Plan. Notwithstanding the forgoing, this Plan shall not impair or alter the rights of the DIP Secured Parties, the First Lien Secured Parties or the Second Lien Secured Parties with respect to any liens or security interests they hold in property of Non-Debtor Guarantors.

5.9. Directors and Officers of Reorganized Debtors.

On the Effective Date, the term of each member of the current board of directors of each Debtor shall automatically expire. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, (i) the initial officers of each of the Reorganized Debtors will consist of the officers of such Debtor immediately prior to the Effective Date, (ii) the initial board of directors of Reorganized Holdings will consist of Holdings’ Chief Executive Officer, three (3) members selected by the Required Consenting First Lien Lenders and three (3) members selected by the Required Consenting Second Lien Lenders; provided, however, that one (1) of the members selected by the Required Consenting Second Lien Lenders shall be subject to the consent of the Required Consenting First Lien Lenders, and (iii) the directors for the boards of directors of the Reorganized Debtors other than Reorganized Holdings shall be identified and selected by the initial board of Reorganized Holdings. The identities of the initial directors and the nature and amount of compensation for any member of the new board who is an “insider” under section 101(31) of the Bankruptcy Code shall be disclosed in the Plan Supplement.

5.10. Obligations to Insure and Indemnify Prepetition and Postpetition Directors, Officers and Employees.

Any and all directors and officers liability, errors and omissions liability, employment practices liability, and fiduciary liability insurance policies or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and this Plan. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date. The Reorganized Debtors shall obtain insurance policies for run-off coverage for directors and officer liability, errors and omissions liability, employment practices liability, and fiduciary liability with respect to the Debtors’ directors and officers on the terms attached as Exhibit G to the Plan Term Sheet.

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The obligations of each Debtor or Reorganized Debtor to indemnify any Released Party who is serving or served as one of its directors, officers or employees on or as of the Petition Date by reason of such person’s prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date.

5.11. Sources of Consideration for Plan Distributions.

Except as otherwise provided in this Plan or the Confirmation Order, all funds necessary to make Distributions pursuant to this Plan shall be obtained from the Cash balances of the Debtors or the Reorganized Debtors on the Effective Date or such subsequent dates on which Distributions are payable and loan proceeds from the Exit Facility.

5.12. [Intentionally Omitted.]

5.13. General Administrative Claims Bar Date.

Except as otherwise provided in Section 2 hereof, unless previously filed, requests for payment of General Administrative Claims must be Filed and served pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”). Unless otherwise ordered by the Bankruptcy Court, holders of General Administrative Claims that are required to, but do not, file and serve a request for payment of such General Administrative Claims by such date shall not receive any Distribution on such General Administrative Claim. Objections to requests for payment of General Administrative Claims, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than one-hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, after notice and a hearing, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 and parties who have submitted a General Administrative Claim that remains unpaid and subject to an unfiled dispute. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be filed (i) with respect to a General Administrative Claim previously Allowed by Final Order, (ii) with respect to any Cure Claim related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms, as the requests for payment of Cure Claims shall be governed by the procedures specified in Section 8 hereof, (iii) by any other trade creditor or customer of the Debtors whose Claim is on account of ordinary course of business goods or services provided to the Debtors during the course of these Chapter 11 Cases, (iv) by any party holding any Claims Allowed under this Plan, (v) with respect to any General Administrative Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or legal fees in connection with such indemnification or contribution claims pursuant to (A) any Debtor’s

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operating agreement, certificate of incorporation, by-laws, or similar organizational document or (B) any indemnification or contribution agreement approved by the Bankruptcy Court, (vi) with respect to any General Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses, or (vii) with respect to 503(b)(9) Claims (which shall be subject to the applicable Claims Bar Date). For the avoidance of doubt, General Administrative Claims related to breach of contract, tort or any other Claim not related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms held by any party, including parties to any Executory Contract or Unexpired Lease that is not rejected by the Debtors, or any trade creditor or customer, must be filed by the Administrative Claims Bar Date set forth in this Section 5.13. For the further avoidance of doubt and notwithstanding the foregoing, no holder of a DIP Claim or General Administrative Claim arising under the DIP Order shall be required to file a request for payment of its Administrative Claim.

5.14. Solicitation of Debtors.

Notwithstanding anything to the contrary herein, each Debtor that would otherwise be entitled to vote to accept or reject this Plan as a holder of an Intercompany Claim or Intercompany Interest shall not be solicited for voting purposes, and such Debtor will be deemed to have voted to accept or reject this Plan, as the case may be.

5.15. Exit Facility.

On the Effective Date, the Reorganized Debtors shall (i) enter into the Exit Credit Documents, (ii) distribute to each Backstop Party its Pro Rata share (based on such Backstop Party’s share of the aggregate backstop commitments of all of the Backstop Parties) of the Exit Backstop Discount, and (iii) distribute to each Exit Facility Lender its Pro Rata share (based on such party’s share of the aggregate commitments of all parties participating in the funding of the New Exit Principal Amount) of the Exit Base Discount, each in accordance with the procedures in the Exit Credit Documents. The Confirmation Order shall provide for approval of the Exit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses and the granting of any liens and security interests provided for therein) and authorization for the Reorganized Debtors to enter into and execute the Exit Credit Documents, distribute the Exit Backstop Discount, and the Exit Base Discount without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable. The proceeds of the Exit Facility shall be used to (i) repay (or be deemed to repay) in full all amounts outstanding under the DIP Facility substantially concurrently with the funding of the loans under the Exit Facility; (ii) fund distributions under this Plan, including the funding of the Creditor Trust, to the extent necessary; (iii) pay all Allowed General Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, and Convenience Class Claims; and (iv) provide sufficient working capital to the Reorganized Debtors and their subsidiaries.

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Loans made by any lender under the Exit Facility may be made directly by such lender or “fronted” by a financial institution on terms acceptable to the relevant lender and fronting financial institution. Any such fronting financial institution shall receive the Exit Base Discount and the Exit Backstop Discount to the extent allocable to it and the ultimate assignees of the Loan.

5.16. New Second Lien Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Second Lien Credit Documents. The Confirmation Order shall provide for approval of the New Second Lien Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the New Second Lien Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses and the granting of any liens and security interests provided for therein) and authorization for the Reorganized Debtors to enter into and execute the New Second Lien Credit Documents without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.

5.17. Creditor Trust.

(a) Establishment of Creditor Trust. On or before the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall execute the Creditor Trust Agreement and take all other necessary steps to establish the Creditor Trust and issue the applicable Series of Class A Units to holders of Allowed General Unsecured Claims against the applicable Debtor, and Class B Units to holders of Allowed Second Lien Deficiency Claims. In the event of any conflict between the terms of the Plan and the terms of the Creditor Trust Agreement, the terms of the Creditor Trust Agreement shall govern. Any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Litigation Assets shall be transferred to the Creditor Trust and shall vest in the Creditor Trust Administrator and its representatives. The Debtors or the Reorganized Debtors, as the case may be, and the Creditor Trust Administrator are authorized to take all necessary actions to effectuate the transfer of such privileges. The Confirmation Order shall provide that the Creditor Trust Administrator’s receipt of transferred privileges shall be without waiver in recognition of the joint and/or successorship interest in prosecuting claims on behalf of the Debtors’ Estates.

(b) Purpose of the Creditor Trust. The Creditor Trust shall be established for the sole purpose of making Distributions of Cash constituting Distributable Creditor Assets; making Distributions of New Warrants or New Warrants Proceeds; prosecuting the Litigation Assets and making Distributions of Distributable Litigation Asset Proceeds received in respect thereof; and reconciling (and, if appropriate, objecting to or settling) General Unsecured Claims, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c) Funding Expenses of the Creditor Trust. The Creditor Trust Administrator may, in its discretion, establish and fund the Creditor Trust Expense Reserves in

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accordance with the Creditor Trust Agreement for purposes of funding the Creditor Trust Costs and the Creditor Trust Liabilities. The Creditor Trust Expense Reserves shall initially be funded with such amount of Cash from the Creditor Assets as determined by the Creditor Trust Board. Additional funding for the monetization of the Litigation Assets may be obtained and deposited to the Creditor Trust Expense Reserves in the discretion of the Creditor Trust Board in the manner provided in the Creditor Trust Agreement. After the transfer of the Creditor Trust Assets to the Creditor Trust, none of the Debtors or Reorganized Debtors shall have any further obligation to provide any funding with respect to the Creditor Trust. For the avoidance of doubt, holders of Class B Units shall under no circumstances be required to make out-of-pocket contributions on account of Creditor Trust Costs, Creditor Trust Liabilities, or other expenses of, or incurrences by, the Creditor Trust.

(d) Transfer of Assets. As of the Effective Date, Holdings or Reorganized Holdings, as the case may be, shall assign and transfer to the Creditor Trust all of its rights, title and interest in and to the Creditor Assets for the benefit of holders of Allowed Holdings General Unsecured Claims. The Debtors or the Reorganized Debtors, as the case may be, the Non-RCS Affiliates, and the Registered Investment Advisors shall assign and transfer to the Creditor Trust all of their rights, title and interest in and to the Litigation Assets, as applicable, for the benefit of the holders of the applicable Allowed General Unsecured Claims (whether Allowed on or after the Effective Date) and the holders of Allowed Second Lien Deficiency Claims. Each such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Debtors, shall have any interest, legal, beneficial, or otherwise, in the Creditor Trust or the Creditor Trust Assets upon their assignment and transfer to the Creditor Trust (other than as provided herein or in the Creditor Trust Agreement). To the extent that any Creditor Trust Assets cannot be transferred to the Creditor Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Creditor Trust Assets shall be deemed to have been retained by the Reorganized Debtors and the Creditor Trust shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Creditor Trust Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Creditor Trust Assets shall be transferred to the Creditor Trust to be distributed in accordance with this Plan.

(e) Trust Implementation. On the Effective Date, the Creditor Trust shall be established and become effective for the benefit of the holders of Class A Units and Class B Units. The Creditor Trust shall be governed by the Creditor Trust Agreement and administered by the Creditor Trust Administrator at the direction of the Creditor Trust Board. All parties (including the Debtors or the Reorganized Debtors, as the case may be, the Creditor Trust Administrator, and holders of Allowed Second Lien Deficiency Claims, Allowed Holdings General Unsecured Claims and Allowed General Unsecured Claims against the RCS Debtor Subsidiaries) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Creditor Trust.

(f) Appointment of the Creditor Trust Administrator. The operations of the Creditor Trust shall be supervised by the Creditor Trust Administrator, who shall be

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acceptable to Luxor, the Committee and the Debtors, identified in the Plan Supplement, and approved in connection with confirmation of the Plan. In the event the Creditor Trust Administrator dies, is terminated, or resigns for any reason, a successor shall be designated by the Creditor Trust Board.

(g) Retention of Professionals by the Creditor Trust Administrator. The Creditor Trust Administrator may retain and reasonably compensate counsel and other professionals, as applicable, to assist in its duties as Creditor Trust Administrator on such terms as the Creditor Trust Administrator deems appropriate, without Bankruptcy Court approval, subject to the prior approval of the Creditor Trust Board.

(h) Fiduciary Duties; Exculpation and Indemnification. The Creditor Trust Board and the Creditor Trust Administrator will each act in a fiduciary capacity on behalf of the Creditor Trust and all holders of Trust Units. The Creditor Trust Agreement shall provide that the Creditor Trust Board and the Creditor Trust Administrator will each be indemnified and exculpated by the Creditor Trust, except for gross negligence and willful misconduct. The Creditor Trust will obtain customary insurance for the benefit of the Creditor Trust Board and the Creditor Trust Administrator.

(i) Compensation of the Creditor Trust Administrator. The terms of the Creditor Trust Administrator’s employment, including the Creditor Trust Administrator’s duties and compensation, to the extent not set forth in the Plan, shall be as determined by the Creditor Trust Board. The compensation of the Creditor Trust Administrator shall be reasonable and customary, and shall constitute a Creditor Trust Cost to be paid from the Creditor Trust Assets.

(j) The Creditor Trust Board.

(1) The Creditor Trust Administrator shall take direction from the “Creditor Trust Board,” which shall initially consist of one (1) trustee selected by Luxor, one (1) trustee selected by the Convertible Notes Indenture Trustee, and one (1) trustee selected by the Committee. In connection with the foregoing, the Committee shall be consulted with respect to the members of the Creditor Trust Board appointed by Luxor and the Convertible Notes Trustee. The identity of the individuals serving (or if applicable to be nominated to serve) on the Creditor Trust Board shall be set forth in the Plan Supplement. Any vacancy on the Creditor Trust Board shall be filled as provided in the Creditor Trust Agreement.

(2) Any fees and expenses of individuals serving on the Creditor Trust Board shall be Creditor Trust Costs.

(3) In all circumstances, the Creditor Trust Board shall act in the best interests of all holders of Trust Units and in furtherance of the purpose of the Creditor Trust.

(k) Litigation; Responsibilities of Creditor Trust Administrator. In furtherance of and consistent with the purpose of the Creditor Trust and the Plan, the Creditor Trust Administrator, upon direction by the Creditor Trust Board and in the exercise of their

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collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the Litigation Assets, make timely Distributions, and not unduly prolong the duration of the Creditor Trust. The Creditor Trust Administrator shall have the power to (i) prosecute for the benefit of the Creditor Trust all Litigation Assets (whether such Litigation Assets are brought in the name of the Creditor Trust or otherwise) and (ii) otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Creditor Trust Administrator pursuant to the Plan. The liquidation of the Creditor Trust Assets may be accomplished either through the prosecution, compromise and settlement, abandonment, or dismissal of any or all Litigation Assets. The Creditor Trust Administrator, upon direction by the Creditor Trust Board, shall have the absolute right to pursue or not to pursue any and all Litigation Assets as it determines is in the best interests of the holders of Trust Units, and consistent with the purposes of the Creditor Trust, and shall have no liability for the outcome of its decision except for any damages caused by willful misconduct or gross negligence. The Creditor Trust Administrator may incur any reasonable and necessary expenses in liquidating and converting the Creditor Trust Assets to Cash and shall be reimbursed in accordance with the provisions of the Creditor Trust Agreement. Any and all proceeds generated from the Creditor Trust Assets shall be the property of the Creditor Trust.

(l) Cooperation of Reorganized Debtors. The Reorganized Debtors shall (i) cooperate with the Creditor Trust with respect to the transfer to the Creditor Trust of the Litigation Assets and the channeling to the Creditor Trust of all General Unsecured Claims, including by providing copies of all books and records of the Reorganized Debtors in connection therewith, and (ii) shall reasonably cooperate with the Creditor Trust as reasonably requested regarding the Litigation Assets, including by providing documentation, access to employees for interviews and testimony and/or other evidence. Such cooperation will be without charge to the Creditor Trust, except that the Creditor Trust shall reimburse the Reorganized Debtors for their reasonable out-of-pocket expenses.

(m) Registry of Beneficial Interests. Trust Units will be issued in registered form, without certificates, on the books and records of the registrar for the Trust Units. The Creditor Trust Administrator will serve as the initial registrar. Trust Units will be deemed issued under Section 1145 of the Bankruptcy Code and will be freely transferable, except that affiliates of the Creditor Trust will be subject to restrictions on transfer under applicable securities law. The Creditor Trust Agreement will contain customary limitations such that the Creditor Trust will not become subject to the reporting requirements of the Securities Exchange Act of 1934 or the provisions of the Investment Company Act of 1940.

(n) Investment Powers. The rights and powers of the Creditor Trust Administrator to invest the Creditor Trust Assets, the proceeds thereof, or any income earned by the Creditor Trust shall be limited to the right and power to invest such assets (pending periodic Distributions in accordance with Section 6.11 of this Plan) only in Cash and Government securities as defined in section 2(a)(16) of the Investment Company Act of 1940, as amended; provided, however, that (a) the scope of any such permissible investments shall be further limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements, or otherwise, and (b) the Creditor Trust Administrator may expend the

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assets of the Creditor Trust (i) as reasonably necessary to meet contingent liabilities and maintain the value of the Creditor Trust Assets during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Creditor Trust or reasonable fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Creditor Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Creditor Trust Agreement.

(o) Valuation of Assets. As soon as reasonably practicable after the creation of the Creditor Trust, the Creditor Trust Board shall make a good faith determination of the value of the assets transferred to the Creditor Trust, and the Creditor Trust Administrator shall apprise the holders of Trust Units of such valuation. The valuation shall be used consistently by all parties (including the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, and the holders of the Trust Units) for all federal income tax purposes.

(p) Tax Treatment; Reporting Duties.

(1) Creditor Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, and the beneficiaries of the Creditor Trust) shall treat the transfer of the Creditor Trust Assets to the Creditor Trust for the benefit of the beneficiaries of the Creditor Trust, whether their Claims are Allowed on or after the Effective Date, as (a) a transfer of the Creditor Trust Assets directly to those holders of Allowed Claims receiving Trust Units (other than to the extent allocable to Disputed Claims), followed by (b) the transfer by such Persons to the Creditor Trust of the Creditor Trust Assets in exchange for beneficial interests in the Creditor Trust (and in respect of the Creditor Trust Assets allocable to the Disputed Claims Reserve, as a transfer to the CT Disputed Claims Reserve). Accordingly, those holders of Allowed Claims receiving Trust Units shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Creditor Trust Assets. The foregoing treatment also shall apply, to the extent permitted by applicable law, for state and local income tax purposes.

(2) Tax Reporting.

(A) The Creditor Trust Administrator shall file returns for the Creditor Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 11.9(a)(ii).

(B) As soon as reasonably practicable after the Effective Date, the Creditor Trust Administrator shall make a valuation of the Creditor Trust Assets available from time to time, to the extent relevant, and such valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, and the beneficiaries of the Creditor Trust) for all federal income tax purposes.

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(C) Allocations of Creditor Trust taxable income among the holders of the Trust Units shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on Distributions described herein) if, immediately prior to such deemed distribution, the Creditor Trust had distributed all of its other assets (valued at their tax book value) to the holders of the Trust Units, in each case up to the tax book value of the assets treated as contributed by such holders, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Creditor Trust. Similarly, taxable loss of the Creditor Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Creditor Trust Assets. The tax book value of the Creditor Trust Assets for this purpose shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Tax Code, and applicable tax regulations, and other applicable administrative and judicial authorities and pronouncements.

(D) The Creditor Trust Administrator shall be responsible for payments, out of the Creditor Trust Assets, of any taxes imposed on the Creditor Trust or its assets.

(E) The Creditor Trust Administrator may request an expedited determination of taxes of the Creditor Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Creditor Trust for all taxable periods through the dissolution of the Creditor Trust.

(q) Dissolution. The Creditor Trust Administrator, the Creditor Trust Board, and the Creditor Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Creditor Trust Administrator, at the direction of the Creditor Trust Board, determines that the pursuit of additional Litigation Assets is not likely to yield sufficient additional Litigation Asset Proceeds to justify further pursuit of such claims and (ii) all distributions of assets, including New Warrants, New Warrant Proceeds, and Litigation Asset Proceeds required to be made by the Creditor Trust under the Plan and the Creditor Trust Agreement have been made, but in no event shall the Creditor Trust be dissolved later than five (5) years from the Effective Date unless, on or prior to the date that is ninety (90) days prior to such fifth (5th) anniversary (and, in the event of further extension, at least (90) days prior to the end of the preceding extension), the Bankruptcy Court, upon motion determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Creditor Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Creditor Trust Assets.

(r) Net Creditor Trust Recovery. Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Creditor Trust Administrator for and on behalf of the Creditor Trust (i) is required by a Final Order to make payment to the Creditor Trust (the “Judgment Amount”) and (ii) is permitted by a Final Order to

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setoff under sections 553, 555, 556, 559, 560, and 561 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a “Valid Setoff’), (y) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Valid Setoff and (z) none of the Creditor Trust or the holders or beneficiaries of the Trust Units shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

(s) Distribution of Excess Proceeds. The Creditor Trust Agreement shall provide that, to the extent that all Allowed Holdings General Unsecured Claims and Allowed Second Lien Deficiency Claims, including interest at the applicable rate, have been paid in full and in accordance with the Creditor Trust Distribution Schedule, the Creditor Trust shall distribute any remaining Creditor Trust Assets to (i) holders of Allowed First Lien Claims, to the extent the treatment provided under Section 4.2 does not provide for payment of such holders’ Claims under the First Lien Facility, including postpetition interest, in full, (ii) holders of Allowed Secured Second Lien Claims, to the extent the treatment provided under Section 4.3 does not provide for payment of such holders’ Claims under the Second Lien Facility, including postpetition interest, in full, (iii) the holders of Allowed Subordinated Claims in the sub-Classes of Class 7 that correspond to the Debtors to which such remaining Creditor Trust Assets are attributable, and (iv) holders of Allowed Holdings Equity Interests and Purchase-Related Claims in Class 10, each in their order of priority under the Bankruptcy Code.

5.18. Management Incentive Plan.

On the Effective Date, 5.0% of the Reorganized Holdings Equity Interests shall be reserved for distribution to members of management of Reorganized Holdings in accordance with the Management Incentive Plan, the terms of which shall be developed by the Board of Reorganized Holdings. Any Reorganized Holdings Equity Interests provided to management in excess of the reserved 5.0% shall dilute all holders of Reorganized Holdings Equity Interests pro rata.

5.19. Retention Program

On the Effective Date, the Reorganized Debtors shall adopt the Retention Program.

5.20. Indemnity.

As set forth in the Indemnification Agreement, Reorganized Holdings and its subsidiaries who are guarantors under the DIP Facility will indemnify the Indemnified Parties in connection with certain actions taken by the First Lien Agent and the Second Lien Agent (in their capacities as such) prior to the Effective Date in order to implement the restructuring of the Debtors, the Non-RCS Affiliates, and the Non-Debtor Guarantors and the other transactions contemplated by the Plan and the Restructuring Support Agreement. The indemnity set forth in the Indemnification Agreement (including, without limitation, any rights and Claims thereunder) (i) is in addition to, and not in lieu of, all other rights of the Indemnified Parties under the First Lien Credit Agreement, the Second Lien Credit Agreement, each Loan Document (as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable), the Restructuring Support Agreement, the RSA Assumption Order, the DIP Facility, DIP Order, this

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Plan, the Prepackaged Plan, the Confirmation Order or an order confirming the Prepackaged Plan, including all rights to assert a General Administrative Claim in the Chapter 11 Cases or the chapter 11 cases of the Non-RCS Affiliates and (ii) shall not be released, discharged or dischargeable by the Plan, the Prepackaged Plan, the Confirmation Order or any order confirming the Prepackaged Plan.

5.21. D&O Tail Policy.

The Reorganized Debtors shall maintain one or more insurance policies reasonably acceptable to the Required Consenting Lenders that provides run-off coverage for prepetition directors and officers of the Debtors on the terms set forth on Exhibit G to the Plan Term Sheet.

SECTION 6. DISTRIBUTIONS

6.1. Distribution Record Date.

On the Distribution Record Date, the transfer ledgers for holders of Claims or Interests maintained by the Debtors shall be closed, and there shall be no further changes in the record holders of such Claims or Interests for purposes of Distributions hereunder. The Debtors, the Reorganized Debtors, the First Lien Agent, the Second Lien Agent, and the Convertible Notes Indenture Trustee shall have no obligation to recognize any transfer of any such Claims or Interests occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes under this Plan with only those record holders listed on the transfer ledgers as of the Distribution Record Date.

6.2. Date of Distributions.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.3. No Recourse.

No holder of a Claim shall have recourse to the Reorganized Debtors (or any property of the Reorganized Debtors) or the Creditor Trust (or any of the Creditor Trust Assets), other than with regard to the enforcement of rights or Distributions under this Plan, and the transactions contemplated thereby and by the Definitive Documents. If and to the extent that there are Disputed Claims, Distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Section 7 of this Plan.

6.4. Disputed Identity of Claim Holder.

If any dispute arises as to the identity of a holder of an Allowed Claim entitled to receive any Distribution, the Reorganized Debtors or the Creditor Trust Administrator, as applicable, may, in lieu of making such Distribution to such Person, make such Distribution into a segregated account until the disposition thereof shall be determined by an order of the Bankruptcy Court or by written agreement among the interested parties.

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6.5. [Intentionally Omitted.]

6.6. Release of Liens.

Except as otherwise provided in this Plan, the Definitive Documents, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of any Debtor’s Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtors and their successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of all applicable creditors who have had their liens released and discharged pursuant to the foregoing such Uniform Commercial Code termination statements, mortgage or deed of trust releases or such other forms, releases or terminations as may be necessary or appropriate to implement this Plan.

6.7. Disbursing Agents.

(a) All Distributions under this Plan to holders of Allowed General Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims and Allowed Other Secured Claims shall be made by the applicable Reorganized Debtor, or their designees, as Disbursing Agent. The DIP Agent and/or such other entity as it may designate shall be the Disbursing Agent for the holders of Allowed DIP Claims. The First Lien Agent and/or such other entity as it may designate shall be the Disbursing Agent for the holders of Allowed First Lien Claims. The Second Lien Agent and/or such other entity as it may designate shall be the Disbursing Agent for the holders of Allowed Second Lien Claims, solely with respect to the Distribution of Reorganized Holdings Equity Interests pursuant to Section 4.3 of this Plan. Distributions to holders of Allowed Second Lien Claims and Allowed General Unsecured Claims as beneficiaries of the Creditor Trust shall be made by the Creditor Trust Administrator as Disbursing Agent subject to, as applicable, the terms of the Creditor Trust Agreement and Sections 4.3, 4.5, 5.17, and 6.11 of this Plan.

(b) Each Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan, (ii) make Distributions consistent with this Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iii) exercise such other powers as may be vested in the Disbursing Agent by Order of the Bankruptcy Court, pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(c) Except as provided otherwise in this Plan or ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses (including without limitation, reasonable attorneys’ fees and expenses) incurred by any Disbursing Agent other than the Creditor Trust Administrator shall be paid in Cash by the Reorganized Debtors.

(d) The DIP Agent, as Disbursing Agent, shall administer Distributions to the holders of Allowed DIP Claims in accordance with this Plan and the DIP

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Credit Agreement. Upon delivery to the DIP Agent of the Cash to be distributed on account of DIP Claims pursuant to Section 2.5 of this Plan, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions.

(e) The First Lien Agent, as Disbursing Agent, shall administer Distributions to the holders of Allowed First Lien Claims in accordance with this Plan and the First Lien Credit Agreement. The issuance and Distribution of the Reorganized Holdings Equity Interests to the First Lien Agent and the execution of the New Second Lien Facility by the Reorganized Debtors and each of the parties thereto shall be deemed Distributions to the respective holders of Allowed First Lien Claims. Upon completion of the acts in the immediately preceding sentence, the Reorganized Debtors shall be released of all liability with respect to the delivery of such Distributions.

(f) The Second Lien Agent, as Disbursing Agent, shall administer Distributions to the holders of Allowed Secured Second Lien Claims in accordance with this Plan and the Second Lien Credit Agreement, solely with respect to the to the Distribution of Reorganized Holdings Equity Interests pursuant to Section 4.3 of this Plan. The issuance and Distribution of the Reorganized Holdings Equity Interests to the Second Lien Agent shall be deemed Distributions to the respective holders of Allowed Secured Second Lien Claims. Upon delivery of the Reorganized Holdings Equity Interests to the Second Lien Agent in accordance with this Plan, the Reorganized Debtors shall be released of all liability with respect to the delivery of Distributions of Reorganized Holdings Equity Interests pursuant to Section 4.3 of this Plan.

(g) The Creditor Trust Administrator, as Disbursing Agent, shall distribute (i) Series A-1 Class A Units to holders of Allowed Holdings General Unsecured Claims, (ii) Series A-2 through A-12 Class A Units to holders of Allowed General Unsecured Claims based on the applicable RCS Debtor Subsidiary against which such holder has Allowed Claims, and (iii) Class B Units to the holders of Allowed Second Lien Deficiency Claims, subject to, as applicable, the terms of the Creditor Trust Agreement and Sections 4.3, 4.5, 5.17, and 6.11 of the Plan. The number of Trust Units of a Class or Series issued to a holder of Allowed Claims against the Debtors will be in proportion to the amount of the holder’s Allowed Claims with respect to which Trust Units of such Class or Series are distributable. Upon completion of the transfers pursuant to Sections 5.17(d) of the Plan, the Reorganized Debtors shall be released of all liability with respect to the delivery of Distributions to the beneficiaries of the Creditor Trust.

(h) The DIP Agent, the First Lien Agent, Second Lien Agent, and the Creditor Trust Administrator shall be exculpated by all Persons from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon it as Disbursing Agent under this Plan or any order of the Bankruptcy Court pursuant to or in furtherance of this Plan. No holder of a Claim or an Interest or other party in interest shall have or pursue any Claim or Cause of Action against the DIP Agent, the First Lien Agent, the Second Lien Agent, the Creditor Trust Administrator or any of their respective Representatives and advisors for making payments in accordance with this Plan or for implementing provisions of this Plan in its capacity as Disbursing Agent. The foregoing provisions shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct.

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6.8. Surrender of Securities or Instruments.

As a condition to receiving any Distribution or release under this Plan, if requested by the Debtors or the Reorganized Debtors, as applicable, each holder of a certificated instrument or note (other than the First Lien Agent, the Second Lien Agent, the Convertible Notes Indenture Trustee or any First Lien Lender or Second Lien Lender, or holder of a Convertible Note Claim, each in its capacity as such) must surrender such instrument or note held by it to the Reorganized Debtors and execute such documents and instruments as the Debtors or the Reorganized Debtors require to effectuate and further evidence the terms and conditions of this Plan. Any holder of such instrument or note that fails to (i) surrender such instrument or note or execute such documents and instruments as the Debtors require, or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtors and furnish a bond in form, substance, and amount reasonably satisfactory to the Reorganized Debtors before the first anniversary of the Effective Date, shall be deemed to have forfeited all rights, Claims or releases and may not participate in any Distribution or release hereunder. Any Distribution so forfeited shall become property of the Reorganized Debtors.

6.9. Delivery of Distributions; Unclaimed Property.

(a) Subject to Bankruptcy Rule 9010, all Distributions to any holder of an Allowed Claim shall be made by the applicable Disbursing Agent, which shall transmit such Distribution to the holders of Allowed Claims at the address included on any filed proofs of Claim, transfers of Claim filed pursuant to Bankruptcy Rule 3001, or any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, or, to the extent such an address is unavailable, the address of such holder on the books and records of the Debtors or their agents. In the event that any Distribution to any holder is returned as undeliverable, the Disbursing Agent may, but shall not be required to, make efforts to determine the current address of such holder, but no Distribution to such holder shall be made unless and until the Disbursing Agent has determined the then-current address of such holder, at which time such Distribution shall be made to such holder without interest.

(b) The applicable Disbursing Agent shall hold all Unclaimed Property for the benefit of the holders of Claims entitled thereto under the terms of the Plan. At the end of six (6) months following the relevant date on which a Distribution was made, the holders of Allowed Claims theretofore entitled to Unclaimed Property held pursuant to this Section shall be deemed to have forfeited such property, whereupon (i) with respect to all Unclaimed Property for Allowed Claims other than Allowed General Unsecured Claims and Allowed Second Lien Deficiency Claims, all right, title and interest in and to such property shall immediately and irrevocably revest in the Reorganized Debtors without the need for any further notice to, or action of, the Bankruptcy Court or any other party (including such holders), such holders shall cease to be entitled thereto, any such Unclaimed Property that is Cash shall be property of the Reorganized Debtors, free and clear of any restrictions thereon, and the Disbursing Agent shall transfer such property to Reorganized Holdings, and (ii) with respect to all Unclaimed Property for Allowed General Unsecured Claims and Allowed Second Lien Deficiency Claims, all right,

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title and interest in and to such property shall immediately and irrevocably revest in the Creditor Trust without the need for any further notice to, or action of, the Bankruptcy Court or any other party, including such holders, such holders shall cease to be entitled thereto, any such Unclaimed Property that is Cash shall be property of the Creditor Trust, free and clear of any restrictions thereon. Any non-Cash consideration not distributed on account of an Allowed Claim (other than an Allowed General Unsecured Claim) as provided herein shall be cancelled.

6.10. Distributions on Account of Allowed Claims Only.

Notwithstanding anything herein to the contrary, unless otherwise ordered by the Bankruptcy Court, no Distribution shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. No Distributions shall be made on account of Claims (i) that are either (a) not listed on the Schedules or (b) listed on the Schedules as disputed, contingent, or unliquidated and (ii) for which no proof of claim was Filed by the applicable Claims Bar Date, and no reserve for such Claims (including, without limitation, in the CT Disputed Claims Reserve) shall be made pursuant to this Plan. For the avoidance of doubt, other than the Senior Unsecured Note Claims and the Convertible Note Claims, no Claim in respect of a proof of claim filed by or on behalf of any Luxor entity against any Debtor in these Chapter 11 Cases shall be Allowed as a General Unsecured Claim.

6.11. Distributions to Creditor Trust Beneficiaries.

(a) Establishment of the CT Disputed Claims Reserve. On or as soon as practicable after the Effective Date, the Creditor Trust Administrator shall establish the CT Disputed Claims Reserve in accordance with the Creditor Trust Agreement. The Creditor Trust Administrator shall set aside and reserve in the CT Disputed Claims Reserve, (1) for the benefit of each holder of a Disputed General Unsecured Claim against Holdings, the number of Series A-1 Class A Units, together with an amount of Creditor Trust Assets corresponding thereto, equal to the Distribution from the Creditor Trust to which the holder of such Disputed General Unsecured Claim against Holdings would be entitled if such Disputed General Unsecured Claim were an Allowed General Unsecured Claim against Holdings, and (2) for the benefit of each holder of a Disputed General Unsecured Claim against the applicable RCS Debtor Subsidiary, the number of Series A-2 through A-12 Class A Units, as applicable, equal to the Distribution from the Creditor Trust to which the holder of such Disputed General Unsecured Claim against the applicable RCS Debtor Subsidiary would be entitled if such Disputed General Unsecured Claim were an Allowed General Unsecured Claim against the applicable RCS Debtor Subsidiary, in each case in an amount equal to (i) the amount of such Claim as estimated by the Bankruptcy Court pursuant to an Estimation Order, (ii) an amount mutually agreed between the Creditor Trust Administrator and the holder of such Disputed General Unsecured Claim, or (iii) if no agreement has been reached and no Estimation Order has been entered with respect to such Disputed Claim, the greater of (a) the amount listed in the Schedules and (b) the amount set forth in a proof of claim or application for payment filed with the Bankruptcy Court, or pursuant to an order of the Bankruptcy Court entered in the Chapter 11 Cases, in each case with respect to such Disputed General Unsecured Claim. The difference between (x) the amount so reserved for each such Disputed General Unsecured Claim and (y) the amount of federal, state and local taxes paid by the Creditor Trust Administrator with respect to such Disputed General Unsecured Claim shall constitute the maximum Distribution amount to which the holder of such Disputed General Unsecured Claim may ultimately become entitled from the Creditor Trust if such holder’s Claim (or a portion thereof) becomes an Allowed General Unsecured Claim.

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(b) Distributions on Account of Class A Units.

(1) Each holder of an Allowed Holdings General Unsecured Claim shall receive its Pro Rata share of Series A-1 Class A Units, entitling the holder thereof to receive its share of (i) the Creditor Assets, and (ii) the Litigation Asset Proceeds from the RCS Litigation Assets, which shall be distributed subject to, and in accordance with the Creditor Trust Distribution Schedule.

(2) Each holder of an Allowed General Unsecured Claim against the RCS Debtor Subsidiaries shall receive its Pro Rata share of the Series A-2 through A-12 Class A Units, as applicable, entitling each holder thereof to receive its share of the Litigation Asset Proceeds of the RCS Debtor Subsidiary Litigation Assets attributable to the applicable RCS Debtor Subsidiary against which such holder holds Allowed Claims.

(c) Manner of Distributions to Holders of Trust Units. Subject to the terms of the Creditor Trust Agreement and the Creditor Trust Distribution Schedule, Distributions to holders of Trust Units shall be made by the Creditor Trust Administrator as follows:

(1) As soon as practicable after the Effective Date, the Creditor Trust Administrator shall distribute the Cash constituting Distributable Creditor Assets, Pro Rata to the holders of Series A-1 Class A Units (including Series A-1 Class A Units held in the CT Disputed Claims Reserve);

(2) The Creditor Trust Administrator may, in its discretion at the direction of the Creditor Trust Board, either (i) at any time or from time to time, distribute the New Warrants constituting Distributable Creditor Assets Pro Rata to the holders of Series A-1 Class A Units (including Series A-1 Class A Units held in the CT Disputed Claims Reserve), or (ii) retain the New Warrants and make a distribution of the New Warrant Proceeds Pro Rata to the holders of Series A-1 Class A Units (including Series A-1 Class A Units held in the CT Disputed Claims Reserve) as soon as practicable after the receipt thereof in accordance with the terms of the Creditor Trust Agreement;

(3) The Creditor Trust Administrator shall distribute the Distributable Litigation Asset Proceeds constituting proceeds of the RCS Litigation Assets Pro Rata to the holders of Series A-1 Class A Units and Pro Rata to the holders of Class B Units, respectively, subject to and in accordance with the Creditor Trust Distribution Schedule, at such time or times as determined by the Creditor Trust Administrator;

(4) The Creditor Trust Administrator shall distribute the Distributable Litigation Asset Proceeds constituting proceeds of the RCS Debtor Subsidiary Litigation Assets Pro Rata to the holders of the applicable series of Class A Units from which the Litigation Asset Proceeds are received, at such time or times as determined by the Creditor Trust Administrator; and

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(5) As set forth in Section 6.11(d) of this Plan, the Creditor Trust Administrator shall distribute any Distributable Litigation Assets Proceeds constituting excess proceeds of the RCS Debtor Subsidiary Litigation Assets Pro Rata to the holders of Series A-1 Class A Units and Class B Units, subject to and in accordance with clause (d) of the Creditor Trust Distribution Schedule, at such time or times as determined by the Creditor Trust Administrator.

(6) For the avoidance of doubt, the ratio of (i) the number of Series A-1 Class A Units distributed on account of an Allowed Holdings General Unsecured Claim to (ii) the Allowed dollar amount of such Allowed Holdings General Unsecured Claim shall be the same as the ratio of (A) Class B Units distributed on account of an Allowed Second Lien Deficiency Claim to (B) the Allowed dollar amount of such Allowed Second Lien Deficiency Claim.

(d) Distributions of Excess Proceeds of RCS Debtor Subsidiary Litigation Assets. To the extent that all Allowed General Unsecured Claims against a particular RCS Debtor Subsidiary, including interest at the applicable rate, have been paid in full from the Litigation Asset Proceeds constituting proceeds of the applicable RCS Debtor Subsidiary Litigation Assets, any remaining Litigation Asset Proceeds from the RCS Debtor Subsidiary Litigation Assets shall be distributed Pro Rata to the holders of Series A-1 Class A Units and Class B Units, subject to and in accordance with clause (d) of the Creditor Trust Distribution Schedule.

(e) Distributions of Litigation Asset Proceeds Involving Multiple Debtors. If any Litigation Asset Proceeds are received on account of a particular Cause of Action brought by the Creditor Trust on behalf of two or more Debtors, the Creditor Trust Board will allocate the Litigation Asset Proceeds, and the applicable Creditor Trust Costs and Creditor Trust Liabilities among the applicable Debtors, and the holders of the respective Class and/or Series of Trust Units, as applicable, in such manner as the Creditor Trust Board determines in its discretion is fair and equitable; provided, however, that such allocation shall adhere to the Creditor Trust Distribution Schedule provided for in this Plan.

(f) Distributions from Creditor Trust on account of Disputed General Unsecured Claims. No Distributions shall be made from the Creditor Trust with respect to a Disputed General Unsecured Claim until the resolution of such Claim by agreement between the holder of the Claim and the Creditor Trust Administrator or a Final Order. On or as soon as reasonably practicable after the next Distribution date after a Disputed General Unsecured Claim becomes an Allowed Claim, the Creditor Trust Administrator shall distribute from the CT Disputed Claims Reserve to the holder thereof, the number of the applicable Series of Class A Units, together with all Creditor Trust Assets distributed in respect thereof from and after the Effective Date, that would have been distributed to such holder in respect of such Claim had such Claim been an Allowed General Unsecured Claim, in the amount in which it is ultimately Allowed.

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(g) Distributions to Trust Units from Disallowed Disputed General Unsecured Claims. To the extent all or a portion of a Disputed General Unsecured Claim becomes disallowed or is reclassified, any Creditor Trust Assets previously reserved for such portion of such Disputed General Unsecured Claim shall become Distributable Assets. Any Unclaimed Property distributed to holders of Allowed General Unsecured Claims from the Creditor Trust shall revert to the Creditor Trust and be deemed to be Distributable Assets at the end of one (1) year following the date on which such Unclaimed Property was initially distributed, and the holders of Allowed General Unsecured Claims theretofore entitled to such Unclaimed Property shall be deemed to have forfeited such property to the Creditor Trust.

(h) Remaining Creditor Trust Assets in CT Disputed Claims Reserve. To the extent the Creditor Trust Administrator determines, at any time, that any portion of any Series of Class A Units in the CT Disputed Claims Reserve, and the Creditor Trust Assets distributed in respect thereof, are not necessary for the satisfaction of Disputed General Unsecured Claims, the Creditor Trust Administrator shall cancel such Class A Units, and shall distribute the Creditor Trust Assets distributed in respect thereof to the holders of the applicable Series of Class A Units then outstanding, as applicable, subject to the discretion of the Creditor Trust Administrator to retain such Class A Units and Creditor Trust Assets in the CT Disputed Claims Reserve for the satisfaction of other Disputed General Unsecured Claims. Once all Disputed General Unsecured Claims have been resolved, any assets remaining in the CT Disputed Claims Reserve shall be distributed to the holders of Class A Units then outstanding, and any remaining Class A Units held in the CT Disputed Claims Reserve shall be cancelled.

6.12. Manner of Payment under the Plan.

Any Cash payment to be made hereunder may be made by a check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion, or as otherwise required or provided in applicable agreements. Except as otherwise specified herein, Cash payments made pursuant to this Plan shall be in U.S. currency; provided, however, that Cash payments to foreign holders of Allowed Claims may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

6.13. Calculation of Distribution Amounts of Reorganized Holdings Equity Interests.

No fractional shares of Reorganized Holdings Equity Interests or New Warrants shall be issued or distributed under this Plan. Each Person entitled to receive a Reorganized Holdings Equity Interest or New Warrants shall receive the total number of whole shares of Reorganized Holdings Equity Interests and New Warrants to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of Reorganized Holdings Equity Interests or of a New Warrant, such number of shares or New Warrants to be distributed shall be rounded down to the nearest whole number.

6.14. Withholding and Reporting Requirements.

In connection with this Plan and all Distributions thereunder, any Person making Distributions under this Plan, including the Reorganized Debtors, shall, to the extent applicable,

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as determined in its sole discretion, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements. Any such amounts withheld shall be treated for purposes of the Plan as a Distribution. The Debtors and the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. All Persons holding Claims shall be required to provide any information necessary to affect information reporting and the withholding of such taxes. Notwithstanding any other provisions of this Plan to the contrary, (a) each holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distributions, and (b) no Distribution shall be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations. Any Cash and/or other consideration or property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an Unclaimed Property pursuant to Section 6.9(b) hereof. Any Person issuing any instruments or making any Distribution under this Plan has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or distributing Person for payment of, or compliance with, any such tax obligations. A failure to comply with a request to comply with reporting requirements for a period of one hundred eighty (180) days from the date of notice shall result in an automatic disallowance of the Claim(s) held by the Person failing to comply. Any Cash not distributed on account of a Claim as provided herein shall be treated as Unclaimed Property in accordance with Section 6.9 hereof. Any non-Cash consideration not distributed on account of a Claim as provided herein shall be treated as Unclaimed Property in accordance with Section 6.9 hereof.

6.15. Setoffs and Recoupment.

The Debtors, the Reorganized Debtors, and the Creditor Trust Administrator may, but shall not be required to, set off or recoup against any Claim (for purposes of determining the Allowed amount of such Claim on which a Distribution shall be made), any claims of any nature whatsoever that the Debtors, the Reorganized Debtors, or the Creditor Trust (due to its rights in the Litigation Assets) may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the Reorganized Debtors, or the Creditor Trust of any such claim the Debtors, Reorganized Debtors, or the Creditor Trust may have against the holder of such Claim. Nothing in this Plan shall be deemed to expand rights to setoff or recoup under applicable non-bankruptcy law. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against the holders of Allowed DIP Claims, Allowed First Lien Claims, or Allowed Second Lien Claims.

6.16. Distributions After Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date, without any post-Effective Date interest thereon.

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6.17. Allocation of Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount (as determined for federal income tax purposes) of the Claim first, and then to accrued but unpaid interest.

6.18. Postpetition Interest on Claims.

Except to the extent expressly contemplated hereunder, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed principal amount of such Claim. Except for any First Lien Claims and Other Secured Claims on which postpetition interest is allowed under section 506 of the Bankruptcy Code or is otherwise authorized to be paid pursuant to Final Order of the Bankruptcy Court, interest shall not accrue on or after the Petition Date.

6.19. Minimum Distributions.

No Disbursing Agent shall be obligated to make a Distribution of less than $100.00 on account of an Allowed Claim to any holder of a Claim. Any holder of an Allowed Claim entitled to an aggregate Distribution of less than $100.00 shall have its Claim for such Distribution discharged and shall be forever barred from asserting any such Claim against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, or their respective property. Any Cash not distributed in accordance with the terms of this Section shall be the property of the Reorganized Debtors or the Creditor Trust, as applicable, free of any restrictions thereon.

6.20. Claims Paid by Third Parties.

The Reorganized Debtors or the Creditor Trust, as applicable, may seek accounting of and commence appropriate proceedings seeking repayment of Distributions paid on account of a Claim if the holder of the Claim receives payment from a party that is not a Debtor or a Reorganized Debtor such that the entire amount of payments received (including the Distributions) exceeds the amount of the Claim.

6.21. Claims Payable by Third Parties.

Except as otherwise provided by applicable nonbankruptcy law, no Distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. Notwithstanding anything to the contrary herein, any recoveries against any of the Debtors on account of Securities Litigation Claims shall be limited to the proceeds of the Debtors’ insurance policies, except as provided in 5.17(s).

6.22. Applicability of Insurance Policies.

Except as otherwise provided in the Plan, Distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.

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SECTION 7. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

7.1. Claims Administration.

The Creditor Trust Administrator shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all General Unsecured Claims that were not otherwise resolved prior to the Effective Date. The Reorganized Debtors shall be responsible for and shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims against, and Interests in, the Debtors other than General Unsecured Claims, including without limitation all General Administrative Claims, Professional Fee Claims, Priority Tax Claims and Other Secured Claims. The Creditor Trust Administrator shall be entitled to compensation for its activities relating to Claims administration under this Section solely as provided in the Creditor Trust Agreement, and the Reorganized Debtors shall have no obligation to provide any funding or compensation for such Claims administration.

7.2. Objections to Claims.

Any objections to Claims shall be served and filed on or before the later of (i) one year after the Effective Date, or (ii) such other date as may be fixed by the Bankruptcy Court, after notice and a hearing, with notice only to those parties whose Claims remain Disputed because no objection has been filed by the expiration of the time for filing such objection.

7.3. Payments and Distributions with Respect to Disputed Claims.

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. Notwithstanding any authority to the contrary, an objection to a Claim or Interest shall be deemed properly served on the holder of the Claim or Interest if the Reorganized Debtors or the Creditor Trust Administrator, as the case may be, effect service in any of the following manners: (i) in accordance with Bankruptcy Rule 3007, (ii) to the extent counsel for a holder of a Claim or Interest is unknown, by first-Class mail, postage prepaid, on the signatory on the proof of claim filed such holder or other representative identified on the proof of claim or any attachment thereto (or at the last known addresses of such holders of Claims if no proof of claim is Filed or if the Debtors and the Creditor Trust Administrator have been notified in writing of a change of address), or (iii) by first-Class mail, postage prepaid, on any counsel that has appeared on behalf of the holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.

7.4. Estimation of Claims.

On request of a party in interest, the Bankruptcy Court may estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law by issuing an Estimation Order, regardless of whether an objection was previously filed with the Bankruptcy Court with respect to such Claim, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any

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objection to any Claim. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim pursuant to an Estimation Order, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Reorganized Debtors or the Creditor Trust Administrator may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

7.5. Preservation of Rights to Pursue and Settle Claims.

(a) Except with respect to the Company Released Causes of Action, the applicable Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets), in accordance with section 1123(b) of the Bankruptcy Code, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that they each may respectively hold against any Person without the approval of the Bankruptcy Court and the Reorganized Debtors’ and the Creditor Trust’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, subject to the terms of Section 7.2 hereof, the Confirmation Order and any contract, instrument, release, Convertible Notes Indenture, or other agreement entered into in connection herewith. Except as otherwise provided in this Plan, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired by this Plan. On and after the Effective Date, the Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets) shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced.

(b) No Person may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Reorganized Debtors, or the Creditor Trust Administrator, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person on or before the Effective Date (including the Company Released Causes of Action and otherwise), the Debtors, the Reorganized Debtors, and the Creditor Trust, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in this Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors (with respect to the Retained Causes of Action

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and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets) expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation, or effectiveness of this Plan.

(c) Notwithstanding anything contained in Section 7.5(a) or (b) of this Plan, the Reorganized Debtors shall be prohibited from commencing or prosecuting any Retained Cause of Action (other than the RCAP Holdings Setoff Cause of Action) against any Retained Cause of Action Party other than for setoff or defensive purposes in any suit or action commenced against any Reorganized Debtor by any Retained Cause of Action Party.

7.6. Claims Held by Persons Against Whom Avoidance Action Has Been Commenced.

All Claims held by Persons against whom or which a proceeding asserting an Avoidance Action has been commenced (whether before or after the Effective Date) shall be deemed Disputed Claims. Claims that are deemed Disputed Claims pursuant to this Section shall continue to be Disputed Claims for all purposes until the Avoidance Action against such Person has been settled or resolved by Final Order and any sums due from such Person have been paid to the appropriate party.

SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1. Debtors’ Executory Contracts and Unexpired Leases.

(a) Pursuant to sections 365(a) and 1123(b) of the Bankruptcy Code, all Executory Contracts and Unexpired Leases shall be deemed assumed as of the Effective Date, other than any Executory Contract or Unexpired Lease that: (i) has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date; (ii) as to which a motion for approval of the rejection of such Executory Contract or Unexpired Lease has been filed and served on or prior to the Effective Date and remains pending before the Bankruptcy Court on such date; or (iii) that is specifically designated as an Executory Contract or Unexpired Lease to be rejected on the “Schedule of Rejected Executory Contracts and Unexpired Leases” to be included in the Plan Supplement, which shall be in form and substance acceptable to the Debtors and the Required Consenting Lenders; provided, however, that, notwithstanding anything to the contrary in this Plan, the Debtors shall have the right, on or prior to the Effective Date, with the prior written consent of the Required Consenting Lenders, (i) to amend the Schedule of Rejected Executory Contracts and Unexpired Leases to add any Executory Contract or Unexpired Lease thereto, in which event such Executory Contract or Unexpired Lease shall be deemed rejected or (ii) to file a pleading seeking to delete any Executory Contract or Unexpired Lease from the Schedule of Rejected Executory Contracts and Unexpired Leases, in which event, such Executory Contract or Unexpired Lease shall be assumed if, after providing at least twenty-four (24) days’ notice to the counterparty to such Executory Contract or Unexpired Lease, such assumption is approved by an order of the Bankruptcy Court. The Debtors shall provide notice of any amendments to the Schedule of Rejected Executory Contracts and Unexpired Leases to

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the parties to such contracts that are affected thereby. The listing of a document on the Schedule of Rejected Executory Contracts and Unexpired Leases shall not constitute an admission by the Debtors that such document is an Executory Contract or an Unexpired Lease or that the Debtors have any liability thereunder.

(b) Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the Executory Contracts and Unexpired Leases rejected pursuant to this Section 8.1 and Section 8.2(c) of this Plan; and (ii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Executory Contracts and Unexpired Leases assumed pursuant to this Section 8.1 of this Plan.

8.2. Cure of Defaults.

(a) Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any Executory Contract or Unexpired Lease to be assumed or assumed and assigned pursuant to Section 8.1 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, not later than twenty-one (21) days before the Confirmation Hearing, File a pleading with the Bankruptcy Court listing the amounts of any Cure Claims for each Executory Contract and Unexpired Lease to be assumed or assumed and assigned under this Plan and serve such pleading by overnight courier on the counterparties to such Executory Contracts and Unexpired Leases. The counterparties to such Executory Contracts and Unexpired Leases to be assumed shall have until seven (7) days prior to the Confirmation Hearing to object to (i) the amounts of the Cure Claims listed by the applicable Debtor seeking assumption or assumption and assignment or (ii) the applicable Debtor’s ability to provide adequate assurance of future performance. If there are any objections filed, the Bankruptcy Court may hold a hearing, which may be the Confirmation Hearing, to determine such Cure Claim amounts or other issues pertaining to the assumption or assumption and assignment of such Executory Contract or Unexpired Lease. Until the Effective Date, the Debtors, subject to the prior written consent of the Required Consenting Lenders, shall retain the right to reject any of the Executory Contracts or Unexpired Leases, including such contracts or leases that are subject to a dispute concerning amounts necessary to cure any defaults. Any party that fails to object to the applicable Cure Claims for each Executory Contract and Unexpired Lease to be assumed or assumed and assigned under this Plan shall be forever barred, estopped and enjoined from disputing the Cure Claim and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the pleading filed by the Debtors.

(b) The Reorganized Debtors shall be responsible for the payment of any Cure Claims due under section 365 of the Bankruptcy Code with respect to the Executory Contracts and Unexpired Leases assumed by the Debtors. Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such Executory Contracts and Unexpired Leases assumed by the Debtors, any Cure Claims with respect to the Executory Contracts and Unexpired Leases assumed by the Debtors shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the amount of the Cure Claim in Cash on the later of thirty (30) days after: (i) the Effective Date; or (ii) the date on which any Cure Dispute relating to the amount of such Cure Claim has been resolved (either consensually or through judicial decision).

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(c) In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Claim; (ii) the ability of the applicable Reorganized Debtor or third party to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or assumed and assigned under this Plan; or (iii) any other matter pertaining to the proposed assumption or assumption and assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption and assumption and assignment, as applicable. To the extent a Cure Dispute relates solely to the Cure Claim, the applicable Debtor may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Cure Dispute provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the Reorganized Debtors). To the extent the Cure Dispute is resolved or determined unfavorably to the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may reject the applicable Executory Contract or Unexpired Lease after such determination.

(d) Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such executory contract or unexpired lease. Prior to the deadline to object to Claims set forth in Section 7.2, the Reorganized Debtors will file a notice of satisfaction or other appropriate pleading(s) to disallow any proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed and with respect to which any Cure Claim has been paid.

8.3. Bar Date for Rejection Claims; Turnover of Security.

Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to this Plan must be filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than thirty (30) days after the effective date of such rejection (which, (a) for Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be the Effective Date, and (b) for all other Executory Contracts and Unexpired Leases rejected pursuant to this Section 8, shall be (i) the date on which the Debtors reject the applicable Executory Contract or Unexpired Lease as provided in Section 8.1 or Section 8.2(c), or (ii) pursuant to an order of the Bankruptcy Court). All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code may be objected to in accordance with the provisions of Section 7.2 of this Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules. Unless otherwise ordered by the Court, all such Claims not filed within such time shall not be entitled to a Distribution. The Debtors reserve all rights to seek accounting and return of any security for any of the Debtors’ obligations under rejected Executory Contracts or Unexpired Leases.

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8.4. Restrictions on Assignment Void.

Any Executory Contract or Unexpired Lease assumed or assumed and assigned shall remain in full force and effect to the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment, including based on any change of control provision. Any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease, terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition thereof (including on account of any change of control provision) on any such transfer or assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

No sections or provisions of any executory contract or unexpired lease that purport to provide for additional payments, penalties, charges, rent acceleration, or other financial accommodations in favor of the non-debtor third party thereto shall have any force and effect with respect to the transactions contemplated hereunder, and such provisions constitute unenforceable anti-assignment provisions under section 365(f) of the Bankruptcy Code and are otherwise unenforceable under section 365(e) of the Bankruptcy Code.

8.5. Workers’ Compensation and Insurance Programs.

(i) All applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (ii) all of the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation, workers’ compensation insurance, and all other forms of insurance are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero dollars.

SECTION 9. CONDITIONS PRECEDENT

9.1. Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to the satisfaction or waiver of the following conditions precedent:

(a) Entry of the RSA Assumption Order;

(b) the Bankruptcy Court shall have entered a Final Order approving the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code (the “Disclosure Statement Order”) on or before the date that is forty (40) days from the Petition Date;

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(c) each of the proposed Confirmation Order, the Disclosure Statement Order, the RSA Assumption Order, and the DIP Order shall be in form and substance acceptable to the Debtors, the DIP Agent, the DIP Lenders, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders and Luxor to the extent set forth in the RSA;

(d) the proposed Confirmation Order and any amended Disclosure Statement Order shall be in form and substance acceptable to the Committee; and

(e) each of the Non-RCS Affiliates shall have filed chapter 11 petitions with the Bankruptcy Court on or before March 26, 2016.

9.2. Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of this Plan, and the consummation of this Plan, is subject to the satisfaction or waiver in whole or in part by the Debtors, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, the Committee, and, as set forth in the RSA, Luxor of the following conditions precedent:

(a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders, the Committee, and to the extent set forth in the RSA, the First Lien Agent, the Second Lien Agent, and Luxor, and the Confirmation Order shall be a Final Order;

(b) all conditions precedent to the effectiveness of, and the initial borrowings under the Exit Facility shall be satisfied or waived, in each case in accordance with the terms and conditions of the Exit Credit Documents, and the “Closing Date” under the Exit Credit Documents shall have occurred;

(c) all conditions precedent to the effectiveness of the New Second Lien Facility shall be satisfied or waived, in each case in accordance with the terms and conditions of the New Second Lien Credit Documents, and the “Closing Date” under the New Second Lien Credit Documents shall have occurred;

(d) the Reorganized Holdings Equity Interests shall have been issued and delivered, as applicable, and all conditions precedent to the consummation of the transactions contemplated therein shall have been waived or satisfied in accordance with the terms thereof and the closing of the transactions contemplated by such agreements shall have occurred;

(e) the New Warrants shall have been issued and delivered, as applicable, and all conditions precedent to the consummation of the transactions contemplated therein shall have been waived or satisfied in accordance with the terms thereof and the closing of the transactions contemplated by such agreements shall have occurred;

(f) the Debtors shall have entered into the Creditor Trust Agreement establishing the Creditor Trust, and the Debtors, the Non-RCS Affiliates, and the Registered Investment Advisors, as applicable, shall have transferred and assigned the Creditor Trust Assets to the Creditor Trust;

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(g) the Debtors have received all regulatory approvals (including, without limitation, from Financial Industry Regulatory Authority and the Securities Exchange Commission) necessary to continue operating substantially in the ordinary course of business from and after the Effective Date, if any;

(h) (i) the Bankruptcy Court shall have entered an order confirming the Prepackaged Plan, which order shall be acceptable to the Debtors, the Non-RCS Affiliates, the First Lien Agent, Second Lien Agent, Required Consenting Lenders and Luxor to the extent set forth in the RSA, and, to the extent affecting Distributions to holders of General Unsecured Claims against the Debtors, the Committee, and shall be a Final Order and (ii) the “Effective Date” of such Prepackaged Plan shall have occurred or be occurring simultaneously with the Effective Date of this Plan;

(i) the RIA Release shall have occurred;

(j) all Definitive Documents, including, but not limited to, the New Corporate Governance Documents and the Plan Supplement, unless a different approval standard is specified herein, shall be in form and substance reasonably acceptable to the Debtors, and the Required Consenting Lenders, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and to the extent set forth in the RSA, the First Lien Agent, the Second Lien Agent, and Luxor, and shall be deemed to be valid, binding and enforceable in accordance with their terms;

(k) all documents and agreements necessary to implement this Plan shall have (a) been tendered for delivery, and (b) been effected or executed by all Persons party thereto, or will be deemed executed and delivered by virtue of the effectiveness of this Plan as expressly set forth herein, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents and agreements; and

(l) the RSA shall be in full force and effect.

9.3. Effect of Failure of Conditions to Effective Date.

If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section 9.4, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, this Plan shall be null and void in all respects.

9.4. Waiver of Conditions.

Each of the conditions set forth in Sections 9.1 and 9.2 may be waived in whole or in part by the Debtors with the prior written consent of the First Lien Agent, the Second Lien Agent, the Majority Consenting Lenders, and the Committee, without any notice to other parties in interest or the Bankruptcy Court and without a hearing provided, however that, notwithstanding anything herein to the contrary, the waiver of conditions set forth in Section 9.2(a), (e), (f), and (j) (to the extent applicable to Luxor) shall also require the consent of Luxor.

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SECTION 10. EFFECT OF CONFIRMATION

10.1. Vesting of Assets.

Except as otherwise provided herein, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, (i) all property of the Debtors’ Estates (including, all Retained Causes of Action which may be asserted by or on behalf of the Debtors but excluding the Creditor Trust Assets) shall be vested in the Reorganized Debtors and (ii) all Creditor Trust Assets shall be vested in the Creditor Trust, in each case free and clear of all Claims, liens, encumbrances, charges, and other interests. After the Effective Date, the Reorganized Debtors shall not have any liability to holders of Claims or Interests other than as expressly provided for herein. As of the Effective Date, each of the Reorganized Debtors shall be deemed to have incurred the Exit Facility Obligations and the New Second Lien Facility Obligations pursuant to the Exit Credit Agreement and the New Second Lien Credit Agreement, respectively. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

10.2. Settlement of Certain Intercreditor Issues.

To the extent applicable, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against any Released Party, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors, subject to Section 10.6. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

10.3. Discharge of Claims Against the Debtors and Termination of Interests.

Except as otherwise provided in this Plan or the Confirmation Order, upon the Effective Date and in consideration of the rights afforded herein and the payments and Distributions to be made hereunder, each holder (as well as any trustees and agents on behalf of each holder) of a Claim against the Debtors (a “Discharged Claim”) or an Interest in the Debtors (a “Discharged Interest”) shall be deemed to have such Discharged Claim or Discharged Interest forever discharged. On the Effective Date, all holders of Discharged

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Claims and Discharged Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board, or any of their assets or properties based on any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest.

Except as otherwise provided herein or in the Confirmation Order, all Persons who have held, now hold or may hold Discharged Claims against any of the Debtors or Discharged Interests in any of the Debtors, and any other parties that may purport to assert such Discharged Claims or Discharged Interests by, through, for or because of such Persons, along with their respective present and former Representatives, are permanently enjoined, from and after the Effective Date, from: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest; or (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board, or against the property or interests in property of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest; provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct. Such injunction shall extend to any successors of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board and their respective properties and interest in properties.

10.4. Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

10.5. Injunction against Interference with this Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

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10.6. Releases.

(a) Without limiting any other applicable provisions of, or releases contained in, the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, including the Distributions to be made hereunder, the Debtors and the Reorganized Debtors, on behalf of themselves and the Estates, and any and all entities acting on behalf of the Debtors, the Reorganized Debtors, or the Estates shall forever release, waive and discharge all Causes of Action that they have, or had against any Debtor Released Party (the “Company Released Causes of Action”) except with respect to any obligations arising under this Plan, the Definitive Documents that by their terms survive the Effective Date, and any applicable orders of the Bankruptcy Court or other court of competent jurisdiction in the Chapter 11 Cases; provided, however, that the foregoing provisions shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct.

(b) As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the Cash, contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with this Plan, each holder of a Claim (solely in its capacity as such) (i) that has voted to accept this Plan, or (ii) that has voted to reject this Plan but has not checked the box on the applicable ballot indicating that they opt not to grant the releases provided in this Plan, (provided that the each of the parties to the RSA are and shall be deemed to elect to grant the releases provided in this Plan if the RSA has not terminated in accordance with its terms), will be deemed to forever release, waive and discharge all Causes of Action in any way relating to a Debtor, the Chapter 11 Cases, the Estates, this Plan, the exhibits to this Plan, the Plan Supplement, the Disclosure Statement, the RSA and the Term Sheets, the First Lien Facility, the Second Lien Facility or the Convertible Notes Indenture that such Person has, had or may have against any Released Party or their representatives or any employees, agents or partners of the Debtors (which release will be in addition to the discharge of Claims provided herein and under the Confirmation Order and the Bankruptcy Code), except with respect to any obligations arising under this Plan, the Exit Credit Documents, the New Second Lien Credit Documents, or any of the Definitive Documents that by their terms survive the Effective Date, or any act, event, injury, omission, transaction, or agreement arising after the Effective Date (other than Causes of Action relating to such act, event, injury, omission, transaction or agreement first arising or occurring prior to the Effective Date); provided, however, that the foregoing provisions will have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct. For the avoidance of doubt, the foregoing release shall not release or enjoin the claims and causes of action asserted, or that could be asserted, against any non-Debtor in the Securities Litigation.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, of the releases in Sections 10.6(a) and (b) of this Plan, which includes, by reference, each of the related provisions and definitions contained herein and, further, will constitute the Bankruptcy Court’s finding that such releases are (i) in exchange for the good and valuable consideration

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provided by the Debtors and the other applicable Released Parties, representing a good faith settlement and compromise of the Claims released herein, (ii) in the best interests of the Debtors and all holders of Claims, (iii) fair, equitable, and reasonable, (iv) approved after due notice and opportunity for hearing, and (v) a bar to any of the releasing parties asserting any Claim released by the releasing parties against any of the Debtors or the other applicable Released Parties or their respective property.

Each Person to which Sections 10.6(a) and/or (b) apply shall be deemed to have granted the releases set forth in those Sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of the release.

10.7. Exculpation.

From and after the Effective Date, the Exculpated Parties will neither have nor incur any liability to any entity, and no holder of a Claim or Interest, no other party in interest and none of their respective Representatives, shall have any right of action against any Exculpated Party, for any act taken or omitted to be taken in connection with, related to or arising out of the Chapter 11 Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of this Plan, the exhibits to this Plan, the Plan Supplement, the Disclosure Statement, any transaction proposed in connection with the Chapter 11 Cases or any contract, instrument, release, or other agreement or document created or entered into or any other act taken or omitted to be taken, in connection therewith; provided, however, that the foregoing provisions will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under this Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with this Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.

10.8. Injunction.

Except as otherwise expressly provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Discharged Claims or Discharged Interests are, with respect to any such Discharged Claims or Discharged Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest

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to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct; provided further, however, that nothing contained in this Plan shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan, provided further, however, that nothing in this Plan shall (a) enjoin or otherwise impact the continued prosecution of the claims and causes of action asserted or that could be asserted against any non-Debtor in the Securities Litigation, including but not limited to entering into or enforcing any settlement or judgment obtained in connection with or relating to the Securities Litigation involving any relevant insurance policy or coverage or any proceeds thereof; (b) preclude the plaintiffs or lead plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents; or (c) preclude the plaintiffs, lead plaintiffs, and/or the putative classes in the Securities Litigation from prosecuting their Securities Litigation Claims through settlement or final judgment in the courts where such Securities Litigation is pending (including any appeals therefrom) and seeking and/or obtaining recovery from the Debtors (including pursuant to any insurance coverage available to the Debtors) on account thereof, solely to the extent of available insurance coverage and any proceeds thereof, it being understood that the plan discharge and injunction provisions set forth in any confirmed Chapter 11 plan for the Debtors shall not apply to the prosecution or settlement of such Securities Litigation Claims as set forth herein. Nothing herein shall alter the Bankruptcy Court’s reservation of jurisdiction pursuant to Section 12.1 of this Plan. For the avoidance of doubt, any recoveries on account of such Securities Litigation Claims against the Debtors shall be limited to, and any payments or settlements shall only be provided by available insurance coverage, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or properties of the Debtors or the Reorganized Debtors. For the further avoidance of doubt and except as otherwise set forth

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herein, the Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities discharged pursuant to Section 10.3 of this Plan, released pursuant to Section 10.6 of this Plan, or exculpated pursuant to Section 10.7 of this Plan.

10.9. Setoff.

Notwithstanding anything herein, in no event shall any holder of a Claim be entitled to setoff any Claim against any claim, right, or Cause of Action of the Debtors, the Reorganized Debtors, or the Creditor Trust, as applicable, unless such holder obtains an order from the Bankruptcy Court authorizing such setoff notwithstanding any indication in any proof of claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

10.10. Exemption from Certain Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange (or deemed issuance, transfer or exchange) of a security, including the issuance of the Reorganized Holdings Equity Interests and the New Warrants, (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest, including pursuant to the Exit Facility or the New Second Lien Facility, (c) the making or assignment of any lease or sublease, (d) the assignment and transfer of the Creditor Trust Asset to the Creditor Trust as provided herein, (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, dissolution, deeds, bills of sale and transfers of tangible property), including the restructuring transactions contemplated by the Plan, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes, or other similar taxes, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments (including, without limitation, any transfers or assignments for collateral purposes) of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of or in connection with the Plan.

10.11. Issuance of New Securities and Plan-Related Documentation.

The issuance under this Plan of (i) the Reorganized Holdings Equity Interests to the holders of Allowed First Lien Claims, Allowed Second Lien Claims, the Backstop Parties, and the parties entitled to receive the Exit Base Discount and Exit Backstop Discount and (ii) the New Warrants to the Creditor Trust and the subsequent distribution of the New Warrants from the Creditor Trust to the holders of Class A Units, if the Creditor Trust Administrator at the direction of the Creditor Trust Board determines to make such distribution, and any subsequent sales, resales, transfers or other Distributions of such Reorganized Holdings Equity Interests or

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New Warrants (including Reorganized Holdings Equity Interests issuable upon exercise of any New Warrants) shall be exempt from any federal or state securities law registration requirements (and all rules and regulations promulgated thereunder) to the fullest extent permitted by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law.

Upon the Effective Date, all documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, and any other agreements or documents related to or entered into in connection with same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

10.12. Other Exemptions.

The issuance under this Plan of (i) the Reorganized Holdings Equity Interests to the holders of Allowed First Lien Claims, Allowed Second Lien Claims, the Backstop Parties, and the parties entitled to receive the Exit Base Discount and (ii) the New Warrants shall be exempt from the requirements of section 16(b) of the Securities and Exchange Act of 1934 (pursuant to Rule 16b-3 promulgated thereunder) with respect to any acquisition of such securities by an officer or director (or a director deputized for purposes thereof) as of the Effective Date.

10.13. SEC Enforcement

Notwithstanding anything to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall preclude the U.S. Securities and Exchange Commission from enforcing its police or regulatory powers; and provided further, notwithstanding any language to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall release any non-Debtor from liability in connection with any legal action or claim brought by the U.S. Securities and Exchange Commission or enjoin the U.S. Securities and Exchange Commission from bringing any action against a non-Debtor.

SECTION 11. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

11.1. Modification and Amendments.

(a) Pre-Confirmation Modifications. Prior to the Confirmation Date, this Plan, including exhibits thereto and the Plan Supplement, may be amended, modified, or supplemented by the Debtors, and subject to the prior written consent of the Required Consenting Lenders, the First Lien Agent, the Second Lien Agent, and Luxor in accordance with the RSA and, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by this Plan or law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.

(b) Post-Confirmation Modifications Not Requiring Resolicitation. Subject to the prior written consent of the Required Consenting Lenders, the First Lien Agent and the Second Lien Agent, and Luxor, each to the extent provided for in the RSA, and, to the extent

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affecting Distributions to holders of General Unsecured Claims, the Committee, unless terminated by its terms, this Plan may be amended, modified or supplemented at any time after the Confirmation Date and before substantial consummation, provided that this Plan, as amended, modified or supplemented, satisfies the requirements of section 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and hearing, confirms this Plan as modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such amendment, modification or supplement. Any holder of a Claim that has accepted this Plan prior to any amendment, modification or supplement will be deemed to have accepted this Plan, as amended, modified or supplemented, if the proposed amendment, modification or supplement does not materially and adversely change the treatment of such holder’s Claim. Prior to the Effective Date, the Debtors, with the consent of the Required Consenting Lenders, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and, to the extent provided in the RSA, Luxor, which shall not be unreasonably withheld, may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court. After the Effective Date, the Debtors, and the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan.

11.2. Effect of Confirmation on Modifications

Entry of a Confirmation Order shall result in all modifications or amendments to this Plan occurring after the solicitation thereof being approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

11.3. Revocation, Withdrawal, or Non-Consummation of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan unless terminated by its terms, and subject to the prior written consent of the Required Consenting Lenders, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and, to the extent provided in the RSA, Luxor, at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan in accordance with the preceding sentence, or if the Confirmation Order is not entered or consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

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11.4. Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the reasonable consent of the Debtors, the First Lien Agent, the Second Lien Agent the Required Consenting Lenders, and Luxor, each as provided in the RSA, and, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee; and (3) nonseverable and mutually dependent.

SECTION 12. RETENTION OF JURISDICTION

12.1. Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, to the extent permissible under applicable law, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising in, arising under, and related to the Chapter 11 Cases and this Plan for, among other things, the following purposes:

(a) to determine any motion, adversary proceeding, application, contested matter, other litigated matter, and any other matters, and grant or deny any applications involving a Debtor or the Creditor Trust that may be pending on or commenced after the Confirmation Date;

(b) to ensure that Distributions to holders of Allowed Claims are accomplished as provided herein and to adjudicate any and all disputes arising from or relating to Distributions under this Plan;

(c) to allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the secured or unsecured status, priority, amount or allowance of Claims or Interests, provided, however, that nothing herein shall impact the rights of the plaintiffs in the Securities Litigation to seek to withdraw the reference with regard to any Claim;

(d) to resolve any matters related to (a) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor or Reorganized Debtor may be liable in any manner, including, to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including

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Claims arising from the rejection or cure of such agreements and Cure Claims arising from the assumption of such agreements pursuant to section 365 of the Bankruptcy Code; (b) any matter relating to the terms and conditions of any such Executory Contract or Unexpired Lease as assumed or assumed and assigned, or the obligation of any party to perform thereunder, and any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date any Executory Contracts or Unexpired Leases to the Schedule of Rejected Executory Contracts and Unexpired Leases; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

(e) to resolve disputes as to the ownership of any Claim or Interest;

(f) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(i) to hear and determine any matters relating to the Creditor Trust, including to hear and determine any actions brought by the Creditor Trust Administrator, including any adversary proceeding, action or other dispute relating to the Litigation Assets, the Creditor Assets, or the Distributions to be made by the Creditor Trust under the Plan;

(j) to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(k) to hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(l) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid;

(m) to determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(n) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, release, or other document governing or relating to any of the foregoing;

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(o) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate this Plan or to maintain the integrity of this Plan following consummation;

(p) to resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, Exculpations, and other provisions contained in Section 10 of this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions, including to adjudicate any and all claims or Causes of Action (i) against any Person granted a release under Section 10.6 or exculpation pursuant to Section 10.7 of this Plan, (ii) relating to the Debtors, the Creditor Trust, this Plan, the Distributions, the Reorganized Holdings Equity Interests, the Chapter 11 Cases, the transactions contemplated by this Plan to effectuate this Plan, or any contract, instrument, release, agreement or document executed and delivered in connection with such transactions and this Plan, and (iii) brought by the Debtors (or any successor thereto) or any holder of a Claim or an Interest;

(q) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(r) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(s) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(t) to enter a final decree closing any or all of the Chapter 11 Cases;

(u) to enforce, clarify or modify all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(v) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(w) resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with or under the RSA, Intercreditor Agreement, First Lien Credit Agreement and related documents, the Second Lien Credit Agreement and related documents, and the Convertible Notes Indenture and related documents, in each case, except for cases, controversies, suits, disputes or Causes of Action between or among holders of Claims under the First Lien Credit Agreement, Second Lien Credit Agreement, or Convertible Notes Indenture and related documents and not involving any Debtor; and

(x) to hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors, the Reorganized Debtors, the Creditor Trust, or the Creditor Trust Administrator pursuant to the Confirmation Order, any other order of the Bankruptcy Court, the

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Bankruptcy Code, or any other federal statute or legal theory; provided, however, that nothing contained in this subparagraph (x) shall be deemed to constitute, as to any Person, a consent to, or pre-determination of the jurisdiction of the Bankruptcy Court over any Person, nor a waiver of any objection by any Person to the Bankruptcy Court’s jurisdiction respecting such rights, claims, defenses, or Causes of Action, with any such objection being fully preserved.

12.2. Failure of the Bankruptcy Court to Exercise Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, then Section 12.1 of this Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

SECTION 13. MISCELLANEOUS PROVISIONS

13.1. Immediate Binding Effect.

Subject to Section 9 of this Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan, the Plan Supplement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected this Plan), all entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in this Plan, and any and all non-Debtor parties to the Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any holder of a Claim or debt has voted on this Plan.

13.2. Dissolution of Committee; Termination of Professionals.

On the Effective Date, the Committee shall dissolve and all members, employees, or agents thereof, shall be released and discharged from all rights and duties arising from or related to the Chapter 11 Cases and the engagement of each Professional retained by the Debtors and the Committee shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, (a) each Professional shall be entitled to prosecute its respective Professional Fee Claims and represent its respective constituents with respect to applications for payment of such Professional Fee Claims, and (b) nothing herein shall prevent the Reorganized Debtors or the Creditor Trust from retaining any such professional on or after the Effective Date, which retention shall not require Bankruptcy Court approval.

13.3. No Change in Ownership or Control.

Consummation of this Plan is not intended to and shall not constitute a change in ownership or change in control, as defined in any employment or other agreement or plan in effect on the Effective Date to which a Debtor is a party.

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13.4. Unenforceable Contracts.

Notwithstanding anything to the contrary herein, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust as a result of this Plan.

13.5. Worthless Stock Deduction Procedures.

Unless otherwise ordered by the Bankruptcy Court or consented to by the Reorganized Debtors, and notwithstanding anything to the contrary contained in any order entered by the Bankruptcy Court as contemplated by the Motion For Entry of Interim And Final Orders (I) Establishing Notification and Hearing Procedures for Transfers of or Claims of Worthless Stock Deductions with Respect To Certain Equity Securities and (II) Establishing A Record Date For Notice For Trading In Claims Against The Debtors’ Estates [ECF No. 11] (the “WSD Procedures Motion”), on and after the Effective Date, each “50% Shareholder” (as such term is defined in WSD Procedures Motion) shall be required to file upon the Court, and serve upon counsel to the Debtors, an advance written declaration (the Declaration of Intent to Claim a Worthless Security Deduction, in the form of Schedule E of Exhibit 1 attached to the WSD Procedures Motion), before (i) filing any federal or state tax return, (ii) filing any amendment to such a return, or (iii) distributing any K-1 or other information statement, if any, to its partners or members, in each case claiming or reflecting any deduction for worthlessness or abandonment of a Holdings Equity Interest, for a tax year ending on or before the Effective Date. For the avoidance of doubt, this Section 13.5 of this Plan shall not be construed to enjoin any “50% Shareholder” from taking or causing to be taken any such action with respect to a tax year ending after the Effective Date.

To the extent any 50% Shareholder is a partnership or other pass-through entity for federal or state income tax purposes, prior to filing any federal or state tax return, or any amendment to such a return, then unless otherwise ordered by the Bankruptcy Court, each partner or other owner of such 50% Shareholder shall be required to file upon the Court, and serve upon counsel to the Debtors, an advance written declaration (the Declaration of Intent to Claim a Worthless Security Deduction), before filing a tax return claiming or otherwise reflecting any deduction for worthlessness of a Holdings Equity Interest for a tax year ending on or before the Effective Date. For the avoidance of doubt, this Section 13.5 of the Plan shall not be construed to enjoin any partner or owner of such 50% Shareholder from taking or causing to be taken any such action with respect to a tax year ending after the Effective Date.

13.6. Preservation of Documents.

Notwithstanding anything to the contrary in this Plan or in the Confirmation Order, the Debtors, the Reorganized Debtors, and/or any transferee of their books and records (including books, records, documents, files, electronic data in whatever format (including native format), and tangible objects) relevant or potentially relevant to the Securities Litigation (collectively, “Books and Records”) shall preserve and maintain such Books and Records in a manner consistent with the applicable provisions of the Private Securities Litigation Reform Act,

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15 U.S.C. § 78u(b)(3)(C), and Federal Rules of Civil Procedure 26 and 34 as if the Debtors or the Reorganized Debtors, as applicable, were parties to the Securities Litigation and subject to a continuing request for the production of documents with respect thereto, until the earlier to occur of (a) entry of a final and nonappealable order of judgment or settlement with respect to all defendants in the Securities Litigation and (b) entry of an order of the Bankruptcy Court or the court in which the Securities Litigation is pending authorizing the destruction of certain Books and Records. Any motion seeking the order referenced in subparagraph 13.6(b) shall be on reasonable notice to counsel of record for all plaintiffs and defendants in the Securities Litigation with an opportunity to be heard. Notwithstanding anything to the contrary in the Plan or in the Confirmation Order, nothing in the Plan or Confirmation Order shall affect the obligations of the Debtors, the Reorganized Debtors, and/or any transferee or custodian to maintain all books and records that are subject to any governmental subpoena, document preservation letter or other investigative request.

13.7. Request for Expedited Determination of Taxes.

Reorganized Holdings shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, on behalf of the Debtors.

13.8. Determination of Tax Filings and Taxes.

(a) For all taxable periods ending on or prior to, or including, the Effective Date, the Reorganized Debtors shall prepare and file (or cause to be prepared and filed) on behalf of the Debtors, all combined, consolidated or unitary tax returns, reports, certificates, forms or similar statements or documents for any group of entities that include the Debtors (collectively, “Group Tax Returns”) required to be filed or that the Reorganized Debtors otherwise deem appropriate, including the filing of amended Group Tax Returns or requests for refunds.

(b) The Reorganized Debtors shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes of the Debtors, including for any taxable period ending on or prior to, or including, the Effective Date.

13.9. Entire Agreement.

Except as otherwise indicated, on the Effective Date, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of this Plan, all of which will have become merged and integrated into this Plan on the Effective Date.

13.10. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or the Plan Supplement provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. To the extent a rule of law or procedure is supplied by federal

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bankruptcy law, the Bankruptcy Code, the Bankruptcy Rules, and the decisions and standards of the United States Supreme Court, the United States Court of Appeals for the Third Circuit, the United States District Court for the District of Delaware, and the Bankruptcy Court, as applicable, shall govern and control.

13.11. Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.12. Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

13.13. Binding Effect.

This Plan shall be binding on and inure to the benefit of the Debtors, the holders of Claims and Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors or the Creditor Trust, and all other parties in interest in the Chapter 11 Cases. The rights, benefits, and obligations of any entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each entity.

13.14. Reservation of Rights.

Except as expressly set forth in this Plan, this Plan shall have no force or effect until the Bankruptcy Court has entered the Confirmation Order and the Effective Date has occurred. Neither this Plan, any statement or provision contained in this Plan, nor any action taken or not taken by any Debtor with respect to this Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, the First Lien Agent, the Second Lien Agent, Luxor, the Committee, or the Required Consenting Lenders with respect to the holders of Claims or Interests prior to the Effective Date.

13.15. Confirmation Order and Plan Control.

Unless otherwise provided herein, (i) to the extent the Confirmation Order is inconsistent with this Plan, the Confirmation Order shall control over this Plan for all purposes, (ii) to the extent this Plan is inconsistent with the Disclosure Statement, this Plan shall control over the Disclosure Statement for all purposes, and (iii) to the extent this Plan is inconsistent with any other Definitive Document other than this Plan and the Disclosure Statement, such Definitive Document shall control for all purposes.

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13.16. Plan Supplement and Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan which such agreements and documents shall be in form and substance reasonably acceptable to (a) to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, and (b) the Required Consenting Lenders, the First Lien Agent, the Second Lien Agent, and Luxor in accordance with the terms of the RSA; provided, however that notwithstanding anything to the contrary herein, the Shareholders’ Agreement shall be in form and substance acceptable to the Required Consenting Lenders in their respective good faith discretion and the Creditor Trust Agreement and the Warrant Agreement shall be in form and substance acceptable to Luxor and the Committee, each in its good faith discretion. The Debtors and all holders of Claims or Interests receiving Distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. Except as otherwise provided in the Plan, all documents included in the Plan Supplement shall be filed with the Office of the Clerk of the Bankruptcy Court at least five (5) Business Days before the deadline to submit votes to accept or reject the Plan. The Debtors, with the consent of the Required Consenting Lenders and Luxor, to the extent provided for in the RSA, and, to the extent affecting Distributions to holders of General Unsecured Claims, the Committee, reserve their rights to amend the Plan Supplement from time to time and to file any such amendments with the Bankruptcy Court.

13.17. No Stay of Confirmation Order.

The Debtors shall request that the Bankruptcy Court waive any stay of enforcement of the Confirmation Order otherwise applicable, including pursuant to Bankruptcy Rule 3020(e), 6004(h) and 7062.

13.18. Notices.

All notices, requests, and demands to or on the Debtors shall be (i) in writing, (ii) served by certified mail (return receipt requested), hand delivery, overnight delivery service, first class mail, or facsimile transmission, and (iii) unless otherwise expressly provided herein, deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows, if prior to the Effective Date, or as set forth in the Plan Supplement, if after the Effective Date:

On behalf of the Debtors:

RCS Capital Corporation

405 Park Avenue

12th Floor

New York, NY 10022

Attention: Mason Allen

                  Daniel Harrow

Telecopy No.: (857) 207-3397

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with a copy to:

DECHERT LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Michael J. Sage, Esq.

                  Shmuel Vasser, Esq.

Telecopy No.: (212) 698-3599

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square, 1000 North King Street

Wilmington, DE 19801

Attention: Robert S. Brady, Esq.

                  Robert F. Poppiti, Jr., Esq.

Telecopy No.: (302) 571-1253

On behalf of the First Lien Agent:

SHEARMAN & STERLING LLP

599 Lexington Avenue

New York, NY 10022

Attention: Joel Moss, Esq.

Telecopy No.: (646) 848-4693

On behalf of the Required Consenting First Lien Lenders:

JONES DAY LLP

222 East 41st Street New York,

New York 10017

Attention: Scott J. Greenberg, Esq.

                  Stacey Corr-Irvine, Esq.

Telecopy No.: (212) 755-7306

On behalf of the Second Lien Agent:

COVINGTON & BURLING LLP

620 Eighth Avenue

New York, NY 10018-1405

Attn: Ronald A. Hewitt, Esq.

Telecopy No.: (646) 441-9220

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On behalf of the Required Consenting Second Lien Lenders:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attention: Timothy Graulich, Esq.

Telecopy No.: (212) 701-5639

On behalf of Luxor:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Stephen D. Zide

                  Rachael L. Ringer

Telecopy No.: (212) 715-9100

On behalf of the Committee:

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166

Attention: David M. Feldman, Esq.

                  Matthew K. Kelsey, Esq.

Telecopy No.: (212) 251-4035

[Remainder of page intentionally left blank]

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Dated: May 10, 2016

New York, New York

Respectfully submitted,

RCS CAPITAL CORPORATION, on behalf of itself and its affiliated Debtors

By:	/s/ David Orlofsky
Name: David Orlofsky
Title: Chief Restructuring Officer

DECHERT LLP

1095 Avenue of the Americas

New York, NY 10036

(212) 698-3500

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Attorneys for the Debtors and

Debtors in Possession

EXHIBIT 1

1.	Ashby & Geddes, P.A.

2.	Cahill Gordon & Reindel LLP

3.	Centerview Partners LLC

4.	Covington & Burling LLP

5.	Davis Polk & Wardwell LLP

6.	Dechert LLP

7.	Fox Rothschild LLP

8.	GLC Advisors & Co.

9.	Houlihan Lokey, Inc.

10.	Jones Day, LLP

11.	Kramer, Levin Naftalis & Frankel LLP

12.	Landis Rath & Cobb LLP

13.	Lazard Frères & Co. LLC

14.	Morris, Nichols, Arsht & Tunnell LLP

15.	Pryor Cashman LLP

16.	Richards Layton & Finger, PA

17.	Ridgeway Partners LLC

18.	Shearman & Sterling LLP

19.	Sullivan Hazeltine Allinson LLC

20.	Young Conaway Stargatt & Taylor, LLP

21.	Zolfo Cooper LLC

EXHIBIT B

The Confirmed Cetera Prepackaged Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
CETERA FINANCIAL HOLDINGS, INC., et. al.[1]	)	Case No. 16-10733 (MFW)
)
Debtors.	)	Jointly Administered under
	)	Case No. 16-10223
)

DEBTORS’ SECOND AMENDED JOINT PREPACKAGED PLAN OF

REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

DECHERT LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Michael J. Sage	Robert S. Brady (No. 2847)
Shmuel Vasser	Edmon L. Morton (No. 3856)
Stephen M. Wolpert	Robert F. Poppiti, Jr. (No. 5052)
Janet Bollinger Doherty	Ian J. Bambrick (No. 5455)
Andrew C. Harmeyer	Rodney Square
1095 Avenue of the Americas	1000 North King Street
New York, NY 10036	Wilmington, Delaware 19801
Telephone: (212) 698-3500	Telephone: (302) 571-6600
Facsimile: (212) 698-3599	Facsimile: (302) 571-1253

Dated: May 10, 2016

[1]	The Debtors under this Plan, along with the last four digits of their respective federal tax identification numbers, will be: Cetera Financial Holdings, Inc. (8663); Cetera Advisors Insurance Services LLC (5434); Cetera Advisor Networks Insurance Services LLC (2417); Cetera Financial Group, Inc. (8666); Cetera Financial Specialists Services LLC (7737); Cetera Insurance Agency LLC (0645); Chargers Acquisition, LLC (6470); FAS Holdings, Inc. (7417); First Allied Holdings Inc. (7319); ICC Insurance Agency, Inc. (9587); Investors Capital Holdings, LLC (3131); Legend Group Holdings, LLC (8262); SBS Financial Advisors, Inc. (N/A); SBS Insurance Agency of Florida, Inc. (5829); SBS of California Insurance Agency, Inc. (5203); Summit Capital Group, Inc. (3015); Summit Financial Services Group, Inc. (7932); Summit Holdings Group, Inc. (3448); and VSR Group, LLC (0470). Correspondence directed to the Debtors may be sent to 245 Park Avenue, 39th Floor, New York, NY 10167.

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INTRODUCTION

Cetera Financial Holdings, Inc. and certain of its affiliated Debtors propose this joint prepackaged chapter 11 plan of reorganization pursuant to section 1121 of the Bankruptcy Code for the resolution of the outstanding claims against, and interests in, the Debtors. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

The Debtors will request that each of their Chapter 11 Cases be jointly administered and consolidated with each other and with the chapter 11 cases of the RCS Debtor Affiliates for procedural purposes only. The chapter 11 cases of the RCS Debtor Affiliates are being jointly administered before the Honorable Mary F. Walrath of the U.S. Bankruptcy Court for the District of Delaware under Case No. 16-10223 (MFW) (the “RCS Debtor Affiliate Cases”). On February 1, 2016, the RCS Debtor Affiliates filed a joint pre-arranged chapter 11 plan in the RCS Debtor Affiliate Cases [ECF No. 14], a copy of which is attached hereto as Exhibit A (as such plan may be amended, modified or supplemented, the “Pre-Arranged Plan”). This Plan and the Pre-Arranged Plan are intended to work in concert to effectuate a reorganization of the Debtors and the RCS Debtor Affiliates. It is a condition to the Effective Date of this Plan that the “Effective Date” of the Pre-Arranged Plan has occurred or occurs simultaneously with the Effective Date of this Plan. Further information regarding the Pre-Arranged Plan is set forth in the disclosure statement for the Pre-Arranged Plan filed by the RCS Debtor Affiliates at Docket No. 113 in the RCS Debtor Affiliate Cases.

This Plan constitutes a separate chapter 11 plan for each Debtor and, unless otherwise explained herein, the classifications and treatment of Claims and Interests apply to each individual Debtor.

ALL HOLDERS OF CLAIMS ARE ENCOURAGED TO READ THE PLAN AND DISCLOSURE STATEMENT IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

A discussion of the Debtors’ history and businesses, background, financial information, and a summary and analysis of this Plan and certain related matters can be found in the Disclosure Statement accompanying this Plan. In addition to the Disclosure Statement, the Plan also references other agreements and documents, which are or shall be filed with the Bankruptcy Court in the Plan Supplement.

Subject to certain restrictions and requirements set forth herein and section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation (as such term is defined in section 1101 of the Bankruptcy Code).

SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION

A. DEFINITIONS.

Except as expressly provided otherwise or unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in this Section 1 or the Pre-Arranged Plan. Any term that is used and not defined herein or in the

Pre-Arranged Plan, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to it therein. For purposes of this Plan, any term that is defined in both this Plan and the Pre-Arranged Plan shall have the meaning ascribed to it in this Plan.

1.1. “503(b)(9) Claim” means an Administrative Claim against a Debtor or its Estate pursuant to section 503(b)(9) of the Bankruptcy Code.

1.2. “Administrative Claim” means a Claim against a Debtor or its Estate arising prior to the Effective Date for a cost or expense of administration of the Chapter 11 Cases of a kind specified under or entitled to priority or superpriority pursuant to sections 364(c)(1), 503(b), 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code.

1.3. “Allowed” means, with reference to a Claim, any Claim or portion thereof (a) as to which no objection to allowance or request for estimation has been timely interposed in accordance with the Bankruptcy Code and Bankruptcy Rules or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court; (b) that has not been withdrawn or overruled by a Final Order of the Bankruptcy Court; (c) as to which, after the Effective Date, the liability of the Debtors (allowance and the amount thereof) is determined by Final Order of (i) with respect to General Administrative Claims, Professional Fee Claims, DIP Claims, First Lien Claims, and Second Lien Claims, the Bankruptcy Court, and (ii) with respect to all other Claims a court of competent jurisdiction other than the Bankruptcy Court; (d) that is expressly allowed by this Plan or by Final Order of the Bankruptcy Court; or (e) that is agreed to by the Debtors or Reorganized Debtors, as applicable. The term “Allowed Claim” shall, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, as required by applicable nonbankruptcy law. Notwithstanding anything to the contrary herein, no Claim of any Person subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Person pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable, or as otherwise set forth in a Final Order of the Bankruptcy Court. For the avoidance of doubt, (a) there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan, and (b) Unimpaired Claims shall be Allowed to the same extent such Claims would be allowed under nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

1.4. “Cause(s) of Action” means any and all Claims, causes of action, controversies, obligations, suits, judgments, damages, demands, debts, rights, preference actions, fraudulent conveyance actions and other claims or causes of action under sections 510, 544, 545, 546, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other similar state law claims and causes of action, Liens, indemnities, guaranties, suits, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses and franchises of any kind or character whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, suspected or unsuspected, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, arising in law, equity or pursuant to any other theory of law. For the avoidance of doubt, Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

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1.5. “Chapter 11 Cases” means the above-captioned, jointly administered cases for the Debtors under chapter 11 of the Bankruptcy Code.

1.6. “Claim” means a claim against any Debtor, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, including an Administrative Claim.

1.7. “Class” means a group of Claims or Interests classified as set forth in Section 3 of this Plan, pursuant to section 1122(a)(1) of the Bankruptcy Code.

1.8. “Confirmation” means the occurrence of the Confirmation Date.

1.9. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

1.10. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be continued from time to time.

1.11. “Confirmation Order” means the order of the Bankruptcy Court approving the Disclosure Statement and confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.12. “Cure Claim” means a Claim based upon a Debtor’s default on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtor pursuant to section 365 of the Bankruptcy Code.

1.13. “Debtor Released Causes of Action” has the meaning set forth in Section 10.6 hereof.

1.14. “Debtor Released Parties” means, collectively and individually, (a)(i) Barclays Bank PLC, as the First Lien Agent, and (ii) the First Lien Lenders; (b)(i) Bank of America, N.A., as former Second Lien Agent, (ii) Wilmington Trust, National Association as successor Second Lien Agent, and (iii) the Second Lien Lenders; (c) with respect to the period from November 8, 2015 through the Effective Date, Luxor; (d) the Convertible Notes Indenture Trustee; (e) the DIP Agent and DIP Secured Parties; (f) direct and indirect subsidiaries of each of the parties listed in (a), (b), and (e); (g) officers, directors, employees, and/or agents, in each case in such capacity, of the parties listed in (a) through (f), provided, however, that this subsection (g) shall not include any officer, director, employee, and/or agent of Luxor in their capacity as officers and/or directors of the Debtors (to the extent employed as officers or directors as of the Petition Date); and/or (h) the investment bankers, financial advisors, accountants, attorneys, and/or other professionals that are listed on Exhibit 1 hereto for work relating to the Debtors and/or any of their subsidiaries (whether prior to or during the Chapter 11 Cases), in each case in their respective capacities as such; provided, however, that the Debtor Released Parties shall not include Excluded Parties.

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1.15. “Debtors” means Cetera Financial Holdings, Inc.; Cetera Advisors Insurance Services LLC; Cetera Advisor Networks Insurance Services LLC; Cetera Financial Group, Inc.; Cetera Financial Specialists Services LLC; Cetera Insurance Agency LLC; Chargers Acquisition, LLC; FAS Holdings, Inc.; First Allied Holdings Inc.; ICC Insurance Agency, Inc.; Investors Capital Holdings, LLC; Legend Group Holdings, LLC; SBS Financial Advisors, Inc.; SBS Insurance Agency of Florida, Inc.; SBS of California Insurance Agency, Inc.; Summit Capital Group, Inc.; Summit Financial Services Group, Inc.; Summit Holdings Group, Inc.; VSR Group, LLC.

1.16. “Definitive Documents” means the Disclosure Statement, this Plan, the New Corporate Governance Documents, the Exit Credit Documents, the New Second Lien Credit Documents, any other documents comprising the Plan Supplement, the Confirmation Order and all related implementing documents, agreements, exhibits, annexes and schedules (as such documents may be amended, modified or supplemented from time to time in accordance with the terms hereof and the RSA), reflecting the transactions embodied herein and otherwise which, unless a different approval standard is specified herein, shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders, and, to the extent set forth in the RSA, Luxor.

1.17. “DIP Claim” means any Claim, including any Administrative Claim, derived from or based upon the DIP Obligations.

1.18. “Disbursing Agent” means any entity (including any applicable Debtor or Reorganized Debtor, if it acts in such capacity) in its capacity as a disbursing agent under Section 6.6 herein.

1.19. “Discharged Claim” has the meaning set forth in Section 10.3.

1.20. “Discharged Interest” has the meaning set forth in Section 10.3.

1.21. “Disclosure Statement” means the written disclosure statement that relates to this Plan, as may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

1.22. “Disputed” means, with reference to any Claim, any Claim that has not been Allowed. (i) All Claims held by any of the Excluded Parties (or any of their successors or assigns) and (ii) until any adversary proceeding or any other litigation disputing the Claim is resolved, all Claims (other than First Lien Claims, Second Lien Claims, DIP Claims, Claims on account of adequate protection obligations pursuant to Paragraph 11 of the DIP Order or Claims on account of the obligations set forth in Section 5.5 hereof, in each case that are otherwise Allowed) held by any creditor against which an adversary proceeding or any other litigation has been commenced by the Debtors, any party acting on behalf of the Debtors, the Reorganized Debtors, the Creditor Trust, or any party acting on behalf of the Creditor Trust (whether or not such adversary proceeding is related to such Claims) shall be deemed Disputed Claims.

1.23. “Distribution” means a distribution provided for in this Plan by the Disbursing Agent to holders of Allowed Claims in full or partial satisfaction of such Allowed Claims.

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1.24. “Effective Date” means a day, as determined by the Debtors with the consent of the First Lien Agent, the Second Lien Agent, and the Required Consenting Lenders, to the extent set forth in the RSA and Term Sheets, Luxor, that is the first Business Day on or after all conditions to the Effective Date have been satisfied, or waived in accordance with Section 9.4 of this Plan. For the avoidance of doubt, the Effective Date shall occur simultaneously with the RCS Debtor Affiliate Cases Effective Date.

1.25. “Estate” means, as to each Debtor, the estate created for that Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

1.26. “Excluded Parties” means the parties listed in the Plan Supplement, which list shall be in form and substance acceptable to Luxor, the Required Consenting Lenders and the Debtors, that may otherwise meet the definition of Released Parties, but shall not receive the benefit of any release, exculpation, or injunction under Section 10 of this Plan; provided, however, that Excluded Parties shall not include (a) the employees of the Debtors, the RCS Debtor Affiliates and/or Non-Debtor Affiliates (other than directors and officers) who are employed at any time following the Petition Date and do not voluntarily relinquish their positions as of a date prior to the Effective Date without the consent of the Company, (b) the officers and directors of the Debtors, the RCS Debtor Affiliates and/or Non-Debtor Affiliates who are employed or serving in such capacity as of the Effective Date, (c) officers and directors of the Debtors, the RCS Debtor Affiliates and/or Non-Debtor Affiliates who are employed or serving in such capacity at any time following the Petition Date and terminated without cause prior to the Effective Date, and (d) the Professionals of the Debtors, the RCS Debtor Affiliates and Non-Debtor Affiliates.

1.27. “Exculpated Parties” means (a) Debtors, (b) the Committee and each of its members in their capacity as members of the Committee, (c) the Debtors’ officers and directors serving in such capacities during the period from the Petition Date up to and including the Effective Date; and (d) the professionals retained by the Debtors and the Committee in these Chapter 11 Cases, in each case including their successors and post-Effective Date assigns (whether by operation of law or otherwise), provided, however, that Exculpated Parties shall not include any of the Excluded Parties.

1.28. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.29. “File,” “Filed,” or “Filing” means the filing of a document with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.30. “Final Order” means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument, or rehearing sought shall have been denied and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

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1.31. “First Lien Claim” means any Claim under, evidenced by, or derived from the First Lien Facility, including, without limitation, any Claim in respect of any “Obligations” as defined in the First Lien Credit Agreement.

1.32. “General Administrative Claim” means any Administrative Claim (including Cure Claims and 503(b)(9) Claims), other than a Professional Fee Claim or a DIP Claim.

1.33. “General Unsecured Claim” means any Claim that is not an Administrative Claim, Other Priority Claim, Priority Tax Claim, DIP Claim, Professional Fee Claim, First Lien Claim, Second Lien Claim, Other Secured Claim, a claim for U.S. Trustee Fees, or Intercompany Claim.

1.34. “Group Tax Returns” has the meaning set forth in Section 13.6(a) hereof.

1.35. “Impaired” means, with reference to a Claim or Interest, that the treatment of such Claim or Interest under the Plan does not satisfy the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

1.36. “Intercompany Claim” means any Claim by any Debtor, any RCS Debtor Affiliate, or any Non-Debtor Affiliate against any Debtor.

1.37. “Intercompany Interest” means an Interest in a Debtor held by any Non-Debtor Affiliate, any RCS Debtor Affiliate or another Debtor.

1.38. “Interest” means any share of common stock, preferred stock, membership interest, partnership interests or other instrument evidencing an ownership interest in a corporation, limited liability company or other entity, whether or not transferable, and any option, warrant or right, contractual or otherwise, to subscribe for or otherwise acquire any such interest in a Debtor or the right to demand the issuance of any such interest in any Debtor or stock in a Debtor (including redemption, conversion, exchange, voting, participation and dividend rights and liquidation preferences) that existed immediately before the Effective Date.

1.39. “Litigation Assets” means all the RCS Litigation Assets and the RCS Debtor Subsidiaries Litigation Assets. For the avoidance of doubt, “Litigation Assets” includes, without limitation, all Causes of Action of the Debtors, the RCS Debtor Affiliates (other than as provided in the RCS Plan), and the Registered Investment Advisors in respect of matters arising prior to the Effective Date against, or that may be brought against the Excluded Parties, and all rights, interests, and defenses related thereto.

1.40. “Majority Consenting First Lien Lenders” means the holders of more than 50% of the aggregate First Lien Claims held by Required Consenting First Lien Lenders.

1.41. “Majority Consenting Lenders” means the Majority Consenting First Lien Lenders and the Majority Consenting Second Lien Lenders.

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1.42. “Majority Consenting Second Lien Lenders” means the holders of more than 50% of the aggregate Second Lien Claims held by Required Consenting First Lien Lenders.

1.43. “New Corporate Governance Documents” means, to the extent appropriate or required, an amended and restated certificate of incorporation and bylaws of each of the Reorganized Debtors or, if such entity is not a corporation, analogous organizational documents, which shall be included in the Plan Supplement, and shall be in form and substance acceptable to the Required Consenting Lenders and reasonably acceptable to the Debtors.

1.44. “Non-Debtor Affiliates” means Girard Securities, Inc., VSR Financial Services, Inc., J.P. Turner & Company, LLC, Cetera Advisors LLC, Tower Square Investment Management, Cetera Advisor Networks LLC, Cetera Investment Services LLC, Cetera Financial Specialists LLC, Cetera Investment Advisers LLC, Summit Brokerage Services, Inc., Summit Financial Group, Inc., First Allied Asset Management Inc., First Allied Advisory Services, Inc., First Allied Securities, Inc., First Allied Wealth Management, Inc., First Allied Retirement Services, Inc., Associates in Excellence, FASI Insurance Services, Inc., FASI of TX, Inc., Legend Advisory Corporation, Legend Equities Corporation, LEC Insurance Agency, Inc., Advisory Services Corporation, The Legend Group, Inc., Investors Capital Corp., Advisor Direct, Inc., and Docupace Technologies, LLC.

1.45. “Non-Debtor Guarantors” means the Non-Debtor Affiliates that are guarantors under the First Lien Facility, Second Lien Facility, DIP Facility, Exit Facility and New Second Lien Facility, as applicable.

1.46. “Non-Released Causes of Action” means the Non-Released RCS Company Causes of Action and the Non-Released Debtor Causes of Action.

1.47. “Non-Released Debtor Causes of Action” means all Causes of Action, including Avoidance Actions, owned by, asserted by or on behalf of, or that may be asserted by or on behalf of, the Debtors or their Estates, other than Debtor Released Causes of Action.

1.48. “Non-Released RCS Company Causes of Action” means all Causes of Action, including Avoidance Actions, owned by, asserted by or on behalf of, or that may be asserted by or on behalf of, the RCS Debtor Affiliates or their Estates, other than the Company Released Causes of Action (as defined in the Pre-Arranged Plan).

1.49. “Other Priority Claim” means any Claim against any of the Debtors other than an Administrative Claim, Professional Fee Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

1.50. “Other Secured Claim” means any Secured Claim other than the DIP Claims, the First Lien Claims, and the Second Lien Claims.

1.51. “Petition Date” means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Cases.

1.52. “Plan” or “Plan of Reorganization” means this joint prepackaged chapter 11 plan of reorganization, including the Plan Supplement and exhibits hereto, as the same may be amended or modified from time to time, in accordance with the Bankruptcy Code and the terms of this Plan.

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1.53. “Pre-Arranged Plan” has the meaning set forth in the Introduction.

1.54. “Pre-Arranged Plan Term Sheet” means the term sheet setting forth the material terms of the Pre-Arranged Plan, attached as Exhibit E to the RSA.

1.55. “Prepetition Agents Indemnity” has the meaning set forth in Section 5.17 of this Plan.

1.56. “Priority Tax Claim” means any Claim of a governmental unit of the kind entitled to priority in payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code that is due and payable on or before the Effective Date. Any Claims asserted by a governmental unit on account of penalties not on account of an actual pecuniary loss shall not constitute Priority Tax Claims.

1.57. “Professional” means any professional retained in the Chapter 11 Cases in accordance with an order of the Bankruptcy Court issued pursuant to sections 327, 328 or 1103 of the Bankruptcy Code or any professional or other Person seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.58. “Professional Fee Claim” means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional for services rendered or expenses incurred in the Chapter 11 Cases, but specifically excluding the fees and expenses incurred by the professionals and advisors to the DIP Agent, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and Luxor which fees and expenses incurred on or prior to the Effective Date shall be paid pursuant to the terms of the RSA and/or DIP Order.

1.59. “RCS Debtor Affiliate Cases” has the meaning set forth in the Introduction.

1.60. “RCS Debtor Affiliate Cases Effective Date” means the “Effective Date” as defined in the Pre-Arranged Plan.

1.61. “RCS Debtor Affiliate General Unsecured Claims” means “General Unsecured Claims” as such term is defined in the Pre-Arranged Plan.

1.62. “RCS Debtor Affiliate Petition Date” means January 31, 2016.

1.63. “RCS Debtor Affiliate Retained Causes of Action” means “Retained Causes of Action” as such term is defined in the Pre-Arranged Plan.

1.64. “RCS Debtor Affiliates” means Holdings, American National Stock Transfer, LLC, Braves Acquisition, LLC, DirectVest, LLC, J.P. Turner & Company Capital Management, LLC, RCS Advisory Services, LLC, RCS Capital Holdings, LLC, Realty Capital Securities, LLC, SBSI Insurance Agency of Texas Inc., SK Research LLC, Trupoly, LLC and We R Crowdfunding, LLC.

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1.65. “Released Parties” means, collectively and individually, (a) the Debtors and Reorganized Debtors, (b) the employees of the Debtors (other than directors and officers) who are employed as of the Petition Date and do not voluntarily relinquish their positions as of a date prior to the Effective Date without the consent of the Debtors (c) the officers and directors of the Debtors who are employed or serving in such capacity as of the Effective Date, (d) officers and directors of the Debtors who are employed or serving in such capacity at any time following the Petition Date and terminated without cause prior to the Effective Date, (e) (i) Barclays Bank PLC, as the First Lien Agent, and (ii) the First Lien Lenders, (f) (i) Bank of America, N.A., as former Second Lien Agent, (ii) Wilmington Trust, National Association as successor Second Lien Agent, and (iii) the Second Lien Lenders, (g) Luxor and its officers, directors, agents, and principals, including in their capacity as officers and/or directors of the Debtors (to the extent employed as officers or directors as of the Petition Date), (h) the DIP Agent and DIP Secured Parties, and (i) Representatives of each of the parties listed in clauses (a) through (i); provided, however, that Released Parties shall not include Excluded Parties or RCS Debtor Affiliates.

1.66. “Reorganized Debtors” means the Debtors from and after the Effective Date.

1.67. “Reorganized RCS Debtor Affiliates” means the Reorganized RCS Debtor Affiliates from and after the RCS Debtor Affiliate Cases Effective Date.

1.68. “Representatives” means, with respect to any Person, such Person’s Affiliates, predecessors, successors, assigns, officers, directors, principals, employees, subsidiaries, members, partners, managers, agents, attorneys, advisors, investment bankers, financial advisors, accountants or other professional of such Person or Affiliate, in each case in such capacity.

1.69. “Required Consenting First Lien Lenders” shall mean the First Lien Lenders party to the RSA who own or control at least two-thirds of the aggregate outstanding principal amount of loans under the First Lien Credit Agreement.

1.70. “Required Consenting Lenders” means the Required Consenting First Lien Lenders and the Required Consenting Second Lien Lenders.

1.71. “Required Consenting Second Lien Lenders” shall mean the Second Lien Lenders party to the RSA who own or control at least two-thirds of the aggregate outstanding principal amount of loans under the Second Lien Credit Agreement.

1.72. “Restructuring Transactions” means the transactions described in Section 5.1.

1.73. “Retained Cause of Action Party” means a party against whom, but for the prohibition in Section 7.3(c) of this Plan, any Retained Causes of Action may be commenced or prosecuted.

1.74. “Retained Causes of Action” means, except with respect to Excluded Parties, all Non-Released Debtor Causes of Action, including Avoidance Actions, against or that may be brought against (a) the purchasers of (i) StratCap Holdings, LLC and its direct and

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indirect subsidiaries, (ii) SK Research LLC’s assets, and (ii) Hatteras Funds, LLC, (b) continuing ordinary course vendors, retail clients, or employees of the Reorganized Debtors, and (c) financial advisors registered with broker-dealers or Registered Investment Advisors, in each case affiliated with the Debtors or the RCS Affiliates as of the Effective Date.

1.75. “RSA Assumption Order” means an order of the Bankruptcy Court authorizing the Debtors to assume the RSA.

1.76. “Rejection Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected pursuant to the Plan and the effective date of such rejection, which shall be filed with the Bankruptcy Court no later than five (5) Business Days before the deadline to objection to confirmation of this Plan.

1.77. “Second Lien Claim” means any Claim under, evidenced by, or derived from the Second Lien Facility, including, without limitation, any Claim in respect of any “Obligations” as defined in the Second Lien Credit Agreement.

1.78. “Secured Claim” means a Claim, (a) has been determined by a Final Order to be secured pursuant to section 506(a) and, if applicable, section 1111 of the Bankruptcy Code, or (b) in the absence of such Final Order, has been agreed by the Debtors to be secured with the prior written consent of the First Lien Agent, the Second Lien Agent, and the Required Consenting Lenders.

1.79. “Secured Second Lien Claims” means the portion of the aggregate Second Lien Claims that are Secured Claims.

1.80. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.81. “Unimpaired” means, with reference to a Claim or Interest, the treatment of such Claim or Interest under the Plan satisfies the requirements specified in either subsection 1124(1) or 1124(2) of the Bankruptcy Code.

B. RULES OF INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

For purposes of this Plan, unless otherwise provided herein: (i) unless inappropriate based on the context in which a term is used, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in this Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented pursuant to this Plan or Confirmation Order or the terms of such document; (iii) any reference to a Person includes that Person’s successors, assigns and Affiliates; (iv) all references in this Plan to Sections and exhibits are references to Sections and exhibits of or to this Plan; (v) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (vi) captions and headings sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (vii) subject to the provisions of any contract, certificate of incorporation, by-laws, similar constituent document, instrument, release or other agreement or

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document entered into or delivered in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; (viii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any Distributions made on account of any Claim shall only be on account of Allowed Claims notwithstanding the use or not of the word “Allowed” before such Claim; and (xi) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

C. APPENDICES AND PLAN DOCUMENTS.

The Plan Supplement and appendices to this Plan are incorporated into this Plan by reference and are a part of this Plan as if set forth in full herein. Holders of Claims and Interests may inspect a copy of such documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of such documents at the website of the Debtors’ claims and noticing agent, Prime Clerk LLC, at http://cases/primeclerk.com/cetera.

D. UNIMPAIRED CLAIMS.

For the avoidance of doubt, notwithstanding anything to the contrary in this Plan, the Definitive Documents, or in the Confirmation Order, until a Claim arising prior to the Effective Date in Class 1, 4 or 5 (including Cure Claims and Rejection Damage Claims) of the Plan has been (x) paid in full in accordance with applicable nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code and 541(c) of the Bankruptcy Code, or on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction; (a) the provisions of sections 5.6, 6.2, 6.5, 10.3, 10.6, or 10.8 of the Plan shall not apply with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan or the Definitive Documents, and (c) the property of each Debtors’ Estates that vests in the applicable Reorganized Debtor pursuant to section 5.1(a)(2) and/or 10.1 of the Plan shall not be free and clear of such Claims. Holders of Class 1, 4 and 5 shall not be required to file a Proof of Claim with the Bankruptcy Court. Holders of Class 1, 4 and 5 Claims who did not File Claims shall not be subject to any claims resolution process in Bankruptcy Court in connection with their Claims, and shall retain all their rights under applicable nonbankruptcy law to pursue their Class 1, 4 or 5 Claims against the Debtors or Reorganized Debtors or other person or entity in any forum with proper jurisdiction over the parties. The Debtors, the Reorganized Debtors and any other person or entity shall retain all rights, defenses, counterclaims, rights of setoff, and rights of recoupment as to Class 1, 4 and 5 Claims to the extent such rights, defenses, counterclaims, rights of setoff and rights of recoupment exit under applicable nonbankruptcy law as augmented by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code. If the Debtors, the Reorganized Debtors or any other person or entity dispute any Class 1, 4 or 5 Claim, such dispute shall be determined, resolved or adjudicated in accordance with the applicable

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nonbankruptcy law as modified by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code. Notwithstanding the foregoing, any holder of a Claim who Files a Proof of Claim shall be subject to the Article VII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the retained jurisdiction of the Bankruptcy Court under Article XI of the Plan.

SECTION 2. ADMINISTRATIVE EXPENSE AND PRIORITY CLAIMS

2.1. No Classification of General Administrative Claims, DIP Claims, Professional Fee Claims and Priority Tax Claims.

General Administrative Claims, DIP Claims, Professional Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Section 3 of this Plan in accordance with section 1123(a)(l) of the Bankruptcy Code.

2.2. U.S. Trustee Fees.

On or before the Effective Date, the Debtors shall pay all U.S. Trustee Fees in full in Cash in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court. Any U.S. Trustee Fees due after the Effective Date shall be paid by the Reorganized Debtors in the ordinary course, in an amount agreed to by the U.S. Trustee or ordered by the Bankruptcy Court, until the earlier of the entry of a final decree closing the applicable Chapter 11 Case, or a Bankruptcy Court order converting or dismissing the applicable Chapter 11 Case. Any deadline for filing Administrative Claims or Professional Fee Claims shall not apply to claims for U.S. Trustee Fees.

2.3. General Administrative Claims.

Except to the extent that a holder of an Allowed General Administrative Claim has been paid by the Debtors prior to the Effective Date or agrees to less favorable or equal, but different, treatment, each holder of an Allowed Administrative Claim shall be paid, in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed General Administrative Claim, Cash in an amount equal to the amount of such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the latest of (i) the Effective Date, (ii) the fifteenth (15th) Business Day after such General Administrative Claim becomes Allowed by a Final Order of the Bankruptcy Court or (iii) the date such General Administrative Claim becomes due and payable after such General Administrative Claim becomes Allowed by a Final Order of the Bankruptcy Court; provided, however, that Allowed General Administrative Claims incurred in the ordinary course of business may be paid in full in the ordinary course of business, at the option of the Reorganized Debtors, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.4. Professional Fee Claims.

The holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred from and after the Petition Date through the Effective Date by no later than the date that is forty-

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five (45) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. Allowed Professional Fee Claims shall be paid in full in Cash by the Reorganized Debtors either (a) within five (5) Business Days of the date such Professional Fee Claim is approved by a Final Order issued by the Bankruptcy Court, or (b) upon such other terms as may be mutually agreed upon by such holder of an Allowed Professional Fee Claim and the Reorganized Debtors. Professionals shall not be required to seek Bankruptcy Court approval of any fees and expenses incurred after the Effective Date in connection with the Debtors, Reorganized Debtors or the Chapter 11 Cases. Failure to file a final fee application by the deadline set forth above shall result in the relevant Professional Fee Claim being forever barred and disallowed. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the requesting party no later than sixty-five (65) days after the Effective Date or such other date as established by the Bankruptcy Court. For the avoidance of doubt, the fees and expenses incurred by the professionals and advisors to the DIP Agent, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and Luxor shall be paid pursuant to the terms of the DIP Order and/or RSA, and such parties shall not be required to file an application for allowance of such fees and expenses.

2.5. DIP Claims.

All DIP Claims shall be Allowed in full in the amount of the DIP Obligations outstanding on the Effective Date. Except as otherwise agreed to by the Debtors, the DIP Agent, the “Required Lenders” under, and as defined in, the DIP Credit Agreement and the Required Consenting Lenders, on the Effective Date, each holder of an Allowed DIP Claim shall be paid in Cash in full from the proceeds of the Exit Facility in accordance with the terms of the DIP Credit Agreement and the Exit Credit Documents.

2.6. Priority Tax Claims.

(a) Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall receive, in exchange for and in full satisfaction, settlement, release, and discharge of its Allowed Priority Tax Claim, at the election of the Debtors with the consent of the Required Consenting Lenders, (i) Cash in an amount equal to the amount of such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the (a) Effective Date or (b) fifteenth (15th) Business Day after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to the amount of such Allowed Priority Tax Claim, together with interest at the applicable rate under section 511 of the Bankruptcy Code, commencing on the later of the (a) Effective Date or (b) fifteenth (15th) Business Day after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim and ending no later than five (5) years after the Petition Date. The Reorganized Debtors shall have the right to prepay an Allowed Priority Tax Claim with the consent of the Required Consenting Lenders at any time under this option. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due in accordance with this Section 2.6(a).

(b) No holder of an Allowed Priority Tax Claim shall be entitled to receive any payment on account of any penalty not representing compensation of an actual pecuniary

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loss arising with respect to or in connection with such Allowed Priority Tax Claim. Any such Claim or demand for any such penalty shall be deemed disallowed and expunged. The holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, the Reorganized Debtors, or their property.

SECTION 3. CLASSIFICATION OF CLAIMS AND INTERESTS

3.1. General Rules of Classification.

The following table designates the Classes of Claims against and Interests in the Debtors, for all purposes, including voting, confirmation and Distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. The following table specifies which of those Classes are (i) Impaired or Unimpaired by this Plan, (ii) entitled to vote to accept or reject this Plan, and (iii) deemed to accept or reject this Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise satisfied prior to the Effective Date.

Class	Claim Designation	Treatment	Entitled to Vote

1.	Other Priority Claims	Unimpaired	No (deemed to accept)

2.	First Lien Claims	Impaired	Yes

3.	Second Lien Claims	Impaired	Yes

4.	Other Secured Claims	Unimpaired	No (deemed to accept)

5.	General Unsecured Claims	Unimpaired	No (deemed to accept)

6.	Intercompany Claims	Unimpaired	No (deemed to accept)

7.	Intercompany Interests	Unimpaired	No (deemed to accept)

3.2.	Separate Classification of Each Debtor’s Claims.

Claims against each individual Debtor have been classified together for purposes of describing treatment under this Plan. Solely to the extent required to support Confirmation of this Plan in the absence of consolidation provided for in Section 5.10 of this Plan, each Class of Claims against or Interests in a Debtor shall be treated as being in a separate sub-Class for each Debtor for the purpose of voting on this Plan.

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3.3. Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.4. [Reserved].

SECTION 4. TREATMENT OF CLAIMS AND INTERESTS

Except as otherwise specified in this Plan, all Distributions will be made on the Effective Date or as soon thereafter as reasonably practical. Except for First Lien Claims and Second Lien Claims, which shall receive the treatment specified in Sections 4.2 and 4.3 of the Pre-Arranged Plan, no other Claim or Interest shall be Impaired under this Plan.

4.1. Other Priority Claims (Class 1).

Class 1 comprises the Other Priority Claims against the Debtors. Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, each holder of an Allowed Other Priority Claim shall receive, in exchange for and in full satisfaction, settlement, release, and discharge of such Allowed Other Priority Claim, Cash in the full amount of such Allowed Other Priority Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date or the fifteenth (15th) Business Day after the date such Other Priority Claim becomes Allowed.

Class 1 is Unimpaired. Each holder of an Allowed Other Priority Claim in Class 1 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.2. First Lien Claims (Class 2).

Class 2 comprises the First Lien Claims against the Debtors. The First Lien Claims shall be Allowed in the aggregate amount of $556.0 million.2 On the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for their Allowed First Lien Claims, holders of Allowed First Lien Claims shall receive the treatment provided under Section 4.2 of the Pre-Arranged Plan.

[2]	Notwithstanding the Allowed amount of the First Lien Claims, solely to the extent of their treatment under this Plan and the Pre-Arranged Plan, the amount of the First Lien Claims will be deemed to be $550 million. Agreement to this treatment under the Plan and Pre-Arranged Plan shall not be deemed a waiver or admission that the holders of First Lien Claims are in any way not entitled to the full value of their Claims for any other purpose.

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Class 2 is Impaired. Each holder of an Allowed First Lien Claim in Class 2 is entitled to vote to accept or reject this Plan.

4.3. Second Lien Claims (Class 3).

Class 3 comprises the Second Lien Claims against the Debtors. The Second Lien Claims shall be Allowed in the aggregate amount of $153.2 million, with $50 million of such Allowed Claims to be treated as Secured Second Lien Claims and $103.2 million to be treated as Second Lien Deficiency Claims. On the Effective Date, in full satisfaction, settlement, release, and discharge of, and in exchange for their Allowed Second Lien Claims, holders of Allowed Second Lien Claims shall receive the treatment provided under Section 4.3 of the Pre-Arranged Plan.

Class 3 is Impaired. Each holder of an Allowed Second Lien Claim in Class 3 is entitled to vote to accept or reject this Plan.

4.4. Other Secured Claims (Class 4).

Class 4 comprises the Other Secured Claims against the Debtors. Unless a holder of an Other Secured Claim agrees to a less favorable treatment, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Other Secured Claim, on the Effective Date, each Other Secured Claim shall be Unimpaired.

Class 4 is Unimpaired. Each holder of an Other Secured Claim in Class 4 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

For the avoidance of doubt, no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of holders of General Unsecured Claims to receive payment on account of such Claim which are “riding through” the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced, subject, however, to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code. Payment of Class 4 Claims is subject to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

4.5. General Unsecured Claims (Class 5).

Class 5 comprises the General Unsecured Claims against the Debtors. Except to the extent that a Holder of an General Unsecured Claim agrees in writing to a less favorable treatment, in exchange for and in full satisfaction, settlement, release, and discharge of each General Unsecured Claim, each holder of such General Unsecured Claim shall be Unimpaired.

For the avoidance of doubt, no provision of the Plan shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of holders of General Unsecured Claims to receive payment on account of such Claim which are “riding through” the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced, subject, however, to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code. Payment of Class 5 Claim is subject to the rights of the Debtors, Reorganized Debtors, or any

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party in interest to dispute or defend such Claim in accordance with applicable nobankruptcy law as if the Chapter 11 Cases had not been commenced, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

Class 5 is Unimpaired. Each holder of an General Unsecured Claim in Class 5 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.6. Intercompany Claims (Class 6).

Class 6 comprises the prepetition Intercompany Claims. On the Effective Date, each Intercompany Claim shall be reinstated or extinguished in the discretion of the Debtors with the written consent of the Required Consenting Lenders.

As Debtors or Affiliates of the Debtors, each holder of an Intercompany Claim in Class 6 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

4.7. Intercompany Interests (Class 7).

Class 7 comprises the Intercompany Interests. On the Effective Date, each Intercompany Interest shall be reinstated.

Class 7 is Unimpaired. Each holder of an Allowed Intercompany Interest in Class 7 is conclusively presumed to accept this Plan and is not entitled to vote to accept or reject this Plan.

SECTION 5. MEANS FOR IMPLEMENTATION

5.1. Restructuring Transactions.

(a) On or as of the Effective Date, the Distributions provided for under this Plan shall be effectuated pursuant to the following transactions:

(1) the Debtors shall transfer the applicable Litigation Assets to the Creditor Trust pursuant to Sections 5.15(b) of this Plan free and clear of all liens, Claims, encumbrances and Interests, and the Litigation Assets shall vest in the Creditor Trust as of the Effective Date;

(2) subject to Section 5.1(b) below, (A) the Reorganized Debtors shall continue to own, directly or indirectly, the Interests in their subsidiaries, (B) all Interests of any of the Debtors currently owned, directly or indirectly, by any RCS Debtor Affiliates will continue to be owned by the applicable Reorganized RCS Debtor Affiliate,3 and (C) except as otherwise provided herein, the property of each Debtor’s Estate shall vest in the applicable Reorganized Debtor free and clear of all liens, Claims, encumbrances and Interests;

[3]	For the avoidance of doubt, (i) Interests in Reorganized Chargers Acquisition, LLC, Reorganized First Allied Holdings Inc., and Reorganized VSR Group, LLC shall be wholly owned by Reorganized RCS Capital Holdings, LLC and (ii) Interests in Reorganized Summit Financial Services Group, Inc., Reorganized Investors Capital Holdings, LLC and Reorganized Cetera Financial Holdings along with Interests in Reorganized RCS Capital Holdings, LLC shall be wholly owned by Reorganized Holdings and the Reorganized Holdings Equity Interests shall be distributed to First Lien Lenders, Second Lien Lenders, Exit Facility Lenders and Backstop Parties in accordance with the Pre-Arranged Plan.

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(3) the Reorganized Debtors shall incur the obligations under the Exit Credit Documents and the New Second Lien Credit Documents; and

(4) the releases, exculpations and injunctions provided for herein, which are an essential element of Debtors’ restructuring transactions, shall become effective.

(b) In addition to, or instead of the foregoing transactions, the Debtors or the Reorganized Debtors, subject to the prior written consent of the Required Consenting Lenders, and to the extent set forth in the RSA, Luxor, may cause any of the Debtors or the Reorganized Debtors to engage in additional corporate restructuring transactions necessary or appropriate for the purposes of implementing the Plan, including, without limitation, converting corporate entities into limited liability companies, forming new entities within the corporate organizational structure of the Debtors or Reorganized Debtors, cancelling the existing equity at another of the Debtor entities and issuing new equity therefrom, consolidating, reorganizing, restructuring, merging, dissolving, liquidating or transferring assets between or among the Debtors and the Reorganized Debtors, including Reorganized Holdings. The actions to effect these transactions may include (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, reorganization, transfer, disposition, conversion, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable state law and such other terms to which the applicable Persons may agree; (b) on terms consistent with the terms of the Plan and having such other terms to which the applicable Persons may agree, the execution and delivery of appropriate instruments of transfer, conversion, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation; (c) pursuant to applicable state law, the filing of appropriate certificates or articles of merger, consolidation, conversion, dissolution, or change in corporate form; and (d) the taking of all other actions that the applicable Persons determine to be necessary or appropriate, including (i) making filings or recordings that may be required by applicable state law in connection with such transactions and (ii) any appropriate positions on one or more tax returns.

(c) The Effective Date shall occur, and the transactions contemplated by this Section 5 shall be consummated, simultaneously with and subject to the occurrence of (i) the RCS Debtor Affiliate Cases Effective Date and consummation of the restructuring transactions contemplated by the Pre-Arranged Plan and (ii) the RIA Release.

5.2.	Corporate Governance.

On the Effective Date, to the extent applicable, the Reorganized Debtors shall adopt the New Corporate Governance Documents in form and substance acceptable to the Required Consenting Lenders. The certificates of incorporation and bylaws or other organizational

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documents of the of Reorganized Debtors, as of the Effective Date, shall be amended and restated or otherwise modified to be consistent in substance with the New Corporate Governance Documents and otherwise reasonably acceptable to the Required Consenting Lenders.

5.3.	Corporate Action.

(a) Upon the Effective Date, all matters provided herein that would otherwise require approval of the members, managers, stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, (i) adoption or assumption, as applicable, of any Executory Contracts or Unexpired Leases, (ii) selection of the managers, directors and officers, as appropriate, for the Reorganized Debtors, (iii) the Distribution of the Reorganized Holdings Equity Interests, and (iv) all other actions contemplated by this Plan (whether to occur before, on or after the Effective Date) shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation or other applicable law of the states in which the Debtors and the Reorganized Debtors are organized, including, without limitation, Section 303 of the Delaware General Corporation Law, without any requirement of further action by the members, managers, stockholders or directors of the Debtors or the Reorganized Debtors.

(b) On or (as applicable) prior to the Effective Date, the appropriate officers of each respective Debtor or Reorganized Debtor (including, any vice-president, president, chief executive officer, treasurer or chief financial officer of any of the foregoing), as applicable, shall be authorized and directed to issue, execute and deliver the agreements, documents, securities, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the applicable Debtor or Reorganized Debtor, including (i) the organizational documents of the applicable Reorganized Debtor, which shall include, to the extent required by section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, and (ii) any and all other agreements, documents, securities and instruments relating to the foregoing. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as applicable, shall be authorized to certify or attest to any of the foregoing actions. The authorizations and approvals contemplated by this Section shall be effective notwithstanding any requirements under nonbankruptcy law.

5.4.	Continued Corporate Existence of Reorganized Debtors.

Except as provided for herein (including with respect to the Debtors’ right or obligation to cause any of the Debtors to engage in additional corporate restructuring transactions necessary or appropriate for the purposes of implementing this Plan pursuant to Section 5.1 hereof), each of the Reorganized Debtors shall continue to exist after the Effective Date with all powers of a corporation or other legal entity, as applicable, under the applicable state laws and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under applicable law. The Reorganized Debtors, as applicable, may pay fees and expenses of their professionals incurred after the Effective Date in the ordinary course of business without the need for Bankruptcy Court approval.

The Reorganized Debtors shall be responsible for all claims administration with respect to all Claims for which final Distributions are not made on the Effective Date. Except as

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otherwise set forth herein, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims (if paid in Cash), and Allowed General Unsecured Claims against any Debtor shall be paid by the Reorganized Debtor that is the successor to the Debtor that is the obligor with respect to such Allowed Claim.

5.5.	Payment of Certain Fees and Expenses.

Notwithstanding any provision in this Plan to the contrary, on the Effective Date or, to the extent agreed by the Debtors and the Required Consenting Lenders, a later date, the Debtors or the Reorganized Debtors, as applicable, shall promptly pay in full in Cash (i) the reasonable fees and out-of-pocket expenses incurred by the First Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Shearman & Sterling LLP and Richards, Layton & Finger, PA, (ii) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting First Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Jones Day, Houlihan Lokey, Inc. and Morris, Nichols, Arsht & Tunnell LLP, (iii) the reasonable fees and out-of-pocket expenses incurred by the Second Lien Agent, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Covington & Burling LLP and Fox Rothschild LLP, (iv) the reasonable fees and out-of-pocket expenses incurred by the Required Consenting Second Lien Lenders, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Davis Polk & Wardwell LLP, GLC Advisors & Co., LLC and Landis Rath & Cobb LLP, and (v) the reasonable fees and out-of-pocket expenses incurred by Luxor, including payment of the accrued, unpaid reasonable, invoiced fees and out-of-pocket expenses of Kramer Levin Naftalis & Frankel LLP and Ashby & Geddes, P.A., in each case, (i) in connection with the preparation, negotiation, and documentation evidencing and relating to the restructuring of the Debtors pursuant to this Plan, and (ii) without the need of such parties to file fee applications with the Bankruptcy Court; provided that each party and its counsel shall provide the Debtors’ counsel with summary invoices (redacted for any potentially privileged material) (or such other documentation as the Debtors may reasonably request) for which it seeks payment on a monthly basis and provided that the Debtors have no objection to such fees, such fees shall be paid within five (5) Business Days of receipt of such invoices. To the extent that the Debtors object to any of the fees and expenses of the parties listed in (i)-(v) above, the Debtors shall not be required to pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by the Debtors and such party, balance paid or an order of the Bankruptcy Court upon a motion by such party.

5.6.	Cancellation of Agreements and Securities.

Except (i) for purposes of evidencing a right to a Distribution under this Plan, (ii) with respect to Executory Contracts or Unexpired Leases assumed by the Debtors, or (iii) as otherwise provided herein, all the agreements, instruments, and other documents evidencing the Claims, Interests or rights of any holder of an Impaired Claim or prepetition Interest under this Plan shall be cancelled on the Effective Date, solely with respect to the Debtors and Reorganized Debtors. Notwithstanding Confirmation or the occurrence of the Effective Date, the First Lien Credit Agreement, the Second Lien Credit Agreement, and the Intercreditor Agreement shall continue in effect solely for the purposes of, with respect to the First Lien Credit Agreement and the

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Second Lien Credit Agreement, (a) any obligations thereunder (i) governing the relationship between (x) the First Lien Agent and the First Lien Lenders and (y) the Second Lien Agent and the Second Lien Lenders (including, but not limited to those provisions relating to the rights of the First Lien Agent or Second Lien Agent to expense reimbursement, indemnification and similar amounts) or (ii) that may survive termination or maturity of the First Lien Facility or Second Lien Facility in accordance with the terms thereof, and (b) (i) allowing holders of First Lien Claims and Second Lien Claims, respectively, to receive Distributions under this Plan, (ii) allowing the First Lien Agent and the Second Lien Agent, respectively, to make Distributions under this Plan to the extent provided herein, and (ii) allowing the First Lien Agent and the Second Lien Agent to seek compensation and/or reimbursement of reasonable fees and expenses in accordance with the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement, respectively, and this Plan. The immediately preceding sentence shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order or this Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, except to the extent set forth in or provided for under this Plan. On and after the Effective Date, all duties and responsibilities of the First Lien Agent and the Second Lien Agent with respect to the Debtors under the First Lien Credit Agreement and the Second Lien Credit Agreement, respectively, shall be discharged except to the extent required in order to effectuate this Plan. Notwithstanding the forgoing, this Plan shall not impair or alter the rights of the DIP Secured Parties, the First Lien Secured Parties or the Second Lien Secured Parties with respect to any liens or security interests they hold in property of Non-Debtor Guarantors.

5.7.	Directors and Officers of Reorganized Debtors.

On the Effective Date, the term of each member of the current board of directors of each Debtor shall automatically expire. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial officers of each of the Reorganized Debtors will consist of the officers of such Debtor immediately prior to the Effective Date and the directors for the boards of directors of the direct and indirect subsidiaries of Reorganized Holdings, including the Reorganized Debtors, shall be identified and selected by the initial board of Reorganized Holdings.

5.8.	Obligations to Insure and Indemnify Prepetition and Postpetition Directors, Officers and Employees.

Any and all directors and officers liability, errors and omissions liability, employment practices liability, fiduciary liability insurance or tail policies in existence as of the Effective Date shall be reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed or assumed and assigned by the applicable Debtor or Reorganized Debtor, pursuant to section 365 of the Bankruptcy Code and this Plan. Each insurance carrier under such policies shall continue to honor and administer the policies with respect to the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors prior to the Effective Date. The Reorganized Debtors shall obtain insurance policies for run-off coverage for directors and officer liability, errors and omissions liability, employment practices liability, and fiduciary liability with respect to the Debtors’ directors and officers on the terms attached as Exhibit G to the Pre-Arranged Plan Term Sheet.

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The obligations of each Debtor or Reorganized Debtor to indemnify any Released Party who is serving or served as one of its directors, officers or employees on or as of the RCS Debtor Affiliate Petition Date by reason of such person’s prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as Executory Contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to this Plan and section 365 of the Bankruptcy Code as of the Effective Date.

5.9.	Sources of Consideration for Plan Distributions.

Except as otherwise provided in this Plan or the Confirmation Order, all funds necessary to make Distributions pursuant to this Plan shall be obtained from the Cash balances of the Debtors or the Reorganized Debtors on the Effective Date or such subsequent dates on which Distributions are payable and loan proceeds from the Exit Facility.

5.10.	Limited Substantive Consolidation for Voting and Distribution.

The Debtors shall be substantively consolidated with respect to Classes 2 and 3 for the limited purposes of voting on this Plan and Distributions provided for under this Plan as provided herein. The Debtors shall not be substantively consolidated for any other purpose. With respect to Classes 1 and 4 through 7, the classifications of Claims and Interests set forth herein shall be deemed to apply separately with respect to each Debtor, as applicable.

This Plan shall serve as, and shall be deemed to be, to the extent necessary, a motion for the substantive consolidation to the extent provided for in this Section. Consolidation pursuant to this Section 5.10 shall not affect: (i) the legal and corporate structures of the Debtors; (ii) pre- and post-Effective Date guarantees, liens and security interests that are required to be maintained (a) in connection with contracts or leases that were entered into during the Chapter 11 Cases or Executory Contracts and Unexpired Leases that have been or will be assumed by the Debtors or (b) pursuant to this Plan; (iii) Intercompany Interests; (iv) distributions from any insurance policies or proceeds of such policies; or (v) the revesting of assets in the separate Reorganized Debtors. In addition, such consolidation shall not constitute a waiver of the mutuality requirement for setoff under section 553 of the Bankruptcy Code.

In the event that the Bankruptcy Court does not order limited substantive consolidation of the Debtors, then except as specifically set forth in this Plan: (1) nothing in this Plan or the Disclosure Statement shall constitute or be deemed to constitute an admission that one of the Debtors is subject to or liable for any Claim against any other Debtor; (2) Claims against multiple Debtors shall be treated as separate Claims with respect to each Debtor’s Estate for all purposes (including distributions and voting), and such Claims shall be administered as provided in this Plan; and (3) the Debtors shall not be required to re-solicit votes with respect to this Plan, nor will the failure of the Bankruptcy Court to approve limited substantive consolidation of the Debtors alter the distributions set forth in this Plan; provided that a holder’s (a) vote to accept or reject this Plan; (b) presumed acceptance of this Plan pursuant to section 1126(f) of the Bankruptcy Code; or (c) deemed rejection of this Plan pursuant to section 1126(g) may be

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deemed a vote to accept or reject an applicable subplan (as the case may be) to the extent that such subplan does not provide such holder with less favorable treatment than such holder would have received if the Bankruptcy Court had ordered limited substantive consolidation as set forth herein.

5.11.	General Administrative Claims Bar Date.

Except as otherwise provided in Section 2 hereof, unless previously filed, requests for payment of General Administrative Claims must be Filed and served pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”). Unless otherwise ordered by the Bankruptcy Court, holders of General Administrative Claims that are required to, but do not, file and serve a request for payment of such General Administrative Claims by such date shall not receive any Distribution on such General Administrative Claim. Objections to requests for payment of General Administrative Claims, if any, must be filed and served on the Reorganized Debtors and the requesting party no later than one-hundred twenty (120) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, after notice and a hearing, with notice only to those parties entitled to notice in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 and parties who have submitted a General Administrative Claim that remains unpaid and subject to an unfiled dispute. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be filed (i) with respect to a General Administrative Claim previously Allowed by Final Order, (ii) with respect to any Cure Claim related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms, (iii) by any other trade creditor or customer of the Debtors whose Claim is on account of ordinary course of business goods or services provided to the Debtors during the course of these Chapter 11 Cases, (iv) by any party holding any Claims Allowed under this Plan, (v) with respect to any General Administrative Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or legal fees in connection with such indemnification or contribution claims pursuant to (A) any Debtor’s operating agreement, certificate of incorporation, by-laws, or similar organizational document or (B) any indemnification or contribution agreement approved by the Bankruptcy Court, or (vi) with respect to any General Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after the Petition Date, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses. For the avoidance of doubt, General Administrative Claims related to breach of contract, tort or any other Claim not related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms held by any party, including parties to any Executory Contract or Unexpired Lease that is not rejected by the Debtors, or any trade creditor or customer, must be filed by the Administrative Claims Bar Date set forth in this Section 5.11. For the further avoidance of doubt and notwithstanding the foregoing, no holder of a DIP Claim or General Administrative Claim arising under the DIP Order shall be required to file a request for payment of its Administrative Claim.

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5.12. Solicitation of Debtors.

Notwithstanding anything to the contrary herein, each Debtor that would otherwise be entitled to vote to accept or reject this Plan as a holder of an Intercompany Claim or Intercompany Interest shall not be solicited for voting purposes, and such Debtor will be deemed to have voted to accept or reject this Plan, as the case may be.

5.13. Exit Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit Credit Documents. The Confirmation Order shall provide for approval of the Exit Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses and the granting of any liens and security interests provided for therein) and authorization for the Reorganized Debtors to enter into and execute the Exit Credit Documents without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable. The proceeds of the Exit Facility shall be used to (i) repay (or be deemed to repay) in full all amounts outstanding under the DIP Facility substantially concurrently with the funding of the loans under the Exit Facility; (ii) fund Distributions under this Plan and the Pre-Arranged Plan, including the funding of the Creditor Trust, to the extent necessary; (iii) pay all Allowed General Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims, and Allowed General Unsecured Claims; and (iv) provide sufficient working capital to the Reorganized Debtors and their subsidiaries.

Loans made by any lender under the Exit Facility may be made directly by such lender or “fronted” by a financial institution on terms acceptable to the relevant lender and fronting financial institution.

5.14. New Second Lien Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Second Lien Credit Documents. The Confirmation Order shall provide for approval of the New Second Lien Facility (including the transactions contemplated thereby, such as any supplementation or additional syndication of the New Second Lien Facility, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses and the granting of any liens and security interests provided for therein) and authorization for the Reorganized Debtors to enter into and execute the New Second Lien Credit Documents without the need for any further corporate action or without any further action by the Debtors or the Reorganized Debtors, as applicable.

5.15. Creditor Trust.

(a) Establishment of Creditor Trust. On or before the Effective Date, the Creditor Trust shall be established pursuant to Section 5.17 of the Pre-Arranged Plan. The purpose of the Creditor Trust and the means for implementation of Creditor Trust functions shall be as set forth in and subject to the terms and conditions of the Creditor Trust Agreement and Sections 5.17 and 6.11 of the Pre-Arranged Plan.

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(b) Transfer of Assets. As of the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, the RCS Debtor Affiliates, and the Registered Investment Advisors shall assign and transfer to the Creditor Trust all of their rights, title and interest in and to the Creditor Trust Assets and the RIA Causes of Action, as applicable, for the benefit of the holders of Allowed RCS Debtor Affiliate General Unsecured Claims (whether Allowed on or after the Effective Date) and, except with respect to the Creditor Assets, the holders of Allowed Second Lien Deficiency Claims. Each such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Debtors, shall have any interest, legal, beneficial, or otherwise, in the Creditor Trust or the Creditor Trust Assets upon their assignment and transfer to the Creditor Trust (other than as provided in the Pre-Arranged Plan or in the Creditor Trust Agreement). To the extent that any Litigation Assets cannot be transferred to the Creditor Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Litigation Assets shall be deemed to have been retained by the Reorganized Debtors and the Creditor Trust Administrator shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Litigation Assets on behalf of the Reorganized Debtors. Notwithstanding the foregoing, all net proceeds of such Litigation Assets shall be transferred to the Creditor Trust to be distributed in accordance with the Pre-Arranged Plan.

5.16. Retention Program.

On the Effective Date, the Reorganized Debtors shall adopt the Retention Program.

5.17. Indemnity.

As set forth in the Indemnification Agreement, the Reorganized Debtors and each of their subsidiaries that are guarantors under the DIP Credit Agreement will indemnify the Indemnified Parties in connection with certain actions taken by the First Lien Agent and the Second Lien Agent (in their capacities as such) prior to the Effective Date in order to implement the restructuring of the Debtors, the RCS Debtor Affiliates and the Non-Debtor Guarantors and the other transactions contemplated by the Plan and the Restructuring Support Agreement. The indemnity set forth in the Indemnification Agreement (including, without limitation, any rights and Claims thereunder) (i) is in addition to, and not in lieu of, all other rights of the Indemnified Parties under the First Lien Credit Agreement, the Second Lien Credit Agreement, each Loan Document (as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable), the Restructuring Support Agreement, the RSA Assumption Order, the DIP Facility, DIP Order, this Plan, the Pre-Arranged Plan, the Confirmation Order or an order confirming the Pre-Arranged Plan, including all rights to assert a General Administrative Claim in the Chapter 11 Cases or the chapter 11 cases of the RCS Debtor Affiliates and (ii) shall not be released, discharged or dischargeable by the Plan, the Pre-Arranged Plan, the Confirmation Order or any order confirming the Pre-Arranged Plan.

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5.18. D&O Tail Policy.

The Reorganized Debtors shall maintain one or more insurance policies reasonably acceptable to the Required Consenting Lenders that provides run-off coverage for prepetition directors and officers of the Debtors on the terms set forth on Exhibit G to the Pre-Arranged Plan Term Sheet.

SECTION 6. DISTRIBUTIONS

6.1. Date of Distributions.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

6.2. No Recourse.

No holder of a Claim shall have recourse to the Reorganized Debtors (or any property of the Reorganized Debtors) or the Creditor Trust (or any of the Creditor Trust Assets), other than with regard to the enforcement of rights or Distributions under this Plan, and the transactions contemplated thereby and by the Definitive Documents. If and to the extent that there are Disputed Claims, Distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Section 7 of this Plan.

6.3. Disputed Identity of Claim Holder.

If any dispute arises as to the identity of a holder of an Allowed Claim entitled to receive any Distribution, the Reorganized Debtors or the Creditor Trust Administrator, as applicable, may, in lieu of making such Distribution to such Person, make such Distribution into a segregated account until the disposition thereof shall be determined by an order of the Bankruptcy Court or by written agreement among the interested parties.

6.4. Distributions on Account of Obligations of Multiple Debtors.

Notwithstanding any guarantees by any Debtor or RCS Debtor Affiliate of the obligations of any other Debtor or RCS Debtor Affiliate arising under the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, (i) each holder of an Allowed First Lien Claim in Class 2 shall be deemed fully satisfied on account of its First Lien Claims by a single Distribution of its Pro Rata Share of Reorganized Holdings Equity Interests and its Pro Rata Share of the New Second Lien Facility as set forth in Section 4.2 of this Plan and Section 4.2 of the Pre-Arranged Plan and (ii) each holder of an Allowed Second Lien Claim in Class 3 shall be deemed fully satisfied on account of its Second Lien Claims by a single Distribution of its Pro Rata Share of Reorganized Holdings Equity Interests and its Pro Rata Share of Class B Units as set forth in Section 4.3 of this Plan and Section 4.3 of the Pre-Arranged Plan; provided, however, that nothing in this Section 6.4 shall prohibit or prejudice the rights of holders of First Lien Claims and Second Lien Claims from receiving a Distribution from the Creditor Trust to the extent holders of General Unsecured Claims in Class 5 of the Pre-Arranged Plan receive more than 100% recoveries. With respect to Classes 1 and 4 through 7, the classifications of Claims and Interests set forth in the Plan shall be deemed to apply separately with respect to each Debtor, as applicable.

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6.5. Release of Liens.

Except as otherwise provided in this Plan, the Definitive Documents, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of any Debtor’s Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtors and their successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to execute and file on behalf of all applicable creditors who have had their liens released and discharged pursuant to the foregoing such Uniform Commercial Code termination statements, mortgage or deed of trust releases or such other forms, releases or terminations as may be necessary or appropriate to implement this Plan.

6.6. Disbursing Agents.

(a) All Distributions under this Plan to holders of Allowed General Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, and Allowed General Unsecured Claims shall be made by the applicable Reorganized Debtor, or their designees, as Disbursing Agent. The Disbursing Agents for the holders of Allowed DIP Claims, Allowed First Lien Claims and Allowed Second Lien Claims shall be as set forth in Section 6.7(a) of the Pre-Arranged Plan, and Sections 6.7(d), (e), (f), (g), and (h) of the Pre-Arranged Plan, as applicable, shall apply to such Disbursing Agents as if fully set forth herein.

(b) Each Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan, (ii) make Distributions consistent with this Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iii) exercise such other powers as may be vested in the Disbursing Agent by Order of the Bankruptcy Court, pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of this Plan.

(c) Except as provided otherwise in this Plan or ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses (including without limitation, reasonable attorneys’ fees and expenses) incurred by any Disbursing Agent other than the Creditor Trust Administrator shall be paid in Cash by the Reorganized Debtors.

6.7. Distributions on Account of Allowed Claims Only.

Notwithstanding anything herein to the contrary, unless otherwise ordered by the Bankruptcy Court, no Distribution shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.

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6.8. Distributions to Creditor Trust Beneficiaries.

Subject to the terms of the Creditor Trust Agreement, Distributions to holders of Trust Units shall be made by the Creditor Trust Administrator in accordance with Sections 6.11(b), (c), (d), and (e) of the Pre-Arranged Plan.

6.9. Manner of Payment under the Plan.

Any Cash payment to be made hereunder may be made by a check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion, or as otherwise required or provided in applicable agreements. Except as otherwise specified herein, Cash payments made pursuant to this Plan shall be in U.S. currency; provided, however, that Cash payments to foreign holders of Allowed Claims may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

6.10. Withholding and Reporting Requirements.

In connection with this Plan and all Distributions thereunder, any Person making Distributions under this Plan, including the Reorganized Debtors, shall, to the extent applicable, as determined in its sole discretion, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under this Plan shall be subject to any such withholding and reporting requirements. Any such amounts withheld shall be treated for purposes of the Plan as a Distribution. The Debtors and the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements. All Persons holding Claims shall be required to provide any information necessary to affect information reporting and the withholding of such taxes. Notwithstanding any other provisions of this Plan to the contrary, (a) each holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such Distributions, and (b) no Distribution shall be made to or on behalf of such holder pursuant to this Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtors for the payment and satisfaction of such tax obligations. Any Person issuing any instruments or making any Distribution under this Plan has the right, but not the obligation, to not make a Distribution until such holder has made arrangements satisfactory to such issuing or distributing Person for payment of, or compliance with, any such tax obligations. A failure to comply with a request to comply with reporting requirements for a period of one hundred eighty (180) days from the date of notice shall result in an automatic disallowance of the Claim(s) held by the Person failing to comply.

6.11. Setoffs and Recoupment.

The Debtors, the Reorganized Debtors, and the Creditor Trust Administrator may, but shall not be required to, set off or recoup against any Claim (for purposes of determining the Allowed amount of such Claim on which a Distribution shall be made), any claims of any nature whatsoever that the Debtors, the Reorganized Debtors, or the Creditor Trust (due to its rights in the Litigation Assets) may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, the

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Reorganized Debtors, or the Creditor Trust of any such claim the Debtors, Reorganized Debtors, or the Creditor Trust may have against the holder of such Claim. Nothing in this Plan shall be deemed to effect rights to setoff or recoup under applicable non-bankruptcy law. Notwithstanding the foregoing, the Debtors and the Reorganized Debtors shall be deemed to waive and shall have no right of setoff or recoupment against the holders of Allowed DIP Claims, Allowed First Lien Claims, or Allowed Second Lien Claims.

6.12. Claims Paid by Third Parties.

The Reorganized Debtors or the Creditor Trust, as applicable, may seek accounting of and commence appropriate proceedings seeking repayment of Distributions paid on account of a Claim if the holder of the Claim receives payment from a party that is not a Debtor or a Reorganized Debtor such that the entire amount of payments received (including the Distributions) exceeds the amount of the Claim.

6.13. Claims Payable by Third Parties.

Except as otherwise provided by applicable nonbankruptcy law, no distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

6.14. Applicability of Insurance Policies.

Except as otherwise provided by applicable nonbankrupcty law, Distributions to holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.

SECTION 7. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

7.1. Claims Administration.

The Debtors or the Reorganized Debtors, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment any objections to Claims as permitted under the Plan. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without notice to or action, order or approval of the Bankruptcy Court. The Debtors and the Reorganized Debtors reserve all rights to resolve any Disputed Claim outside the Bankruptcy Court under applicable governing law. For the avoidance of doubt, the Creditor Trust shall have no right or obligation to resolve, settle, or make any distributions on account of, any General Unsecured Claim against the Debtors pursuant to this Plan.

Except as otherwise provided herein (including, without limitation, by Section 8.6), holders of Claims shall not be required to File a proof of claim; provided, that the Debtors, and the Reorganized Debtors, as applicable, reserve all rights to object to any Claim for which a Proof of Claim is Filed and to otherwise dispute, object to or assert any defense with respect to any Claim.

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The Debtors or the Reorganized Debtors, as applicable, may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Filed Claim or any other appropriate motion or adversary proceeding with respect thereto, and the Debtors and the Reorganized Debtors, as applicable, shall have the right to compromise, settle, withdraw or litigate to judgment any objections to Claims.

7.2. Objections to Claims.

Any objections to Filed Claims may be filed with the Bankruptcy Court and shall be served and Filed on or before the later of (i) one hundred eighty (180) days after the Effective Date, or (ii) such other date as may be fixed by the Bankruptcy Court, after notice and a hearing, with notice only to those parties whose Claims were filed in the Bankruptcy Court and remain Disputed. Notwithstanding any authority to the contrary, an objection to a Filed Claim or Interest shall be deemed properly served on the holder of the Filed Claim or Interest if the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Bankruptcy Rule 3007, (ii) to the extent counsel for a holder of a Claim or Interest is unknown, by first-Class mail, postage prepaid, on the signatory on the proof of claim filed such holder or other representative identified on the proof of claim or any attachment thereto (or at the last known addresses of such holders of Claims if no proof of claim is Filed or if the Debtors have been notified in writing of a change of address), or (iii) by first-Class mail, postage prepaid, on any counsel that has appeared on behalf of the holder of the Claim or Interest in the Chapter 11 Cases and has not withdrawn such appearance.

Notwithstanding the foregoing, the Reorganized Debtors, at their option, may forgo the Filing and service of objections to any or all Claims in the Bankruptcy Court, and shall retain all rights of the Debtors (including all defenses, counterclaims, rights to setoff, and rights to recoupment) under applicable nonbankruptcy law to object to or otherwise challenge such Claims in any forum with jurisdiction over the parties as if the Chapter 11 Cases had not been commenced, and nothing in this Section 7.2 shall be deemed to reduce or accelerate any statutes of limitations or deadlines that may apply to such rights under nonbankruptcy law.

7.3. Preservation of Rights to Pursue and Settle Claims.

(a) Except with respect to the Debtor Released Causes of Action, the applicable Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets), in accordance with section 1123(b) of the Bankruptcy Code, shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that they each may respectively hold against any Person without the approval of the Bankruptcy Court and the Reorganized Debtors’ and the Creditor Trust’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, subject to the terms of Section 7.2 hereof, the Confirmation Order and any

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contract, instrument, release, or other agreement entered into in connection herewith. Except as otherwise provided in this Plan, nothing contained herein or in the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim left Unimpaired by this Plan. On and after the Effective Date, the Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets) shall have, retain, reserve and be entitled to assert all such claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ and the Reorganized Debtors’ legal and equitable rights respecting any Claim left Unimpaired by this Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced. Nothing in this Plan or the Confirmation Order shall alter or impair any rights of any third party to the extent such third party would have any defenses, rights of setoff or rights of recoupment under applicable non-bankruptcy law against any holder of an Unimpaired Claim with respect to any such Unimpaired Claim.

(b) No Person may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors, the Reorganized Debtors, or the Creditor Trust Administrator, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or Reorganized Debtors have released any Person on or before the Effective Date (including the Debtor Released Causes of Action and otherwise), the Debtors, the Reorganized Debtors, and the Creditor Trust, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person, except as otherwise expressly provided in this Plan. Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors (with respect to the Retained Causes of Action and any Causes of Action arising after the Petition Date) and the Creditor Trust (with respect to the Litigation Assets) expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation, or effectiveness of this Plan.

(c) Notwithstanding anything contained in Section 7.3(a) or (b) of this Plan, the Reorganized Debtors shall be prohibited from commencing or prosecuting any Retained Cause of Action against any Retained Cause of Action Party other than for setoff or defensive purposes in any suit or action commenced against any Reorganized Debtor by any Retained Cause of Action Party.

7.4. Disputed Claims.

All Claims held by Persons against whom or which a proceeding asserting an Avoidance Action has been commenced (whether before or after the Effective Date) shall be deemed Disputed Claims. Claims that are deemed Disputed Claims pursuant to this Section shall continue to be Disputed Claims for all purposes until the Avoidance Action against such Person has been settled or resolved by Final Order and any sums due from such Person have been paid to the appropriate party.

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SECTION 8. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1. Executory Contracts and Unexpired Leases to Be Assumed.

(a) Assumption Generally

Except as otherwise provided in this Plan, in any contract, instrument, release or other agreement or document entered into in connection with this Plan, a motion pending before the Bankruptcy Court seeking authority to reject an Executory Contract or Unexpired Lease or in a Final Order of the Bankruptcy Court, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors will be deemed to assume each Executory Contract or Unexpired Lease.

(b) Assumption Procedures

The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumption by the Debtors of Executory Contracts and Unexpired Leases pursuant to this Section 8.1 as of the Effective Date, except for Executory Contracts and Unexpired Leases that (a) have been rejected pursuant to a Final Order of the Bankruptcy Court, (b) are subject to a pending motion for reconsideration or appeal of an order authorizing the rejection of such Executory Contract or Unexpired Lease, (c) are subject to a motion to reject such Executory Contract or Unexpired Lease Filed on or prior to the Effective Date, or (d) are designated for rejection as provided in this Section 8.1.

8.2. Payments Related to the Assumption of Executory Contracts and Unexpired Leases.

The amount of any Cure Claim necessary to assume any Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor or Reorganized Debtor: (1) by payment of such Cure Claim in Cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract or Unexpired Lease. In the event of a dispute regarding any Cure Claim that cannot be settled by agreement, payment of such Cure Claim shall be made following entry of a Final Order of fixing the Cure Claim pursuant to applicable nonbankruptcy law and sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

8.3. Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by a Debtor will be performed by such Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases will survive and remain unaffected by entry of the Confirmation Order.

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8.4. Rejection of Executory Contracts and Unexpired Leases.

The Confirmation Order will constitute an order of the Bankruptcy Court pursuant to section 365 of the Bankruptcy Code approving the rejection of each Executory Contract or Unexpired Lease listed on the Rejection Schedule as of the Effective Date. Any Claim arising from the rejection of any Executory Contract or Unexpired Lease will be treated as a Class 5 Claim (General Unsecured Claims).

8.5. Pre-existing Obligations to the Debtors Under Executory Contracts and Unexpired Leases.

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of pre-existing obligations owed to the Debtors or Reorganized Debtors under such Executory Contracts or Unexpired Leases. The Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, indemnifications or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

8.6. Bar Date for and Payment of Rejection Damages.

Except as otherwise provided in a Final Order of the Bankruptcy Court approving the rejection of an Executory Contract or Unexpired Lease, Claims arising out of the rejection of an Executory Contract or Unexpired Lease may be Filed with the Bankruptcy Court on or before 30 days after the Effective Date, or pursued in any court with jurisdiction over the matter.

The Debtors reserve the right to object to, settle, compromise or otherwise resolve any Claim filed on account of a rejected Executory Contract or Unexpired Lease. Undisputed Claims for rejection damages filed in connection with a rejected Executory Contract or Unexpired Lease shall be paid in Cash on the later of (i) the Effective Date or (ii) 10 Business Days following the date such Claim becomes an undisputed Claim.

8.7. Workers’ Compensation and Insurance Programs.

(i) All applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (ii) all of the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds and any other policies, programs and plans regarding or relating to workers’ compensation, workers’ compensation insurance, and all other forms of insurance are treated as executory contracts under this Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, with a cure amount of zero dollars.

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SECTION 9. CONDITIONS PRECEDENT

9.1. Conditions Precedent to Confirmation.

Confirmation of this Plan is subject to the satisfaction or waiver of the following conditions precedent:

(a) entry of the RSA Assumption Order; and

(b) each of the proposed Confirmation Order, the Disclosure Statement Order, the RSA Assumption Order, and the DIP Order shall be in form and substance acceptable to the Debtors, the DIP Agent, the DIP Lenders, the First Lien Agent, the Second Lien Agent, and the Required Consenting Lenders and, to the extent set forth in the RSA, Luxor.

9.2. Conditions Precedent to the Effective Date.

The occurrence of the Effective Date of this Plan, and the consummation of this Plan, is subject to the satisfaction or waiver in whole or in part by the Debtors, the First Lien Agent, the Second Lien Agent, the Required Consenting Lenders, and, as set forth in the RSA, Luxor of the following conditions precedent:

(a) the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Debtors, the Required Consenting Lenders, and, to the extent set forth in the RSA, the First Lien Agent, the Second Lien Agent, and Luxor, and the Confirmation Order shall be a Final Order;

(b) the Bankruptcy Court shall have entered an order confirming the Pre-Arranged Plan, which order shall be acceptable to the Debtors, the RCS Debtor Affiliates, the First Lien Agent, Second Lien Agent, Required Consenting Lenders and Luxor to the extent set forth in the RSA, and shall be a Final Order;

(c) all conditions precedent to the “Effective Date” of the Pre-Arranged Plan shall have been satisfied or waived in accordance with the terms and conditions thereof, and the “Effective Date” of such Pre-Arranged Plan shall have occurred or be occurring simultaneously with the Effective Date of this Plan;

(d) the Debtors shall have received all regulatory approvals (including, without limitation, from Financial Industry Regulatory Authority and the Securities Exchange Commission) necessary to continue operating substantially in the ordinary course of business from and after the Effective Date, if any;

(e) the RIA Release shall have occurred or be occurring simultaneously with the Effective Date of this Plan;

(f) all Definitive Documents, unless a different approval standard is specified herein, shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Lenders, and, to the extent set forth in the RSA, the First Lien Agent, the Second Lien Agent, and Luxor, and shall be deemed to be valid, binding and enforceable in accordance with their terms;

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(g) all documents and agreements necessary to implement this Plan and the Pre-Arranged Plan shall have (a) been tendered for delivery, and (b) been effected or executed by all Persons party thereto, or will be deemed executed and delivered by virtue of the effectiveness of this Plan and the Pre-Arranged Plan as expressly set forth herein and therein, and all conditions precedent to the effectiveness of such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents and agreements;

(h) unless the Bankruptcy Court orders otherwise, all fees and expenses due to be paid on the Effective Date pursuant to Section 5.5 of this Plan shall have been paid;

(i) all conditions precedent to the effectiveness of, and the initial borrowings under, the Exit Facility shall be satisfied or waived, in each case in accordance with the terms and conditions of the Exit Credit Documents, and the “Closing Date” under the Exit Credit Documents shall have occurred; and

(j) all conditions precedent to the effectiveness of the New Second Lien Facility shall be satisfied or waived, in each case in accordance with the terms and conditions of the New Second Lien Credit Documents, and the “Closing Date” under the New Second Lien Credit Documents shall have occurred.

9.3. Effect of Failure of Conditions to Effective Date.

If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section 9.4, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, this Plan shall be null and void in all respects.

9.4. Waiver of Conditions.

Each of the conditions set forth in Sections 9.1 and 9.2 may be waived in whole or in part by the Debtors with the prior written consent of the First Lien Agent, the Second Lien Agent, and the Majority Consenting Lenders, without any notice to other parties in interest or the Bankruptcy Court and without a hearing; provided, however, that notwithstanding anything herein to the contrary, the wavier of conditions set forth in Section 9.2(a)-(d) and (f)-(h) (solely to the extent applicable to Luxor) shall also require the consent of Luxor.

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SECTION 10. EFFECT OF CONFIRMATION

10.1. Vesting of Assets.

Except as otherwise provided herein, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, (i) all property of the Debtors’ Estates (including, all Retained Causes of Action which may be asserted by or on behalf of the Debtors but excluding the Litigation Assets contributed to the Creditor Trust pursuant to Section 5.1(a)(1) of this Plan) shall be vested in the Reorganized Debtors and (ii) all Litigation Assets transferred by the Debtors pursuant to Section 5.1(a)(1) of this Plan shall be vested in the Creditor Trust, in each case free and clear of all Claims, liens, encumbrances, charges, and other interests. As of the Effective Date, (a) 100% of the Interests in Reorganized Chargers Acquisition, LLC, Reorganized First Allied Holdings Inc., and Reorganized VSR Group, LLC shall vest in Reorganized RCS Capital Holdings, LLC and (b) 100% of the Interests in Reorganized Summit Financial Services Group, Inc., Reorganized Investors Capital Holdings, LLC and Reorganized Cetera Financial Holdings shall vest in Reorganized Holdings and the Reorganized Holdings Equity Interests shall be distributed to First Lien Lenders, Second Lien Lenders, Exit Facility Lenders and Backstop Parties in accordance with the Pre-Arranged Plan. After the Effective Date, the Reorganized Debtors shall not have any liability to holders of Claims or Interests other than as expressly provided for herein. As of the Effective Date, each of the Reorganized Debtors shall be deemed to have incurred the Exit Facility Obligations and the New Second Lien Facility Obligations pursuant to the Exit Credit Agreement and the New Second Lien Credit Agreement, respectively. As of the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

10.2. Settlement of Certain Intercreditor Issues.

To the extent applicable, pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against any Released Party, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors, subject to Section 10.6. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

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10.3. Discharge of Claims Against the Debtors and Termination of Interests.

Except as otherwise provided in this Plan or the Confirmation Order, upon the Effective Date and in consideration of the rights afforded herein and the payments and Distributions to be made hereunder, each holder (as well as any trustees and agents on behalf of each holder) of a Claim against the Debtors (a “Discharged Claim”) or an Interest in the Debtors (a “Discharged Interest”) shall be deemed to have such Discharged Claim or Discharged Interest forever discharged. On the Effective Date, all holders of Discharged Claims and Discharged Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, , the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board, or any of their assets or properties based on any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Interest.

Except as otherwise provided herein or in the Confirmation Order, all Persons who have held, now hold or may hold Discharged Claims against any of the Debtors or Discharged Interests in any of the Debtors, and any other parties that may purport to assert such Discharged Claims or Discharged Interests by, through, for or because of such Persons, along with their respective present and former Representatives, are permanently enjoined, from and after the Effective Date, from: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to such Discharged Claim or Discharged Interest against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest; or (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board, or against the property or interests in property of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board with respect to such Discharged Claim or Discharged Interest provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct. Such injunction shall extend to any successors of the Debtors, their Estates, the Reorganized Debtors, the Creditor Trust, the Creditor Trust Administrator, the Creditor Trust Board and their respective properties and interest in properties.

10.4. Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the closing of the respective Chapter 11 Cases.

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10.5. Injunction against Interference with this Plan.

Upon the entry of the Confirmation Order, all holders of Claims and Interests and other parties in interest, along with their respective present or former employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of this Plan.

10.6. Releases.

(a) Except as otherwise provided in the Plan or the Confirmation Order, and without limiting any other applicable provisions of, or releases contained in, the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, including the Distributions to be made hereunder, the Debtors and the Reorganized Debtors, on behalf of themselves and the Estates, and any and all entities acting on behalf of the Debtors, the Reorganized Debtors, or the Estates shall forever release, waive and discharge all Causes of Action that they have, or had against any Debtor Released Party (the “Debtor Released Causes of Action”) except with respect to any obligations arising under this Plan, the Definitive Documents that by their terms survive the Effective Date, and any applicable orders of the Bankruptcy Court or other court of competent jurisdiction in the Chapter 11 Cases; provided, however, that the foregoing provisions shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct.

(b) Except as otherwise provided in the Plan or the Confirmation Order, as of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under this Plan and the Cash, contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with this Plan, each holder of a Claim (solely in its capacity as such) (i) that has voted to accept this Plan, or (ii) that has voted to reject this Plan but has not checked the box on the applicable ballot indicating that they opt not to grant the releases provided in this Plan, (provided that the each of the parties to the RSA are and shall be deemed to elect to grant the releases provided in this Plan if the RSA has not terminated in accordance with its terms), will be deemed to forever release, waive and discharge all Causes of Action in any way relating to a Debtor, the Chapter 11 Cases, the Estates, this Plan, the exhibits to this Plan, the Plan Supplement, the Disclosure Statement, the RSA and the Term Sheets, the First Lien Facility or the Second Lien Facility that such Person has, had or may have against any Released Party or their representatives or any employees, agents or partners of the Debtors (which release will be in addition to the discharge of Claims provided herein and under the Confirmation Order and the Bankruptcy Code), except with respect to any obligations arising under this Plan, the Exit Credit Documents, the New Second Lien Credit Documents, or any of the Definitive Documents that by their terms survive the Effective Date, or any act, event, injury, omission, transaction, or agreement arising after the Effective Date (other than Causes of Action relating to such act, event, injury, omission, transaction or agreement first arising or occurring prior to the Effective Date);

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provided, however, that the foregoing provisions will have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, theft or willful misconduct.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, of the releases in Sections 10.6(a) and (b) of this Plan, which includes, by reference, each of the related provisions and definitions contained herein and, further, will constitute the Bankruptcy Court’s finding that such releases are (i) in exchange for the good and valuable consideration provided by the Debtors and the other applicable Released Parties, representing a good faith settlement and compromise of the Claims released herein, (ii) in the best interests of the Debtors and all holders of Claims, (iii) fair, equitable, and reasonable, (iv) approved after due notice and opportunity for hearing, and (v) a bar to any of the releasing parties asserting any Claim released by the releasing parties against any of the Debtors or the other applicable Released Parties or their respective property.

Each Person to which Sections 10.6(a) and/or (b) apply shall be deemed to have granted the releases set forth in those Sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of the release.

10.7. Exculpation.

From and after the Effective Date, the Exculpated Parties will neither have nor incur any liability to any entity, and no holder of a Claim or Interest, no other party in interest and none of their respective Representatives, shall have any right of action against any Exculpated Party, for any act taken or omitted to be taken in connection with, related to or arising out of the Chapter 11 Cases or the consideration, formulation, preparation, dissemination, implementation, confirmation or consummation of this Plan, the exhibits to this Plan, the Plan Supplement, the Disclosure Statement, any transaction proposed in connection with the Chapter 11 Cases or any contract, instrument, release, or other agreement or document created or entered into or any other act taken or omitted to be taken, in connection therewith; provided, however, that the foregoing provisions will have no effect on: (a) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under this Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with this Plan or (b) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct.

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10.8. Injunction.

Except as otherwise expressly provided in this Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Discharged Claims or Discharged Interests are, with respect to any such Discharged Claims or Discharged Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, the Creditor Trust Administrator, the Creditor Trust, the Creditor Trust Board, the Creditor Trust Assets, or the Debtors’ Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of this Plan to the full extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that the foregoing provisions shall have no effect on the liability of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board that would otherwise result from any such act or omission of the Creditor Trust, the Creditor Trust Administrator, or the Creditor Trust Board to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, fraud, theft or willful misconduct; provided further, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of this Plan. For the avoidance of doubt, the Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities discharged pursuant to Section 10.3, released pursuant to Section 10.6, or exculpated pursuant to Section 10.7 of this Plan.

10.9. Setoff.

Notwithstanding anything herein, nothing in the Plan, the Definitive Documents, or the Confirmation Order shall affect creditors’ setoff and recoupment rights under applicable nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.

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10.10. Exemption from Certain Transfer Taxes.

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange (or deemed issuance, transfer or exchange) of a security, including the issuance of the Reorganized Holdings Equity Interests, (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest, including pursuant to the Exit Facility or the New Second Lien Facility, (c) the making or assignment of any lease or sublease, (d) the assignment and transfer of the Creditor Trust Asset to the Creditor Trust as provided herein, (e) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, any merger agreements, agreements of consolidation, restructuring, disposition, liquidation, dissolution, deeds, bills of sale and transfers of tangible property), including the restructuring transactions contemplated by the Plan, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax, privilege taxes or other similar taxes, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments (including, without limitation, any transfers or assignments for collateral purposes) of owned and leased property approved by the Bankruptcy Court on or prior to the Effective Date shall be deemed to have been in furtherance of or in connection with the Plan.

10.11. Plan-Related Documentation.

Upon the Effective Date, all documents, agreements and instruments entered into and delivered on or as of the Effective Date contemplated by or in furtherance of this Plan, and any other agreements or documents related to or entered into in connection with same, shall become, and shall remain, effective and binding in accordance with their respective terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any Person (other than as expressly required by such applicable agreement).

10.12. SEC Enforcement

Notwithstanding anything to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall preclude the U.S. Securities and Exchange Commission from enforcing its police or regulatory powers; and provided further, notwithstanding any language to the contrary contained in the Disclosure Statement, Plan or Confirmation Order, no provision shall release any nondebtor from liability in connection with any legal action or claim brought by the U.S. Securities and Exchange Commission or enjoin the U.S. Securities and Exchange Commission from bringing any action against a non-Debtor.

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SECTION 11. MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS PLAN

11.1. Modification and Amendments.

(a) Pre-Confirmation Modifications. Prior to the Confirmation Date, this Plan, including exhibits thereto and the Plan Supplement, may be amended, modified, or supplemented by the Debtors, subject to the prior written consent of the Required Consenting Lenders, the First Lien Agent, and the Second Lien Agent in accordance with the RSA, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by this Plan or law without additional disclosure pursuant to section 1125 of the Bankruptcy Code.

(b) Post-Confirmation Modifications Not Requiring Resolicitation. Subject to the prior written consent of the Required Consenting Lenders, the First Lien Agent, the Second Lien Agent, and Luxor, each to the extent provided for in the RSA, unless terminated by its terms, this Plan may be amended, modified or supplemented at any time after the Confirmation Date and before substantial consummation, provided that this Plan, as amended, modified or supplemented, satisfies the requirements of section 1122 and 1123 of the Bankruptcy Code, and the Bankruptcy Court, after notice and hearing, confirms this Plan as modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such amendment, modification or supplement. Any holder of a Claim that has accepted this Plan prior to any amendment, modification or supplement will be deemed to have accepted this Plan, as amended, modified or supplemented, if the proposed amendment, modification or supplement does not materially and adversely change the treatment of such holder’s Claim. Prior to the Effective Date, the Debtors, with the consent of the Required Consenting Lenders and, to the extent provided in the RSA, Luxor which shall not be unreasonably withheld, may make appropriate technical adjustments and modifications to this Plan without further order or approval of the Bankruptcy Court. After the Effective Date, the Debtors and the Reorganized Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of this Plan.

11.2. Effect of Confirmation on Modifications

Entry of a Confirmation Order shall result in all modifications or amendments to this Plan occurring after the solicitation thereof being approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

11.3. Revocation, Withdrawal, or Non-Consummation of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan unless terminated by its terms, and subject to the prior written consent of the Required Consenting Lenders, and, to the extent provided for in the RSA, Luxor at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan in accordance with the preceding sentence, or if the Confirmation Order is not entered or consummation of this Plan does not occur, then (i) this Plan shall be null and void in all respects, (ii) any settlement or

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compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (iii) nothing contained in this Plan, and no acts taken in preparation for consummation of this Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

11.4. Severability.

If, prior to the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the reasonable consent of the Debtors, the First Lien Agent, the Second Lien Agent the Required Consenting Lenders, and Luxor each as provided in the RSA; and (3) nonseverable and mutually dependent.

SECTION 12. RETENTION OF JURISDICTION

12.1. Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, to the extent permissible under applicable law, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and all matters arising in, arising under, and related to the Chapter 11 Cases and this Plan for, among other things, the following purposes:

(a) to determine any motion, adversary proceeding, application, contested matter, other litigated matter, and any other matters, and grant or deny any applications involving a Debtor or the Creditor Trust that may be pending on or commenced after the Confirmation Date;

(b) to ensure that Distributions to holders of Allowed Claims are accomplished as provided herein and to adjudicate any and all disputes arising from or relating to Distributions under this Plan;

(c) to allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the secured or unsecured status, priority, amount or allowance of Claims or Interests;

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(d) to resolve any matters related to (a) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor or Reorganized Debtor may be liable in any manner, including, to hear, determine, and, if necessary, liquidate any Claims arising therefrom, including Claims arising from the rejection or cure of such agreements and Cure Claims arising from the assumption of such agreements pursuant to section 365 of the Bankruptcy Code; (b) any matter relating to the terms and conditions of any such Executory Contract or Unexpired Lease as assumed or assumed and assigned, or the obligation of any party to perform thereunder, and any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date any Executory Contracts or Unexpired Leases to the Schedule of Rejected Executory Contracts and Unexpired Leases; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

(e) to resolve disputes as to the ownership of any Claim or Interest;

(f) to enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(i) to hear and determine any matters relating to the Creditor Trust, including to hear and determine any actions brought by the Creditor Trust Administrator, including any adversary proceeding, action or other dispute relating to the Litigation Assets, the Creditor Assets, or the Distributions to be made by the Creditor Trust under the Plan;

(j) to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(k) to hear and determine all applications under sections 330, 331, and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(l) resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of Distributions and the recovery of additional amounts owed by the holder of a Claim for amounts not timely repaid;

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(m) to determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

(n) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, release, or other document governing or relating to any of the foregoing;

(o) to take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate this Plan or to maintain the integrity of this Plan following consummation;

(p) to resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, releases, injunctions, Exculpations, and other provisions contained in Section 10 of this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions, including to adjudicate any and all claims or Causes of Action (i) against any Person granted a release under Section 10.6 or exculpation pursuant to Section 10.7 of this Plan, (ii) relating to the Debtors, the Creditor Trust, this Plan, the Distributions, the Reorganized Holdings Equity Interests, the Chapter 11 Cases, the transactions contemplated by this Plan to effectuate this Plan, or any contract, instrument, release, agreement or document executed and delivered in connection with such transactions and this Plan, and (iii) brought by the Debtors (or any successor thereto) or any holder of a Claim or an Interest;

(q) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(r) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(s) to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(t) to enter a final decree closing any or all of the Chapter 11 Cases;

(u) to enforce, clarify or modify all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

(v) to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(w) resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with or under the RSA, Intercreditor Agreement, First Lien Credit Agreement and related documents, and the Second Lien Credit Agreement and related documents, in each case, except for cases, controversies, suits, disputes or Causes of Action between or among holders of Claims under the First Lien Credit Agreement or Second Lien Credit Agreement and related documents and not involving any Debtor; and

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(x) to hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors, the Reorganized Debtors, the Creditor Trust, or the Creditor Trust Administrator pursuant to the Confirmation Order, any other order of the Bankruptcy Court, the Bankruptcy Code, or any other federal statute or legal theory; provided, however, that nothing contained in this subparagraph (x) shall be deemed to constitute, as to any Person, a consent to, or pre-determination of the jurisdiction of the Bankruptcy Court over any Person, nor a waiver of any objection by any Person to the Bankruptcy Court’s jurisdiction respecting such rights, claims, defenses, or Causes of Action, with any such objection being fully preserved.

12.2. Failure of the Bankruptcy Court to Exercise Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, then Section 12.1 of this Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

SECTION 13. MISCELLANEOUS PROVISIONS

13.1. Immediate Binding Effect.

Subject to Section 9 of this Plan and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan, the Plan Supplement and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors and any and all holders of Claims or Interests (regardless of whether such Claims or Interests are deemed to have accepted or rejected this Plan), all entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in this Plan, and any and all non-Debtor parties to the Executory Contracts and Unexpired Leases with the Debtors. All Claims and debts shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any holder of a Claim or debt has voted on this Plan.

13.2. Termination of Professionals.

On the Effective Date, the engagement of each Professional retained by the Debtors shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, (a) each Professional shall be entitled to prosecute its respective Professional Fee Claims and represent its respective constituents with respect to applications for payment of such Professional Fee Claims, and (b) nothing herein shall prevent the Reorganized Debtors or the Creditor Trust from retaining any such professional on or after the Effective Date, which retention shall not require Bankruptcy Court approval.

13.3. No Change in Ownership or Control.

Consummation of this Plan is not intended to and shall not constitute a change in ownership or change in control, as defined in any employment or other agreement or plan in effect on the Effective Date to which a Debtor is a party.

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13.4. Unenforceable Contracts.

Notwithstanding anything to the contrary herein, no provision in any contract, agreement or other document with the Debtors that is rendered unenforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust pursuant to sections 541(c), 363(l) or 365(e)(1) of the Bankruptcy Code, or any analogous decisional law, shall be enforceable against the Debtors, the Reorganized Debtors, or the Creditor Trust as a result of this Plan.

13.5. Request for Expedited Determination of Taxes.

Reorganized Holdings shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, on behalf of the Debtors.

13.6. Determination of Tax Filings and Taxes.

(a) For all taxable periods ending on or prior to, or including, the Effective Date, the Reorganized Debtors shall prepare and file (or cause to be prepared and filed) on behalf of the Debtors, all combined, consolidated or unitary tax returns, reports, certificates, forms or similar statements or documents for any group of entities that include the Debtors (collectively, “Group Tax Returns”) required to be filed or that the Reorganized Debtors otherwise deem appropriate, including the filing of amended Group Tax Returns or requests for refunds.

(b) The Reorganized Debtors shall be entitled to the entire amount of any refunds and credits (including interest thereon) with respect to or otherwise relating to any taxes of the Debtors, including for any taxable period ending on or prior to, or including, the Effective Date.

13.7. Entire Agreement.

Except as otherwise indicated, on the Effective Date, this Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of this Plan, all of which will have become merged and integrated into this Plan on the Effective Date.

13.8. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or the Plan Supplement provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof. To the extent a rule of law or procedure is supplied by federal bankruptcy law, the Bankruptcy Code, the Bankruptcy Rules, and the decisions and standards of the United States Supreme Court, the United States Court of Appeals for the Third Circuit, the United States District Court for the District of Delaware, and the Bankruptcy Court, as applicable, shall govern and control.

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13.9. Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.10. Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

13.11. Binding Effect.

This Plan shall be binding on and inure to the benefit of the Debtors, the holders of Claims and Interests, and each of their respective successors and assigns, including, without limitation, the Reorganized Debtors or the Creditor Trust, and all other parties in interest in the Chapter 11 Cases. The rights, benefits, and obligations of any entity named or referred to in this Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, manager, agent, representative, attorney, beneficiaries, or guardian, if any, of each entity.

13.12. Reservation of Rights.

Except as expressly set forth in this Plan, this Plan shall have no force or effect until the Bankruptcy Court has entered the Confirmation Order and the Effective Date has occurred. Neither this Plan, any statement or provision contained in this Plan, nor any action taken or not taken by any Debtor with respect to this Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors, the First Lien Agent, the Second Lien Agent, Luxor, or the Required Consenting Lenders with respect to the holders of Claims or Interests prior to the Effective Date.

13.13. Confirmation Order and Plan Control.

Unless otherwise provided herein, (i) to the extent the Confirmation Order is inconsistent with this Plan, the Confirmation Order shall control over this Plan for all purposes, (ii) to the extent this Plan is inconsistent with the Disclosure Statement, this Plan shall control over the Disclosure Statement for all purposes, and (iii) to the extent this Plan is inconsistent with any other Definitive Document other than this Plan and the Disclosure Statement, such Definitive Document shall control for all purposes.

13.14. Additional Documents.

Prior to the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan which such agreements and documents shall be in form and substance reasonably acceptable to the Required Consenting Lenders, the First Lien Agent, the Second Lien Agent, and Luxor to the extent provided in the RSA. The Debtors and all holders of Claims or Interests receiving Distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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13.15. No Stay of Confirmation Order.

The Debtors shall request that the Bankruptcy Court waive any stay of enforcement of the Confirmation Order otherwise applicable, including pursuant to Bankruptcy Rule 3020(e), 6004(h) and 7062.

13.16. Notices.

All notices, requests, and demands to or on the Debtors shall be (i) in writing, (ii) served by certified mail (return receipt requested), hand delivery, overnight delivery service, first class mail, or facsimile transmission, and (iii) unless otherwise expressly provided herein, deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows, if prior to the Effective Date, or as set forth in the Plan Supplement, if after the Effective Date:

On behalf of the Debtors:

RCS Capital Corporation

405 Park Avenue

12th Floor

New York, NY 10022

Attention: Mason Allen

Telecopy No.: (857) 207-3397

-and-

Cetera Financial Group, Inc.

2519 Tomahawk Road

Mission Hills, KS 66208

Attention: Nina Schloesser McKenna

Telecopy No.: (913) 789-8693

with a copy to:

DECHERT LLP

1095 Avenue of the Americas

New York, NY 10036

Attention: Michael J. Sage, Esq.

Shmuel Vasser, Esq.

Telecopy No.: (212) 698-3599

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YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square, 1000 North King Street

Wilmington, DE 19801

Attention: Robert S. Brady, Esq.

Robert F. Poppiti, Jr., Esq.

Telecopy No.: (302) 571-1253

On behalf of the First Lien Agent:

SHEARMAN & STERLING LLP

599 Lexington Avenue

New York, NY 10022

Attention: Joel Moss, Esq.

Telecopy No.: (646) 848-4693

On behalf of the Required Consenting First Lien Lenders:

JONES DAY LLP

222 East 41st Street

New York, New York 10017

Attention: Scott J. Greenberg, Esq.

Stacey Corr-Irvine, Esq.

Telecopy No.: (212) 755-7306

On behalf of the Second Lien Agent:

COVINGTON & BURLING LLP

620 Eighth Avenue

New York, NY 10018-1405

Attn: Ronald A. Hewitt, Esq.

Telecopy No.: (646) 441-9220

On behalf of the Required Consenting Second Lien Lenders:

DAVIS POLK & WARDWELL LLP

450 Lexington Avenue

New York, NY 10017

Attention: Timothy Graulich, Esq.

Telecopy No.: (212) 701-5639

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On behalf of Luxor:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Stephen D. Zide, Esq.

Rachael L. Ringer, Esq.

Telecopy No.: (212) 715-9100

[Remainder of Page Left Intentionally Blank]

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Dated: May 10, 2016

New York, New York

Respectfully submitted,

CETERA FINANCIAL HOLDINGS, INC., on behalf of itself and its affiliated Debtors

By:	/s/ David Orlofsky
Name: David Orlofsky
Title: Authorized Signatory

DECHERT LLP

1095 Avenue of the Americas

New York, NY 10036

(212) 698-3500

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square 1000 North King Street

Wilmington, DE 19801

(302) 571-6600

Attorneys for the Debtors and

Debtors in Possession

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EXHIBIT 1

1.	Ashby & Geddes, P.A.
2.	Cahill Gordon & Reindel LLP
3.	Centerview Partners LLC
4.	Covington & Burling LLP
5.	Davis Polk & Wardwell LLP
6.	Dechert LLP
7.	Fox Rothschild LLP
8.	GLC Advisors & Co.
9.	Houlihan Lokey, Inc.
10.	Jones Day, LLP
11.	Kramer, Levin Naftalis & Frankel LLP
12.	Landis Rath & Cobb LLP
13.	Lazard Frères & Co. LLC
14.	Morris, Nichols, Arsht & Tunnell LLP
15.	Pryor Cashman LLP
16.	Richards Layton & Finger, PA
17.	Ridgeway Partners LLC
18.	Shearman & Sterling LLP
19.	Sullivan Hazeltine Allinson LLC
20.	Young Conaway Stargatt & Taylor, LLP
21.	Zolfo Cooper LLC

EXHIBIT C

Effective Date Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
RCS CAPITAL CORPORATION, et al.,	)	Case No. 16–10223 (MFW)
)
	)	(Jointly Administered)
Debtors.[1]	)
	)	Ref. Docket No.

NOTICE OF (I) ENTRY OF (A) ORDER APPROVING THE CETERA DEBTORS’

SOLICITATION AND DISCLOSURE STATEMENT AND (B) ORDER CONFIRMING

THE (1) FOURTH AMENDED JOINT PLAN OF REORGANIZATION FOR RCS

CAPITAL CORPORATION AND ITS AFFILIATED DEBTORS UNDER CHAPTER 11

OF THE BANKRUPTCY CODE AND (2) DEBTORS’ SECOND AMENDED JOINT

PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE

BANKRUPTCY CODE; (II) OCCURRENCE OF EFFECTIVE DATE AND

(III) OF DEADLINE TO FILE CERTAIN ADMINISTRATIVE AND REJECTION

DAMAGES CLAIMS

TO ALL HOLDERS OF CLAIMS AND INTERESTS AND PARTIES IN INTEREST:

PLEASE TAKE NOTICE that an order (the “Confirmation Order”) confirming (i) the Fourth Amended Joint Plan of Reorganization for RCS Capital Corporation and Its Affiliated Debtors Under Chapter 11 of the Bankruptcy Code, dated May 10, 2016

[1]	The “RCS Debtors” in these Chapter 11 Cases, along with the last four digits of their respective federal tax identification numbers, are: RCS Capital Corporation (4716); American National Stock Transfer, LLC (3206); Braves Acquisition, LLC (6437); DirectVest, LLC (9461); J.P. Turner & Company Capital Management, LLC (7535); RCS Advisory Services, LLC (4319); RCS Capital Holdings, LLC (9238); Realty Capital Securities, LLC (0821); SBSI Insurance Agency of Texas, Inc. (9203); SK Research, LLC (4613); Trupoly, LLC (5836); and We R Crowdfunding, LLC (9785).

The “Cetera Debtors” in these Chapter 11 Cases, along with the last four digits of their respective federal tax identification numbers, are: Cetera Advisor Networks Insurance Services LLC (2417); Cetera Advisors Insurance Services LLC (5434); Cetera Financial Group, Inc. (8666); Cetera Financial Holdings, Inc. (8663); Cetera Financial Specialists Services LLC (7737); Cetera Insurance Agency LLC (0645); Chargers Acquisition, LLC (6470); FAS Holdings, Inc. (7417); First Allied Holdings Inc. (7319); ICC Insurance Agency, Inc. (9587); Investors Capital Holdings, LLC (3131); Legend Group Holdings, LLC (8262); SBS Financial Advisors, Inc. (None Assigned); SBS Insurance Agency of Florida, Inc. (5829); SBS of California Insurance Agency, Inc. (5203); Summit Capital Group, Inc. (3015); Summit Financial Services Group, Inc. (7932); Summit Holding Group, Inc. (3448); and VSR Group, LLC (0470).

The RCS Debtors’ corporate headquarters and mailing address is located at 245 Park Avenue, 39th Floor, New York, NY 10167. Correspondence directed to the Cetera Debtors in relation to these Chapter 11 Cases may be sent to this same address. As used herein, the term “Debtors” refers to the RCS Debtors and Cetera Debtors.

[Docket No. 745] (the “RCS Plan”) and (ii) the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated May 10, 2016 [Docket No. 746] (the “Cetera Prepackaged Plan” and together with RCS Plan, the “Plans”)2 was entered in the above-captioned cases by the Honorable Mary F. Walrath, United States Bankruptcy Judge, and docketed by the Clerk of the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on May __, 2016.

PLEASE THAT FURTHER NOTICE that the Effective Date of the Plans occurred on May __, 2016.

PLEASE TAKE FURTHER NOTICE that except as otherwise provided in Section 2 in the Plans or in the Confirmation Order, unless previously filed, requests for payment of General Administrative Claims must be filed with the Bankruptcy Court and served on the (x) Debtors or the Reorganized Debtors, as applicable, (y) First Lien Agent and (z) the Second Lien Agent, proof of such Administrative Claim within thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”). Holders of General Administrative Claims that are required to, but do not, file and serve a request for payment of such General Administrative Claims by such date shall be forever barred, estopped and enjoined from asserting such General Administrative Claims against the Debtors or their property and such General Administrative Claims shall be deemed discharged as of the Effective Date. Notwithstanding the foregoing, no request for payment of a General Administrative Claim need be filed (i) with respect to a General Administrative Claim previously Allowed by Final Order, (ii) with respect to any Cure Claim related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms, (iii) by any other trade creditor or customer of the Debtors whose Claim is on account of ordinary course of business goods or services provided to the Debtors during the course of these Chapter 11 Cases, (iv) by any party holding any Claims Allowed under the Plans, (v) with respect to any General Administrative Claim held by a current officer, director or employee of the Debtors for indemnification, contribution, or legal fees in connection with such indemnification or contribution claims pursuant to (A) any Debtor’s operating agreement, certificate of incorporation, by-laws, or similar organizational document or (B) any indemnification or contribution agreement approved by the Bankruptcy Court, (vi) with respect to any General Administrative Claim arising, in the ordinary course of business, out of the employment by one or more Debtors of an individual from and after their respective Petition Dates, but only to the extent that such Administrative Claim is solely for outstanding wages, commissions, accrued benefits, or reimbursement of business expenses, or (vii) with respect to 503(b)(9) Claims against the RCS Debtors (which shall be subject to the applicable Claims Bar Date). For the avoidance of doubt, General Administrative Claims related to breach of contract, tort or any other Claim not related to amounts due and payable in the ordinary course of business and pursuant to ordinary trade terms held by any party, including parties to any Executory Contract or Unexpired Lease that is not rejected by the Debtors, or any trade creditor or customer, must be filed by the Administrative Claims Bar Date set forth in the Plans. For the further avoidance of doubt and notwithstanding the foregoing, no holder of a DIP Claim or General Administrative Claim arising under the DIP Order shall be required to file a request for payment of its Administrative Claim.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plans.

2

PLEASE TAKE FURTHER NOTICE that pursuant to Section 2.4 of the Plans, each holder of a Professional Fee Claim must file its final fee application for the allowance of compensation for services rendered and reimbursement of expenses incurred after the Petition Dates through the Confirmation Date by no later than the date that is forty-five (45) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. Failure to file a final fee application by such date shall result in the relevant Professional Fee Claim being forever barred and disallowed.

PLEASE TAKE FURTHER NOTICE that pursuant to Section 8.1 of the RCS Plan, the Debtors have the right to amend on or prior to the Effective Date the Schedule of Rejected Executory Contracts and Unexpired Leases. Pursuant to Section 8.3 of the RCS Plan, Claims arising out of the rejection of an Executory Contract or Unexpired Lease pursuant to the RCS Plan must be filed with the Bankruptcy Court and served upon the Reorganized Debtors no later than thirty (30) days after the effective date of such rejection (which, (a) for Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases, shall be the Effective Date, and (b) for all other Executory Contracts and Unexpired Leases rejected pursuant to Section 8 of the RCS Plan, shall be (i) the date on which the Debtors reject the applicable Executory Contract or Unexpired Lease as provided in Section 8.1 or Section 8.2(c) of the RCS Plan, or (ii) pursuant to an order of the Bankruptcy Court). Attached hereto as Exhibit 1 is the final Schedule of Rejected Executory Contracts and Unexpired Leases.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plans, and related documents viewed and/or obtained by: (i) accessing the Bankruptcy Court’s website at www.deb.uscourts.gov (a PACER password is needed), (ii) contacting the Office of the Clerk of the Bankruptcy Court at 824 North Market Street, 3rd Floor, Wilmington, Delaware 19801, or (iii) from the Debtors’ claims, noticing and voting agent, Prime Clerk LLC (“Prime Clerk”) at http://cases.primeclerk.com/RCSCapital. To obtain a hard copy of the Confirmation Order or the Plans, please contact Prime Clerk at (855) 388-4579.

PLEASE TAKE FURTHER NOTICE that the Plans and its provisions are binding on the Debtors, the Reorganized Debtors, any entity acquiring or receiving property or a distribution under the Plans, and any holder of a Claim against or Interest in the Debtors, including all governmental entities, and such holder’s successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plans or whether or not such holder has voted to accept the Plans.

Dated: May __, 2016	YOUNG CONAWAY STARGATT & TAYLOR, LLP
Wilmington, Delaware

By:
Robert S. Brady (No. 2847)
Edmon L. Morton (No. 3856)
Robert F. Poppiti, Jr. (No. 5052)
Ian J. Bambrick (No. 5455)
1000 North King Street
Wilmington, DE 19801
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

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- and -

DECHERT LLP
Michael J. Sage
Shmuel Vasser
Stephen M. Wolpert
Janet Bollinger Doherty
1095 Avenue of the Americas
New York, New York 10036
Telephone: (212) 698-3500
Facsimile: (212) 698-3599

Attorneys for the RCS Debtors and
Attorneys for the Cetera Debtors

4